   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998
                                                      REGISTRATION NO. 333-65127
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                          FIRST CONSULTING GROUP, INC.

             (Exact name of Registrant as specified in its charter)
                           --------------------------

           DELAWARE                          8742                  95-3539020
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           --------------------------

                       111 W. OCEAN BOULEVARD, 4TH FLOOR

                          LONG BEACH, CALIFORNIA 90802

                                 (562) 624-5200

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           --------------------------

                               LUTHER J. NUSSBAUM

                            CHIEF EXECUTIVE OFFICER

                          FIRST CONSULTING GROUP, INC.

                       111 W. OCEAN BOULEVARD, 4TH FLOOR

                          LONG BEACH, CALIFORNIA 90802

                                 (562) 624-5200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

       PATRICK A. POHLEN, ESQ.                    DAVID S. ANTZIS, ESQ.
          Cooley Godward LLP                 Saul, Ewing, Remick & Saul, LLP
        Five Palo Alto Square                1055 Westlakes Drive, Suite 150
         3000 El Camino Real                         Berwyn, PA 19312
         Palo Alto, CA 94306                          (610) 251-5050
            (650) 843-5000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable following the effectiveness of this Registration Statement and the effective time of the proposed merger of Foxtrot Acquisition Sub, Inc. with and into Integrated Systems Consulting Group, Inc. ("ISCG"), as described in the Agreement and Plan of Merger and Reorganization, dated as of September 9, 1998, as amended by the First Amendment, dated as of November 11, 1998, attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[FCG LOGO]                                                           [ISCG LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of First Consulting Group, Inc. and Integrated Systems Consulting Group, Inc. have agreed to merge these two companies. If the merger is completed, ISCG will become a wholly-owned subsidiary of FCG. We estimate that the shares of FCG common stock to be issued to ISCG shareholders will represent approximately 27.3% of the outstanding FCG common stock after the merger.

    In the merger, ISCG shareholders will have the right to receive 0.77 of a share of FCG common stock for each share of ISCG common stock they own. In lieu of receiving FCG common stock, ISCG shareholders have dissenter's rights. ISCG shareholders who properly demand these rights will receive cash for the fair value of the ISCG common stock that they held prior to the merger. The fair value would be determined by a court or by agreement between ISCG and its shareholders who exercise their dissenter's rights.

    We have scheduled special meetings for the FCG stockholders and ISCG shareholders to vote on the matters described in this document. At the FCG special meeting, FCG stockholders will be asked to approve the issuance of shares of FCG common stock in the merger. At the ISCG special meeting, ISCG shareholders will be asked to adopt and approve the merger agreement and approve the merger of a subsidiary of FCG with and into ISCG.

    The merger cannot be completed unless the holders of FCG and ISCG common stock approve the matters described in this document. The board of directors of each of these two companies has unanimously approved the merger and recommends that its respective stockholders approve the matters described in this document. Your vote is very important.

    Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will count as a vote in favor of the merger.

    You may vote at your special meeting if you own shares as of the close of business on November 10, 1998. The dates, times and places of the special meetings are as follows:

FOR FCG STOCKHOLDERS:                            FOR ISCG SHAREHOLDERS:
December 18, 1998                                December 18, 1998
8:00 a.m. local time                             9:00 a.m. local time
111 W. Ocean Boulevard, 4th Floor                575 East Swedesford Road
Long Beach, California 90802                     Wayne, Pennsylvania 19087

    This joint proxy statement/prospectus provides you with detailed information about the proposed merger. FCG provided the information concerning FCG. ISCG provided the information concerning ISCG. Please see "Where You Can Find More Information" on page 1 for additional information about FCG and ISCG.

    WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE 22.

                   [/S/ LUTHER J. NUSSBAUM]                           [/S/ DAVID LIPSON]
                   Luther J. Nussbaum                                   David S. Lipson
                Chief Executive Officer                      Chairman, Chief Executive Officer and
                 First Consulting Group                                    President
                                                              Integrated Systems Consulting Group

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We are first mailing this joint proxy statement/prospectus dated November 17, 1998 and the forms of proxy on or about November 20, 1998.

PRELIMINARY JOINT PROXY STATEMENT

                                   [FCG LOGO]

                       111 W. OCEAN BOULEVARD, 4TH FLOOR
                          LONG BEACH, CALIFORNIA 90802

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 18, 1998

                            ------------------------

TO THE STOCKHOLDERS OF FIRST CONSULTING GROUP, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of First Consulting Group, Inc., a Delaware corporation, will be held on December 18, 1998 at 8:00 a.m. local time at 111 W. Ocean Boulevard, 4th Floor, Long Beach, California 90802 to consider and vote upon the following proposal:

    1. To approve the issuance of shares of common stock of FCG, pursuant to the Agreement and Plan of Merger and Reorganization by and among FCG, Integrated Systems Consulting Group, a Pennsylvania corporation, and Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of FCG as amended by the First Amendment dated as of November 11, 1998. Upon consummation of the merger, ISCG will become a wholly-owned subsidiary of FCG. A copy of the reorganization agreement, as amended, is attached as Appendix A to the joint proxy statement/prospectus accompanying this notice.

    2. To transact such other business as may properly come before the FCG special meeting or any adjournment or postponement thereof.

    The proposed merger and other related matters are more fully described in the attached joint proxy statement/prospectus.

    Stockholders of record at the close of business on November 10, 1998 are entitled to notice of, and to vote at, the FCG special meeting and any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the FCG special meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          /s/ Patricia A. Lowery

                                          Patricia A. Lowery
                                          SECRETARY

Long Beach, California
November 20, 1998

PRELIMINARY JOINT PROXY STATEMENT

                                  [ISCG LOGO]

                            575 EAST SWEDESFORD ROAD
                           WAYNE, PENNSYLVANIA 19087

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 1998

                            ------------------------

TO THE STOCKHOLDERS OF INTEGRATED SYSTEMS CONSULTING GROUP, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Integrated Systems Consulting Group, Inc., a Pennsylvania corporation, will be held on December 18, 1998 at 9:00 a.m. local time, at 575 East Swedesford Road, Wayne, Pennsylvania 19087 to consider and vote upon the following proposal:

    1. To approve and adopt the Agreement and Plan of Reorganization among ISCG, First Consulting Group, Inc., a Delaware corporation, and Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of FCG, and to approve the merger of Foxtrot with and into ISCG as amended by the First Amendment, dated as of November 11, 1998. Upon consummation of the merger, ISCG will become a wholly-owned subsidiary of FCG. A copy of the reorganization agreement, as amended, is attached as Appendix A to the joint proxy statement/prospectus accompanying this notice.

    2. To transact such other business as may properly come before the ISCG special meeting or any adjournment or postponement thereof.

    The proposed merger and other related matters are more fully described in the attached joint proxy statement/prospectus.

    Shareholders of record at the close of business on November 10, 1998 are entitled to notice of, and to vote at, the ISCG special meeting and any adjournments or postponements thereof.

    All shareholders are cordially invited to attend the ISCG special meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          /s/ DAVID D. GATHMAN

                                          David D. Gathman
                                          SECRETARY

Wayne, Pennsylvania
November 20, 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
WHERE YOU CAN FIND MORE INFORMATION........................................................................           1

QUESTIONS AND ANSWERS ABOUT THE FCG/ISCG MERGER............................................................           2

SUMMARY....................................................................................................           3

  The Companies............................................................................................           3

    First Consulting Group, Inc............................................................................           3

    Integrated Systems Consulting Group, Inc...............................................................           3

  Our Reasons for the Merger...............................................................................           3

  Opinions of Financial Advisors...........................................................................           4

  Vote Required............................................................................................           4

  Share Ownership of Management and Certain Holders........................................................           4

  Interests of Certain Persons in the Merger...............................................................           4

  Registration Rights Agreement............................................................................           5

  Conditions to the Merger.................................................................................           5

  Termination of the Merger Agreement......................................................................           6

  Expenses and Termination Fees............................................................................           6

  Ownership of FCG Following the Merger....................................................................           7

  Anticipated Accounting Treatment.........................................................................           7

  Affiliate Agreements.....................................................................................           7

  Regulatory Approvals.....................................................................................           7

  Forward-Looking Statements May Prove Inaccurate..........................................................           7

  Markets and Market Prices................................................................................           8

FIRST CONSULTING GROUP, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION........................           9

FIRST CONSULTING GROUP, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION........................           9

INTEGRATED SYSTEMS CONSULTING GROUP, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION...........          10

UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION......................................          11

COMPARATIVE PER SHARE DATA (UNAUDITED).....................................................................          12

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................          13

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.......................................          20

RISK FACTORS...............................................................................................          22

  Risks Relating to the Merger.............................................................................          22

                                                                                                                PAGE
                                                                                                                -----
  Risks Relating to the Business of FCG....................................................................          23

  Risks Relating to the Business of ISCG...................................................................          28

THE FCG SPECIAL MEETING....................................................................................          33

  Purpose of the FCG Special Meeting.......................................................................          33

  Proxies..................................................................................................          33

  Date, Time and Place of Meeting..........................................................................          33

  Voting Rights and Outstanding Shares.....................................................................          33

  Solicitation.............................................................................................          33

  Vote Required............................................................................................          34

  Revocability Of Proxies..................................................................................          34

THE ISCG SPECIAL MEETING...................................................................................          34

  Purpose of the ISCG Special Meeting......................................................................          34

  Proxies..................................................................................................          34

  Date, Time and Place of Meeting..........................................................................          34

  Voting Rights and Outstanding Shares.....................................................................          35

  Solicitation.............................................................................................          35

  Vote Required............................................................................................          35

  Revocability of Proxies..................................................................................          36

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY................................................          36

APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................................................          37

  Background of the Merger.................................................................................          37

  Joint Reasons For the Merger.............................................................................          40

  ISCG's Reasons For the Merger............................................................................          40

  FCG's Reasons For the Merger.............................................................................          42

  Opinion of Financial Advisor to ISCG.....................................................................          43

  Opinion of Financial Advisor to FCG......................................................................          48

  Interests of Certain Persons in the Merger...............................................................          52

  Voting Agreements........................................................................................          53

  Affiliate Agreements.....................................................................................          53

  Registration Rights Agreement............................................................................          54

  Material Federal Income Tax Consequences.................................................................          55

  Anticipated Accounting Treatment.........................................................................          57

  Regulatory Matters.......................................................................................          57

  Rights of Dissenting Shareholders of ISCG................................................................          58

  No FCG Appraisal Rights..................................................................................          60

  Resale of FCG Common Stock...............................................................................          60

THE MERGER AGREEMENT.......................................................................................          61

                                                                                                                PAGE
                                                                                                                -----
  General..................................................................................................          61

  Merger Consideration.....................................................................................          61

  Stock Options and Warrants...............................................................................          61

  Stock Ownership Following the Merger.....................................................................          62

  Conversion of Shares; Procedures for Exchange of Certificates............................................          62

  Effect on Certificates...................................................................................          63

  Corporate Matters........................................................................................          63

  Conditions to the Merger.................................................................................          63

  Representations and Warranties...........................................................................          66

  Covenants................................................................................................          67

  Termination..............................................................................................          73

  Expenses and Termination Fees............................................................................          74

INFORMATION RELATING TO FCG................................................................................          75

  FCG BUSINESS.............................................................................................          75

    Overview...............................................................................................          75

    Services...............................................................................................          75

    Service Delivery.......................................................................................          78

    Research And Practice Support..........................................................................          78

    Clients................................................................................................          79

    Sales and Marketing....................................................................................          79

    International Operations...............................................................................          80

    Employees..............................................................................................          80

    Facilities.............................................................................................          81

    Legal Proceedings......................................................................................          81

  FCG MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS................          81

    Overview...............................................................................................          81

    Comparison of Nine Months Ended September 30, 1998 and 1997............................................          82

    Comparison of the Years Ended December 31, 1997 and 1996...............................................          83

    Comparison of Years Ended December 31, 1996 and 1995...................................................          84

    Comparison of Years Ended December 31, 1995 and 1994...................................................          84

    Liquidity and Capital Resources........................................................................          85

    Year 200 Compliance....................................................................................          85

  FCG MANAGEMENT AFTER THE MERGER..........................................................................          86

    Executive Officers And Directors.......................................................................          86

    Recent Changes in Management...........................................................................          89

    Board Composition......................................................................................          89

    Board Committees.......................................................................................          90

                                                                                                                PAGE
                                                                                                                -----
    Director Compensation..................................................................................          90

    Executive Compensation.................................................................................          91

    Option Grants In Last Fiscal Year......................................................................          91

    Aggregate Option Exercises In Last Fiscal Year.........................................................          92

    Limitation Of Liability And Indemnification Matters....................................................          92

  CERTAIN TRANSACTIONS OF FCG..............................................................................          93

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FCG......................................          94

INFORMATION RELATING TO ISCG...............................................................................          96

  ISCG BUSINESS............................................................................................          96

    Overview...............................................................................................          96

    Consulting Services....................................................................................          96

    Sales and Marketing....................................................................................          98

    Vendor Relationships...................................................................................          98

    Concentration and Mix of Revenues......................................................................          99

    Employees..............................................................................................          99

    Competition............................................................................................         100

    Intellectual Property..................................................................................         100

    Properties.............................................................................................         101

    Legal Proceedings......................................................................................         101

  ISCG MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............         101

    Overview...............................................................................................         101

    Comparison of Nine Months Ended September 30, 1998 and 1997............................................         102

    Comparison of the Years Ended December 31, 1997 and 1996...............................................         103

    Comparison of the Years Ended December 31, 1996 and 1995...............................................         104

    Liquidity and Capital Resources........................................................................         105

    Impact of Year 2000....................................................................................         105

    Recently Issued Accounting Standards...................................................................         207

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ISCG.....................................         107

COMPARISON OF CAPITAL STOCK................................................................................         109

  Description of FCG Capital Stock.........................................................................         109

  Description of ISCG Capital Stock........................................................................         110

COMPARISON OF SHAREHOLDERS' RIGHTS.........................................................................         111

  Size of the Board of Directors...........................................................................         111

                                                                                                                PAGE
                                                                                                                -----
  Classified Board of Directors............................................................................         111

  Cumulative Voting........................................................................................         111

  Removal of Directors.....................................................................................         112

  Filling Vacancies on the Board of Directors..............................................................         112

  Interested Director Transactions.........................................................................         112

  Indemnification of Directors and Officers................................................................         113

  Amendments to the Certificate of Incorporation and Articles of Incorporation.............................         113

  Amendment of Bylaws......................................................................................         114

  Power To Call Special Shareholders' Meeting; Action By Consent...........................................         114

  Inspection of Shareholders' List.........................................................................         115

  Dividends and Repurchases of Shares......................................................................         115

  Approval of Certain Corporate Transactions...............................................................         115

  Business Combination Following a Change of Control.......................................................         116

  Shareholder Derivative Suits.............................................................................         116

  Dissenters' Rights.......................................................................................         117

  Dissolution..............................................................................................         117

EXPERTS....................................................................................................         118

LEGAL MATTERS..............................................................................................         118

FCG STOCKHOLDER PROPOSALS..................................................................................         118

ISCG SHAREHOLDER PROPOSALS.................................................................................         118

INDEX TO FCG AND ISCG FINANCIAL STATEMENTS.................................................................         F-1

APPENDICES:

Appendix A       Agreement and Plan of Merger and Reorganization....................        A-1

Appendix A-1     First Amendment to the Agreement and Plan of Merger                      A-1-1
                   and Reorganization...............................................

Appendix B-1     Opinion of Robert W. Baird & Co. Incorporated......................      B-1-1

Appendix B-2     Opinion of Hambrecht & Quist LLC...................................      B-2-1

Appendix C-1     Form of ISCG Voting Agreement......................................      C-1-1

Appendix C-2     Form of FCG Voting Agreement.......................................      C-2-1

Appendix D-1     Form of ISCG Affiliate Agreement...................................      D-1-1

Appendix D-2     Form of FCG Affiliate Agreement....................................      D-2-1

Appendix E       Form of Registration Rights Agreement..............................        E-1

Appendix F       PBCL Dissenters' Rights............................................        F-1

                      WHERE YOU CAN FIND MORE INFORMATION

    First Consulting Group, Inc. is a Delaware corporation. FCG's principal executive offices are located at 111 W. Ocean Boulevard, 4th Floor, Long Beach, California 90802, and its telephone number is (562) 624-5200.

    Integrated Systems Consulting Group, Inc. is a Pennsylvania corporation. ISCG's principal executive offices are located at 575 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (610) 989-7000.

    FCG and ISCG file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC's website at www.sec.gov.

    FCG and ISCG are not incorporating any documents by reference.

    The ISCG common stock and the FCG common stock are each quoted on the Nasdaq National Market. The trading symbol for FCG is "FCGI." The trading symbol for ISCG is "ISCG." You may inspect reports and other information concerning FCG and ISCG at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                             QUESTIONS AND ANSWERS
                           ABOUT THE FCG/ISCG MERGER

   Q:      AS AN ISCG SHAREHOLDER, WHAT WILL I RECEIVE IN
           THE MERGER?
   A: Unless you properly exercise your dissenters' rights, you will receive 0.77 of a share of FCG common stock in exchange for each share of ISCG common stock that you own. For example, if you own 100 shares of ISCG common stock, you will receive 77 shares of FCG common stock in exchange for your shares. No fractional shares will be issued. You will receive cash for any fractional share you would otherwise receive. The dollar amount you receive for a fraction of a share will equal that fraction multiplied by the closing price of a share of FCG common stock on the date the merger is consummated.

   Q:      WHAT ARE DISSENTERS' RIGHTS AND HOW CAN I
           PROPERLY EXERCISE THEM?
   A: Dissenters' rights allow ISCG shareholders to receive the fair value of their shares of ISCG common stock in cash in lieu of FCG common stock. To exercise dissenters' rights, you must (1) notify ISCG of your intent to exercise dissenters' rights, (2) effect no change in your ownership in ISCG and (3) refrain from voting in favor of the merger.
           For a more detailed description of the
           procedures ISCG shareholders must follow to properly exercise their dissenters' rights, see "Approval of the Merger and Related
           Transactions--Rights of Dissenting
           Shareholders of ISCG" beginning on page 58 of this document. You should also read carefully and in its entirety the full text of the requirements of Pennsylvania law to exercise dissenters' rights which is attached as Appendix F to this document. FCG stockholders are not entitled to dissenters' rights in the merger.

   Q:      WHAT HAPPENS TO OPTIONS AND WARRANTS TO
           PURCHASE ISCG COMMON STOCK AS A RESULT OF THE
           MERGER?
   A: Each option and warrant to purchase ISCG common stock will convert into an option or warrant to purchase 77% as many shares of FCG common stock at an adjusted exercise price.
           For example, if you have an option or warrant to purchase 100 shares of ISCG common stock at an exercise price of $7.70, after the merger you will have an option or warrant to purchase
           77 shares of FCG common stock, at an exercise price of $10.00.

   Q:      AS A FCG STOCKHOLDER, WILL I RECEIVE
           ADDITIONAL SHARES OF FCG COMMON STOCK IN THE
           MERGER?
   A: You will continue to hold the same number of shares of FCG common stock after the merger.
           Additional shares of FCG common stock will be issued in the merger.
   Q:      WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS
           OF THE MERGER?
   A: We intend that the merger be treated as a tax-free reorganization for federal income tax purposes. ISCG shareholders should not recognize gain or loss on the exchange of their stock, except that ISCG shareholders may be taxed on cash received for a fractional share. FCG stockholders should not recognize any gain or loss in connection with the merger. Tax matters, however, are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. We encourage you to contact your tax advisors to determine the tax consequences of the merger to you. To review the tax consequences to FCG and ISCG stockholders in greater detail, see pages 55 to 57 of this joint proxy statement/prospectus.

   Q:      IF I AM NOT GOING TO ATTEND THE STOCKHOLDER
           MEETING, SHOULD I RETURN MY PROXY CARD
           INSTEAD?
   A: Yes. Please fill out and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the special meeting.

   Q:      WHAT DO I DO IF I WANT TO CHANGE MY VOTE?
   A:      Send in a later-dated, signed proxy card to
           your company's corporate secretary before the
           special meeting or attend the special meeting
           in person and vote.

   Q:      SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
   A:      No. After the merger is completed, we will
           send ISCG shareholders written instructions
           for exchanging their stock certificates. FCG
           stockholders will keep their current
           certificates.

   Q:      WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
   A:      Assuming that our companies satisfy or waive
           all of the conditions to closing contained in
           the merger agreement, we anticipate that the
           merger will occur on or before December 23,
           1998.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FOUND IN GREATER DETAIL ELSEWHERE IN THIS DOCUMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THE ENTIRE DOCUMENT (INCLUDING THE APPENDICES) BEFORE YOU DECIDE HOW TO VOTE. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT WHICH IS THE LEGAL DOCUMENT GOVERNING THE MERGER.

                                 THE COMPANIES

FIRST CONSULTING GROUP, INC.
111 W. Ocean Boulevard, 4th Floor
Long Beach, California 90802
(562) 624-5200

    FCG is a leader in operation effectiveness and information management services. FCG provides the following services to healthcare organizations in North America and Europe:

    - Consulting

    - Software implementation

    - Network and application integration

    - Co-management

FCG designs its services to help its clients:

    - Improve their operation effectiveness

    - Reduce cost

    - Improve customer service

    - Enhance patient care

    FCG was incorporated in California in October 1980 and reincorporated in Delaware in February 1998. For more information, see "Information Relating to FCG" beginning on page 75.

INTEGRATED SYSTEMS CONSULTING GROUP, INC.
575 East Swedesford Road
Wayne, Pennsylvania 19087
(610) 989-7000


    ISCG is an information systems consulting firm. ISCG designs, builds, and integrates software solutions, primarily for the pharmaceutical industry. ISCG also evaluates, designs, implements, and supports networks, personal computers, and server systems for its customers.


ISCG specializes in:

    - Client-server architecture

    - Document management-based applications

    - Web-based applications

    - Designing databases for efficient retrieval of information

    - Computer network design, implementation and management

    ISCG was incorporated in Pennsylvania in September 1988. For more information on ISCG, see "Where You Can Find More Information" on Page 1.

                           OUR REASONS FOR THE MERGER

    We believe that the merger will create a combined company capable of:

    - Responding quickly and effectively to emerging opportunities in the healthcare industry

    - Offering a broader range and scope of services to the pharmaceutical and biotechnology industries

    - Competing more effectively in providing services

    The combined company may also offer a greater range of career opportunities for employees, may improve employee retention, and may operate with reduced general and administrative expenses.

    The FCG Board of Directors believes that the merger may result in a number of benefits to FCG and its stockholders, including, among other benefits: (1) increased array of services (2) expanded client base in the healthcare and pharmaceutical industries and (3) stronger application development capability in a wide range of technologies.

    The ISCG Board of Directors believes that the merger may result in a number of benefits to ISCG and its shareholders, including, among other benefits: (1) an increased ability to secure larger and more complex projects from its customers as a result of the greater size of the combined company and (2) an the ability to market its consulting services to its customers' more senior level decision-makers.

    To review the background and reasons for the merger in greater detail, as well as the risks of the merger, see "Approval of the Merger and Related Transactions--Background of the Merger," "--Joint Reasons for the Merger," "--ISCG's Reasons for the Merger" and "--FCG's Reasons for the Merger," beginning on page 37 and "Risk Factors--Risks Relating to the Merger" beginning on page 22.

                         Opinions of Financial Advisors

    In deciding to approve the merger, each Board of Directors considered the opinion of its financial advisor. FCG received an opinion from its financial advisor, Hambrecht & Quist LLC that the exchange ratio was fair to FCG from a financial point of view. ISCG received an opinion from its financial advisor, Robert W. Baird & Co. Incorporated, that the exchange ratio was fair, from a financial point of view, to the holders of ISCG common stock other than FCG and its affiliates. More information on these opinions is provided in the following sections of this document: "Approval of the Merger and Related Transactions--Opinion of Financial Advisor to FCG" beginning on page 48 and "--Opinion of Financial Advisor to ISCG" beginning on page 43. These opinions are attached as Appendices B-1 and B-2 to this document. We encourage you to read these opinions carefully and in their entirety.

                                 Vote Required

    At the close of business on the record date, 16,600,418 shares of FCG common stock were outstanding and entitled to vote at the FCG special meeting. A majority of shares of FCG common stock present in person or represented by proxy and entitled to vote at the FCG special meeting must vote to approve the proposal to issue shares of FCG common stock in the merger.

    At the close of business on the record date, 8,068,723 shares of ISCG common stock were outstanding and entitled to vote at the ISCG special meeting. A majority of the shares of ISCG common stock present in person or represented by proxy and entitled to vote at the ISCG special meeting must vote to approve and adopt the merger agreement and approve the merger. If 10% or more of the outstanding shares of ISCG common stock properly exercise their dissenters' rights, however, FCG is not obligated to consummate the merger.

                       Share Ownership of Management and
                                Certain Holders

    As of the record date, the directors and executive officers of FCG, as a group, beneficially owned approximately 5,948,965 shares of FCG Common Stock. James A. Reep, the Chairman of the Board of Directors, Thomas A. Reep, the Chief Financial Officer, and Brent A. Hanson, Vice President, North American Consulting Practice of FCG, who together hold approximately 26.1% of the FCG common stock outstanding as of the record date, have entered into voting agreements with ISCG. These stockholders have agreed to vote in favor of the proposal and have granted ISCG an irrevocable proxy to vote their shares of FCG common stock in favor of the proposal. For more information on these agreements, see "Approval of the Merger and Related Transactions--Voting Agreements" beginning on page 53.

    As of the record date, the directors and executive officers of ISCG, as a group, beneficially owned approximately 3,707,675 shares of ISCG common stock. Certain shareholders of ISCG, who together hold approximately 57% of the ISCG common stock outstanding as of the record date, have entered into voting agreements with FCG. These shareholders have agreed to vote in favor of the proposal and have granted FCG an irrevocable proxy to vote their shares of ISCG common stock in favor of the proposal. The affirmative vote of the shares of the ISCG common stock held by these shareholders will be sufficient to approve and adopt the merger agreement and to approve the merger. However, if 10% or more of the outstanding shares of ISCG common stock properly exercise their dissenters' rights, FCG is not obligated to consummate the merger. For more information on these agreements, see "Approval of the Merger and Related Transactions--Voting Agreements" beginning on page 53.

                   Interests of Certain Persons in the Merger

    ISCG's shareholders should note that certain members of ISCG's management and the ISCG Board of Directors have interests in the merger as employees and/or directors that are different from, or in addition to, your interest as a shareholder. If the merger is completed, certain indemnification arrangements for persons serving as directors and officers of ISCG at the time of the merger will be continued for at least six years after the merger is consummated. Also, the combined company will maintain a policy of directors' and officers' liability insurance for the benefit of those persons for three years after the merger. In addition, FCG has agreed to use reasonable efforts to nominate and appoint (1) a person designated by ISCG to Class I of the FCG Board to serve until the annual meeting of stockholders to be held in 1999 (2) Donald R. Caldwell, or another person designated by ISCG, to Class II of the FCG Board to serve until the annual meeting of stockholders to be held in 2000 and (3) David
S. Lipson, or another person designated by ISCG, to Class III of the FCG Board of Directors to serve until the annual meeting of stockholders to be held in 2001. For more information, see "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger" beginning on page 52.

                         Registration Rights Agreement

    FCG has agreed to enter into a registration rights agreement, when the merger is consummated, with David S. Lipson, Technology Leaders II, Safeguard Scientifics, Inc. and the Warrant and Stock Trust. Under this agreement, these persons or entities will have certain rights relating to the registration of the shares of FCG common stock they receive in the merger. These rights include (1) the right to notification if FCG proposes to register any of its securities in an underwritten public offering, and, subject to certain conditions and limitations, the right to include their shares of stock in such registration, and (2) subject to certain conditions and limitations, the right to require FCG to file a registration statement with respect to their shares of FCG common stock. The form of the registration rights agreement is included as Appendix E to this document. For more information on this agreement and these rights, see "Approval of the Merger and Related Transactions--Registration Rights Agreement" beginning on page 54.

                            Conditions to the Merger

    FCG will complete the merger only if a number of conditions are either satisfied or waived by FCG, some of which include:

    - The representations and warranties of ISCG made in the merger agreement, subject to certain materiality limitations, are accurate

    - ISCG performs certain covenants and obligations contained in the merger agreement in all material respects

    - The ISCG shareholders approve the merger agreement and merger

    - The FCG stockholders approve the issuance of FCG common stock in the merger

    - Holders of fewer than 10% of the outstanding shares of ISCG common stock properly exercise their dissenters' rights

    - The independent auditors of FCG and ISCG deliver letters stating that the merger will qualify for pooling of interests accounting treatment

    - FCG's legal counsel delivers a legal opinion that the merger will be treated as a tax-free reorganization for federal income tax purposes

    - FCG receives certain other consents, certificates, letters and legal opinions

    - FCG receives written resignations of all officers and directors of ISCG as of the consummation of the merger

    - There is no material adverse change to the business, condition, assets, liabilities, operations or financial performance of ISCG or its subsidiaries

    - The FCG common stock to be issued in the merger is authorized for listing on Nasdaq

    - There are no restraining orders, injunctions and other orders preventing the consummation of the merger or other certain litigation or administrative actions or proceedings

    ISCG will complete the merger only if a number of conditions are satisfied or waived by ISCG, some of which include:

    - The representations and warranties of FCG made in the merger agreement, subject to certain materiality limitations, are accurate

    - FCG performs certain covenants and obligations contained in the merger agreement in all material respects

    - The ISCG shareholders approve the merger agreement and merger

    - The FCG stockholders approve the issuance of FCG common stock in the merger

    - ISCG receives the executed registration rights agreement

    - The independent auditors of FCG and ISCG deliver letters stating that the merger will qualify for pooling of interests accounting treatment

    - ISCG's legal counsel delivers a legal opinion that the merger will be treated as a tax-free reorganization for federal income tax purposes

    - ISCG receives certain other consents, certificates, letters and legal opinions

    - There is no material adverse change to the business, condition, assets, liabilities, operations or financial performance of FCG

    - The FCG common stock to be issued in the merger is authorized for listing on Nasdaq

    - There are no restraining orders, injunctions and other orders preventing the consummation of the merger or other certain litigation or administrative actions or proceedings

    For more information on the conditions to the merger, see "The Merger Agreement--Conditions to the Merger" beginning on page 63.

                      Termination of the Merger Agreement

    The Board of Directors of both companies can jointly agree to terminate the merger agreement at any time without completing the merger. Either company can terminate the merger agreement if:

    1.  we do not complete the merger by January 31, 1999;

    2. a governmental authority or other legal action permanently prohibits the merger;

    3. the ISCG shareholders do not approve the merger or the FCG stockholders do not approve the issuance of FCG common stock to ISCG shareholders in the merger; or

    4. the other party's representations and warranties shall be or have become materially inaccurate or the other party breaches or materially fails to comply with its obligations under the merger agreement, resulting in the inability to satisfy a condition to the completion of the merger.

    In addition, FCG can terminate the merger agreement if certain triggering events, as defined in the merger agreement, occur at any time prior to the adoption and approval of the merger agreement and approval of the merger by the ISCG shareholders. For more information on the circumstances under which the merger can be terminated, see "The Merger Agreement--Termination" beginning on page 73.

                         Expenses and Termination Fees

    We have agreed that we will each pay our own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we will share equally all fees and expenses, other than attorneys' fees, in connection with the printing and filing of this document and the registration statement of which this document is a part. ISCG has agreed that if the merger agreement is terminated under certain circumstances, it will pay to FCG a non-refundable fee equal to $5,000,000. For more information, see "The Merger Agreement-- Expenses and Termination Fees" beginning on page 74.

                     Ownership of FCG Following the Merger

    Based upon the number of shares of ISCG common stock issued and outstanding on the record date, which excludes outstanding options, warrants or other rights to purchase ISCG common stock, an aggregate of approximately 6,212,917 shares of FCG common stock will be issued in connection with the merger. Based upon the number of shares of FCG common stock issued and outstanding on the record date, which excludes outstanding options or other rights to purchase FCG common stock, and the number of additional shares of FCG common stock that will be issued in connection with the merger, the former holders of ISCG common stock will hold approximately 27.3% of the total number of shares of FCG common stock issued and outstanding after consummation of the merger.

    Based on the number of outstanding options to purchase ISCG common stock as of the record date, the total number of outstanding options to purchase ISCG common stock will become rights to purchase an aggregate of 702,141 shares of FCG common stock in connection with the merger. Based on the number of outstanding warrants to purchase ISCG common stock on the record date, the total number of outstanding warrants to purchase ISCG common stock will become rights to purchase an aggregate of 523,387 shares of FCG common stock in connection with the merger.

                        Anticipated Accounting Treatment

    We expect the merger will be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. For more information, see "Approval of the Merger and Related Transactions--Anticipated Accounting Treatment" beginning on page 57.

                              Affiliate Agreements

    ISCG has delivered to FCG executed affiliate agreements with certain individuals who might be considered affiliates of ISCG under the securities laws. These agreements restrict such individuals' ability to: (1) dispose of FCG common stock received in the merger and (2) dispose of ISCG common stock held prior to the consummation of the merger. The purpose of these agreements is to:
(1) comply with the requirements of certain federal securities laws and (2) help ensure that the merger will be treated as a pooling of interests for accounting and financial reporting purposes. A form of these affiliate agreements is included as Appendix D-1 to this document. For more information on these agreements, see "Approval of the Merger and Related Transactions--Affiliate Agreements" and "--Resale of FCG Common Stock" beginning on page 53.

    FCG has delivered to ISCG executed affiliate agreements with certain individuals who might be considered affiliates of FCG under the securities laws. These agreements restrict such individuals' ability to dispose of FCG common stock received in the merger to help ensure that the merger will be treated as a pooling of interests for accounting and financial reporting purposes. A form of these affiliate agreements is included as Appendix D-2 to this document. For more information on these agreements, see "Approval of the Merger and Related Transactions--Affiliate Agreements" and "--Resale of FCG Common Stock" beginning on page 53.

                              Regulatory Approvals

    We are not required to notify the Federal Trade Commission or the Antitrust Division of the United States Department of Justice before we can complete the merger. However, the FTC or the Antitrust Division has the authority to challenge the merger on antitrust grounds before or after the merger is completed. For more information, see "Approval of the Merger and Related Transactions--Regulatory Matters" beginning on page 57.

                Forward-Looking Statements May Prove Inaccurate

    We have each made forward-looking statement in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of FCG, ISCG or the combined company. Also, when we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that the merger and an investment in securities of FCG involve certain risks and uncertainties that could affect the future financial results of FCG. Some of these risks include: risks related to the integration of FCG and ISCG, risks associated with a fixed exchange ratio, risks relating to the respective businesses of FCG and ISCG and other risks and uncertainties discussed under

"Risk Factors" and elsewhere in this document and in the documents ISCG incorporated by reference. For more information on these risks, see "Risk Factors" beginning on page 22.

                           Markets and Market Prices

    FCG common stock is quoted on Nasdaq under the symbol "FCGI." ISCG common stock is quoted on Nasdaq under the symbol "ISCG." Following the consummation of the merger, ISCG common stock will cease to be quoted on Nasdaq.

    The following table sets forth the closing sale price per share of FCG common stock as reported on Nasdaq and the equivalent per share price, as explained below, of ISCG common stock on September 9, 1998 the last trading day before the announcement of the merger, and on November 10, 1998.


                                                                                                 FCG      EQUIVALENT
                                                                                               COMMON        ISCG
                                                                                                STOCK         PER
                                                                                              PURCHASE       SHARE
                                                                                                PRICE      PRICE(1)
                                                                                             -----------  -----------
September 9, 1998..........................................................................   $   17.44    $   13.43
November 16, 1998..........................................................................   $   18.25    $   14.05


------------------------

(1) The equivalent ISCG per share price represents 0.77 of the price of one share of FCG common stock.

    The actual prices of FCG or ISCG common stock prior to or at the time the merger is consummated cannot be guaranteed or predicted. For more information on this risk, see "Risk Factors--Risks Relating to the Merger--Risks Associated with Fixed Exchange Ratio" on page 22.

                          FIRST CONSULTING GROUP, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following selected historical consolidated financial information of FCG as of December 31, 1996 and 1997 and for each of the years ended December 31, 1995, 1996 and 1997, has been derived from and should be read in conjunction with the audited consolidated financial statements of FCG and related notes thereto included elsewhere in this joint proxy statement/prospectus. The selected historical consolidated financial information of FCG as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and December 31, 1994, have been derived from the audited consolidated financial statements of FCG which are not included in this joint proxy statement/prospectus. The selected financial information of FCG as of September 30, 1998 and for each of the nine-month periods ended September 30, 1997 and 1998 have been derived from and should be read in conjunction with the unaudited consolidated financial statements included elsewhere in this joint proxy statement/prospectus, which have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of FCG's financial position and results of operations for and as of the end of such periods.

          FCG'S SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                           YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                            -----------------------------------------------------  --------------------
                                              1993       1994       1995       1996       1997       1997       1998
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue...............................  $  19,050  $  30,046  $  47,744  $  65,822  $  91,570  $  66,305  $  94,601
Cost of services..........................     10,721     16,869     26,518     40,718     53,526     38,823     51,813
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit............................      8,329     13,177     21,226     25,104     38,044     27,482     42,788
General and administrative expenses.......      6,995      9,871     17,517     23,670     31,669     22,804     32,815
Compensation expenses related to stock
 issuances................................     --         --            385        588      6,060      1,861     --
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income from operations..................      1,334      3,306      3,324        846        315      2,817      9,973
Interest income (expense), net............         46        (77)       (36)         3        (68)       (59)     1,325
Other income, net.........................         77         32         18         44        119        110         48
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes..............      1,457      3,261      3,306        893        366      2,868     11,346
Provision for income taxes................        591      1,577      1,423        500      1,900      1,590      5,449
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss).......................  $     866  $   1,684  $   1,883  $     393  $  (1,534) $   1,278  $   5,897
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic net income (loss) per share.........  $    0.07  $    0.19  $    0.25  $    0.05  $   (0.15) $    0.13  $    0.39
Diluted net income (loss) per share.......  $    0.07  $    0.19  $    0.25  $    0.04  $   (0.15) $    0.12  $    0.38
Shares used in computing basic net income
 per share................................     11,735      8,831      7,515      8,671      9,987      9,687     15,001
Shares used in computing diluted net
 income per share.........................     11,735      8,876      7,544      9,127      9,987     10,279     15,722

                                                                    AS OF DECEMBER 31,                        AS OF
                                                   -----------------------------------------------------  SEPTEMBER 30,
                                                     1993       1994       1995       1996       1997         1998
                                                   ---------  ---------  ---------  ---------  ---------  -------------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents........................  $   1,675  $   1,335  $   2,075  $     214  $   2,950   $    13,485
Total assets.....................................      7,950     11,203     20,648     22,812     34,425       100,831
Long-term debt...................................        643      1,550      3,362      2,692        262           209
Total stockholders' equity.......................      1,558      1,710      1,612      3,040      5,462        66,548

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following selected historical consolidated financial information of ISCG as of December 31, 1996 and 1997 and for each of the years ended December 31, 1995, 1996 and 1997 has been derived from and should be read in conjunction with the audited consolidated financial statements of ISCG and related notes thereto included elsewhere in this joint proxy statement/prospectus. The selected historical consolidated financial information of ISCG as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and December 31, 1994 have been derived from and should be read in conjunction with the audited consolidated financial statements of ISCG which are not included in this joint proxy statement/prospectus. The selected financial information of ISCG as of September 30, 1998 and for each of the nine-month periods ended September 30, 1997 and 1998 have been derived from and should be read in conjunction with the unaudited consolidated financial statements included elsewhere in this joint proxy statement/prospectus, which have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of ISCG's financial position and results of operations for such periods.

                                                                                                    NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                            -----------------------------------------------------  --------------------
                                              1993       1994       1995       1996       1997       1997       1998
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..................................  $   9,461  $  13,543  $  21,024  $  30,607  $  43,178  $  30,576  $  45,897
Direct costs..............................      5,632      8,111     12,559     17,497     25,402     17,893     27,732
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross Profit............................      3,829      5,432      8,465     13,110     17,776     12,683     18,165
Selling, general & administrative
  Expenses................................      2,495      3,259      5,187      8,194     12,233      8,955     12,304
Costs and expenses associated with
  terminated business combination.........     --         --         --         --         --         --            486
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations....................      1,334      2,173      3,278      4,916      5,543      3,728      5,375
Interest income (expense), net............          5        (85)       (33)       354        418        317        221
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes and cumulative
  effect of acounting change..............      1,339      2,088      3,245      5,270      5,961      4,045      5,596
Provision for income taxes................        495        880      1,395      2,266      2,448      1,699      2,319
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before cumulative effect of
  accounting change.......................        844      1,208      1,850      3,004      3,513      2,346      3,277
Cumulative effect of accounting change....        141     --         --         --         --         --         --
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income................................  $     703  $   1,208  $   1,850  $   3,004  $   3,513  $   2,346  $   3,277
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME PER COMMON SHARE:
  Income before cumulative effect of
    accounting change.....................  $    0.09  $    0.20  $    0.36  $    0.43  $    0.44  $    0.30  $    0.41
  Cumulative effect of accounting change..  $   (0.01)    --         --         --         --         --         --
    Net income per common share
      Basic...............................  $    0.08  $    0.20  $    0.36  $    0.43  $    0.44  $    0.30  $    0.41
      Diluted.............................  $    0.07  $    0.17  $    0.30  $    0.37  $    0.40  $    0.26  $    0.37
  Shares used in computing net income per
    common share:
      Basic...............................      9,067      6,112      5,085      6,913      7,921      7,914      8,030
      Diluted.............................      9,841      6,933      6,181      8,091      8,881      8,885      8,976

                                                                 AS OF DECEMBER 31,                           AS OF
                                                -----------------------------------------------------     SEPTEMBER 30,
                                                  1993       1994       1995       1996       1997            1998
                                                ---------  ---------  ---------  ---------  ---------  -------------------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments.................................  $     626  $     757  $   2,479  $  11,267  $   9,443       $   4,025
Working capital...............................        991      1,393      3,327     14,728     16,330          16,571
Total assets..................................      2,814      4,205      7,586     20,844     23,898          29,554
Long-term debt................................          5      2,088     --         --         --              --
Total stockholders' equity....................      1,401        291      4,846     17,760     21,357          24,884

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.
     UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The unaudited selected pro forma combined condensed financial information set forth below gives effect to the merger as a pooling of interests, assuming that 0.77 of a share of FCG common stock is issued in exchange for each share of ISCG common stock. The unaudited pro forma combined condensed statements of operations for each of the years ended December 31, 1995, 1996 and 1997 and for the nine-month periods ended September 30, 1998 and 1997, combine the historical consolidated statements of operations of FCG and ISCG as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed balance sheet as of September 30, 1998 gives effect to the merger as if it had occurred on September 30, 1998, and combines the historical unaudited consolidated balance sheet of FCG and the historical unaudited consolidated balance sheet of ISCG as of such date. This data should be read in conjunction with the selected historical consolidated financial information, the unaudited pro forma combined condensed financial statements and the separate historical consolidated financial statements of FCG and ISCG and the notes thereto included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined condensed financial statements, presented for illustrative purposes only, are not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated at the beginning of the earliest period presented and should not be construed as representative of future operations.

                                                                                                NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                              -------------------------------  --------------------
                                                                1995       1996       1997       1997       1998
                                                              ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS DATA
  (1):
Net revenue.................................................  $  68,768  $  96,429  $ 134,748  $  96,881  $ 140,498
Cost of services............................................     39,077     58,215     78,928     56,716     79,545
                                                              ---------  ---------  ---------  ---------  ---------
  Gross profit..............................................     29,691     38,214     55,820     40,165     60,953
Selling, general and administrative expenses................     22,704     31,864     43,902     31,759     45,119
Compensation expenses related to stock issuances............        385        588      6,060      1,861     --
Costs and expenses associated with terminated business
  combination...............................................     --         --         --         --            486
                                                              ---------  ---------  ---------  ---------  ---------
  Income from operations....................................      6,602      5,762      5,858      6,545     15,348
Interest income (expense), net..............................        (69)       357        350        258      1,546
Other income, net...........................................         18         44        119        110         48
                                                              ---------  ---------  ---------  ---------  ---------
  Income before income taxes................................      6,551      6,163      6,327      6,913     16,942
Provision for income taxes..................................      2,818      2,766      4,348      3,289      7,768
                                                              ---------  ---------  ---------  ---------  ---------
  Net income (loss).........................................  $   3,733  $   3,397  $   1,979  $   3,624  $   9,174
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Net income per common share
  Basic.....................................................  $    0.33  $    0.24  $    0.12  $    0.23  $    0.43
  Diluted...................................................  $    0.30  $    0.22  $    0.11  $    0.21  $    0.41
Shares used in computing net income per common share:
  Basic.....................................................     11,430     13,994     16,086     15,781     21,184
  Diluted...................................................     12,303     15,357     17,324     17,120     22,634

                                                                                                          AS OF
                                                                                                      -------------
                                                                                                      SEPTEMBER 30,
                                                                                                          1998
                                                                                                      -------------
                                                                                                           (IN
                                                                                                      THOUSANDS)
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Cash and cash equivalents...............................                                                $  17,510
Total assets............................................                                                  130,385
Long-term debt..........................................                                                      209
Total stockholders' equity (2)..........................                                                   87,932

------------------------------
(1) The unaudited selected pro forma combined condensed financial information gives effect to the completion of the merger as if it had occurred on January 1, 1995.

(2) Includes the effect of approximately $3.5 million in direct transaction costs associated with the merger. Such transaction costs consist of transaction fees for investment bankers, attorneys, accountants, printing and other related charges.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

    The following table sets forth certain historical per share data of FCG and ISCG and combined per share data on an unaudited pro forma basis after giving effect to the merger as a pooling of interests at the exchange ratio. This data should be read in conjunction with the selected historical consolidated financial information and the unaudited selected pro forma combined condensed financial information of FCG and ISCG and notes thereto, included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined per share data are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                                                 YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                             -------------------------------  --------------------------------
                                                               1995       1996       1997          1997             1998
                                                             ---------  ---------  ---------  ---------------  ---------------
Historical FCG:
  Net income (loss) per basic share........................  $    0.25  $    0.05  $   (0.15)    $    0.13        $    0.39
  Net income (loss) per diluted share......................  $    0.25  $    0.04  $   (0.15)    $    0.12        $    0.38

                                                                 YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                             -------------------------------  --------------------------------
                                                               1995       1996       1997          1997             1998
                                                             ---------  ---------  ---------  ---------------  ---------------
Historical ISCG:
  Net income per basic share...............................  $    0.36  $    0.43  $    0.44     $    0.30        $    0.41
  Net income per diluted share.............................  $    0.30  $    0.37  $    0.40     $    0.26        $    0.37

                                                                 YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                             -------------------------------  --------------------------------
                                                               1995       1996       1997          1997             1998
                                                             ---------  ---------  ---------  ---------------  ---------------
Pro Forma Combined Net Income (1):
  Per FCG share--Basic.....................................  $    0.33  $    0.24  $    0.12     $    0.23        $    0.43
  Per FCG share--Diluted...................................  $    0.30  $    0.22  $    0.11     $    0.21        $    0.41
  Equivalent per ISCG share--Basic (3).....................  $    0.25  $    0.18  $    0.09     $    0.18        $    0.33
  Equivalent per ISCG share--Diluted (3)...................  $    0.23  $    0.17  $    0.08     $    0.16        $    0.32

                                                                                                     AS OF SEPTEMBER
                                                                                                        30, 1998
                                                                                                     ---------------
Book value per share (2)
  Historical FCG...................................................................................     $    4.16
  Historical ISCG..................................................................................     $    3.08
  Pro forma combined per FCG share (1).............................................................     $    3.96
  Equivalent pro forma combined per ISCG share (1).................................................     $    3.05

--------------------------

(1) FCG and ISCG estimate they will incur direct transaction costs of approximately $3.5 million associated with the merger, which will be charged to operations upon consummation of the merger. The pro forma combined book value per share data gives effect to the estimated direct transaction costs as if such costs had been incurred as of the respective balance sheet date. The pro forma combined book value per share data does not include additional costs, which costs are not currently estimable, expected to be incurred relating to integrating the companies. The direct transaction costs are not included in the pro forma combined net income per share data. See "Unaudited Pro Forma Combined Condensed Financial Statements" and accompanying notes thereto.

(2) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding as of September 30, 1998.

(3) The ISCG equivalent pro forma combined net income per share amounts are calculated by multiplying the FCG combined pro forma net income per share amounts by the exchange ratio of 0.77 per share.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger, using the pooling of interests method of accounting. These financial statements reflect certain assumptions deemed probable by management regarding the merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial statements have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of varying outcomes, individually or in the aggregate, would not be material.

    The unaudited pro forma combined condensed balance sheet as of September 30, 1998 gives effect to the merger as if it had occurred on September 30, 1998, and combines the historical unaudited consolidated balance sheet of FCG and the historical unaudited consolidated balance sheet of ISCG as of such date.

    The unaudited pro forma combined condensed statements of operations for each of the years ended December 31, 1995, 1996 and 1997 and for the nine-month period ended September 30, 1998, combine the historical consolidated statements of operations of FCG and ISCG as if the merger had occurred at the beginning of the earliest period presented.

    FCG and ISCG estimate that they will incur direct transaction costs of approximately $3.5 million associated with the merger, which will be charged to operations upon consummation of the merger. In addition, it is expected that following the merger, the combined company will incur additional costs, which can not currently be estimated, associated with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined condensed financial statements.

    Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the earliest period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of FCG and ISCG and notes thereto, included elsewhere in this joint proxy statement/ prospectus. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                                          PRO FORMA     PRO FORMA
                                                                     FCG       ISCG      ADJUSTMENTS    COMBINED
                                                                  ---------  ---------  -------------  -----------
ASSETS
Current Assets
  Cash and cash equivalents.....................................  $  13,485  $   4,025    $  --         $  17,510
  Investments available for sale................................     11,130     --           --            11,130
  Accounts receivable, net......................................     23,842     15,512       --            39,354
  Work in process...............................................     11,352        212       --            11,564
  Prepaid expenses..............................................      1,821        560       --             2,381
  Income taxes receivables......................................        132     --           --               132
  Other current assets..........................................     --            932       --               932
                                                                  ---------  ---------       ------    -----------
    Total current assets........................................     61,762     21,241       --            83,003
                                                                  ---------  ---------       ------    -----------
Notes receivable--stockholders..................................      1,772     --           --             1,772
Property and equipment, net.....................................      6,324      3,651       --             9,975
Long term investments...........................................     25,758     --           --            25,758
Goodwill, net...................................................      1,193      4,558       --             5,751
Other assets....................................................      4,022        104       --             4,126
                                                                  ---------  ---------       ------    -----------
    Total assets................................................  $ 100,831  $  29,554    $  --         $ 130,385
                                                                  ---------  ---------       ------    -----------
                                                                  ---------  ---------       ------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt.............................  $     228  $  --        $  --         $     228
  Accounts payable and accrued expenses.........................     16,059      3,983       --            20,042
  Accrued transaction costs.....................................     --         --            3,500         3,500
  Current income tax liability..................................      4,663        346       --             5,009
  Deferred revenue..............................................        377     --           --               377
  Customer advances.............................................      2,296     --           --             2,296
  Deferred income taxes.........................................      6,503        341       --             6,844
                                                                  ---------  ---------       ------    -----------
    Total current liabilities...................................     30,126      4,670        3,500        38,296
                                                                  ---------  ---------       ------    -----------
Non-current liabilities
  Long-term debt, net of current portion........................        209     --           --               209
  Supplemental executive retirement plan........................      3,501     --           --             3,501
  Deferred income taxes.........................................        447     --           --               447
                                                                  ---------  ---------       ------    -----------
    Total liabilities...........................................     34,283      4,670        3,500        42,453
                                                                  ---------  ---------       ------    -----------
Put obligation related to Associate 401(k) and Stock Ownership
  Plan (ASOP) and capital stock.................................     --         --           --            --
Stockholders' equity............................................     --         --           --            --
  Common Stock..................................................         16         46          (40)           22
  Additional paid-in capital....................................     68,256     12,843         (531)       80,568
  Retained earnings.............................................     10,111     12,566       (3,500)       19,177
  Deferred compensation--stock incentive agreements.............     (4,077)    --           --            (4,077)
  Unearned ASOP shares..........................................       (853)    --           --              (853)
  Notes receivable--stockholders................................     (6,905)    --           --            (6,905)
  Treasury stock................................................     --           (571)         571        --
                                                                  ---------  ---------       ------    -----------
    Total stockholders' equity..................................     66,548     24,884       (3,500)       87,932
                                                                  ---------  ---------       ------    -----------
    Total liabilities and stockholders' equity..................  $ 100,831  $  29,554    $  --         $ 130,385
                                                                  ---------  ---------       ------    -----------
                                                                  ---------  ---------       ------    -----------

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                              UNAUDITED PRO FORMA

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO FORMA
                                                                                     FCG       ISCG      COMBINED
                                                                                  ---------  ---------  -----------
Net revenue.....................................................................  $  47,744  $  21,024   $  68,768
Cost of services................................................................     26,518     12,559      39,077
                                                                                  ---------  ---------  -----------
  Gross profit..................................................................     21,226      8,465      29,691
Selling, general and administrative expenses....................................     17,517      5,187      22,704
Compensation expenses related to stock issuances................................        385         --         385
                                                                                  ---------  ---------  -----------
  Income from operations........................................................      3,324      3,278       6,602
Other income
  Interest income (expense), net................................................        (36)       (33)        (69)
  Other income, net.............................................................         18         --          18
                                                                                  ---------  ---------  -----------
    Income before income taxes..................................................      3,306      3,245       6,551
Provision for income taxes......................................................      1,423      1,395       2,818
                                                                                  ---------  ---------  -----------
  Net income....................................................................  $   1,883  $   1,850   $   3,733
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

Basic net income per share......................................................  $    0.25  $    0.36   $    0.33
Diluted net income per share....................................................  $    0.25  $    0.30   $    0.30
Shares used in computing basic net income per share.............................      7,515      5,085      11,430
Shares used in diluted net income per share.....................................      7,544      6,181      12,303

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                              UNAUDITED PRO FORMA

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO FORMA
                                                                                     FCG       ISCG      COMBINED
                                                                                  ---------  ---------  -----------
Net revenue.....................................................................  $  65,822  $  30,607   $  96,429
Cost of services................................................................     40,718     17,497      58,215
                                                                                  ---------  ---------  -----------
  Gross profit..................................................................     25,104     13,110      38,214
Selling, general and administrative expenses....................................     23,670      8,194      31,864
Compensation expenses related to stock issuances................................        588         --         588
                                                                                  ---------  ---------  -----------
  Income from operations........................................................        846      4,916       5,762
Other income
  Interest income, net..........................................................          3        354         357
  Other income, net.............................................................         44         --          44
                                                                                  ---------  ---------  -----------
    Income before income taxes..................................................        893      5,270       6,163
Provision for income taxes......................................................        500      2,266       2,766
                                                                                  ---------  ---------  -----------
  Net income....................................................................  $     393  $   3,004   $   3,397
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

Basic net income per share......................................................  $    0.05  $    0.43   $    0.24
Diluted net income per share....................................................  $    0.04  $    0.37   $    0.22
Shares used in computing basic net income per share.............................      8,671      6,913      13,994
Shares used in diluted net income per share.....................................      9,127      8,091      15,357

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                              UNAUDITED PRO FORMA

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO FORMA
                                                                                     FCG       ISCG      COMBINED
                                                                                  ---------  ---------  -----------
Net revenue.....................................................................  $  91,570  $  43,178   $ 134,748
Cost of services................................................................     53,526     25,402      78,928
                                                                                  ---------  ---------  -----------
  Gross profit..................................................................     38,044     17,776      55,820
Selling, general and administrative expenses....................................     31,669     12,233      43,902
Compensation expenses related to stock issuances................................      6,060         --       6,060
                                                                                  ---------  ---------  -----------
  Income from operations........................................................        315      5,543       5,858
Other income
  Interest income (expense), net................................................        (68)       418         350
  Other income, net.............................................................        119         --         119
                                                                                  ---------  ---------  -----------
    Income before income taxes..................................................        366      5,961       6,327
Provision for income taxes......................................................      1,900      2,448       4,348
                                                                                  ---------  ---------  -----------
  Net income (loss).............................................................  $  (1,534) $   3,513   $   1,979
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

Basic net income (loss) per share...............................................  $   (0.15) $    0.44   $    0.12
Diluted net income (loss) per share.............................................  $   (0.15) $    0.40   $    0.11
Shares used in computing basic net income per share.............................      9,987      7,921      16,086
Shares used in diluted net income per share.....................................      9,987      8,881      17,324

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                              UNAUDITED PRO FORMA

                        COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO FORMA
                                                                                     FCG       ISCG      COMBINED
                                                                                  ---------  ---------  -----------
Net revenue.....................................................................  $  66,305  $  30,576   $  96,881
Cost of services................................................................     38,823     17,893      56,716
                                                                                  ---------  ---------  -----------
  Gross profit..................................................................     27,482     12,683      40,165
                                                                                  ---------  ---------  -----------
Selling, general and administrative expenses....................................     22,804      8,955      31,759
Compensation expenses related to stock issuances................................      1,861     --           1,861
                                                                                  ---------  ---------  -----------
  Income from operations........................................................      2,817      3,728       6,545
                                                                                  ---------  ---------  -----------
Other income
  Interest income (expense), net................................................        (59)       317         258
  Other income, net.............................................................        110     --             110
                                                                                  ---------  ---------  -----------
    Income before income taxes..................................................      2,868      4,045       6,913
                                                                                  ---------  ---------  -----------
Provision for income taxes......................................................      1,590      1,699       3,289
                                                                                  ---------  ---------  -----------
  Net income....................................................................  $   1,278  $   2,346   $   3,624
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------
Basic net income per share......................................................  $    0.13  $    0.30   $    0.23
Diluted net income per share....................................................  $    0.12  $    0.26   $    0.21
Shares used in computing basic net income per share.............................      9,687      7,914      15,781
Shares used in diluted net income per share.....................................     10,279      8,885      17,120

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                              UNAUDITED PRO FORMA

                        COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         PRO FORMA
                                                                                     FCG       ISCG      COMBINED
                                                                                  ---------  ---------  -----------
Net revenue.....................................................................  $  94,601  $  45,897   $ 140,498
Cost of services................................................................     51,813     27,732      79,545
                                                                                  ---------  ---------  -----------
  Gross profit..................................................................     42,788     18,165      60,953
Selling, general and administrative expenses....................................     32,815     12,304      45,119
Cost and expenses associated with terminated business combination...............     --            486         486
                                                                                  ---------  ---------  -----------
  Income from operations........................................................      9,973      5,375      15,348
Other income
  Interest income, net..........................................................      1,325        221       1,546
  Other income, net.............................................................         48     --              48
                                                                                  ---------  ---------  -----------
    Income before income taxes..................................................     11,346      5,596      16,942
Provision for income taxes......................................................      5,449      2,319       7,768
                                                                                  ---------  ---------  -----------
  Net income....................................................................  $   5,897  $   3,277   $   9,174
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------
Basic net income per share......................................................  $    0.39  $    0.41   $    0.43
Diluted net income per share....................................................  $    0.38  $    0.37   $    0.41
Shares used in computing basic net income per share.............................     15,001      8,030      21,184
Shares used in diluted net income per share.....................................     15,722      8,976      22,634

  See accompanying notes to unaudited pro forma combined financial statements.

   FIRST CONSULTING GROUP, INC. AND INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

    The FCG consolidated balance sheet as of September 30, 1998 has been combined with the ISCG consolidated balance sheet as of September 30, 1998. The FCG consolidated statements of operations for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995 have been combined with the ISCG consolidated statements of operations for the nine months ended September 30, 1998 and 1997, and for the years ended December 31, 1997, 1996, and 1995 respectively.

NOTE 2--MERGER COSTS

    FCG and ISCG estimate they will incur direct transaction costs of approximately $3.5 million associated with the merger, consisting primarily of fees for investment banking, filings with regulatory agencies, legal, accounting, financial printing and other related costs. These nonrecurring costs will be charged to operations in the fiscal quarter in which the merger is consummated. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of September 30, 1998, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature. It is expected that substantially all of the costs will be paid out of existing cash reserves within six to twelve months after the consummation of the merger.

NOTE 3--PRO FORMA NET INCOME PER SHARE

    The unaudited pro forma combined net income per common and equivalent share is based upon the weighted average number of common and equivalent shares of FCG and ISCG outstanding for each period at the exchange ratio.

NOTE 4--PRO FORMA NET INCOME (LOSS) PER SHARE

    The following table reconciles the number of shares used in the pro forma earnings per share computations to the numbers set forth in FCG's and ISCG's historical statements of operations (in thousands, except the exchange ratio):

                     PRO FORMA NET INCOME (LOSS) PER SHARE
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                           NINE MONTHS ENDED SEPTEMBER
                                                             YEARS ENDED DECEMBER 31,                  30,
                                                          -------------------------------  ----------------------------
                                                            1995       1996       1997         1997           1998
                                                          ---------  ---------  ---------  -------------  -------------

Shares used in basic per share computation:
  Historical ISCG.......................................      5,085      6,913      7,921        7,914          8,030
  Exchange Ratio........................................       0.77       0.77       0.77         0.77           0.77
                                                          ---------  ---------  ---------       ------         ------
                                                              3,915      5,323      6,099        6,094          6,183
  Historical FCG........................................      7,515      8,671      9,987        9,687         15,001
                                                          ---------  ---------  ---------       ------         ------

  Pro forma combined....................................     11,430     13,994     16,086       15,781         21,184
                                                          ---------  ---------  ---------       ------         ------
                                                          ---------  ---------  ---------       ------         ------
Shares used in diluted per share computation:
  Historical ISCG.......................................      6,181      8,091      8,881        8,885          8,976
  Exchange Ratio........................................       0.77       0.77       0.77         0.77           0.77
                                                          ---------  ---------  ---------       ------         ------
                                                              4,759      6,230      6,838        6,841          6,912
  Historical FCG........................................      7,544      9,127      9,987       10,279         15,722
                                                          ---------  ---------  ---------       ------         ------
  Add back of dilutive shares previously not included as
    anti-dilutive due to loss...........................         --         --        499           --             --
                                                          ---------  ---------  ---------       ------         ------

  Pro forma combined....................................     12,303     15,357     17,324       17,120         22,634
                                                          ---------  ---------  ---------       ------         ------
                                                          ---------  ---------  ---------       ------         ------

                                  RISK FACTORS

    THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMBINED COMPANY MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS DOCUMENT, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN MAKING AN INVESTMENT DECISION. KEEP IN MIND THAT THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS FACING FCG, ISCG OR THE COMBINED COMPANY.

RISKS RELATING TO THE MERGER

    INTEGRATING FCG AND ISCG INVOLVES RISKS THAT MAY NEGATIVELY IMPACT THE COMBINED COMPANY. Integrating FCG and ISCG will be a complex, time-consuming and expensive process. Before the merger, FCG and ISCG operated independently, each with its own business, business culture, clients, employees and systems. After the merger, FCG and ISCG must operate as a combined organization utilizing common (1) information and communication systems, (2) operating procedures, (3) financial controls and (4) human resource practices, including benefit, training and professional development programs. There may be substantial difficulties, costs and delays involved in integrating FCG and ISCG. These may include:

    - Distracting management from the business of the combined company

    - Potential incompatibility of business cultures

    - Perceived adverse change in client service standards, business focus, billing practices, or service offerings available to clients

    - Perceived uncertainty in career opportunities, benefits and the long-term value of stock options available to employees

    - Costs and delays in implementing common systems and procedures

    - Potential inefficiencies in delivering services to the clients of the combined company

    - Potential inability to obtain consents of third parties required because of the merger

    Any one or all of these factors may cause increased operating costs, lower than anticipated financial performance or the loss of clients and employees. Many of these factors are also outside the control of either company. The failure to integrate FCG and ISCG would have a material adverse effect on the business, financial condition and results of operations of the combined company.

    THE NUMBER OF SHARES OF FCG COMMON STOCK RECEIVED IN THE MERGER WILL NOT INCREASE OR DECREASE DUE TO CHANGES IN THE PRICE OF EITHER COMPANY'S STOCK. At the effective time of the merger, each outstanding share of ISCG common stock will be converted into a fixed number of shares of FCG common stock. The number of shares of FCG common stock received in the merger will not increase or decrease due to fluctuations in the market price of either company's stock. Recent market prices of FCG common stock and ISCG common stock are set forth under the captions "Summary--Markets and Market Prices" beginning on page 12 and "Comparative Per Share Market Price Data and Dividend Policy" beginning on page
36. We encourage ISCG shareholders to obtain current market quotations for FCG common stock and ISCG common stock. FCG common stock and ISCG common stock have been subject to price volatility. The market prices of FCG common stock and ISCG common stock cannot be guaranteed or predicted. For more information, see "Comparative Per Share Market Price Data and Dividend Policy" beginning on page 36.

    RIGHTS OF ISCG SHAREHOLDERS WILL CHANGE AFTER THE MERGER. Following the merger, ISCG shareholders will become FCG stockholders. There are important differences between the rights of ISCG shareholders and the rights of FCG stockholders. For a description of these differences, see "Comparison of Shareholders' Rights."

RISKS RELATING TO THE BUSINESS OF FCG

    FCG MAY BE UNABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED EMPLOYEES. FCG's business is labor-intensive and requires highly skilled employees. Most of FCG's consultants possess extensive expertise in healthcare, information technology and consulting fields. To serve a growing client base, FCG must continue to recruit and retain qualified personnel with expertise in each of these three fields. Competition for such personnel is intense. FCG competes for such personnel with management consulting firms, healthcare organizations, software firms and other businesses. Many of these entities have substantially greater financial and other resources than FCG. FCG may not be able to recruit and retain a sufficient number of qualified personnel to serve existing and new clients. If FCG fails to to recruit and retain a sufficient number of qualified personnel, FCG's ability to expand its client base or services could be impaired and FCG's business, financial condition and results of operations could be adversely effected.

    CONTINUED OR INCREASED EMPLOYEE TURNOVER COULD NEGATIVELY AFFECT FCG'S BUSINESS. FCG has experienced employee turnover rates at or above industry averages as a result of (1) dependence on lateral hiring of consultants, (2) travel demands imposed on its consultants, and (3) loss of employees to competitors and clients. Continued or increased employee turnover could materially adversely affect FCG's business, financial condition and results of operations. In addition, many of FCG's consultants develop strong business relationships with FCG's clients. FCG depends on these relationships to generate additional assignments and engagements. The loss of a substantial number of consultants could erode FCG's client base and decrease FCG's revenue.

    THERE ARE VARIOUS FACTORS WHICH MAY CAUSE FCG'S NET REVENUES AND OPERATING RESULTS TO FLUCTUATE. FCG's net revenue and operating results may fluctuate significantly because of a number of factors, many of which are outside FCG's control. These factors may include:

    - Losing key personnel and other employees

    - Losing one or more significant clients

    - Consummating an acquisition

    - Costs of integrating acquired operations

    - Timing and collection of payments and new client engagements

    - Delays in securing and completing client engagements

    - Fluctuations in market demand for FCG's services, consultant hiring and utilization

    - Variability in the number of billable days

    - Availability of foreign net operating losses and other credits against FCG's earnings

    - Increased competition and pricing pressures

    - Changes in business strategy, pricing and billing policies of FCG and its competitors

    - International currency fluctuations

    A substantial portion of FCG's expenses, particularly personnel and related costs, depreciation, office rent and occupancy costs, are relatively fixed. One or more of the foregoing factors may cause FCG's operating expenses to be disproportionately high during any given period. In addition, FCG bills certain of its services on a fixed-price basis, and any assignment delays or expenditures of time beyond that projected for the assignment could result in write-offs of client billings. Significant write-offs could materially adversely effect FCG's business, financial condition and results of operations. Based on the preceding factors, FCG may experience a shortfall in revenue or earnings or otherwise fail to meet public market expectations, which could materially adversely effect FCG's business, financial condition and the market price of the FCG common stock.

    THE VARIABLE NUMBER OF BILLABLE DAYS IN A QUARTER MAY AFFECT FCG'S NET REVENUE AND NET OPERATING EXPENSES. FCG's net revenue and operating expenses vary depending on the number of billable days in any given quarter. FCG typically has a lower number of billable days in the second and fourth quarters of every year. In the second quarter of each year, FCG requires employee attendance at an annual meeting of all of its employees. In the fourth quarter of each year, FCG also encourages its employees to take vacation during the December holidays. The number of billable days may also vary as a result of vacation days, sick time, paid and unpaid leave and other holidays.

    THE LENGTH OF TIME REQUIRED TO ENGAGE A CLIENT AND TO COMPLETE AN ASSIGNMENT MAY BE UNPREDICTABLE AND COULD NEGATIVELY IMPACT FCG'S NET REVENUES AND OPERATING RESULTS. The timing of client engagements and service fulfillment is not predictable with any degree of accuracy. You should not rely on prior engagement cycles as any indication of the timing of future client engagements or revenues.

    Prior to client engagements, FCG typically spends a substantial amount of time and resources (1) identifying strategic or business issues facing the client, (2) defining engagement objectives, (3) gathering information, (4) preparing proposals and (5) negotiating contracts. FCG may be required to hire new consultants before securing a client engagement. Clients may defer commiting to new assignments for any length of time and for any reason. Such deferrals could require FCG to maintain a significant number of under-utilized consultants during any given period. In addition, failing to procure an engagement after spending such time and resources could materially adversely effect FCG's business, financial condition and results of operations.

    The length of time required to complete an assignment often depends on factors outside FCG's control, including:

    - Existing information systems at the client site

    - Changes or the anticipation of changes in the regulatory environment affecting healthcare organizations

    - Budgetary cycles and constraints

    - Availability of personnel and other resources

    - Consolidation in the healthcare industry

    FCG may be unable to satisfy objectives and complete projects and services. Any such failure may result in write-offs of client billings, reduction in engagements or loss of clients. FCG's failure to deliver the services required by the client on a timely basis or within anticipated budgets could materially adversely affect FCG's business, financial condition and results of operations.

    IF FCG IS UNABLE TO GENERATE ADDITIONAL REVENUE FROM ITS EXISTING CLIENTS, FCG'S BUSINESS MAY BE NEGATIVELY AFFECTED. FCG's success depends on obtaining additional engagements from its existing clients. A substantial portion of FCG's revenues are derived from services provided to its existing clients. The loss of a small number of clients may result in a material decline in revenues and cause FCG to fail to meet public market expectations of its financial performance and operating results. Any material failure on the part of FCG to generate additional revenues from its existing clients may materially adversely effect FCG's business, financial condition and results of operations.

    IF FCG IS UNABLE TO MANAGE ITS GROWTH, ITS BUSINESS MAY BE NEGATIVELY IMPACTED. FCG's business has grown rapidly in recent years. This growth has placed new and increased demands on FCG's vice presidents and other management personnel. This growth has also placed significant and increasing demands on FCG's financial, technical and operational resources and on its information systems. To manage any future growth, FCG must (1) extend its financial reporting and information management systems to a growing number of offices and employees, and (2) develop and implement new procedures and controls to accommodate new operations, services and clients. Increasing operational and administrative demands may make it difficult for FCG's vice presidents to engage in business development activities. Adding a significant number of new employees and offices may also impair FCG's ability to maintain its service delivery standards and corporate culture. In addition, FCG has in the past changed, and may in the future change, its organizational structure and business strategy. Such changes may result in operational inefficiencies and delays in delivering FCG's services. Such changes could also cause a disruption in FCG's business and could have a material adverse effect on FCG's business, financial condition and results of operations. If FCG fails to effectively manage its growth, FCG's business, financial condition and results of operations could be adversely affected.

    FCG'S FAILURE TO ACQUIRE AND SUCCESSFULLY INTEGRATE THE BUSINESSES FCG ACQUIRES COULD NEGATIVELY IMPACT FCG. FCG intends to grow, in part, by acquiring complementary professional practices within the healthcare industry. In 1998, FCG completed two acquisitions and is in the process of completing a third acquisition. Integrating acquired operations is a complex, time-consuming and expensive process. All acquisitions involve risks that could materially and adversely effect FCG's business and operating results. These risks include (1) distracting management from the business of FCG, (2) losing key personnel and other employees, (3) losing clients, (4) costs, delays and inefficiencies associated with integrating acquired operations and personnel, and (5) amortizing the cost of acquired assets and goodwill. Acquired businesses may not enhance FCG's services, provide FCG with increased client opportunities or result in growth. Combining acquired operations with FCG may result in lower overall operating margins, greater stock price volatility and quarterly earnings fluctuations. Cultural incompatibilities, career uncertainties and other factors associated with such acquisitions may result in the loss of employees and clients. Failing to acquire and successfully integrate complementary practices could materially adversely effect FCG's business, financial condition and results of operations.

    FCG'S INTERNATIONAL OPERATIONS CREATE SPECIALIZED RISKS THAT CAN NEGATIVELY AFFECT FCG. FCG provides its services to international clients. Expanding into international markets will require FCG to (1) spend a significant amount of management, human and financial resources, (2) hire additional personnel, and
(3) establish international offices. FCG may be unable to recruit and retain a sufficient number of qualified consultants in each country in which it intends to conduct its business. If FCG fails to recruit and retain qualified employees, FCG's ability to expand internationally may be impaired and FCG's business, financial condition and results of operations could be adversely effected. FCG's international operations are subject to a variety of risks, including:

    - Difficulties and costs of localizing services in international markets

    - Unfavorable pricing and price competition

    - Currency fluctuations

    - Longer payment cycles in some countries

    - Difficulties in collecting international accounts receivable

    - Difficulties in enforcing contractual obligations and intellectual property rights

    - Adverse tax consequences

    - Increased costs associated with maintaining international marketing efforts and offices

    - Adverse changes in regulatory requirements

    - Economic instability

    Any one or all of these factors may cause increased operating costs, lower than anticipated financial performance and may materially adversely effect FCG's business, financial condition and results of operations.

    THE DISRUPTION OR FAILURE OF COMPUTER PROGRAMS AND SYSTEMS DUE TO THEIR INABILITY TO PROCESS DATE/TIME INFORMATION BETWEEN THE TWENTIETH AND TWENTY-FIRST CENTURIES MAY CAUSE AN INTERRUPTION IN AND NEGATIVELY IMPACT FCG'S BUSINESS. Many existing computer programs and systems, including those used by FCG's clients, use only two digits to identify the year in the date field. These programs may be unable to process date/time information between the twentieth and twenty-first centuries. This inability could cause the disruption or failure of such computer systems (the "Y2K Problem"). Solving the Y2K Problem will require a large amount of time and resources. FCG's clients may have to reallocate a significant portion of their budgets away from FCG's services to address this problem. Such reallocation would have a material adverse effect on FCG's business, financial condition and results of operations. FCG's current time and billing systems are not Y2K compliant. FCG has purchased an upgrade to these systems that will render them Y2K compliant. FCG expects to complete deployment of this upgrade in the fourth quarter of 1998. There can be no assurance that such deployment will begin as planned or, if begun, will be completed in a timely and cost-effective manner.

    THE LOSS OF FCG'S VICE PRESIDENTS AND EXECUTIVE OFFICERS COULD NEGATIVELY AFFECT FCG. FCG's performance depends on the continued service of its vice presidents and executive officers. In particular, FCG depends on such persons to secure new clients and engagements and to manage the business and affairs of FCG. The loss of such persons could result in disruption of FCG's business, stock price volatility and could have a material adverse effect on FCG's business, financial condition and results of operations. FCG has not entered into long-term employment contracts with any of its employees and does not maintain key employee life insurance.

    IF FCG FAILS TO MEET CLIENT EXPECTATIONS IN THE PERFORMANCE OF ITS SERVICES, FCG'S BUSINESS COULD SUFFER. FCG's services often involve complex information systems and software which are critical to the clients' operations. FCG's failure to meet client expectations in the performance of its services may damage FCG's reputation in the healthcare industry and adversely affect its ability to attract and retain clients. If a client is not satisfied with FCG's services, FCG will generally spend additional human and other resources at its own expense to ensure client satisfaction. Such expenditures will typically result in a lower margin on such engagements and could materially adversely effect FCG's business, financial condition and results of operations.

    In the course of providing its services, FCG will often recommend the use of other software and hardware products. These products may not perform as expected or contain defects. If this occurs, FCG's reputation could be damaged and it could be subject to liability. FCG attempts to limit its exposure to potential liability claims. Such limitations may not be effective. A successful liability claim brought against FCG may adversely affect FCG's reputation in the healthcare industry and could have a material adverse effect on FCG's business, financial condition and results of operations. Although FCG maintains liability insurance, such insurance may not provide adequate coverage for successful claims against FCG.

    IF FCG DOES NOT COMPETE EFFECTIVELY IN THE HEALTHCARE INFORMATION SERVICES INDUSTRY, THEN ITS BUSINESS MAY BE NEGATIVELY IMPACTED. The market for healthcare information technology consulting is very competitive. FCG has competitors that provide some or all of the services provided by FCG. In strategic consulting services, FCG competes with (1) international consulting firms, (2) regional and specialty consulting firms and (3) the consulting groups of international accounting firms such as KPMG Peat Marwick LLP, Ernst & Young LLP, Deloitte & Touche LLP, PricewaterhouseCoopers, LLP and Andersen Consulting. In implementation and integration services, FCG competes with (1) information system vendors such as HBO & Company, Inc., Shared Medical Systems Corporation and Integrated Systems Solution Corporation, a division of International Business Machines Corporation, (2) service groups of computer equipment companies, (3) systems integration companies such as Electronic Data Systems Corporation, Perot Systems Corporation, CAP Gemini America, Inc. and Computer Sciences Corporation, (4) clients' internal information management departments, and (5) other healthcare consulting firms such as DAOU Systems Inc. and Superior Consultant Holdings Corporation.

    Many of FCG's competitors have significantly greater financial, human and marketing resources than FCG. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer demands, or to devote greater resources to the development, promotion, sale and support of their products and services than FCG. FCG may be unable to compete effectively with current and future competitors. Competitive pressures may cause FCG's revenue or operating margins to decline or otherwise materially adversely effect its business, financial condition and results of operations.

    IF FCG FAILS TO KEEP PACE WITH REGULATORY AND TECHNOLOGICAL CHANGES, THEN FCG'S BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. The healthcare industry is subject to regulatory and technological changes that may affect the procurement practices and operations of healthcare organizations. During the past several years, the healthcare industry has been subject to an increase in governmental regulation and reform proposals. These reforms could increase governmental involvement in the healthcare industry, lower reimbursement rates or otherwise change the operating environment of FCG's clients. Healthcare organizations may react to these proposals by curtailing or deferring investments, including those for FCG's services. FCG cannot predict with any certainty what impact, if any, such legislative reforms could have on its business.

    Technological change in the network and application markets has created high demand for consulting, implementation and integration services. If the pace of technological change were to diminish, FCG could experience a decrease in demand for its services. Any material decrease in demand would materially adversely effect FCG's business, financial condition and results of operations.

    CONSOLIDATION IN THE HEALTHCARE INDUSTRY COULD NEGATIVELY IMPACT FCG'S BUSINESS. FCG derives substantially all of its revenue from clients in the healthcare industry. As a result, FCG's business, financial condition and results of operations are influenced by conditions affecting this industry, particularly current trends towards consolidation among healthcare organizations. Such consolidation may reduce the number of existing and potential clients for FCG's services. In addition, the resulting organizations could have greater bargaining power, which could erode the current pricing structure for FCG's services. The reduction in the size of FCG's target market or the failure of FCG to maintain its pricing strategies could have a material adverse effect on FCG's business, financial condition and results of operations.

    FCG MAY BE UNABLE TO EFFECTIVELY PROTECT ITS PROPRIETARY INFORMATION AND PROCEDURES. FCG must protect its proprietary information, including its proprietary methodologies, research, tools, software code and other information. To do this, FCG relies on a combination of copyright and trade secret laws and confidentiality procedures to protect its intellectual property. These steps may not protect FCG's proprietary information. In addition, the laws of certain countries do not protect or enforce proprietary rights to the same extent as do the laws of the United States. FCG is currently providing its services to clients in international markets. FCG's proprietary information may not be protected to the same extent as provided under the laws of the United States, if at all. The unauthorized use of FCG's intellectual property could have a material adverse effect on FCG's business, financial condition or results of operations. In addition, third parties may assert infringement claims against FCG in the future. Such claims may result in protracted and costly litigation, regardless of the merits of such claims.

    FCG'S EXISTING STOCKHOLDERS MAY BE ABLE TO EXERCISE CONTROL OVER MATTERS REQUIRING STOCKHOLDER APPROVAL. Upon consummation of the merger, FCG's existing stockholders will beneficially own approximately 16,600,418 shares, or 72.8%, of the outstanding shares of FCG common stock. As a result, FCG's existing stockholders, if acting together, will be able to exercise control over or significantly influence matters requiring stockholder approval, including the election of directors, mergers, consolidations and sales of all or substantially all of the assets of FCG.

    DELAWARE LAW AND FCG'S CHARTER COULD MAKE THE ACQUISITION OF FCG BY ANOTHER COMPANY MORE DIFFICULT. Certain provisions of Delaware law applicable to FCG could delay or make more difficult a merger, tender offer or proxy contest involving FCG, including Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. In addition, the FCG Board of Directors may issue shares of preferred stock without stockholder approval on such terms as the FCG Board Directors may determine. The rights of the holders of FCG common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the FCG certificate of incorporation and FCG bylaws provide for a classified board of directors, eliminate the right of stockholders to act by written consent without a meeting, require advanced stockholder notice to nominate directors and raise matters at the annual stockholders meeting, eliminate cumulative voting in the election of directors and allow for the removal of directors only for cause and with a two-thirds vote of FCG's outstanding shares. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of FCG and could limit the price that certain investors might be willing to pay in the future for shares of FCG common stock.

RISKS RELATING TO THE BUSINESS OF ISCG

    ISCG MAY NOT BE ABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF TECHNICAL
EMPLOYEES TO MEET ITS WORK       REQUIREMENTS.

    ISCG's business of rendering professional services is labor-intensive. ISCG believes its future success will depend in large part upon attracting, retaining and motivating sufficient numbers of highly-skilled technical employees. There are not enough information services professionals available to meet the current demands of the computer consulting industry and ISCG believes that demand will remain high for the foreseeable future. Therefore, in the future, ISCG might not be able to attract and retain sufficient numbers of such highly-skilled technical employees to meet its work requirements. The inability to attract new technical employees or the departure of an unusually high number of ISCG's technical employees would have a material adverse impact on ISCG's business.

    IF CERTAIN KEY EMPLOYEES OF ISCG LEAVE ISCG OR ARE NO LONGER ABLE TO PERFORM
SERVICES FOR ISCG, IT COULD HAVE A       MATERIAL ADVERSE EFFECT ON ISCG'S
BUSINESS.

    ISCG believes that the efforts and abilities of its senior management are very important to its continued success. In particular, if David S. Lipson, ISCG's Chairman, Chief Executive Officer and President, or certain of ISCG's other executive officers or senior managers left ISCG or were unable to perform services for ISCG, it could have a material negative impact on ISCG's business. ISCG has employment agreements with each of its executive officers.

    ISCG'S REVENUES MAY DECREASE AS A RESULT OF CERTAIN CHANGES IN THE PHARMACEUTICAL INDUSTRY.

    Historically, a significant portion of ISCG's revenues has come from companies in the pharmaceutical business. This trend may continue in the future. The following chart shows the approximate percentage of total revenues ISCG derived from the pharmaceutical industry during 1995, 1996, 1997 and 1998 (through September 30, 1998).

   1995         1996         1997        1998 (THROUGH SEPTEMBER 30, 1998)
   -----        -----        -----     -------------------------------------
       64%          59%          62%                       68%

    ISCG's revenues are linked to the pharmaceutical industry's research and development expenditures. Should any of the following events occur in the pharmaceutical industry, ISCG's business could be negatively affected in a material way:

    - The industry's general economic environment changes adversely

    - Companies continue to consolidate

    - Research and development expenditures or pharmaceutical companies' expenditures on technology in general decrease

    A trend in the pharmaceutical industry is for companies to "outsource" either large information technology-dependent projects or their information systems staffing requirements. Outsourcing means that, rather than utilize its own employees, a company contracts with a third party to undertake an entire project or to provide technical personnel to augment their own staff. ISCG benefits when pharmaceutical companies outsource to it. If this outsourcing trend slows down or stops, ISCG's financial condition and results of operations could be impacted in a materially adverse way.

    A FEW CLIENTS MAY ACCOUNT FOR A SIGNIFICANT PERCENTAGE OF ISCG'S REVENUES IN
ANY GIVEN YEAR AND ISCG'S       BUSINESS COULD BE NEGATIVELY IMPACTED IF IT WERE
UNABLE TO SECURE ENGAGEMENTS FOR LARGE PROJECTS WITH       SIGNIFICANT CLIENTS
IN A PARTICULAR YEAR.

    A small number of clients each usually account for 10% or more of ISCG's revenues in any given year. The following chart shows ISCG clients that accounted for 10% or more of ISCG's revenues in 1995, 1996, 1997 and 1998 (though September 30, 1998).

                                                                                         Percentage
                                                                                        of Revenues
                                               Percentage    Percentage    Percentage     in 1998
                                              of Revenues   of Revenues   of Revenues     (through
                   Client                       in 1995       in 1996       in 1997       9/30/98)
  Air Products and Chemicals, Inc.                13%           10%            --            --
  Merck & Company, Inc.                           11%           10%            --            --
  SmithKline Beecham Corp.                         --            --           11%           10%
  Pharmaceutical                                   --            --            --           13%
  Research Institute

    ISCG's clients generally implement large software applications on an irregular basis because such implementation is a complex, time-intensive and costly process. Therefore, the amount of revenues derived by ISCG from a specific client may vary significantly from year-to-year. Accordingly, ISCG expects that the identity of clients accounting for large portions of its revenues will change from year-to-year.

    IF ISCG FAILS TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH VENDORS OF SOFTWARE PRODUCTS, IT COULD HAVE A
      NEGATIVE EFFECT ON ISCG'S ABILITY TO SECURE ENGAGEMENTS.

    ISCG has established a non-exclusive partnership arrangement with Documentum, Inc. Documentum markets document management software applications largely to the pharmaceutical industry. ISCG believes that its relationship with this vendor is important to its sales, marketing and support activities. ISCG integrates Documentum's software products into clients' systems. If a client or prospective client selects one of Documentum's products, ISCG may be hired to integrate the product into the client's system. ISCG's strong relationship with Documentum has often resulted in sales leads and client engagements for ISCG. If ISCG fails to maintain its relationship with Documentum or fails to establish relationships with other vendors, its business could be materially adversely effected.

    ISCG'S FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF ITS TECHNICAL
EMPLOYEES ARE UNDER-UTILIZED OR IF ITS       BILLING MARGINS DECREASE.

    ISCG's revenues are derived largely from the hourly fees its clients pay for the professional services rendered by ISCG's technical employees. The "utilization rate" of ISCG's technical employees is defined as the number of hours actually billed during any given period divided by the number of hours available during that period. Utilization rates can vary based on a number of factors, including (1) non-billable time between assignments that is incurred by technical employees, (2) vacation hours taken by technical employees, (3) weather events that prevent technical employees from reaching work sites, and
(4) training
of technical employees. Since virtually all of ISCG's technical employees are full time employees and their costs are relatively fixed, variances in utilization rates affect both ISCG's revenues and operating results.

    In addition, the shortage of highly trained technical employees in the industry has caused upward pressure on such employees' wages. ISCG's "billing margin" is the difference between its cost of delivering consulting services (which cost consists predominately of wages and related benefits) and the rates ISCG charges its customers. A decrease in ISCG's billing margin would adversely affect ISCG's financial performance. ISCG cannot guarantee that its billing margin will not decrease in the future.

    ISCG'S QUARTERLY RESULTS MAY VARY AS A RESULT OF UNDER-UTILIZATION OF
TECHNICAL EMPLOYEES AND/OR THE TIMING OF       CERTAIN GENERAL AND
ADMINISTRATIVE SPENDING.

    ISCG's business is generally not seasonal. However, since its employee-related costs are relatively fixed and revenues fluctuate, profitability may vary from one quarter to another. The following factors contribute to such variations:

    - Changes in employee utilization rates

    - The timing of certain general and administrative expenses

    - The timing of new hires

    - The timing of training for new and existing technical employees

    - The number of business days in a particular quarter

    These factors could impact ISCG's future quarterly results. Therefore, the future amount or pattern of ISCG's quarterly results will not necessary be the same as its historical amount or pattern of quarterly results.

    ISCG HAS GROWN RAPIDLY AND CONTINUES TO GROW RAPIDLY. IF ISCG FAILS TO
EFFECTIVELY MANAGE THIS GROWTH, ITS       FINANCIAL RESULTS COULD SUFFER.

    From January 1, 1992 through September 30, 1998, the size of ISCG's professional staff increased from 61 to 538 personnel. This growth has placed increasing demands on ISCG's management, financial and other resources. ISCG has built these resources and systems to account for such growth, but continued growth may require ISCG to increase its investment in such systems, or to reorganize its management team. Such changes, should they occur, could cause an interruption or diversion of focus from ISCG's core business activities and have an adverse effect on financial results.

    IF ISCG FAILS TO KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS IN THE
INFORMATION TECHNOLOGY INDUSTRY, IT COULD       HAVE A MATERIAL ADVERSE EFFECT
ON ISCG'S BUSINESS.

    The information technology industry has experienced and continues to experience rapid technological advances and developments. To continue to succeed in the future, ISCG must develop solutions that keep pace with continuing changes in information processing technology, evolving industry standards and changing client preferences. ISCG may not succeed in addressing these developments on a timely basis. If ISCG delays or fails to address these developments, ISCG's business could be materially negatively impacted. In addition, technologies or methodologies developed by others could make ISCG's services noncompetitive or obsolete.

    IF ISCG DOES NOT EFFECTIVELY COMPETE, ITS BUSINESS WILL BE NEGATIVELY IMPACTED.

    ISCG competes in the commercial professional services segment of the information technology industry. In this segment, many companies compete for client assignments and for technical personnel. Many of the companies that ISCG competes with or may compete with have significantly greater financial, technical and marketing resources and have greater name recognition. ISCG primarily seeks consulting, applications development and systems and networking engagements with companies within the pharmaceutical industry. A number of other professional services firms also seek these kinds of engagements. ISCG believes that the following are the principal factors on which ISCG and companies operating in the same industry segment compete:

    - Responsiveness to client needs

    - Availability of technical personnel

    - Speed of applications development

    - Quality of service

    - Price

    - Project management capability

    - Technical expertise

    - The ability to market to and serve clients internationally

    ISCG believes that its ability to compete also depends in part on the following factors that are outside of its control:

    - The ability of its competitors to hire, retain and motivate qualified technical personnel

    - The ownership by competitors of software used by potential clients

    - The development of software that would reduce or eliminate the need for ISCG's services

    - The price at which others offer comparable services

    - The extent of its competitors' responsiveness to customer needs

    COMPUTER SYSTEMS USED BY OR DESIGNED BY ISCG OR USED BY THIRD PARTIES WITH
WHOM ISCG REGULARLY DEALS MAY       NOT BE ABLE TO PROCESS DATE/TIME INFORMATION
BETWEEN THE TWENTIETH AND TWENTY-FIRST CENTURIES. THIS INABILITY       COULD
CAUSE THE DISRUPTION OR FAILURE OF SUCH COMPUTER SYSTEMS. ISCG'S BUSINESS COULD
BE INTERRUPTED AND       SUFFER A MATERIAL ADVERSE EFFECT AS A RESULT OF SUCH
DISRUPTION OR FAILURE.

    Many existing computer programs and systems, including certain of those used by ISCG for its own internal purposes and certain of those used by its clients, suppliers, vendors and others, use only two digits to identify the year in the date field. Some custom applications designed, built or modified by ISCG for its clients may also only use two digits to identify the year in the date field. These programs were designed and developed without considering the impact of their inability to process date/time information between the twentieth and twenty-first centuries. This inability to process information could cause the disruption or failure of such computer systems, and is referred to as the "Y2K problem." ISCG has identified four main areas of its Y2K risk:

    - ISCG's internal computer systems could be disrupted or fail, causing an interruption or decrease in ISCG's ability to continue its operations

    - The computer systems of third parties with whom ISCG regularly deals, including among others its clients, suppliers, vendors, utilities and financial institutions, could be disrupted or fail, causing an interruption or decrease in ISCG's ability to continue its operations

    - ISCG could be exposed to liabilities if certain of the custom applications designed, built or modified by ISCG for its clients are disrupted or fail

    - ISCG's revenue could decline if clients' resources are diverted from ISCG's traditional work to fixing their Y2K problems

    ISCG is currently evaluating the nature and extent of the Y2K issues related to its internal systems. ISCG believes that, before December 31, 1999, its material internal systems will be substantially able to process date/time information between the twentieth and twenty-first centuries. If ISCG does not achieve Y2K compliance for its internal systems on a timely basis, ISCG's business could suffer a material adverse impact.

    If the business of any third party with whom ISCG regularly deals, including among others its clients, suppliers, vendors, utilities and financial institutions, is significantly disrupted because such party is not Y2K compliant, it could have a material adverse effect on ISCG's business. These disruptions could include, among other things:

    - A client's inability to process payments to ISCG

    - A financial institution's inability to process checks drawn on ISCG's bank accounts, accept deposits or process wire transfers

    - A client's, supplier's, vendor's or financial institution's business failure

    - An interruption in deliveries of computer equipment and other supplies from vendors

    - A loss of voice and data connections ISCG uses to share information

    - A loss of electric power to ISCG's facilities

    - Other interruptions to the normal conduct of business by ISCG, the nature and extent of which ISCG cannot foresee

    ISCG does not know whether any of the disruptions described above will actually occur, or if they do occur, the effect they will have on ISCG.

    ISCG believes it is likely that certain custom software applications it designed, built or modified in the past are non-Y2K compliant. ISCG has not made a determination of which custom applications may not be Y2K compliant. Further, ISCG has not determined the extent to which it may be legally responsible for either (i) fixing any non-Y2K compliant applications or (ii) the consequences of such non-compliance. ISCG has not quantified the impact that the foregoing risk may have on its business. Even in the absence of legal liability, ISCG could determine that it is in ISCG's best interests to offer to fix non-compliant applications under a variety of arrangements, including at no charge or at rates below ISCG's normal rates. The failure of custom software applications delivered by ISCG in the past to be Y2K compliant could have a material adverse effect on ISCG's business, financial condition and results of operations.

                            THE FCG SPECIAL MEETING

PURPOSE OF THE FCG SPECIAL MEETING

    The purpose of the FCG special meeting is to consider and vote upon a proposal to approve the issuance of the FCG common stock in connection with the proposed merger of Foxtrot Acquisition Sub, Inc. with and into Integrated Systems Consulting Group, Inc., as described in the merger agreement. FCG common stockholders may also consider and vote upon such other matters as may be properly brought before the FCG special meeting or any postponements or adjournments thereof. The merger will occur only if the proposal is approved.

    THE FCG BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF FCG COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT.

PROXIES

    The FCG proxy card accompanying this joint proxy statement/prospectus is being solicited on behalf of the FCG Board of Directors for use at the FCG special meeting.

DATE, TIME AND PLACE OF MEETING

    The FCG special meeting will be held at FCG's principal offices, located at 111 W. Ocean Boulevard, 4th Floor, Long Beach, California, on December 18, 1998 at 8:00 a.m. local time.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of FCG common stock at the close of business on November 10, 1998 will be entitled to notice of and to vote at the FCG special meeting. At the close of business on the record date there were 16,600,418 shares of FCG common stock outstanding and entitled to vote. Except for the stockholders identified herein under "Information Relating to FCG--Security Ownership of Certain Beneficial Owners and Management of FCG," as of the record date, to the knowledge of FCG, no other person beneficially owned more than 5% of the outstanding FCG common stock.

    Each holder of record of FCG common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the FCG special meeting.

SOLICITATION

    This joint proxy statement/prospectus was mailed to all FCG stockholders of record as of the record date and constitutes notice of the FCG special meeting in conformity with the requirements of the Delaware General Corporation Law ("DGCL").

    Regardless of whether the merger is consummated, each of FCG and ISCG will pay its own costs and expenses incurred in connection with the reorganization agreement and the transactions contemplated by the merger agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing and filing of the registration statement and this joint proxy statement/prospectus will be shared equally by FCG and ISCG. See "The Merger Agreement--Expenses and Termination Fees."

    Subject to the foregoing, the cost of the solicitation of proxies from holders of FCG common stock and all related costs will be borne by FCG. In addition, FCG may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of FCG. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTE REQUIRED

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of FCG common stock entitled to vote at the FCG special meeting is necessary to constitute a quorum.

    Approval of the proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the FCG special meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes on each proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

    Pursuant to certain voting agreements dated September 9, 1998 (each an "FCG voting agreement" and, collectively, the "FCG voting agreements"), James A. Reep, Thomas A. Reep and Brent A. Hanson (each an "FCG voting agreement stockholder" and, collectively, the "FCG voting agreement stockholders") have agreed that, prior to the earlier of the (i) effective time (as defined below) or (ii) the termination of the merger agreement (the "expiration date"), they will vote their shares of FCG common stock in favor of the issuance of FCG common stock pursuant to the merger and, in certain instances, to require any party to whom shares of FCG common stock (or securities convertible into shares of FCG common stock) held as of the date of the merger agreement or acquired prior to the expiration date are sold, pledged, granted an option to purchase, or otherwise transferred to execute a counterpart of the FCG voting agreements. The "effective time" is the latest of (a) the filing of articles of merger with the Secretary of State of the Commonwealth of Pennsylvania, (b) the filing of a certificate of merger with the Secretary of State of the State of Delaware and
(c) such later time as may be specified in the articles of merger or certificate of merger. See "Approval of the Merger and Related Transactions--Voting Agreements."

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of FCG at FCG's principal offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                            THE ISCG SPECIAL MEETING

PURPOSE OF THE ISCG SPECIAL MEETING

    The purpose of the ISCG special meeting is to consider and vote upon the approval and adoption of the merger agreement and approval of the merger. Holders of ISCG common stock may also consider and vote upon such other matters as may be properly brought before the ISCG special meeting or any postponements or adjournments thereof. The merger will occur only if the proposal is approved.

    THE ISCG BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE MERGER.

PROXIES

    The ISCG proxy accompanying this joint proxy statement/prospectus is being solicited on behalf of the ISCG Board of Directors for use at the ISCG special meeting.

DATE, TIME AND PLACE OF MEETING

    The ISCG special meeting will be held at ISCG's principal offices, located at 575 East Swedesford Road, Wayne, Pennsylvania on December 18, 1998 at 9:00 a.m. local time.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of ISCG common stock at the close of business on the record date will be entitled to notice of and to vote at the ISCG special meeting. At the close of business on the record date there were 8,068,723 shares of ISCG common stock outstanding and entitled to vote. Except for the shareholders identified herein under "Security Ownership of Certain Beneficial Owners and Management of ISCG," as of the record date, to the knowledge of ISCG, no other person beneficially owned more than 5% of the outstanding ISCG common stock.

    Each holder of record of ISCG common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the ISCG special meeting.

SOLICITATION

    This joint proxy statement/prospectus was mailed to all ISCG shareholders of record as of the record date and constitutes notice of the ISCG special meeting in conformity with the requirements of the Pennsylvania Business Corporation Law ("the PBCL").

    Regardless of whether the merger is consummated, each of FCG and ISCG will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing and filing of the registration statement and this joint proxy statement/prospectus and will be shared equally by FCG and ISCG. See "The Merger Agreement--Expenses and Termination Fees."

    Subject to the foregoing, the cost of the solicitation of proxies from holders of ISCG common stock and all related costs will be borne by ISCG. In addition, ISCG may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ISCG. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTE REQUIRED

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of ISCG common stock entitled to vote at the ISCG special meeting is necessary to constitute a quorum.

    Approval of the proposal requires approval of a majority of the outstanding shares of ISCG common stock as of the record date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

    Pursuant to certain voting agreements dated September 9, 1998 (each an "ISCG voting agreement and collectively, the "ISCG voting agreements"), David S. Lipson, David S. Lipson, Technology Leaders II, Safeguard Scientifics, Inc. and Warrant and Stock Trust (each an "ISCG voting agreement shareholder" and collectively, the "ISCG voting agreement shareholders") have agreed that, prior to the expiration date, they will vote their shares of ISCG common stock in favor of the adoption and approval of the reorganization agreement and the approval of the merger. The ISCG voting agreement shareholders have also delivered to FCG irrevocable proxies with respect to the matters covered by the FCG voting agreements. In addition, subject to certain exceptions, the ISCG voting agreement shareholders have agreed not to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer any of their shares of ISCG common stock (or securities convertible into ISCG common stock) held as of the date of the reorganization agreement or acquired prior to the expiration date unless and until the other party to the transfer shall have (i) executed a counterpart of the ISCG voting agreement and the corresponding irrevocable proxy and (ii) agreed to hold such ISCG securities subject to all of the terms and provisions of the ISCG voting agreement. See "Approval of the Merger and Related Transactions--Voting Agreements."

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of ISCG at ISCG's principal offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

          COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY

    Since February 13, 1998, FCG common stock has been quoted on Nasdaq under the symbol "FCGI." Since April 18, 1996, the ISCG common stock has been quoted on Nasdaq under the symbol "ISCG." The table below sets forth, for the quarters indicated, the reported high and low sale prices of FCG common stock and ISCG common stock as reported on the Nasdaq National Market.


                                                                                     FCG                   ISCG
                                                                                 COMMON STOCK          COMMON STOCK
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
1996 CALENDAR YEAR
Second Quarter (for ISCG from April 18, 1996)..............................     --         --      $   30.00  $   16.25
Third Quarter..............................................................     --         --          21.50      13.25
Fourth Quarter.............................................................     --         --          20.75      11.50
1997 CALENDAR YEAR
First Quarter..............................................................     --         --          14.50       7.63
Second Quarter.............................................................     --         --          12.75       8.25
Third Quarter..............................................................     --         --          13.63       8.75
Fourth Quarter.............................................................     --         --          12.25       9.25
1998 CALENDAR YEAR
First Quarter (for FCG from February 13, 1998).............................  $   20.88  $   17.50      14.13       9.00
Second Quarter.............................................................      29.13      18.50      16.25      11.25
Third Quarter..............................................................      29.00      13.88      14.63       9.13
Fourth Quarter (through November 16, 1998).................................      19.81       8.75      15.00       5.00


    As of the record date, there were approximately 76 record holders of FCG common stock. As of the record date, there were approximately 422 record holders of ISCG common stock. Neither FCG nor ISCG has ever paid cash dividends on their respective common stock. The policies of FCG and ISCG are to retain earnings for use in their respective businesses.

    The following table sets forth the closing sale price per share of FCG common stock as reported on Nasdaq and the historical and equivalent per share price (as explained below) of ISCG common stock on September 9, 1998, the last trading day preceding the announcement of the merger, and on November 10, 1998:


                                                           FCG                                    EQUIVALENT
                                                      COMMON STOCK        HISTORICAL ISCG            ISCG
                                                     PURCHASE PRICE       PER SHARE PRICE     PER SHARE PRICE(1)
                                                   -------------------  -------------------  ---------------------
September 9, 1998................................       $   17.44            $   10.38             $   13.43
November 16, 1998................................       $   18.25            $   13.50             $   14.05


------------------------

(1) The equivalent ISCG per share price represents 0.77 of the price of one share of FCG common stock.

    THESE PRICES DO NOT INCLUDE RETAIL MARKUP, MARKDOWN OR COMMISSIONS. FCG STOCKHOLDERS AND ISCG SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR FCG COMMON STOCK AND ISCG COMMON STOCK.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

    Beginning in 1997, FCG's Board of Directors evaluated FCG's long-term strategy and decided to explore an expansion of its services and client types in all sectors of the broad healthcare industry. The FCG Board believed that the broad healthcare industry would continue to consolidate and that various market sectors, such as the healthcare delivery, payor, government, pharmaceutical and biotechnology sectors, would become closely related over time. The FCG Board also believed that by hiring additional professionals and acquiring complementary consulting firms it could expand its existing core competencies in operations improvement and information management services. During 1997, FCG assigned a team of senior level management personnel to conduct a preliminary investigation of the viability of expanding FCG's services in the pharmaceutical industry.

    After completing its initial public offering in the first quarter of 1998, FCG confirmed its strategic commitment to acquiring complementary consulting firms to expand its services and client types in a series of meetings of the FCG Board and FCG's Operating Committee and Vice President's Council. In particular, FCG determined that it would be strategically important to expand its application development and integration services and to establish a long-term presence in the pharmaceutical industry. As a result of this commitment, FCG contacted Hambrecht & Quist LLC to identify potential acquisitions of consulting firms in certain industry segments, including the pharmaceutical industry.

    In May 1998, James A. Reep, Chairman and then CEO of FCG, was made aware of ISCG. ISCG was brought to the attention of FCG by several parties, including Hambrecht & Quist.

    In the spring of 1997, management of ISCG began to evaluate alternatives to ISCG remaining as an independent company. Additionally, certain key shareholders of ISCG suggested that ISCG evaluate strategic alternatives. In the summer of 1997, ISCG initiated a process to identify potential strategic partners. Throughout the remainder of 1997 and early 1998, ISCG made contact with a number of such potential partners both directly and through its financial advisors.

    On April 7, 1998, at a meeting of the Executive Committee of the Board of Directors of ISCG Robert W. Baird & Co. Incorporated reviewed with the ISCG Executive Committee four written indications of interest from potential partners, which did not include FCG. After due analysis of each indication of interest, ISCG entered into a letter of intent and "no shop" agreement with one such party on April 13, 1998 (the "prior offer"). Shortly thereafter, ISCG and such third party initiated the process of due diligence and negotiation of a definitive merger agreement. During May of 1998, ISCG questioned whether the perceived cultural and economic benefits from pursuing a potential transaction with this party would be realized. In a series of communications with senior level management personnel between the parties, Mr. Lipson expressed concern about these issues and certain unresolved issues in the definitive merger agreement. The no-shop agreement with such third party expired in late May.

    At the end of May 1998, Mr. Reep placed telephone calls to certain members of ISCG's management. Mr. Lipson, Chairman and CEO of ISCG, subsequently called Mr. Reep and the two met in person in early June of 1998 to discuss the convergence of the provider, health plan and pharmaceutical sectors and the potential strategic, cultural and operational synergies between the two companies. Messrs. Reep and Lipson and several other members of the senior level management personnel at ISCG subsequently met in early June of 1998. The agenda of this meeting included additional discussions of strategic issues facing each firm. At the conclusion of such meeting, Messrs. Reep and Lipson concluded that additional discussions and due diligence were warranted and that a combination of FCG and ISCG might potentially be in the best interests of the stockholders and employees of both companies. A mutual non-disclosure agreement was executed on June 8, 1998.

    On June 11 and June 12, 1998, Luther J. Nussbaum, then Executive Vice President of FCG, and Mr. Lipson met at the principal executive offices of ISCG. Representatives of Hambrecht & Quist and Baird, the financial advisors to each of FCG and ISCG, respectively, were also present at this meeting.

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
Messrs. Nussbaum and Lipson discussed the historical and prospective financial and operational performance of each company and outlined the key terms of a potential transaction. Messrs. Nussbaum and Lipson agreed that any transaction would be subject to the successful completion of comprehensive due diligence and execution of a definitive merger agreement.

    On June 15, 1998, the FCG Board met for a regularly scheduled meeting. During this meeting, certain management personnel, including Messrs. Reep and Nussbaum, led a discussion regarding a potential acquisition of ISCG. During this meeting the FCG Board approved the execution of a letter of intent for a proposed merger of ISCG and FCG, and authorized and directed senior level management personnel to continue discussions and negotiations with ISCG. The FCG Board also directed such senior level management personnel to begin the due diligence process as soon as practicable.

    On June 15, 1998, the ISCG Executive Committee met to discuss a potential transaction with FCG. On June 18, 1998, the ISCG Executive Committee approved the execution of a letter of intent, including a 30-day "no shop" agreement, for a proposed merger of ISCG and FCG. This letter of intent was executed on June 18, 1998.

    On June 22, 1998, the ISCG Board held a special telephonic meeting at which ISCG management updated the ISCG Board on the status of the potential transaction with FCG.

    Beginning on June 22 and continuing through June 26, 1998, representatives of FCG, ISCG, Hambrecht & Quist, Baird, Grant Thornton LLP, KPMG Peat Marwick LLP, Cooley Godward LLP, counsel to FCG, and Saul Ewing Remick & Saul, LLP, counsel to ISCG, met at the ISCG principal offices to conduct due diligence with respect to financial, operational and legal matters of ISCG. During these meetings, numerous interviews and discussions took place among senior level management personnel of both firms.

    On June 23, 1998, a draft of the definitive merger agreement was delivered by Cooley Godward to Saul Ewing. Drafts of exhibits to the merger agreement, including drafts of FCG and ISCG affiliate agreements, FCG and ISCG voting agreements and the registration rights agreement, were delivered to Saul Ewing on June 23 and June 24, 1998. A series of telephonic conversations were held beginning on June 26, 1998 between representatives of Saul Ewing and Cooley Godward to negotiate a definitive merger agreement and related exhibits.

    Beginning on June 29 and continuing through July 1, 1998, representatives of FCG, ISCG, Hambrecht & Quist, Baird, Grant Thornton, KPMG, Cooley Godward, and Saul Ewing met at the offices of Cooley Godward in Palo Alto, California to conduct due diligence with respect to financial, operational and legal matters of FCG. During this period, representatives of FCG, ISCG, Saul Ewing and Cooley Godward met to continue negotiation of a definitive merger agreement and related exhibits. At the conclusion of these meetings, certain issues relating to the representation and warranty and termination provisions in the merger agreement, including issues relating to the prior offer, and the registration rights agreement remained unresolved.

    On July 2, 1998, at a special meeting of the FCG Board, certain senior level management personnel and representatives of Hambrecht & Quist and Cooley Godward reviewed the terms of the proposed Merger and reported on the results of the due diligence review of ISCG. In particular, Hambrecht & Quist made a presentation regarding the financial terms of the proposed merger. In addition, the terms of the merger agreement and related exhibits were discussed in detail with the FCG Board. After these discussions, Hambrecht & Quist rendered its oral opinion that, as of such date, the exchange ratio was fair from a financial point of view to FCG. The meeting was concluded with the expectation that the FCG Board would meet again on July 6, 1998 to consider and vote on the proposed merger with ISCG. At the conclusion of these meetings, certain issues relating to the representation and warranty and termination provisions in the merger agreement, including issues relating to the prior offer, remained unresolved.

    On July 2, 1998, at a meeting of the ISCG Board, certain senior level management personnel and representatives of Baird and Saul Ewing reviewed the terms of the proposed merger and reported on the results of the due diligence review of FCG. The ISCG Board evaluated the merits of the transaction, including the proposed exchange ratio and the cultural compatibility between FCG and ISCG.

    On July 6, 1998, at a special meeting of the FCG Board, the FCG Board voted unanimously: (1) subject to, among other things, the satisfactory completion of the pre-acquisition review of ISCG by FCG's legal and financial advisors, the delivery of Hambrecht & Quist's fairness opinion, and the resolution of the aforementioned outstanding issues, to approve the proposed merger with ISCG, the merger agreement and related exhibits as presented to them, and to authorize and direct the officers of FCG to finalize the terms of the reorganization agreement, and (2) to recommend that the FCG stockholders vote to approve the issuance of FCG common stock in the merger. In particular, the FCG Board noted that satisfactory resolution of the representation and warranty and termination provisions in the merger agreement was critical to the completion of the merger.

    On July 6, 1998, the ISCG Board met to consider the approval of the proposed transaction with FCG. The ISCG Board considered, among other things, the potential benefits of the proposed merger, the risks of the merger and the results of the due diligence process. In addition, Baird made a presentation regarding the financial terms of the proposed merger and provided the ISCG Board with a financial analysis with respect to such terms. In addition, the terms of the merger agreement and related exhibits were discussed in detail with the ISCG Board. The ISCG Board approved the transaction subject to a resolution, satisfactory to the ISCG Executive Committee, of the representation and warranty and termination provisions in the merger agreement and the delivery of Baird's fairness opinion.

    From July 6 to July 8, 1998, the representatives of FCG and ISCG attempted to resolve issues in the representation and warranty and termination provisions in the merger agreement, including issues relating to the prior offer. Failing to resolve these issues, on July 8, 1998, Mr. Reep, in a telephone call with Mr. Lipson and in a subsequent written confirmation, terminated negotiations between FCG and ISCG. On August 26, 1998, ISCG executed a release agreement that it believes resolved open issues relating to the prior offer. The release agreement included a complete release of claims between ISCG and such third party. ISCG has recognized expenses in the amount of approximately $292,000 after tax in the third quarter of 1998 for due diligence, accounting, legal and other costs arising in connection with the prior offer, including a payment made in connection with the release agreement.

    After the execution of the release agreement, in a series of telephone conferences between senior level management personnel, FCG and ISCG decided to resume negotiations. Beginning on September 1 and continuing through September 3, 1998, representatives of FCG, ISCG, Hambrecht & Quist, Baird, Grant Thornton and KPMG met at the offices of Saul Ewing in Berwyn, Pennsylvania to update the financial and operational due diligence from the previous review in June of 1998. Simultaneously, legal due diligence materials were exchanged among the legal advisors to FCG and ISCG. Negotiations were held telephonically among the legal advisors of FCG and ISCG from September 1 until September 9, 1998 to reach final agreement on the terms of the definitive merger agreement.

    The ISCG Board met on the morning of September 9, 1998, to consider the definitive merger agreement. After due consideration, including a detailed review of the merger agreement and merger evaluation of the oral opinion of Baird, subsequently confirmed in writing, that the exchange ratio was fair, from a financial point of view, to the holders of ISCG common stock (other than FCG and its affiliates), the ISCG Board unanimously approved the merger agreement and the related exhibits. The ISCG Board also voted unanimously in favor of recommending the approval of the merger agreement and merger to the ISCG shareholders.

    On September 9, 1998, in a special meeting of the FCG Board, certain senior level management personnel and representatives of Hambrecht & Quist and Cooley Godward reviewed the finalized terms of the proposed merger and reported on the results of the due diligence review of ISCG. In particular, Hambrecht & Quist made a presentation regarding the analysis described under "Approval of the Merger and Related Transactions--Opinion of Financial Advisor to FCG." In addition, the terms of the merger agreement and related exhibits were discussed in detail with the FCG Board. After these discussions,

Hambrecht & Quist rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the exchange ratio was fair from a financial point of view to FCG. After such presentations and discussions, the FCG Board voted unanimously: (1) to approve the proposed merger with ISCG, the merger agreement and related exhibits as presented to them; and (2) to recommend that the FCG stockholders vote to approve the issuance of FCG common stock in the merger.

    Following the approval of the FCG Board and the ISCG Board, the merger agreement in its definitive form was executed and jointly announced in the evening of September 9, 1998.

    In connection with certain changes in the senior management structure of FCG after the execution of the merger agreement, representatives of ISCG and FCG began discussions regarding the role of senior level management of ISCG in the combined company. The representatives proposed appointing an additional board member to be designated by ISCG to FCG's Board to serve until FCG's annual meeting of stockholders to be held in 1999. Thereafter, an amendment to the merger agreement to that effect was approved by the FCG Board and the ISCG Board and executed on November 11, 1998.

JOINT REASONS FOR THE MERGER

    The Boards of Directors of FCG and ISCG believe that the proposed merger will afford to each company the complementary strengths of the two individual companies, will provide the combined company with several potential benefits and may enable the combined company to address emerging strategic opportunities in the healthcare industry quickly and effectively.

    The potential benefits to the combined company include the following:

    - The combination of FCG's broad industry expertise, information technology strategic planning skills and program management methods and ISCG's deep information technology skills allows the combined company to offer a broader range and scope of services to the pharmaceutical and biotechnology industries

    - The combination of FCG's and ISCG's application development and integration practices allows the combined company to compete more effectively in the provision of these services to clients in the healthcare industry

    - The combination of FCG's and ISCG's experience, financial resources, consultants and service offerings allows the combined company to share knowledge and client opportunities and, as a result, enable the combined company to respond quickly and effectively to emerging opportunities in the healthcare industry

    - The combined company may offer a greater range of career opportunities for employees and may improve retention over time

    - The combined company would potentially be able to operate with a reduced level of general and administrative expenses

    FCG and ISCG have each identified additional reasons for the merger, as discussed below. It should be noted, however, that the potential benefits of the merger may not be realized. See "Risk Factors."

ISCG'S REASONS FOR THE MERGER

    During the spring of 1997, senior level management personnel of ISCG, at the direction of the ISCG Board, decided that ISCG would seek a strategic partner. Reasons for this decision included the need for ISCG to become a larger entity in a consolidating marketplace, obtain additional technological and geographic presence to compete with national and international competitors, and continue to provide additional challenging positions necessary to recruit and retain skilled employees in a highly competitive marketplace.

    In addition to the anticipated joint benefits described above, the ISCG Board believes that the following are additional reasons that the merger will be beneficial to ISCG:

    - ISCG believes that the greater size of the combined company will enable it to secure larger and more complex projects from its clients

    - The strategic consulting experience of FCG may offer ISCG the ability to market its consulting services to more senior level decision-makers at its customers

    - The merger may provide enhanced career opportunities for ISCG's employees

    In addition to the factors set forth above, in the course of its meetings during June, July, August and September of 1998, the ISCG Board reviewed and considered a wide variety of information relevant to the merger including:

    - Information concerning FCG's and ISCG's respective businesses, historical financial performance and conditions, operations, services, clients, competitive positions, prospects and management

    - ISCG's management's view as to the financial conditions results of operations and business and financial potential of FCG and ISCG before and after giving effect to the merger, based on management's due diligence

    - Current financial market conditions and historical trading market prices, volatility and trading information with respect to FCG common stock and ISCG common stock

    - The consideration to be paid to the ISCG shareholders in the merger and the relationship between the market value of comparable merger transactions

    - The belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable

    - Reports from management, legal and financial advisors as to the results of their due diligence investigation of FCG

    - The potential impact of the merger on clients and employees of FCG and ISCG

    - The likely reaction to the merger from the financial markets

    - The financial analysis and pro forma and other information with respect to the companies presented by management and Baird in presentations to the ISCG Board, as well as Baird's opinion to the effect that the exchange ratio was fair, from a financial point of view, to the holders of ISCG common stock (other than FCG and its affiliates). A copy of Baird's opinion is attached hereto as Appendix B-1 and ISCG shareholders are urged to review it carefully and in its entirety

    The ISCG Board also considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - The potential disruption to the business of both companies following announcement of the merger, including the effects of employee uncertainty, the possibility that key employees may leave FCG or ISCG, and the possibility that key clients may not approve of the merger or may determine to terminate their relationship with the combined company

    - The dilutive effects of the issuance of shares in the merger and the higher level of expenses that will be borne by the combined company

    - Additional potential problems and costs associated with the integration of both companies into a single enterprise

    - The possibility that the merger would not be consummated

    - The other risks described under "Risk Factors" herein. After due consideration, the ISCG Board concluded that the benefits of the transaction to ISCG and its shareholders outweighed the risks associated with the foregoing factors

    The foregoing discussion of the factors considered by the ISCG Board is not intended to be exhaustive but is intended to include substantially all of the material facts considered by the ISCG Board. In view of the complexity and variety of factors considered by the ISCG Board, the ISCG Board did not consider it practical to quantify or otherwise attempt to assign and relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

FCG'S REASONS FOR THE MERGER

    At meetings convened on June 15, July 2, July 6 and September 9, 1998, the FCG Board determined that the merger agreement and the transactions contemplated thereby were in the best interests of FCG and its stockholders, approved and adopted the merger agreement and the transactions contemplated thereby, and unanimously recommended that the FCG stockholders approve the issuance of FCG common stock in connection with the merger. In reaching the foregoing conclusions and recommendations, the FCG Board considered a number of factors, including the following:

    - The convergence of several sectors within the healthcare industry

    - The combination would (1) provide FCG with an increased array of services and (2) expand FCG's client base in the increasingly interrelated healthcare and pharmaceutical industries. FCG believes that the healthcare industry may see increasing interaction among genetic engineering, drug development, disease management, care management in general and care delivery

    - The combination of FCG and ISCG would strengthen FCG's application development capability in client-server architecture, web-based applications, object-oriented and relational databases, and cross-platform systems integration

    In addition to the factors set forth above, in the course of its meetings during June, July and September of 1998 the FCG Board reviewed and considered a wide variety of information relevant to the merger including:

    - Information concerning FCG's and ISCG's respective businesses, historical financial performance and conditions, operations, services, clients, competitive positions, prospects and management

    - FCG's management's view as to the financial condition, results of operations and business and financial potential of FCG and ISCG before and after giving effect to the merger, based on management's due diligence

    - Current financial market conditions and historical trading market prices, volatility and trading information with respect to FCG common stock and ISCG common stock

    - The consideration to be paid to the ISCG shareholders in the merger and the relationship between the market value of comparable merger transactions

    - The belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable

    - Reports from management, legal and financial advisors as to the results of their due diligence investigation of ISCG

    - The potential impact of the merger on clients and employees of FCG and ISCG

    - The likely reaction to the merger from the financial markets

    - The financial analysis and pro forma and other information with respect to the companies presented by management and Hambrecht & Quist in presentations to the FCG Board, as well as Hambrecht & Quist's opinion that, as of September 9, 1998, the exchange ratio was fair from a financial point of view to FCG (a copy of which opinion is attached hereto as Appendix B-2 and which opinion stockholders are urged to review carefully and in its entirety)

    The FCG Board also considered a number of potentially negative factors in its deliberations concerning the merger, including

    - The potential disruption to the business of both companies following announcement of the merger, including the effects of employee uncertainty, the possibility that key employees may leave FCG of ISCG, and the possibility that key clients may not approve of the merger or may determine to terminate their relationship with the combined company

    - The dilutive effects of the issuance of shares in the merger and the higher level of expenses that will be borne by the combined company

    - Additional potential problems and costs associated with the integration of both companies into a single enterprise

    - The possibility that the merger would not be consummated

    - The other risks described under "Risk Factors" herein. After due consideration, the FCG Board concluded that the benefits of the transaction to FCG and its stockholders outweighed the risks associated with the foregoing factors

    The foregoing discussion of the factors considered by the FCG Board is not intended to be exhaustive but is intended to include all of the material factors considered by the FCG Board. In view of the complexity and variety of factors considered by the FCG Board, the FCG Board did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

OPINION OF FINANCIAL ADVISOR TO ISCG

    ISCG retained Baird to act as its financial advisor in connection with the possible sale of ISCG. As part of such services, ISCG requested that Baird render its opinion as to the fairness, from a financial point of view, of the exchange ratio to the holders of ISCG common stock (other than FCG and its affiliates). On September 9, 1998, Baird rendered its opinion to the ISCG Board to the effect that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of ISCG common stock (other than FCG and its affiliates).

    THE FULL TEXT OF THE OPINION DELIVERED BY BAIRD TO THE ISCG BOARD DATED SEPTEMBER 9, 1998 (THE "BAIRD OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE BAIRD OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF ISCG COMMON STOCK (OTHER THAN FCG AND ITS AFFILIATES) AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ISCG SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF BAIRD'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED HERETO AS APPENDIX B-1. ISCG SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

    In conducting its investigation and analysis and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird, among other things:

    - Reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of ISCG and FCG furnished to Baird for purposes of its analysis, as well as publicly available information including but not limited to ISCG's and FCG's recent filings with the SEC and equity analyst research reports prepared by various investment banking firms, including Baird

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
    - Reviewed the merger agreement in the form presented to ISCG's Board

    - Compared the historical market prices and trading activity of ISCG common stock and FCG common stock with those of certain other publicly traded companies Baird deemed relevant

    - Compared the financial position and operating results of ISCG and FCG with those of other publicly traded companies Baird deemed relevant

    - Compared the proposed financial terms of the merger with the financial terms of certain other business combinations Baird deemed relevant

    Baird held discussions with members of ISCG's and FCG's respective senior managements concerning ISCG's and FCG's historical and current financial condition and operating results, as well as the future prospects of ISCG and FCG, respectively. As a part of its engagement, Baird was requested to, and did, solicit third party indications of interest in acquiring ISCG. Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Baird deemed relevant for the preparation of its opinion. ISCG and FCG determined the exchange ratio in arms-length negotiations. ISCG did not place any limitation upon Baird with respect to the procedures followed or factors considered by Baird in rendering its opinion.

    In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of ISCG and FCG, and was not engaged to independently verify any such information. Baird assumed, with ISCG's consent, that:

    - All material assets and liabilities (contingent or otherwise, known or unknown) of ISCG and FCG are as set forth in their respective financial statements

    - The merger will be accounted for under the pooling-of-interests method

    - The merger will be consummated in accordance with the terms set forth in the merger agreement, without any amendment thereto and without waiver by ISCG or FCG of any of the conditions to their respective obligations thereunder

    At ISCG's direction, Baird assumed that no cost savings or operating synergies will result from the merger, and excluded transaction costs from its financial analysis. Baird also assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best available estimates and good faith judgments of ISCG's and FCG's respective senior managements as to future performance of ISCG and FCG, respectively. In conducting its review, Baird did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of ISCG or FCG nor did it make a physical inspection of the properties or facilities of ISCG or FCG. Baird's opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of its opinion, and did not predict or take into account any changes which may occur, or information which may become available, after the date of such opinion. Furthermore, Baird expressed no opinion as to the price or trading range at which any of ISCG's or FCG's securities (including ISCG common stock and FCG common stock) will trade following the date of such opinion.

    The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion.

    ANALYSIS OF ISCG'S VALUATION PREMIUMS. Baird calculated the implied equity value per share reflected by the terms of the merger to be $13.19 for each share of ISCG common stock, obtained by multiplying the exchange ratio of 0.77 by the closing price per share of FCG common stock of $17.13 on September 4, 1998. Baird compared the premium to holders of ISCG common stock represented by the implied equity value per share of $13.19 to the closing prices for ISCG common stock on such date and on the dates seven days, 30 days, 60 days, 90 days, 180 days and 52 weeks prior to the September 9, 1998 ISCG Board of

Directors meeting. Baird calculated that the implied equity value per share represented the following premiums or discounts to holders of ISCG common stock:

    - A premium of 35.2% over the closing price of $9.75 for ISCG common stock on September 4, 1998

    - A premium of 25.6% over the closing price of $10.50 for ISCG common stock seven days prior to the date of its opinion

    - A premium of 7.6% over the closing price of $12.25 for ISCG common stock 30 days prior to the date of its opinion

    - A discount of 2.3% over the closing price of $13.50 for ISCG common stock 60 days prior to the date of its opinion

    - A discount of 0.5% over the closing price of $13.25 for ISCG common stock 90 days prior to the date of its opinion

    - A premium of 7.6% over the closing price of $12.25 for ISCG common stock 180 days prior to the date of its opinion

    - A premium of 0.5% over the closing price of $13.13 for ISCG common stock 52 weeks prior to the date of its opinion

    Baird noted that the premiums and discounts of the implied equity value relative to ISCG common stock price over certain historical time periods were influenced by the significant volatility and price declines experienced recently in the equity capital markets in general and for information technology service companies in particular. Baird also performed an analysis of the implied historical transaction premium, based upon the exchange ratio of 0.77 and the closing market price per share of ISCG common stock and FCG common stock, for each trading day from July 2, 1998 to September 4, 1998. This analysis yielded an average premium of 51.4%, and a high and low premium of 90.4% and 21.4%, respectively, relative to the premium of 35.2% based on the closing market price per share of ISCG common stock and FCG common stock on September 4, 1998.

    ANALYSIS OF ISCG VALUATION MULTIPLES. Baird calculated the implied total equity value and implied enterprise value of ISCG as a result of the merger to be $119.15 million and $115.13 million, respectively. The implied total equity value was obtained by multiplying the implied equity value per share by the total number of outstanding shares of ISCG common stock, including shares issuable upon exercise of stock options and warrants outstanding as of August 31, 1998, less net proceeds from the exercise of such stock options and warrants. The implied enterprise value was obtained by adding ISCG's outstanding total debt and subtracting ISCG's cash and cash equivalents balances (as of July 31, 1998 as provided to Baird by ISCG management) to the implied total equity value. In performing its analysis, Baird used, among other items, operating statistics for ISCG's latest twelve months ended June 30, 1998 ("LTM"), as provided by ISCG management. Baird calculated multiples of the implied total equity value to ISCG's LTM net income and its projected net income for calendar years 1998 and 1999 (based on ISCG management's estimates) and multiples of ISCG's implied enterprise value to its LTM sales, operating income before depreciation and amortization, interest and taxes ("EBITDA") and its operating income ("EBIT"). The calculations resulted in multiples of the implied total equity value to net income ("P/E Ratios") of 27.6x based on LTM results, 23.8x based on projected 1998 results and 17.2x based on projected 1999 results. The ratio of implied enterprise value to LTM sales was 2.1x, the ratio of implied enterprise value to LTM EBITDA was 13.5x and the ratio of implied enterprise value to LTM EBIT was 16.6x.

    IMPLIED EXCHANGE RATIO ANALYSIS. Baird performed an analysis of the historical trading ratio between ISCG common stock and FCG common stock based on the closing market price per share of ISCG common stock relative to the closing market price per share of FCG common stock for each trading day from July 2, 1998 to September 4, 1998. This analysis yielded an average historical trading ratio of 0.52, and a high and low single day exchange ratio of 0.63 and 0.40, respectively, significantly below the exchange ratio of 0.77.

    ANALYSIS OF SELECTED PUBLICLY TRADED ISCG COMPARABLE COMPANIES. Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of September 3, 1998, for 15 publicly traded companies that Baird deemed relevant. Such comparable companies consisted of information technology professional services companies. For each comparable company, Baird calculated multiples, as of September 3, 1998, of enterprise value to LTM sales, LTM EBITDA and LTM EBIT. Baird then compared these multiples to the relevant ISCG multiples based on the implied equity price per share. An analysis of the multiples of enterprise value to LTM sales, LTM EBITDA and LTM EBIT yielded 2.1x, 13.5x and 16.6x, respectively, for ISCG compared to medians of 1.7x, 12.5x and 15.1x, respectively, for ISCG's comparable companies. For ISCG and each comparable company, Baird also calculated P/E Ratios based upon the implied equity value per share for ISCG and the closing stock prices as of September 3, 1998 for the comparable companies and net income statistics for LTM and projected 1998 and 1999. An analysis of the P/E Ratios based on ISCG's net income for LTM and projected 1998 and 1999 yielded 27.6x, 23.8x and 17.2x, respectively, compared to LTM, projected 1998 and 1999 medians of 23.6x, 21.3x and 17.7x, respectively, for ISCG's comparable companies.

    ANALYSIS OF SELECTED PUBLICLY TRADED FCG COMPARABLE COMPANIES. In order to assess the relative public market valuation of FCG common stock to be used by FCG in exchange for ISCG common stock, Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of September 3, 1998, for ten publicly traded companies which Baird deemed relevant. Such comparable companies consisted of health care information technology services and related companies. For each comparable company, Baird calculated multiples as of September 3, 1998, of enterprise value to LTM sales, LTM EBITDA and LTM EBIT. Baird then compared these multiples to the relevant FCG multiples based on FCG's closing share price of $17.125 on September 4, 1998, and FCG's LTM operating performance statistics, as provided to Baird by FCG's management. An analysis of the multiples of Enterprise Value to sales, EBITDA and EBIT yielded 2.1x, 17.6x and 21.6x, respectively, for FCG compared to median ratios of 2.7x, 15.1x and 24.4x, respectively, for FCG's comparable companies. For FCG and each comparable company, Baird also calculated P/E Ratios based on the closing stock prices as of September 4, 1998, for FCG and September 3, 1998, for the comparable companies and LTM earnings per share and estimated earnings per share for 1998 and 1999. An analysis of the P/E Ratios based on earnings per share for FCG's LTM and projected 1998 and 1999 (based on First Call consensus estimates) yielded 35.7x, 34.3x and 27.2x, respectively, compared to LTM and projected 1998 and 1999 medians of 26.1x, 28.4x and 21.2x, respectively, for FCG's comparable companies.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Baird reviewed selected acquisition transactions which Baird deemed relevant. Such transactions were chosen based on a review of acquired companies that possessed general business, operating and financial characteristics representative of companies in the industry in which ISCG operates. Baird noted that none of the selected transactions reviewed was identical to the merger and that, accordingly, the analysis of comparable transactions necessarily involves complex consideration and judgments concerning differences in financial and operating characteristics of ISCG and other factors that would affect the acquisition value of comparable transactions including, among others, the general market conditions prevailing in the equity capital markets at the time of such transaction. For each comparable transaction, Baird calculated multiples of enterprise value to LTM sales, LTM EBITDA and LTM EBIT, calculated P/E Ratios based on LTM net income and estimated net income one and two years forward (from the time of the announcement of each specific acquisition transaction), and calculated the premiums paid for the equity in these transactions over the public market value of the equity at various times prior to the announcement of such transaction. Baird then compared those multiples and premiums to the relevant ISCG multiples and premiums. These calculations yielded multiples of enterprise value to LTM sales, LTM EBITDA and LTM EBIT of 2.1x,

13.5x and 16.6x, respectively, for ISCG, compared to the LTM medians of 1.7x, 20.9x and 24.7x, respectively, for the comparable acquisition transactions.

    An analysis of the P/E Ratios based on LTM earnings per share and estimated earnings one and two years forward (from the time of the announcement of each specific acquisition transaction) yielded 27.6x, 23.8x and 17.2x for ISCG, respectively, compared to a LTM and one and two year estimated earnings medians of 40.8x, 32.6x and 24.9x for the comparable transactions, respectively. An analysis of the implied equity value per share to the closing price of ISCG common stock one day, 30 days and 90 days prior to the announcement date, compared to the prices paid for the equity in such comparable acquisition transactions relative to the market value of equity one day, 30 days and 90 days prior to the announcement date of such transactions, yielded a one day premium of 35.2%, a 30 day premium of 7.6% and a 90 day discount of 0.5% for ISCG, compared to median premiums of 32.2%, 52.0% and 33.3%, respectively, for the comparable acquisition transactions. As mentioned earlier, the average one day premium based on the exchange ratio of 0.77 and the daily closing prices per share of ISCG common stock and FCG common stock for the two month period prior to the announcement date was 51.2% with a high and low one day premium of 90.4% and 21.4%, respectively. Baird noted that ISCG's implied enterprise value and P/E multiples and ISCG common stock price over certain historic time periods were influenced by the significant volatility and price declines experienced recently in the equity capital markets in general and for information technology service companies in particular.

    CONTRIBUTION ANALYSIS. Baird analyzed ISCG's and FCG's relative contribution to the combined company with respect to certain measurements, including net sales, gross profit, EBIT and net income. As a result of the merger, ISCG's shareholders will own approximately 28.9% of the outstanding FCG common stock assuming an exchange ratio of 0.77. This compares to ISCG's contribution, based on projected 1998 and 1999 statistics for the combined company, of approximately 33.1% to 33.5% of net sales, 30.6% to 31.8% of gross profit, 38.1% to 40.0% of EBIT and 36.6% to 38.8% of net income.

    DISCOUNTED CASH FLOW ANALYSIS. Baird performed a discounted cash flow analysis of ISCG on a stand alone basis using management's projections for 1998 through 2002 without taking into account any potential cost savings and synergies which may be realized following the merger. In such analysis, Baird assumed terminal value multiples of 12.0x to 16.0x EBIT in the year 2002 and discount rates of 21.0% to 25.0%. Such analysis produced implied values of ISCG common stock ranging from $12.68 to $19.13 per share.

    In order to assess the relative public market valuation of FCG common stock to be used by FCG in exchange for ISCG common stock, Baird performed a discounted cash flow analysis of FCG, on a stand alone basis, using FCG management's projections for 1998 through 2002 without taking into account any potential cost savings and synergies which may be realized following the merger. In such analysis, Baird assumed terminal value multiples of 22.0x to 26.0x EBIT in the year 2002 and discount rates of 21.0% to 25.0%. Such analysis produced implied values of FCG common stock ranging from $20.45 to $27.19 per share.

    PRO FORMA MERGER ANALYSIS. Baird prepared pro forma analyses of the financial impact of the merger. In conducting its analysis, Baird relied upon certain assumptions described above and projected earnings estimates for ISCG (prepared by ISCG management) and FCG (prepared by FCG management). Baird compared the earnings per share of FCG common stock, on a stand-alone basis, to the earnings per share of the common stock of the combined company on a pro forma basis. The analysis (assuming no transaction-related expenses, cost savings or synergies) indicated that the proposed transaction would be accretive to FCG's stockholders on an earnings per share basis in 1998 and 1999. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position.

    The foregoing summary does not purport to be a complete description of the analyses performed by Baird. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Baird believes that its analyses must be considered as a whole, and that selecting portions of such analyses without considering all analyses and factors, would create an incomplete view of the processes underlying its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

    Baird, as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. ISCG retained Baird because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions. In the ordinary course of business, Baird may from time to time trade equity securities of ISCG and FCG for its own account and for accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    COMPENSATION. Pursuant to an engagement letter dated February 10, 1998 (as amended) between ISCG and Baird, ISCG agreed to pay Baird, upon the transaction date, a transaction fee equal to specified percentages of the total consideration paid. Upon the transaction closing, Baird shall be paid a transaction fee equal to 1.0% on the amount of total consideration up to $125.0 million, plus 2.0% on the total consideration amount between $125.0 million and $175.0 million and 3.0% on the total consideration amount over $175.0 million. For delivering its fairness opinion on September 9, 1998, Baird is entitled to receive a fee of $400,000, payable upon delivery of its opinion, regardless of the conclusions reached by Baird in such opinion, with such amount fully credited against the transaction fee discussed above. ISCG has also agreed to reimburse Baird for certain of its reasonable out-of-pocket expenses. ISCG has also agreed to indemnify Baird, its affiliates and their respective directors, officers, employees and agents and controlling persons against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws. In the past, Baird has performed investment banking services for ISCG, including acting as co-manager in ISCG's 1996 public offering of ISCG's common stock. Additionally, in the past, Baird has performed investment banking services for Safeguard Scientifics, Inc., an affiliate of ISCG, as well as for certain other affiliates of Safeguard Scientifics, Inc., for which Baird has received customary compensation.

OPINION OF FINANCIAL ADVISOR TO FCG

    FCG engaged Hambrecht & Quist to act as its exclusive financial advisor in connection with the merger and to render an opinion as to the fairness from a financial point of view to FCG of the exchange ratio. Hambrecht & Quist was selected by the FCG Board based on Hambrecht & Quist's qualifications, expertise and reputation, as well as Hambrecht & Quist's historic investment banking relationship and familiarity with FCG. Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) on September 9, 1998 to the FCG Board that, as of such date, the exchange ratio is fair to FCG from a financial point of view.

    THE FULL TEXT OF THE OPINION DELIVERED BY HAMBRECHT & QUIST TO THE FCG BOARD, DATED SEPTEMBER 9, 1998 (THE "HAMBRECHT & QUIST OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY HAMBRECHT & QUIST IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B-2 TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE HAMBRECHT & QUIST OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO FCG AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FCG STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF THE HAMBRECHT & QUIST OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED HERETO AS APPENDIX B-2. FCG STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

    In its review of the merger, and in arriving at its opinion, Hambrecht & Quist, among other things:

    - Reviewed the publicly available consolidated financial statements FCG for recent years and interim periods to date and certain other relevant financial and operating data of FCG made available to it from published sources and from the internal records of FCG

    - Reviewed certain internal financial and operating information, including certain projections, relating to FCG prepared by the management of FCG

    - Discussed the business, financial condition and prospects of FCG with certain of its officers

    - Reviewed the publicly available consolidated financial statements of ISCG for recent years and interim periods to date and certain other relevant financial and operating data of ISCG made available to it from published sources and from the internal records of ISCG

    - Reviewed certain internal financial and operating information, including certain projections, relating to ISCG prepared by the management of ISCG

    - Discussed the business, financial condition and prospects of ISCG with certain of its officers

    - Reviewed the recent reported prices and trading activity for the common stocks of FCG and ISCG and compared such information and certain financial information for FCG and ISCG with similar information for certain other companies engaged in businesses it considers comparable

    - Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions

    - Reviewed the merger agreement

    - Performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant

    Hambrecht & Quist did not independently verify any of the information concerning FCG or ISCG considered in connection with its review of the merger and, for purposes of its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Hambrecht & Quist did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of FCG or ISCG, nor did it conduct a physical inspection of the properties and facilities of FCG or ISCG. With respect to the financial forecasts and projections used in its analysis, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of ISCG and FCG. For the purposes of its opinion, Hambrecht & Quist also assumed that neither FCG nor ISCG was a party to any pending transactions, including external financings (other than those contemplated that have been disclosed to Hambrecht & Quist), recapitalizations or merger discussions, other than the merger and those in the ordinary course of conducting their respective businesses. For purposes of its opinion, Hambrecht & Quist assumed that the merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the

"Code") for the shareholders of ISCG and that the merger will be accounted for as a pooling of interests. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analysis set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to the FCG Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the FCG Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FCG and ISCG. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

    In performing its analysis, Hambrecht & Quist used published Hambrecht & Quist research estimates for projections of FCG's calendar year 1998 and 1999 financial performance. Hambrecht & Quist used published Baird research estimates for projections of ISCG's calendar year 1998 and 1999 financial performance.

    The following is a brief summary of certain financial analyses performed by Hambrecht & Quist in connection with providing its written opinion to the FCG Board on September 9, 1998:

    CONTRIBUTION ANALYSIS. Hambrecht & Quist analyzed the contribution of each of FCG and ISCG to certain calendar 1998 and 1999 financial statement categories of the pro forma combined company using published research estimates for both companies with no revenue or expense adjustments. The financial statement categories included revenue, operating income, and pretax income. This contribution analysis was then compared to the pro forma ownership percentage of FCG stockholders and ISCG shareholders in the pro forma post-merger combined company. Hambrecht & Quist observed that, calculated on a treasury share basis, FCG stockholders are expected to own approximately 70% of the combined company equity at the close of the merger and ISCG shareholders are expected to own approximately 30% of the combined company equity at the close of the merger. It was estimated that FCG and ISCG would contribute approximately 67% and 33%, respectively, of the combined revenues, approximately 61% and 39%, respectively, of the combined operating income and approximately 64% and 36%, respectively, of the combined pretax income in calendar 1998. It was estimated that FCG and ISCG would contribute approximately 64% and 36%, respectively, of the combined revenue, approximately 57% and 43%, respectively, of the combined operating income and approximately 60% and 40%, respectively, of the combined pretax income in calendar year 1999.

    PRO FORMA MERGER ANALYSIS. Hambrecht & Quist analyzed the pro forma impact of the merger on the combined company's calendar 1998 and 1999 earnings per share ("EPS") using published research for both companies. Hambrecht & Quist observed that this resulted in greater EPS for the combined company than for FCG on a stand-alone basis. The foregoing analysis did not assume any adjustments in revenues or costs resulting from the operating synergies potentially realized from the merger. The actual results and savings achieved by the combined company resulting from the merger may vary from the projected results and variations may be material.

    ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES. Hambrecht & Quist compared selected historical and projected financial information of ISCG to publicly traded information technology ("IT") staff augmentation and to publicly traded IT consulting companies Hambrecht & Quist deemed to be comparable to ISCG. Such information included the ratio of market value to projected net income and historical book value. Hambrecht & Quist also examined the ratio of the enterprise value (market value plus debt less cash) to historical revenue, EBITDA, and EBIT. The foregoing multiples were applied to historical financial results of ISCG for the LTM period ended June 30, 1998 and projected net income for calendar 1998 and 1999 based on published Baird research estimates.

    IT staff augmentation companies deemed comparable were Alternative Resources Corp., Analysts International Corp., Complete Business Solutions, Inc., Computer Horizons Corp., Computer Management Sciences, Inc., Cotelligent Group, Inc., Data Processing Resources Corp., Hall Kinion & Associates, Inc., Mastech Corp., PRT Group, Inc., Renaissance Worldwide, Inc., Syntel, Inc., Tier Technologies, Inc. and Ubics, Inc. IT consulting companies deemed comparable were American Management Systems, Inc., Analysis & Technology, Inc., Cambridge Technology Partners, Inc., Ciber, Inc., Diamond Technology Partners, Inc., ECsoft Group, plc, Exponent, Inc., First Consulting Group, Inc., Metzler Group, Inc., Sapient Corp., Superior Consultant Holdings Corp. and Technology Solutions Company.

    Hambrecht & Quist determined mean values for the IT staff augmentation companies of 1.8 times LTM revenue, 13.2 times LTM EBITDA, 14.8 times LTM EBIT,
21.1 times projected calendar 1998 net income, 16.1 times projected calendar 1999 net income, and 4.1 times book value. Based on the analysis of comparable IT staff augmentation companies, ISCG's implied equity value per share ranged from $9.95 to $12.30. Hambrecht & Quist determined mean values for the IT consulting companies of 3.4 times LTM revenue, 23.5 times LTM EBITDA, 28.9 times LTM EBIT, 30.6 times projected calendar 1998 net income, 24.4 times projected calendar 1999 net income, and 5.6 times book value. Based on the analysis of comparable IT consulting companies, ISCG's implied equity value per share ranged from $14.58 to $21.04. Each implied equity value range compared with an offer in the proposed merger of approximately $13.67 per share based on the exchange ratio of 0.77 and closing price of FCG common stock on September 3, 1998 of $17.75.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. Hambrecht & Quist compared the proposed merger with selected merger and acquisition transactions. This analysis included 32 transactions involving companies in the consulting and information services industry ("comparable M&A transactions"). In examining these transactions, Hambrecht & Quist analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. The foregoing multiples were applied to historical financial results of ISCG for the twelve-month period ended June 30, 1998. Multiples analyzed included consideration offered to LTM revenue, LTM EBITDA, LTM EBIT, LTM net income, and book value. The mean multiples offered in the selected comparable M&A transactions was 2.3 times LTM revenues, 28.6 times LTM EBITDA, 28.7 times LTM EBIT, 47.6 times LTM net income, and 11.6 times book value. Based on the analysis of selected comparable M&A transactions, ISCG's implied equity value applying multiples to historical results ranged from values between $12.97 and $30.32 per share. This compared with an offer in the proposed merger of approximately $13.67 per share based on the exchange ratio of 0.77 and closing price of FCG common stock on September 3, 1998 of $17.75.

    No company or transaction used in the above analyses is identical to ISCG or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

    PREMIUM ANALYSIS. Hambrecht & Quist compared the implied premium of the offer as of September 3, 1998 to similar premiums for the seven relevant comparable M&A transactions. Hambrecht & Quist observed that the mean one-day premium paid in the selected public company transactions was 36%. This compared with the proposed acquisition in which, as of September 3, 1998, represented a premium over the closing price for ISCG common stock of 38%. Hambrecht & Quist also analyzed the implied premiums to mean historical closing prices for the one week, one month and three months ending September 3, 1998 using the implied offer price based on the 0.77 exchange ratio and found that the implied premiums were 28%, 53% and 48%, respectively.

    DISCOUNTED CASH FLOW ANALYSIS. Hambrecht & Quist performed discounted cash flow analyses for ISCG using published research estimates for calendar 1998 and 1999 and ISCG management projections as adjusted by FCG management for calendar 2000 through 2002. The analysis aggregated:

    - The present value of the projected free cash flow (defined as after-tax EBIT, less increases in working capital, plus depreciation and amortization, and less capital expenditures) through 2002

    - The present value of a range of terminal values for the year 2002

    - The combined value of debt and cash on the balance sheet of ISCG as of August 1998

    The terminal values for ISCG were determined by applying multiples ranging from 1.5 to 2.5 times ISCG's estimated revenue for 2002. ISCG's free cash flow streams and terminal values were discounted to present values using discount rates ranging from 16% to 20%. Such analyses indicated a range of equity values for ISCG of between $15.24 and $28.13 per share. This compared with an offer in the proposed merger of approximately $13.67 per share based on the exchange ratio of 0.77 and closing price of FCG common stock on September 3, 1998 of $17.75.

    The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Appendix B-2 to this joint proxy statement/prospectus.

    Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to FCG and has received fees for rendering these services. In particular, Hambrecht & Quist acted as lead underwriter of FCG's initial public offering on February 13, 1998, and received a fee for these services. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of FCG and receives customary compensation in connection therewith, and also provides research coverage for FCG. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of FCG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to FCG.

    COMPENSATION. Pursuant to an engagement letter dated June 29, 1998, FCG has agreed to pay Hambrecht & Quist a fee of $250,000 in connection with the delivery of the fairness opinion rendered on September 9, 1998. Upon consummation of the merger, FCG has agreed to pay Hambrecht & Quist a fee of 0.9% of the aggregate consideration paid in the transaction, less any fees previously paid. FCG also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of ISCG's management and the ISCG Board may be deemed to have certain interests in the merger that are in addition to their interests as shareholders of ISCG generally. The ISCG Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

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
    INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights to indemnification existing in favor of the persons serving as directors and officers of ISCG as of the date of the merger agreement for acts or omissions occurring prior to the effective time, as provided in the ISCG bylaws and in any indemnification agreements between ISCG and such directors and officers, will survive the merger, and that FCG will cause ISCG (the "surviving corporation") to perform its obligations arising thereunder for at least six years from the effective time. Subject to certain limitations, FCG has also agreed to cause the surviving corporation to maintain in effect for three years after the effective time a policy of directors' and officers' liability insurance for the benefit of persons serving as directors and officers of ISCG as of such date. See "The Merger Agreement Covenants--Indemnification and Insurance."

    NOMINATION AND APPOINTMENT OF DIRECTORS. As soon as practicable after the Effective Time, FCG shall use reasonable efforts to nominate and appoint (1) a nominee designated by ISCG to Class I of the FCG Board to serve until the annual meeting of stockholders to be held in 1999, (2) Donald R. Caldwell, or such other nominee designated by ISCG, to Class II of the FCG Board to serve until the annual meeting of stockholders to be held in 2000, and (3) David S. Lipson, or such other nominee designated by ISCG, to Class III of the FCG Board to serve until the annual meeting of stockholders to be held in 2001.

VOTING AGREEMENTS

    ISCG VOTING AGREEMENTS. Pursuant to the ISCG voting agreements, the ISCG voting agreement shareholders, who beneficially own an aggregate of 5,253,996 outstanding shares of ISCG common stock (representing approximately 60.0% of the shares of ISCG common stock as of September 9, 1998) have agreed that, prior to the expiration date, they will vote their shares of ISCG common stock in favor of: (i) approval and adoption of the merger agreement; (ii) approval of the merger; and (iii) each of the other actions contemplated by the merger agreement. The ISCG voting agreement shareholders have also delivered to FCG irrevocable proxies with respect to the matters covered by the ISCG voting agreements. In addition, the ISCG voting agreement shareholders have agreed not to transfer any securities of ISCG owned by them unless and until the proposed transferee of such ISCG securities shall have (i) executed a counterpart of the ISCG voting agreement and an irrevocable proxy and (ii) agreed to hold such ISCG securities subject to all of the terms and provisions of the ISCG voting agreement. The affirmative vote of the shares of ISCG common stock subject to the ISCG voting agreements will be sufficient to approve and adopt the merger agreement and to approve the merger. The form of ISCG voting agreement is attached to this joint proxy statement/prospectus as Appendix C-1.

    FCG VOTING AGREEMENTS. Pursuant to the FCG voting agreements, the FCG voting agreement stockholders, who beneficially own an aggregate of 4,339,072 outstanding shares of FCG common stock (representing approximately 27.3% of the shares of FCG common stock as of September 9,1998) have agreed that, prior to the expiration date, they will vote their shares of FCG common stock in favor of
(i) the issuance of the shares of FCG common stock to be issued in the merger and (ii) each of the other actions contemplated by the merger agreement. The FCG voting agreement stockholders have also delivered to ISCG irrevocable proxies with respect to the matters covered by the FCG voting agreements. In addition, the FCG voting agreement stockholders have also agreed, in certain instances, to require any party to whom their shares of FCG common stock may be sold, pledged, granted an option to purchase, or otherwise transferred to execute a counterpart of the FCG voting agreement and agree to hold such FCG securities subject to all the terms and provisions of the FCG voting agreements. The form of FCG voting agreement is attached to this joint proxy statement/prospectus as Appendix C-2. x

AFFILIATE AGREEMENTS

    ISCG AFFILIATE AGREEMENTS. Pursuant to certain agreements (each an "ISCG affiliate agreement"), certain individuals and entities that may be deemed affiliate of ISCG (each, an "ISCG affiliate") have agreed not to effect any sale, transfer or other disposition of the FCG common stock received by such ISCG affiliate in the merger unless: (1) such sale, transfer or other disposition is made in conformity with

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the volume and other requirements of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), as evidenced by a broker's letter and a representation letter executed by the ISCG affiliate (reasonably satisfactory in form and content to FCG), each stating that such requirements have been met; (2) legal counsel reasonably satisfactory to FCG shall have advised FCG in a written opinion letter (reasonably satisfactory in form and content to FCG), upon which FCG may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; (3) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or (4) an authorized representative of the SEC shall have rendered written advice to such ISCG affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to FCG.

    In addition, so as to help ensure that the merger will be treated as a pooling of interests for accounting and financial reporting purposes, the ISCG affiliate agreements provide that during the period contemplated by the SEC's Staff Accounting Bulletin Number 65 until the earlier of (i) FCG's public announcement of financial results covering at least 30 days of combined operations of FCG and ISCG or (ii) the reorganization agreement is terminated in accordance with its terms, no ISCG affiliate shall sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce such ISCG affiliate's risk relative to: (i) any ISCG common stock (except pursuant to and upon consummation of the merger); or (ii) any FCG common stock received by such ISCG affiliate in the merger or upon exercise of options assumed by FCG in the merger. Provided certain conditions are met, the ISCG affiliate agreements provide for certain exceptions to the foregoing restrictions on transfer relating to: (i) certain DE MINIMIS transfers; (ii) transfers in payment of the exercise price of options to purchase ISCG common stock or FCG common stock; (iii) charitable donations; and
(iv) transfers to trusts established for the benefit of members of such ISCG affiliate's family or gifts to members of such ISCG affiliate's family. The form of ISCG affiliate agreement is attached to this joint proxy statement/prospectus as Appendix D-1.

    FCG AFFILIATE AGREEMENTS. Pursuant to certain agreements (each an "FCG affiliate agreement" and, collectively, the "FCG affiliate agreements"), certain individuals and entities that may be deemed affiliates of FCG (each, an "FCG affiliate") have agreed that, during the period contemplated by the Commission's Staff Accounting Bulletin Number 65 until the earlier of (i) FCG's public announcement of financial results covering at least 30 days of combined operations of FCG and ISCG or (ii) the reorganization agreement is terminated in accordance with its terms, such FCG affiliate shall not, subject to certain exceptions, sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivative's or otherwise) intended or having the effect, directly or indirectly, to reduce such FCG affiliate's risk relative to any FCG common stock. Provided certain conditions are met, the FCG affiliate agreements provide for certain exceptions to the foregoing restrictions on transfer relating to: (i) certain DE MINIMIS transfers; (ii) transfers in payment of the exercise price of options to purchase FCG common stock; (iii) charitable donations; or (iv) transfers to trusts established for the benefit of members of such FCG affiliate's family or gifts to members of such FCG affiliate's family. The form of the FCG affiliate agreement is attached to this joint proxy statement/prospectus as Appendix D-2.

REGISTRATION RIGHTS AGREEMENT

    Upon the consummation of the transactions contemplated by the merger agreement, which will occur on a date to be agreed by FCG and ISCG (the "closing date"), certain holders of ISCG stock, consisting of David S. Lipson, Technology Leaders II, Safeguard Scientifics, Inc. and the Warrant and Stock Trust (collectively the "holders"), will be entitled to certain rights with respect to the registration of their shares of FCG common stock issued in connection with the merger under the Securities Act. Under the terms of the registration rights agreement, which ISCG has agreed to deliver on the closing date, if FCG proposes

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to register any of its securities under the Securities Act for purposes of distributing securities of FCG by means of an underwritten public offering, the holders are entitled to notice of such registration and are entitled to include their shares of stock, provided, among other conditions, that the underwriters of any offering have the right to limit the number of shares included in such registration or exclude such shares entirely. In addition, subject to certain conditions, the holders may also require FCG, beginning on the date of FCG's public announcement of financial results covering at least 30 days of combined operations of FCG and ISCG, and expiring 18 months from the date of the registration rights agreement, on not more than one occasion, to file a registration statement under the Securities Act at FCG's expense (other than underwriting discounts and commissions) with respect to the shares owned by the holders, which amount may be reduced by shares owned by other holders of registration rights; provided, further, that the number of shares allocated to the holders shall not be less than 2,000,000 shares unless the aggregate number of shares to be registered is less than 2,000,000, in which case all shares to be registered shall be allocated to the holders. The form of the registration rights agreement is attached to this joint proxy statement/ prospectus as Appendix E.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax considerations of the merger that are generally applicable to holders of ISCG common stock. This discussion assumes that holders of ISCG common stock hold such shares as capital assets. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to FCG, ISCG or the ISCG shareholders as described herein.

    ISCG shareholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular ISCG shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions are in connection with the merger).

    It is the opinion of Saul Ewing and Cooley Godward that the merger will constitute a reorganization pursuant to Section 368(a) of the Code (collectively, the "tax opinions"). In addition, ISCG's obligation to consummate the merger is conditioned on the receipt by ISCG of an opinion from Saul Ewing, and FCG's and Foxtrot's obligations to consummate the merger are conditioned on their receipt of an opinion from Cooley Godward, confirming that the merger will constitute a reorganization (collectively, the "closing opinions"). Such conditions will not be waived without a resolicitation of consent by the shareholders of ISCG and stockholders of FCG. Saul Ewing and Cooley Godward have advised ISCG, and FCG and Foxtrot, respectively, that they currently expect to be able to deliver such closing opinions. See "The Merger Agreement--Conditions to the Merger--FCG and Foxtrot" and "--ISCG." The tax opinions and closing opinions:

    - Will not be binding on the IRS nor preclude the IRS from adopting a contrary position

    - Will be based on the assumptions discussed below, as well as representations received from ISCG, FCG and Foxtrot

    - Will be based on the assumption that the merger will be consummated in accordance with the terms of the merger agreement and

    - Will be subject to the limitations discussed below

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
    Neither ISCG nor FCG has requested, or will request, a ruling from the IRS with regard to any of the federal income tax consequences of the merger. The tax opinions and closing opinions assume and are conditioned upon:

    - The truth and accuracy of the statements, covenants, representations and warranties contained in the merger agreement, in the representations received from ISCG, FCG and Foxtrot to support the tax opinions and closing opinions (the "tax representations") and in all other instruments and documents related to the formation, organization and operation of ISCG, FCG and Foxtrot examined by and relied upon by Saul Ewing and Cooley Godward in connection with the merger

    - That original documents submitted to such counsel (including signatures thereto) are authentic, documents submitted to such counsel as copies conform to the original documents, and that all such documents have been (or will be by the effective time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof

    - That all covenants contained in the merger agreement (including exhibits thereto) and in the tax representations are performed without waiver or breach of any material provision thereof

    - That the merger will be reported by FCG and ISCG on their respective federal income tax returns in a manner consistent with the tax opinions and the closing opinions

    - That any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification

    Subject to the limitations and qualifications referred to herein and in the tax opinions and closing opinions, it is the opinion of Saul Ewing and Cooley Godward that as a result of the merger's qualifying as a reorganization, the following U.S. federal income tax consequences will result:

    - No gain or loss will be recognized for federal income tax purposes by the holders of ISCG common stock upon the receipt of FCG common stock solely in exchange for such ISCG common stock in the merger (except to the extent, if any, of cash received in lieu of fractional shares)

    - The aggregate tax basis of the FCG common stock so received by each ISCG shareholder in the merger (including any fractional share of FCG common stock not actually received) will be the same as the aggregate tax basis of ISCG common stock surrendered by such ISCG shareholder in exchange therefor

    - The holding period of FCG common stock so received by each ISCG shareholder in the merger will include the period for which ISCG common stock surrendered in exchange therefor was considered to be held, provided that ISCG common stock so surrendered is held as a capital asset at the effective time

    - Cash payments received by holders of ISCG common stock in lieu of a fractional share will be treated as if such fractional share of FCG common stock had been issued in the merger and then redeemed by FCG. An ISCG shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that each such fractional share of ISCG common stock was held as a capital asset at the effective time

    - A shareholder of ISCG who properly exercises dissenters' rights under any applicable law with respect to a share of ISCG common stock and receives payments for such stock in cash should recognize capital gain or loss (if such stock was held as a capital asset at the effective time of the merger) measured by the difference between the amount of cash received and the shareholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "dividend equivalent transaction"). A sale of ISCG shares incident to an exercise of dissenters' rights will generally not be a dividend

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
      equivalent transaction if, as a result of such exercise, the dissenting shareholder owns no shares of FCG common stock (either actually or constructively within the meaning of Section 318 of the Code) immediately after the merger

    - Neither FCG nor ISCG will recognize gain solely as a result of the merger

    A successful IRS challenge to the reorganization status of the merger would result in significant adverse tax consequences to the ISCG shareholders. An ISCG shareholder would recognize gain or loss with respect to each share of ISCG common stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time, of the FCG common stock received in exchange therefor. In such event, a shareholder's aggregate basis in the FCG common stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the closing date.

    Even if the merger qualifies as a reorganization, a recipient of FCG common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the ISCG common stock surrendered. In addition, to the extent that an ISCG shareholder were treated as receiving (directly or indirectly) consideration other than FCG common stock in exchange for such shareholder's ISCG common stock, gain, if any, would have to be recognized.

    Certain noncorporate ISCG shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in FCG common stock. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

    THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, HOLDERS OF ISCG COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECTS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    Each ISCG shareholder will be required to retain records and file with such shareholder's U.S. federal income tax return a statement setting forth certain facts relating to the merger.

ANTICIPATED ACCOUNTING TREATMENT

    The merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with GAAP. This accounting method would permit the recorded assets and liabilities of ISCG to be carried forward to the consolidated financial statements of FCG at their recorded historical amounts. Consummation of the merger is conditioned upon (i) the receipt by FCG of a letter from its independent accountants dated as of the closing date to the effect that such accountants concur with FCG management's conclusion that pooling of interests accounting for the merger is appropriate, and (ii) receipt by ISCG of a letter from its independent accountants dated as of a date no earlier than the date three days prior to the effective time to the effect that such accountants concur with ISCG management's conclusion that no conditions exist relating to ISCG that would preclude FCG from accounting for the merger as a pooling of interests.

REGULATORY MATTERS

    ANTITRUST. The merger is not subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). However, the FTC or the

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Antitrust Division of the United States Department of Justice (the "Antitrust
Division") could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger or seeking to cause divestiture of significant assets of FCG or ISCG or their subsidiaries. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such challenge is made, of what the result would be. Consummation of the merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the merger.

    FILINGS WITH THE SECRETARY OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA AND THE SECRETARY OF STATE OF THE STATE OF DELAWARE. Articles of Merger must be filed with the Secretary of State of the Commonwealth of Pennsylvania and a Certificate of Merger must be filed with the Secretary of State of Delaware to consummate the merger.

RIGHTS OF DISSENTING SHAREHOLDERS OF ISCG

    Pursuant to the PBCL, shareholders of ISCG have the right to dissent from the merger, and to obtain payment of the "fair value" (as defined in the PBCL) of their shares, if the merger is consummated. The term "fair value" means the fair value of the shares immediately before completion of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

    The following summary of the steps to be taken if the right to dissent is to be exercised is qualified in its entirety by the full text of Section 1930 and Subchapter D of Chapter 15 of the PBCL, which are attached to this joint proxy statement/prospectus as Appendix F. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any shareholder to comply with these steps will result in the shareholder receiving the consideration contemplated by the merger agreement and waiving his right to dissent. Any shareholder of ISCG who contemplates exercising the right to dissent is urged to read carefully the provisions of Section 1930 and Subchapter D of Chapter 15 of the PBCL.

    Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the effective time, may be sent to ISCG at the ISCG principal offices.

    A shareholder who wishes to dissent must file with ISCG prior to the vote of shareholders on the merger at the ISCG special meeting, a written notice of intention to demand that he be paid the fair value for his shares, if the merger is effected, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the closing date, and must refrain from voting his shares to approve the merger. Neither a proxy nor a vote against approval of the merger will constitute the necessary written notice of intention to dissent. A beneficial owner of shares which are held of record in "street name" by a brokerage firm or other nominee must obtain the written consent of such record holder to such beneficial owner's exercise of dissenters' rights and must submit such consent to ISCG, no later than the time of the filing of his notice of intention to dissent.

    If the merger is approved by the required vote of ISCG's shareholders at the ISCG special meeting, ISCG will mail a notice to all dissenters who gave due notice of intention to demand payment of their shares and who refrained from voting in favor of the merger. The notice will state where and when a demand for payment must be sent and certificates for the shares must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the PBCL. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing of the notice.

    A shareholder who fails to timely demand payment or fails to timely deposit stock certificates, as required by ISCG's notice, will not have any right to receive payment of the fair value of his shares.

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
    Promptly after completion of the merger, or upon timely receipt of demand for payment if the merger already has been completed, ISCG will either remit to dissenters who have made demand and have deposited their stock certificates the amount that ISCG estimates to be the fair value of such dissenters' shares or give written notice that no such remittance is being made. The remittance or notice will be accompanied by (1) a closing balance sheet and an income statement of ISCG for a fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements, (2) a statement of ISCG's estimate of the fair value of the shares, and (iii) notice of the right of the dissenter to demand payment or supplemental payment under the PBCL, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the PBCL. If ISCG does not remit the amount of its estimated fair value for shares with respect to which demand for payment has been made and stock certificates have been deposited, then ISCG will return any certificates that have been deposited. Returned certificates, and any certificates subsequently issued in exchange therefor, will be marked to record the fact that demand for payment has been made. Transferees of shares so marked shall not acquire any rights in ISCG other than those rights held by the original dissenter after such dissenter demanded payment of fair value.

    If a dissenter believes that the amount stated in the notice as ISCG's estimate of the fair value of the dissenters' shares or remitted by ISCG is less than the fair value of the dissenters' shares, he may send ISCG his own estimate of the fair value of such shares, which shall be deemed to be a demand for payment of the amount of the deficiency. If ISCG remits payment of its estimated value of a dissenter's shares or delivers notice of its estimate of the fair value of the dissenters' shares, and the dissenter does not file his own estimate within 30 days after the mailing by ISCG of its remittance or notice, the dissenter will be entitled to no more than the amount stated in the notice or remitted to him by ISCG.

    Within 60 days after the latest to occur of completion of the merger, timely receipt by ISCG of any demands for payment, or timely receipt by ISCG, as the case may be, of any estimates by dissenters of fair value, if any demands for payment remain unsettled, ISCG may file in the Court of Common Pleas of Chester County (the "Court"), an application requesting that the fair value of the dissenters' shares be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter. The Court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest. If ISCG were to fail to file such an application, then any dissenter who has made a demand and who has not settled his claim against ISCG may file an application in the name of ISCG at any time within 30-days after the expiration of the 60-day period and request that the fair value be determined by the Court. If no dissenter files such an application, then each dissenter entitled to do so shall be paid ISCG's estimate of the fair value of the dissenters' shares and no more, and may bring an action to recover any amount not previously remitted.

    If ISCG were to fail to file such an application, then any dissenter who has made a demand and who has not settled his claim against ISCG may file an application in the name of ISCG at any time within 30 days after the expiration of the 60-day period and request that the fair value be determined by the Court. If no dissenter files such an application, then each dissenter entitled to do so shall be paid ISCG's estimate of the fair value of the dissenters' shares and no more, and may bring an action to recover any amount not previously remitted.

    Holders of ISCG common stock considering exercising dissenters' rights should recognize that the fair value of their shares determined by the Court could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they do not exercise dissenters' rights. The costs and expenses of valuation proceedings before the Court, including the reasonable compensation and expenses of the appraiser appointed by the Court, shall be determined by

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
the Court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the Court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith. Fees and expenses of counsel and of experts for the respective parties may be assessed as the Court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the Court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by the PBCL. If the Court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

    ISCG intends to negotiate in good faith with any dissenting shareholder. If after negotiation, a claim cannot be settled, then ISCG intends to file an application requesting that the fair value of the dissenters' shares be determined by the Court.

NO FCG APPRAISAL RIGHTS

    Holders of FCG common stock are not entitled to appraisal rights under the DGCL because FCG is not a constituent corporation to the merger under the DGCL.

RESALE OF FCG COMMON STOCK

    FCG common stock issued in connection with the merger will be freely transferable, except that shares issued to an ISCG affiliate or who becomes an affiliate of FCG are subject to certain restrictions on resale. An affiliate is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company. Pursuant to the terms of the merger agreement, ISCG has delivered to FCG, ISCG affiliate agreements executed by the ISCG affiliates that prohibit the sale, exchange, transfer, pledging, distribution or other disposition of or granting of any option, establishment of any "short" or put-equivalent position with respect to or any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce such ISCG affiliate's risk relative to: (1) any ISCG common stock (except pursuant to and upon consummation of the merger); or (2) any FCG common stock received by such ISCG affiliate in the merger or upon exercise of options assumed by FCG in the merger, except under certain circumstances, in order to comply with the requirements of certain federal securities laws and to help ensure the merger is treated as a pooling of interest for accounting and financial reporting purposes. See "Approval of the Merger and Related Transactions-- Affiliate Agreements."

    Pursuant to the terms of the merger agreement, FCG has delivered to ISCG, FCG affiliate agreements executed by the FCG affiliates that prohibit the sale, exchange, transfer, pledging, distribution or other disposition of or granting of any option, establishment of any "short" or put-equivalent position with respect to or any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce such FCG affiliate's risk relative to any FCG common stock except under certain circumstances, so as to help ensure that the merger will be accounted for as a pooling of interests. See "Approval of the Merger and Related Transactions--Affiliate Agreements."

    Pursuant to the terms of the merger agreement, FCG has agreed to enter into a registration rights agreement with David S. Lipson, Technology Leaders II, Safeguard Scientifics, Inc. and the Warrant and Stock Trust (the "registration rights agreement") at the closing, which grants the holders certain rights with respect to the registration under the Securities Act of shares of FCG common stock issued to the holders in connection with the merger. See "Approval of the Merger and Related Transactions--Registration Rights Agreement."

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                              THE MERGER AGREEMENT

GENERAL

    The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference, as amended in the First Amendment dated November 11, 1998, a copy of which is attached in Appendix A-1 to this joint proxy statement/prospectus. However, the following is not a complete statement of all provisions of the merger agreement and related agreements. Statements made in this joint proxy statement/prospectus with respect to the terms of the merger agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the merger agreement and such related agreements. Capitalized terms used in this summary but not defined in this joint proxy statement/prospectus shall have the meanings ascribed to them in the merger agreement.

    The merger agreement provides for the merger of Foxtrot with and into ISCG. As a result of the merger, Foxtrot will cease to exist, ISCG will become a wholly-owned subsidiary of FCG, and the former shareholders of ISCG will become stockholders of FCG. ISCG, as the surviving corporation, will retain all of its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises unaffected by the merger. Foxtrot has been formed solely for the purpose of effecting the merger, and there will be no other activity in Foxtrot. The merger will become effective at the effective time, which shall be upon the filing of articles of merger with the Secretary of State of the Commonwealth of Pennsylvania and the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be specified in the articles of merger. The effective time shall occur no later than the second day after the satisfaction or waiver of all the conditions to closing set forth in the merger agreement. It is currently anticipated that the effective time will occur on or before December 23, 1998. There can be no assurance, however, that the conditions to the merger will be satisfied by such date, or at all, or that the merger agreement will not be terminated. See "--Conditions to the Merger."

MERGER CONSIDERATION

    ISCG COMMON STOCK. At the effective time, each share of ISCG common stock then outstanding will be converted into the right to receive FCG common stock based on the exchange ratio. The exchange ratio is currently 0.77, which will be adjusted for any subsequent stock split, stock dividend, reverse stock splits reclassification, recapitalization or similar transaction.

    NO FRACTIONAL SHARES. No fractional shares of FCG common stock will be issued in connection with the merger, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any holder of ISCG common stock (after aggregating all fractional shares of FCG common stock issuable to such shareholder) will, upon surrender of such shareholder's stock certificate(s) representing ISCG common stock to the American Stock Transfer & Trust Company, transfer agent and registrar for FCG common stock and exchange agent for purposes of the merger (the "exchange agent"), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of FCG common stock on Nasdaq on the "closing date" (as defined herein).

STOCK OPTIONS AND WARRANTS

    STOCK OPTIONS. At the effective time, all outstanding options with respect to ISCG common stock under ISCG's Amended and Restated Option Plan (collectively, "ISCG options") shall be converted into and become rights with respect to FCG common stock, and FCG shall assume each such option in accordance with the terms (as in effect as of the date of the merger agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the effective time,

    - Each ISCG option assumed by FCG may be exercised solely for shares of FCG common stock

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    - The number of shares of FCG common stock subject to each such ISCG option shall be equal to the number of shares of ISCG common stock subject to such ISCG option immediately prior to the effective time multiplied by the exchange ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share)

    - The per share exercise price under each such ISCG option shall be adjusted by dividing the per share exercise price under such ISCG option by the exchange ratio and rounding up to the nearest cent

    - Any restriction on the exercise of any such ISCG option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such ISCG option shall otherwise remain unchanged

    WARRANTS. All rights with respect to ISCG common stock under warrants that are then outstanding shall be converted into and become rights with respect to FCG common stock, and FCG shall, subject to certain limitations, assume all such warrants in accordance with the terms of such warrants. Each warrant assumed by FCG (1) may be exercised solely for shares of FCG common stock, (2) the number of shares of FCG common stock subject to each warrant assumed shall be equal to the number of shares of ISCG common stock subject to such warrant immediately prior to the effective time multiplied by the exchange ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (3) the per share exercise price under each warrant assumed shall be adjusted by dividing the per share exercise price under the warrant by the exchange ratio and rounding up to the nearest cent (to the extent permitted by the terms of the warrants and otherwise rounded or without rounding as required by the terms of the particular warrant).

STOCK OWNERSHIP FOLLOWING THE MERGER

    Based upon the number of shares of ISCG common stock issued and outstanding as of the ISCG record date, an aggregate of approximately 6,212,917 shares of FCG common stock will be issued to security holders of ISCG. Based upon the number of shares of FCG common stock issued and outstanding as of the FCG record date (assuming no exercise of outstanding options, warrants or other rights to purchase FCG common stock), the former holders of ISCG common stock would hold and have voting power with respect to approximately 27.3% of FCG's total issued and outstanding shares after consummation of the merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    As soon as practicable after the effective time, the exchange agent will mail to the registered holders of ISCG common stock (i) a letter of transmittal and (ii) instructions for the use in effecting the surrender of valid certificates representing shares of ISCG common stock (the "ISCG stock certificates") in exchange for certificates representing FCG common stock. Upon surrender of an ISCG stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the exchange agent or FCG, the holder of such ISCG stock certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of FCG common stock that such shareholder has the right to receive. No fractional shares of FCG common stock will be issued in connection with the merger, and no certificates for any such fractional shares will be issued. See "--Merger Consideration--No Fractional Shares."

    If any ISCG stock certificate has been lost, stolen or destroyed, FCG may require the owner of such lost, stolen or destroyed ISCG stock certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the exchange agent, FCG or ISCG with respect to such ISCG stock certificate.

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    ISCG SHAREHOLDERS SHOULD NOT SURRENDER THEIR ISCG STOCK CERTIFICATES FOR
EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

EFFECT ON CERTIFICATES

    At the effective time, (1) all shares of ISCG common stock outstanding immediately prior to the effective time will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of ISCG common stock that were outstanding immediately prior to the effective time will cease to have any rights as shareholders of ISCG, and (2) the stock transfer books of ISCG will be closed with respect to all shares of ISCG common stock outstanding immediately prior to the effective time. No further transfer of any such shares of ISCG common stock will be made on such stock transfer books after the effective time. If, after the effective time, an ISCG stock certificate is presented to the exchange agent (or to ISCG or FCG), such ISCG stock certificate will be canceled and will be exchanged as provided above under the caption "--Conversion of Shares; Procedure for Exchange of Certificates" and "--Merger Consideration."

CORPORATE MATTERS

    As of the effective time, the articles of incorporation of the surviving corporation will be amended and restated to conform to the certificate of incorporation of Foxtrot as in effect immediately prior to the effective time with the exception that the name of the surviving corporation shall be Integrated Systems Consulting Group, Inc., and the bylaws of the surviving corporation will be amended and restated to conform to the bylaws of Foxtrot as in effect immediately prior to the effective time. Immediately after the effective time, the directors and officers of the surviving corporation shall be the directors and officers of Foxtrot immediately prior to the effective time.

CONDITIONS TO THE MERGER

    FCG AND FOXTROT. The obligations of FCG and Foxtrot to effect the merger and otherwise consummate the transactions contemplated by the reorganization agreement are subject to the satisfaction, at or prior to the closing, of conditions, among others, to the following general effect:

    - The representations and warranties of ISCG contained in the merger agreement shall be accurate in all material respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date except that any representations and warranties qualified by "material adverse effect" (as defined herein) or other materiality qualifications are accurate in all respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date

    - Each covenant or obligation that ISCG is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects

    - The registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the registration statement

    - The merger agreement and the merger shall have been duly approved by the necessary vote of the ISCG shareholders, and the issuance of FCG common stock in the merger shall have been duly approved by the necessary vote of the FCG stockholders. Fewer than 10% of the outstanding shares of ISCG common stock shall be dissenting shares

    - All material consents required to be obtained in connection with the merger and the other transactions contemplated by the merger agreement shall have been obtained and shall be in full force and effect

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
    - FCG and Foxtrot shall have received the following agreements and documents, each of which shall be in full force and effect: (A) a statement from ISCG conforming to the requirements of Section 1.897-2(h)(2) of the Treasury Regulations; (B) a letter from KPMG, dated as of the closing date and addressed to FCG and ISCG reasonably satisfactory in form and substance to FCG and Grant Thornton, to the effect that, after reasonable investigation, KPMG is not aware of any fact concerning ISCG or any of its shareholders or affiliates that could preclude FCG from accounting for the merger as a pooling of interests; (C) a letter from Grant Thornton, dated as of the closing date and addressed to FCG, reasonably satisfactory in form and substance to FCG, to the effect that, after reasonable investigation, Grant Thornton is not aware of any fact concerning FCG or and of its stockholders or affiliates that could preclude FCG from accounting for the merger as a pooling of interests; (D) a legal opinion of Cooley Godward, dated as of the closing date and addressed to FCG, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code; (E) a certificate executed on behalf of ISCG by its chief executive officer confirming that the conditions set forth above have been duly satisfied; and (F) the written resignations of all officers and directors of ISCG as of the effective time

    - There shall have been no material adverse change in the business, condition, assets, liabilities, operations or financial performance of ISCG and its subsidiaries (the "acquired corporations") since the date of the merger agreement

    - ISCG shall have filed with the IRS a notification required under Sections 1.897-2(h)(1)(i) and 1.897-2(h)(2) of the United States Treasury Regulations ("Treasury Regulations")

    - The shares of FCG common stock to be issued in the merger shall have been authorized for listing on Nasdaq, subject to notice of issuance

    - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation or regulation enacted or deemed applicable to the merger that makes consummation of the merger illegal

    - There shall not be pending or threatened any action, suit or litigation brought by the United States Government or the European Community, or any agency, commission, instrumentality, unit or body of the United States Government or the European Community: (A) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; (B) relating to the merger and seeking to obtain from FCG or any of its subsidiaries any damages that may be material to FCG; (C) seeking to prohibit or limit in any material respect FCG's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation; or (D) which would materially and adversely affect the right of FCG, the surviving corporation or any subsidiary of FCG to own the assets or operate the business of ISCG

    - There shall not be pending any action, suit or litigation in which there is a reasonable possibility of an outcome that would have a material adverse effect on ISCG or any of its subsidiaries or on FCG: (A) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; (B) relating to the merger and seeking to obtain from FCG or any of its subsidiaries any damages that may be material to FCG; (C) seeking to prohibit or limit in any material respect FCG's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation; or (D) which would affect adversely the right of FCG, the surviving corporation or any subsidiary of FCG to own the assets or operate the business of ISCG

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
    ISCG. The obligations of ISCG to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the closing, of conditions, among others, to the following general effect:

    - The representations and warranties of FCG and Foxtrot contained in the merger agreement shall be accurate in all material respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date, except that any representations and warranties qualified by material adverse effect or other materiality qualifications are accurate in all respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date

    - All of the covenants and obligations that FCG and Foxtrot are required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects

    - The registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the registration statement

    - The merger agreement and the merger shall have been duly approved by the necessary vote of the ISCG shareholders, and the issuance of FCG common stock in the merger shall have been duly approved by the necessary vote of the FCG stockholders

    - ISCG shall have received the following agreements and documents: (A) the registration rights agreement executed by FCG and each of the persons identified therein; (B) a legal opinion of Saul Ewing, dated as of the closing date and addressed to ISCG, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code;
      (C) a letter from KPMG, dated as of a date no earlier than three days prior to the closing date and addressed to ISCG, reasonably satisfactory in form and substance to FCG and Grant Thornton, to the effect that, after reasonable investigation, KPMG is not aware of any fact concerning ISCG or any of its shareholders or affiliates that could preclude FCG from accounting for the merger as a pooling of interests; (D) a letter from Grant Thornton, dated as of a date no earlier than three days prior to the closing date and addressed to FCG, reasonably satisfactory in form and substance to FCG, to the effect that, after reasonable investigation, Grant Thornton is not aware of any fact concerning FCG or and of its stockholders or affiliates that could preclude FCG from accounting for the merger as a pooling of interests; and (E) a certificate executed on behalf of FCG by an executive officer of FCG, confirming that conditions set forth above have been satisfied

    - There shall have been no material adverse change in the business, condition, assets, liabilities, operations or financial performance of FCG since the date of the reorganization agreement

    - The shares of FCG common stock to be issued in the merger shall have been authorized for listing on Nasdaq, subject to notice of issuance

    - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by ISCG shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation or regulation enacted or deemed applicable to the merger that makes consummation of the merger illegal

    For purposes of the merger agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "material adverse effect" on the acquired corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (1) the business, condition, capitalization, assets, liabilities, operations or financial performance of the acquired corporations taken as a whole, (2) the ability of ISCG to consummate the merger or any of the other transactions contemplated in the merger agreement or to perform any of its obligations under the merger agreement, or (3) the ability of FCG to vote, receive dividends with respect to or otherwise exercise ownership rights

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
with respect to the stock of the surviving corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "material adverse effect" on FCG if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of FCG and its subsidiaries taken as a whole.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains certain representations and warranties, including, without limitation, representations and warranties by ISCG as to:

    - Due organization and subsidiaries

    - The articles of incorporation of ISCG, as amended (the "ISCG articles of incorporation"), and the bylaws of ISCG (the "ISCG bylaws")

    - Capitalization

    - Filings with the SEC and financial statements

    - Absence of certain changes

    - Real property, equipment and leaseholds

    - Title to assets

    - Receivables and significant customers

    - Proprietary assets

    - Material contracts

    - Year 2000 liabilities

    - Compliance with legal requirements

    - Certain business practices

    - Governmental authorizations

    - Tax matters

    - Employee and labor matters and benefit plans

    - Environmental matters

    - Insurance

    - Transactions with affiliates

    - Legal proceedings and orders

    - The authority and binding nature of the merger agreement and the inapplicability of certain anti-takeover statutes

    - The absence of existing discussions or negotiations concerning other acquisition proposals

    - Accounting matters

    - The vote required to approve the merger agreement

    - Non-contravention and consents

    - The receipt of a fairness opinion from Baird

    - Brokers, finders and investment bankers and their fees or commissions

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    - Disclosure

    The merger agreement contains further representations and warranties by FCG and Foxtrot as to:

    - Due organization, standing and power to conduct business

    - Capitalization

    - Filings with the SEC and financial statements

    - Disclosure

    - Absence of certain changes

    - Authority and binding nature of the merger agreement

    - Non-contravention and consents

    - Vote required to approve the issuance of FCG common stock pursuant to the merger

    - Valid issuance of the FCG common stock to be issued pursuant to the merger

    - Accounting matters

    - Receipt of a fairness opinion from Hambrecht & Quist

    - Tax matters

    - Environmental matters

    - Significant customers

    - Year 2000 liabilities

COVENANTS

    ACCESS AND INVESTIGATION. The merger agreement requires that during the period from September 9, 1998 through the effective time (the "pre-closing period"), ISCG shall, and shall cause the respective representatives of the acquired corporations to:

    - Provide FCG and FCG's representatives with reasonable access to the acquired corporations' representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the acquired corporations

    - Provide FCG and FCG's representatives with such copies of the existing books, records, tax returns, work papers and other documents and information relating to the acquired corporations, and with such additional financial, operating and other data and information regarding the acquired corporations, as FCG may reasonably request

    ISCG shall also promptly provide FCG with copies of:

    - Any written materials or communications sent by or on behalf of ISCG to its shareholders

    - Any material notice, document or other communication sent by or on behalf of any of the acquired corporations to any party to any material contract or sent to any of the acquired corporations by any party to any material contract (other than any communication that relates solely to commercial transactions between ISCG and the other party to any such material contract and that is of the type sent in the ordinary course of business and consistent with past practices)

    - Any notice, report or other document filed with or sent to any governmental body in connection with the merger or any of the other transactions contemplated by the merger agreement

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    - Any material notice, report or other document received by any of the acquired corporations from any governmental body

    CONDUCT OF ISCG'S BUSINESS. The merger agreement requires that during the pre-closing period, ISCG shall

    - Conduct its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable legislation and regulations and the requirements of all of its material contracts

    - Use all reasonable efforts to ensure that each of the acquired corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with the respective acquired corporations

    - Keep in full force all of its insurance policies

    - Provide all notices, assurances and support required by any acquired corporation contract relating to any proprietary asset in order to ensure that no condition under such acquired corporation contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by any acquired corporation of any source code materials or other proprietary asset, or (B) a release from any escrow of any source code materials or other proprietary asset which have been deposited or are required to be deposited in escrow under the terms of such acquired corporation contract

    - Cause its officers to report regularly to FCG concerning the status of ISCG's business (to the extent requested by FCG)

    During the pre-closing period, ISCG shall not (without the prior written consent of FCG), and shall not permit any of the other acquired corporations to:

    - (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities

    - Sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that ISCG may (1) issue ISCG common stock upon the valid exercise of ISCG options or ISCG warrants outstanding as of the date of the merger agreement and (2) in the ordinary course of business and consistent with past practices, grant options exercisable into not more than 250 shares of ISCG common stock per newly-hired employee)

    - Amend or waive any of its rights under, or accelerate the vesting under, any provision of any of ISCG's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract

    - Amend or permit the adoption of any amendment to the ISCG articles of incorporation or the ISCG bylaws or other charter or organizational documents, or, subject to the other terms of the merger agreement, effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction

    - Form any subsidiary or acquire any equity interest or other interest in any other entity

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    - Make any capital expenditure (except that the acquired corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the acquired corporations during the pre-closing period, do not exceed $50,000 with respect to any single capital expenditure or $100,000 in the aggregate)

    - Enter into or become bound by, or permit any of the assets owned or used by ISCG to become bound by, certain material contracts, or amend or prematurely terminate, or waive or exercise any material right or remedy (including any right to repurchase shares of ISCG common stock) under, certain material contracts

    - Acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person (except in each case for immaterial assets acquired, leased, licensed or disposed of by ISCG in the ordinary course of business and consistent with past practices), or waive or relinquish any material right

    - Incur any indebtedness for borrowed money (other than: (A) in connection with the financing of ordinary trade payables; (B) pursuant to existing credit facilities; (C) in connection with leasing activities in the ordinary course of business; or (D) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of any of the acquired corporations or guarantee any debt securities of others

    - Except in the ordinary course of business and consistent with past practices, establish, adopt or amend any employee benefit plan, pay any bonus except in accordance with the terms of such existing plans or pursuant to commitments made prior to the date of the merger agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees

    - Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the merger agreement and as previously disclosed in writing or made available to FCG, or adopt any new severance plan

    - Hire any new employee having an annual base salary in excess of $100,000 or as an officer of ISCG or engage any consultant or independent contractor for period exceeding sixty days

    - Change the status, title or responsibilities, including, without limitation, termination or promotion, of any officer of ISCG or promote any employee to an officer position in ISCG

    - Transfer or license to any person or otherwise extend the term of any agreement with respect to, amend or modify in any material adverse respect any rights (including, without limitation, distribution rights) to the proprietary assets of the acquired corporations, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice

    - Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of ISCG, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business)

    - Change any of its methods of accounting or accounting practices in any respect

    - Make any material election with respect to taxes

    - Commence or settle any legal proceeding

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    - Enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices

    - Enter into any agreement requiring the consent or approval of any third party with respect to the merger

    - Agree or commit to take any of the actions described above

    During the pre-closing period, ISCG shall promptly notify FCG in writing of:

    - The discovery by ISCG of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the merger agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by ISCG in the merger agreement

    - Any event, condition, fact or circumstance that occurs, arises or exists after the date of the merger agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by ISCG in the merger agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of the merger agreement

    - Any event, condition, fact or circumstance hereafter arising which, if existing or occurring at the date of the merger agreement, would have been required to be set forth or described in the disclosure schedule that has been prepared by ISCG in accordance with the requirements of Section 9.6 of the merger agreement and that has been delivered by ISCG to FCG on the date of the merger agreement (the "ISCG disclosure schedule")

    - Any material breach of any covenant or obligation of ISCG

    - Any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to closing impossible or unlikely or that has had or could reasonably be expected to have a material adverse effect on the acquired corporations

    If any event, condition, fact or circumstance that is required to be disclosed by ISCG to FCG requires any change in the ISCG disclosure schedule, or if any such event, condition, fact or circumstance would require such a change assuming the ISCG disclosure schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then ISCG shall promptly deliver to FCG an update to the ISCG disclosure schedule specifying such change. No such update shall be deemed to supplement or amend ISCG disclosure schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by ISCG in the merger agreement, or (ii) determining whether any of the conditions to FCG and Foxtrot's obligation to close has been satisfied.

    NON-SOLICITATION. Pursuant to the merger agreement, ISCG has agreed that it will not, directly or indirectly, and will not authorize or permit any of the other acquired corporations or any representative of the acquired corporations to:

    - Solicit, initiate, encourage or induce the making, submission or announcement of any acquisition proposal or take any action that could be reasonably expected to lead to an acquisition proposal

    - Furnish any information regarding any of the acquired corporations to any person in connection with or in response to an acquisition proposal

    - Engage in discussions with any person with respect to any acquisition proposal

    - Approve, endorse or recommend any acquisition proposal

    - Enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction

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    ISCG is not prevented, however, from furnishing nonpublic information regarding the acquired corporations to, or entering into discussions with, any person in response to a superior offer or engaging in discussions with respect thereto if all of the following conditions are met:

    - Neither ISCG nor any representative of the acquired corporations shall has violated any of its obligations against non-solicitation

    - The ISCG Board determines in good faith, based upon the advice of its outside counsel, that such action is required in order for the ISCG Board to comply with its fiduciary duties under applicable law

    - Prior to furnishing any nonpublic information to, or entering discussions with any person, ISCG gives FCG written notice of the identity of such person and of ISCG's intention to furnish nonpublic information to, or enter into discussions with, such person, and ISCG receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by ISCG

    - Prior to furnishing any such nonpublic information to, or entering into discussions with, such person, ISCG furnishes such nonpublic information to FCG (to the extent such nonpublic information has not been previously furnished by ISCG to FCG). In addition to the foregoing, ISCG shall (A) provide FCG with at least 24 hours prior notice of any meeting of ISCG's Board at which ISCG's Board is reasonably expected to consider a superior offer and (B) not recommend a superior offer to its shareholders for a period of not less than the greater of two business days or 48 hours after FCG's receipt of a copy of such superior offer

    An "acquisition proposal" is any offer or proposal contemplating or otherwise relating to any "acquisition transaction." An "acquisition transaction" is any transaction or series of related transactions involving: (1) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which any of the acquired corporations is a constituent corporation, (B) in which any person or "group" (as defined in the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder) of persons directly or indirectly acquires ISCG or more than 50% of the company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the acquired corporation, or (C) in which any of the acquired corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of ISCG; (2) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of ISCG; or (3) any liquidation or dissolution of ISCG.

    A "superior offer" is an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of ISCG common stock on terms that the ISCG Board determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to ISCG's shareholders than the terms of the merger, except that no such offer shall be deemed to be a "superior offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

    MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS. Pursuant to the merger agreement, ISCG will take all action necessary in accordance with applicable law to convene and hold the ISCG special meeting to vote upon the approval of the merger agreement and the merger. ISCG's obligation to call, give notice of, convene and hold the ISCG special meeting will not be limited or otherwise affected by the commencement, disclosure announcement or submission to ISCG of an acquisition proposal or by the withdrawal, amendment or modification of the recommendation of the ISCG Board with respect to the merger. Pursuant to the merger agreement, FCG will take all action necessary to call, give notice of, convene and hold the FCG special meeting to vote upon the issuance of FCG common stock in the merger.

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    Neither the Board of Directors of ISCG or FCG nor any committee thereof is permitted to withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other party, its recommendations in favor of the merger agreement and the merger in the case of ISCG, and the issuance of FCG common stock in the case of FCG. However, notwithstanding the foregoing, the ISCG Board will not be prevented from withdrawing, amending or modifying its unanimous recommendation in favor of the merger if (1) a superior offer is made to ISCG and is not withdrawn, (2) neither ISCG nor any of its representatives has violated the covenants given by them concerning non-solicitation and (3) the ISCG Board concludes in good faith, based upon the advice of its outside counsel, that, in light of such superior offer, the withdrawal, amendment or modification of such recommendation is required in order for the ISCG Board to comply with its fiduciary obligations.

    CONDITIONS RELATING TO STOCK OPTIONS AND WARRANTS. For a description of the treatment of stock options and warrants to purchase ISCG common stock, see the caption above entitled "--Stock Options and Warrants."

    FORM S-8. Pursuant to the merger agreement, FCG has agreed to file a registration statement on Form S-8 for the shares of FCG common stock issuable with respect to assumed ISCG options as soon as reasonably practical, and in any event within 60 days, after the effective time.

    NOMINATION AND APPOINTMENT OF DIRECTORS. As soon as practicable after the effective time, FCG shall use reasonable efforts to nominate and appoint (1) a nominee designated by ISCG, to Class I of the FCG Board to serve until the annual meeting of stockholders to be held in 1999, (2) Donald R. Caldwell, or such other nominee designated by ISCG, to Class II of the FCG Board to serve until the annual meeting of stockholders to be held in 2000, and (3) David S. Lipson, or such other nominee designated by ISCG, to Class III of the FCG Board to serve until the annual meeting of stockholders to be held in 2001.

    ACCOUNTING TREATMENT; TAX FREE REORGANIZATION. Each of ISCG and FCG has agreed (1) not to take any action during the pre-closing period that would adversely affect the ability of FCG to account for the merger as a pooling of interests, (2) to use all reasonable efforts to attempt to ensure that none of its affiliates (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of FCG to account for the merger as a pooling of interests and (3) not to take any action either prior to or after the effective time that would reasonably be expected to cause the merger to fail to qualify as a reorganization.

    INDEMNIFICATION AND INSURANCE. Pursuant to the merger agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of ISCG as of the date of the merger agreement for acts and omissions occurring prior to the effective time, as provided in the ISCG bylaws and as provided in any indemnification agreements between ISCG and said officers and directors shall survive the merger and shall be observed by FCG and the surviving corporation for a period of not less than six years from the effective time. The merger agreement also provides that from the effective time until the third anniversary of the date on which the merger becomes effective, the surviving corporation shall maintain in effect, for the benefit of the persons serving as directors and officers of ISCG as of the date of the merger agreement with respect to acts or omissions occurring prior to the effective time, the lesser of (1) the existing policy of directors' and officers' liability insurance maintained by ISCG as of the date of the merger agreement (the "existing policy") and (2) the amount of coverage purchased by 150% of the amount of the last annual premium paid by ISCG prior to the date of the merger agreement for the existing policy; provided, however, that the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage.

    CERTAIN OTHER COVENANTS. The merger agreement contains certain other covenants including covenants relating to: (i) preparation and filing of the registration statement; (ii) obtaining regulatory approvals; (iii) public announcements; (iv) tax qualification and opinion back-up certificates; (v) resignation of

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officers and directors of ISCG; (vi) listing of the FCG common stock to be issued pursuant to the merger on Nasdaq; and (vii) FIRPTA.

TERMINATION

    The merger agreement may be terminated prior to the effective time (whether before or after approval of the merger agreement and the merger by the ISCG shareholders):

    - By mutual written consent duly authorized by the Boards of Directors of the FCG and ISCG

    - By either FCG or ISCG if the merger shall not have been consummated by January 31, 1999 (unless the failure to consummate the merger is substantially attributable to a failure to act on the part of the party seeking to terminate the merger agreement to perform any material obligation required to be performed by such party at or prior to the effective time)

    - By either FCG or ISCG if a court of competent jurisdiction or other governmental body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger

    - By either FCG or ISCG if (A) the ISCG special meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (B) the merger agreement and the merger shall not have been adopted and approved at such meeting by the necessary vote of the ISCG shareholders (provided that the right to terminate the merger agreement on this basis shall not be available to ISCG where the failure to obtain shareholder approval shall have been caused by the action or failure to act of ISCG and such action or failure to act constitutes a material breach by ISCG of the merger agreement)

    - By FCG (at any time prior to the adoption and approval of the merger agreement and the merger by the necessary vote of the ISCG shareholders) if a triggering event shall have occurred

    - By either FCG or ISCG if (A) the FCG special meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (B) issuance of the FCG common stock in the merger shall not have been approved at such meeting by the necessary vote of the FCG stockholders

    - By FCG if any of ISCG's representations and warranties contained in the merger agreement shall be or shall have become materially inaccurate, or if any of ISCG's covenants contained in the merger agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in ISCG's representations and warranties or a breach of a covenant by ISCG is curable by ISCG and ISCG is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then FCG may not terminate the merger agreement on this basis on account of such inaccuracy or breach

    - By ISCG if any of FCG's representations and warranties contained in the merger agreement shall be or shall have become materially inaccurate, or if any of FCG's covenants contained in the merger agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in FCG's representations and warranties or a breach of a covenant by FCG is curable by FCG and FCG is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then ISCG may not terminate the merger agreement on this basis on account of such inaccuracy or breach

    A "triggering event" shall be deemed to have occurred if:

    - The ISCG Board shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to FCG its unanimous recommendation in favor of, the adoption and approval of the merger agreement or the approval of the merger

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
    - ISCG shall have failed to include in this joint proxy statement/prospectus the unanimous recommendation of the ISCG Board in favor of the adoption and approval of the merger agreement and the approval of the merger

    - The ISCG Board fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger within five business days after FCG requests in writing that such recommendation be reaffirmed

    - The ISCG Board shall have approved, endorsed or recommended any acquisition proposal

    - ISCG shall have entered into any letter of intent of similar document or any contract relating to any acquisition proposal

    - ISCG shall have failed to hold the ISCG special meeting as promptly as practicable and in any event within 45 days after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective under the Securities Act

    - A tender or exchange offer relating to securities of ISCG shall have been commenced and ISCG shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that ISCG recommends rejection of such tender or exchange offer

    - An acquisition proposal is publicly announced, and ISCG (A) fails to issue a press release announcing its opposition to such acquisition proposal within five business days after such acquisition proposal is announced or
      (B) otherwise fails to actively oppose such acquisition proposal

    - ISCG breaches or is deemed to have breached any of its non-solicitation obligations under the merger agreement

EXPENSES AND TERMINATION FEES

    Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is consummated; provided, however, that FCG and ISCG shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of this joint proxy statement/prospectus and any amendments or supplements thereto.

    If the merger agreement is terminated by FCG or ISCG pursuant to item (v) under the caption "--Termination" above, then ISCG shall pay to FCG, in cash, a nonrefundable fee equal to $5,000,000 (the "termination fee").

    If the merger agreement is terminated by ISCG or FCG pursuant to item (iv) under the caption "--Termination" above and an acquisition transaction is consummated or a proposed acquisition transaction is publicly announced at anytime prior to the first anniversary of the date of the merger agreement, ISCG shall pay to FCG the termination fee contemporaneously with the earlier of the consummation of such acquisition transaction or such announcement regarding a proposed acquisition agreement.

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                          INFORMATION RELATING TO FCG

FCG BUSINESS

OVERVIEW

    FCG provides operations improvement and information management services to payors, providers, government agencies and other healthcare organizations in North America and Europe. FCG's services are designed to increase its clients' operations effectiveness in order to reduce cost, improve customer service and enhance the quality of patient care. Operations effectiveness offers a means to improve the financial, administrative and clinical processes within a client organization. FCG's services address the increasing need for healthcare-specific information technology expertise to objectively evaluate, select, implement and manage an optimal set of information systems, networks and applications. FCG has over 560 consultants who possess extensive expertise in key healthcare financial, administrative and clinical processes, information technologies and applications. FCG provides this expertise to clients by assembling multi-disciplinary teams which provide comprehensive services across its four principal services: consulting; software implementation; network and application integration; and co-management services. FCG's services and consultants are supported by internal research and a centralized information system which provides real-time access to current industry and technology information and project methodologies, experiences, models and tools. FCG believes that its success is attributable to its strong relationships with industry leading clients, the healthcare, technology and consulting expertise of FCG's consultants, and the depth and breadth of its consulting services.

SERVICES

    FCG's four principal services consist of consulting, software implementation, network and application integration and co-management services. FCG typically is engaged on an assignment-by-assignment basis and assembles client teams from one or more services to match the expertise and service offerings with the overall objectives required by each client and engagement. Many client engagements involve multiple assignments. FCG may assemble several client teams to serve the needs of a single client. FCG provides its services at the client site to senior-level management and other personnel within the client organization.

    CONSULTING SERVICES

    FCG's consulting services primarily consist of strategic planning, operations effectiveness, procurement and contracting, and general consulting.

    FCG's strategic planning services involve the development of strategic plans for healthcare organizations encompassing one or more of the following areas: the decision to purchase and implement large-scale clinical, patient information or financial applications; the installation and integration of comprehensive communications, network and other information technology systems; systems and information architectures; and organizational and governance structures for information technology departments. FCG believes that its strategic planning services will continue to be the core of FCG's business as it provides a foundation for the introduction of FCG's other services to clients and allows FCG to develop multi-level relationships with its clients. FCG typically provides its strategic planning services on a fixed-fee basis.

    The goal of each strategic plan is to enable the client to maximize the value of its information technology investments and improve operations effectiveness. To ensure that each plan addresses the strategic goals, priorities and needs of the client, FCG's strategic planning process involves the participation of several senior-level management personnel, clinicians, physicians and other user groups within the client organization. FCG collects information regarding the client's business strategies, information technology applications and systems, the capabilities of the client's in-house technical staff and the operational needs of user groups. FCG then identifies several information and infrastructure needs which must be addressed in order to implement the client's business strategies. FCG also develops a series of

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prioritized recommendations or assignments to be completed by the client during the next three to five years. These recommendations may include such items as the installation of packaged software applications or communication networks, or the use of clinical repositories or outcomes systems. The strategic plan delivered to the client describes the recommendations in detail and typically includes specific information technology alternatives, internal staffing recommendations and implementation schedules and budgets. FCG also assists the client in building consensus with respect to a particular strategic objective or assignment.

    FCG's operations effectiveness services enhance its clients' performance through financial, administrative and clinical process improvement. FCG believes that information technology is the most important element in implementing a successful business process redesign. Through its historic information technology expertise and its emerging enterprise-level operations effectiveness services, FCG provides the full set of skills required to address the increased pressures facing its clients to reduce cost, improve customer service and improve and measure quality of patient care. These services are closely integrated with FCG's implementation and integration services to ensure that clients receive maximum benefit from new systems installations.

    FCG provides information technology procurement and contracting services that assist its clients with rapidly identifying, selecting and contracting for the optimal information technology applications, networks and systems. FCG's procurement and contracting consultants operate independently of hardware and software vendors and accordingly provide objective assessments and recommendations with respect to information technology alternatives and pricing. Using these services, a client can efficiently identify and select an appropriate vendor-based alternative, balance competing interests within the client organization and, in many instances, negotiate price discounts and other terms which may be difficult to achieve without FCG's involvement. FCG does not purchase and resell hardware or software to its clients. FCG's procurement and contracting services support FCG's strategic planning, implementation and integration services by assisting clients in selecting and contracting with vendors who will provide the applications, networks or systems to be installed at the client site. FCG's procurement and contracting services are often provided as part of a client's larger information technology, networking or operational initiatives which may involve the provision of FCG's other services. FCG typically provides its procurement and contracting services on a per-hour basis.

    FCG's consultants typically assess the technical capabilities, specifications and design philosophy of existing products and assist clients in all stages of procurement such as system requirement assessment and definition, procurement planning and management, requests for proposals, vendor evaluation and selection and contract negotiation. FCG's procurement and contracting services include such areas as clinical, patient, financial and managed care systems, claims processing, outcomes systems, local area networks, wide area networks, voice and video systems, electronic messaging, call centers, Internet and web technologies and telemedicine.

    FCG also provides general information management consulting services to its existing clients on an as-needed basis in connection with industry trends and developments, product introductions or changing regulatory requirements. FCG's general consulting services typically are provided directly to senior-level client personnel and involve small-scale, short duration assignments that are important in maintaining strong client relationships.

    SOFTWARE IMPLEMENTATION SERVICES

    FCG provides implementation services for packaged software products utilized by healthcare organizations. These services include project management, installation, interface programming, testing and training services. In providing these services, FCG draws on proven methodologies and its extensive expertise in healthcare processes and information technology to ensure that each implementation is completed efficiently with minimal disruption to clients' operations. FCG's implementation specialists

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emphasize administrative and clinical process improvement and user training, including technical support staff training, in each engagement. FCG typically provides its implementation services on a fixed-fee per month or per-hour basis.

    Through its implementation services, FCG believes that it enables its clients to maximize the value of each application investment. FCG typically assembles a dedicated, on-site, multi-disciplinary team of consultants to perform each implementation engagement. This team determines implementation schedules and budgets with the client. FCG's implementation specialists may also provide project management, quality assurance or an interface mapping and programming function through which FCG efficiently installs the application and ensures that, once installed, the application will communicate with other applications and networks used by the client. This interface mapping and programming function often requires that FCG develop a considerable amount of additional software code. Training of client personnel involves all aspects of the complete system. FCG has extensive expertise in implementing applications from vendors such as Cerner Corporation, Erisco Systems, HBO & Company, IDX Systems Corp., Medic Computer Systems, Inc., MedicaLogic, Inc., Meditech, Inc., PHAMIS Inc., PeopleSoft, Inc. and Shared Medical Systems Corporation. FCG believes that its expertise with and independence from application vendors provides clients with an objective, reliable resource to implement these applications.

    NETWORK AND APPLICATION INTEGRATION SERVICES

    FCG designs and develops comprehensive system architectures, infrastructures, interfaces, databases, applications and networks to address the need for information integration and dissemination throughout a healthcare organization. FCG's network and application integration services emphasize scalable architectures and systems that can accommodate an increasing array of functions and features to address a client's emerging information needs. FCG often identifies specific technology and service alternatives for each clinical and operational site within the client organization in the course of each integration plan and engagement. FCG's integration services typically involve FCG's procurement and contracting and implementation services in order to assist the client in acquiring the needed hardware and software and, in some cases, to install the acquired software as part of the integration plan. FCG typically provides its network and application integration services on a fixed fee, per-hour, or fixed-fee per month basis as negotiated in individual client contracts.

    FCG's network and application integration services are typically provided to consolidated healthcare organizations, including integrated delivery networks ("IDNs") and health plans. Application integration assignments include the development and implementation of master patient indices, computer-based patient record systems, managed care and medical management systems, physician practice management systems, clinical decision support and data repositories, and data warehouses. Network integration assignments include the development of information, technology and communication architectures and Internet, intranet and desktop messaging systems. Network and application integration engagements involve planning, designing and managing the installation and implementation of hardware and software technologies. These engagements also involve comprehensive site visits and user interviews, application programming and training across multiple levels of a client organization. Often FCG prepares a detailed mapping of physical, technical and operational elements of the integrated applications or networks.

    CO-MANAGEMENT SERVICES

    FCG provides interim staffing for healthcare organizations primarily for senior-level information technology positions such as Chief Information Officers, Directors of Information Systems and information technology department managers. FCG also provides information technology department outsourcing on a temporary or permanent basis as determined by the client. FCG's co-management services emphasize the importance of existing management and other information technology personnel. Accordingly, FCG's personnel work with existing information technology staff to address strategic business, information and technology needs. FCG typically provides its co-management services on a fixed-fee per month basis.

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SERVICE DELIVERY

    FCG's services are provided by over 560 consultants who collectively have expertise in key healthcare financial, administrative and clinical processes, information technologies and applications. FCG believes that its healthcare industry focus, information technology expertise, experienced consultants, and research and practice support enable its clients to reduce cost, improve customer service and enhance the quality of patient care.

    To ensure client satisfaction, FCG typically assigns a Client Service Executive to each client team. The Client Service Executive's primary responsibility is to establish and maintain long-term relationships with clients. The Client Service Executive regularly communicates with the client to ensure client satisfaction and is also responsible for billing decisions on each assignment. For client engagements with multiple independent assignments, FCG assigns a Delivery Service Executive to each assignment. A Delivery Service Executive has specific technology, process or service line expertise and is responsible for supervising the daily functions of the client team and for ensuring that the team's progress is consistent with the client's objectives and schedule. FCG measures every client's satisfaction through a client satisfaction survey completed at six month intervals during the engagement and again at the conclusion of each assignment.

    FCG employs consultants whose individual expertise combines healthcare, information technology and consulting skills. FCG's consultants have developed healthcare-specific expertise in key areas such as financial, administrative and clinical processes, care management, clinical decision support, health plan operations, medical and utilization management, outcomes and performance management, physician practice management, ambulatory care and privacy and confidentiality protection. FCG's consultants also have expertise in implementing, integrating and developing a wide range of information technology and management systems. These systems include packaged software applications, client/server and object-oriented computing technologies, data repositories and data warehousing, electronic commerce and electronic data imaging, networking, web technologies, telemedicine, document management, security and disaster recovery. FCG has expanded its recruiting efforts to ensure that it continues to attract and retain the breadth and depth of skills and expertise necessary to compete successfully in the healthcare consulting industry. FCG recruits and retains its consultants by offering a combination of a growing healthcare consulting practice, industry leading clients, intellectually challenging client engagements and professional interaction and growth.

RESEARCH AND PRACTICE SUPPORT

    FCG's services and consultants are supported by internal research, training and a centralized information system which provides real-time access to current industry and technology information and project methodologies, experiences, models and tools. FCG's principal research and practice support initiatives include the Emerging Practices Group, Professional Development Programs, Scottsdale Institute, KITE and Practice Guilds.

    EMERGING PRACTICES GROUP. The Emerging Practices Group performs industry research and collects, packages and distributes knowledge regarding emerging trends in the healthcare industry. Examples of topics that the Emerging Practices Group has researched are information management practices in emerging IDNs, process design and redesign for cross continuum care management, impact of government legislation, physician integration, Internet and intranet in healthcare, and use of hand-held computing devices. FCG documents research findings, conducts internal and client workshops on these topics, and makes the research available for use in its client engagements.

    PROFESSIONAL DEVELOPMENT AND INCENTIVE PROGRAMS. FCG has instituted several professional development and incentive programs to encourage employee retention and to provide support for the professional growth of all employees. FCG provides training to its employees through an annual four-day educational retreat, as well as ongoing classroom education, computer-based training, distance learning and external

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seminars. FCG has programs to educate all new employees about the history, culture and practices of FCG. All employees are required to establish an annual professional development plan for knowledge acquisition, skill development, leadership assessment and training, project management and relationship management. In addition to such programs, FCG encourages equity participation by all employees. All vice presidents must purchase a multiple of their annual salary in FCG common stock through the 1994 Restricted Stock Plan, as amended (the "1994 Restricted Stock Plan"). See "Management--1994 Restricted Stock Plan and Agreements." All other employees are eligible to participate in the Associate 401(k) and Stock Ownership Plan (the "ASOP"), which matches 50% of employee contributions with a contribution of FCG common stock by FCG. See "Management- Associate 401(k) and Stock Ownership Plan."

    SCOTTSDALE INSTITUTE. FCG's Scottsdale Institute is a membership organization composed of more than 25 healthcare organizations across the United States, typically represented by their Chief Executive Officers, Chief Operating Officers or Chief Information Officers. Membership is by invitation only. The Scottsdale Institute provides its members with a cost-sharing vehicle for information exchange, problem-solving and learning related to improving operations effectiveness through information management. The Emerging Practices Group performs guided research projects in collaboration with groups of three to five Scottsdale Institute member organizations that share common characteristics and information management needs. The Emerging Practices Group delivers research reports and tools to member organizations in areas such as management techniques, organizational models, benchmarking and best practices, methodologies, plans, and vendor information. This research enables FCG to develop practical, applied solutions to problems of leading healthcare organizations and to anticipate service needs of the broader market.

    KNOWLEDGE AND INFORMATION TECHNOLOGY EXCHANGE. FCG's personnel have access to FCG's internal research and to current industry and technology information and project methodologies, experiences, models and tools through KITE. KITE currently houses over 6,000 documents that include industry information, service methodologies and tools, benchmarks and best practice information and other documentation to support FCG's services and consultants. KITE is updated on a continuous basis with information resulting from each engagement, by the Emerging Practices Group, and by the Practice Guilds. FCG believes that this resource allows its consultants to utilize engagement-specific information which improves the quality and content of services delivered to clients while reducing cost of delivery.

CLIENTS

    In 1997, FCG provided services to over 360 clients consisting of providers, payors and other healthcare organizations in North America and Europe. During the first six months of 1998, FCG provided services to over 320 clients. FCG's clients include leading IDNs, health plans, acute care centers, academic medical centers, physician organization, governmental agencies and other organizations.

SALES AND MARKETING

    FCG generates a substantial portion of its revenue from existing clients and client referrals and markets its services primarily through its vice presidents. FCG's vice presidents develop strong relationships with senior-level information management and other decision-making personnel at leading healthcare organizations, and are therefore positioned to market additional strategic and information technology consulting services to FCG's existing clients. FCG maintains these relationships by successfully completing assignments and meeting clients' expectations. In particular, FCG believes that by successfully completing strategic plans for new and existing clients, its vice presidents will have significant opportunities to offer implementation and integration services to these clients. FCG has demonstrated that this strategy leads to expanded opportunities with its clients and referrals to new clients. In providing its services, FCG attains an in-depth understanding of its client's processes and internal information technology and business strategies. Through this understanding, FCG plans to provide operations effectiveness services to a greater portion of its client base. Operations effectiveness services involve assessing, designing and improving

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
financial, administrative and clinical process. FCG's vice presidents and practice directors allocate a significant portion of their time to business development and related activities. FCG also employs six specialists who are responsible for new business development with targeted clients.

    FCG is frequently engaged to provide multiple services throughout several phases of a client's information technology system lifecycle, including planning, procurement and contracting, implementation, integration and management. As a result of this involvement, FCG's personnel often develop an in-depth understanding of the client's systems and capabilities and develop strong relationships with personnel within the client organization. These relationships provide FCG with significant opportunities to undertake additional assignments for each client.

    In addition to generating assignments from existing clients, FCG attracts new clients through its targeted marketing activities. FCG's marketing activities include public speaking, publishing press releases and trade show participation. FCG also maintains research reports and "white papers" on its web site, along with other company and industry information. FCG's marketing staff produces a number of sales support tools including presentations, brochures, article reprints, descriptions of FCG's services and case studies.

INTERNATIONAL OPERATIONS

    FCG has provided its consulting, implementation and integration services to clients in Canada, Germany, France, Spain, Ireland, Mexico and the United Kingdom, and maintains offices in Dublin, Ireland and London, Macclesfield and Belfast, United Kingdom. On January 13, 1998, FCG completed the acquisition of a small healthcare consulting firm in the United Kingdom, Greenhalgh and Company Limited. On June 1, 1998, FCG completed the acquisition of all the assets and hired all the employees of an application development firm, the Windrose Group, based in Honduras. FCG believes that select international acquisitions will enhance its ability to effectively serve clients in targeted international markets.

    FCG intends to expand its international consulting services, which will require a significant amount of management's attention and FCG's human and financial resources. FCG may establish additional international operations and hire additional personnel. There can be no assurance that FCG will be able to successfully recruit and retain the necessary number of highly skilled consultants in each country in which it intends to conduct its operations. Any inability to recruit and retain such employees could impair FCG's ability to expand internationally and may have a material adverse effect on FCG's business, financial condition and results of operations. In addition, there can be no assurance that FCG will be able to establish international market demand for its services. FCG's international business may be subject to a variety of risks, including the difficulty of tailoring its services to individual countries' healthcare market needs, currency fluctuations, potentially longer payment cycles, potential difficulties in collecting international accounts receivable, the enforcement of contractual obligations and intellectual property rights, potentially adverse tax consequences, increased costs associated with maintaining international marketing efforts, costs of localizing services in international markets, adverse changes in regulatory requirements and possible economic downturns outside of the United States. There can be no assurance that such factors will not have a material adverse effect on FCG's future international operations and, consequently, on its business, financial condition and results of operations.

EMPLOYEES

    As of September 30, 1998, FCG had 774 employees, 56 of whom were vice presidents. FCG's vice presidents are stockholders of FCG and are responsible for new business development, client relationships, company leadership, service delivery and the long-term strategy of FCG. FCG believes that its relationship with its employees is good.

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
FACILITIES

    FCG's headquarters is located in approximately 18,000 square feet of leased office space in Long Beach, California. FCG also leases an aggregate of approximately 87,000 square feet of office space in the following cities:
Oakland, California; Morristown, New Jersey; Bethesda, Beltsville and Baltimore, Maryland; New York City, New York; Tampa, Florida; Detroit and Okemos, Michigan; Houston and Dallas, Texas; Boston, Massachusetts; Pittsburgh, Pennsylvania; Chicago, Illinois; Atlanta, Georgia; Seattle, Washington; Denver, Colorado; Dublin, Ireland and London, Macclesfield and Belfast, United Kingdom; and Tegucigalpa, Honduras. FCG is considering expansion of its headquarters leased space in the Long Beach headquarters to accommodate future growth.

LEGAL PROCEEDINGS

    From time to time, FCG may be involved in claims or litigation that arise in the normal course of business. As of the date of this prospectus, FCG is not a party to any legal proceedings which, if decided adversely to FCG, would have a material adverse effect on FCG's business, financial condition or results of operations.

FCG MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the consolidated financial statements and notes thereto contained elsewhere in this joint proxy statement/prospectus. Except for the historical information contained herein, the discussion in this joint proxy statement/prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of FCG's plans, objectives, expectations and intentions. The cautionary statements made in this joint proxy statement/prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. FCG's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in this section and the sections entitled "Risk Factors" and "FCG Business" as well as those discussed elsewhere in this joint proxy statement/prospectus.

OVERVIEW

    FCG provides services to payors, providers and other healthcare organizations in North America and Europe. FCG generates substantially all of its revenue from fees for professional services. FCG typically bills for its services on an hourly, fixed-fee or monthly fixed-fee basis as specified by the agreement with a particular client. FCG establishes standard hourly rates for each level of consultant based on several factors including industry and assignment-related experience, technical expertise, skills and knowledge. For services billed on an hourly basis, fees are determined by multiplying the amount of time expended on each assignment by the hourly rate for the consultant(s) assigned to the engagement. Fixed fees are established on a per-assignment or monthly basis and are based on several factors such as the size, scope, complexity and duration of an assignment and the number of consultants required to complete the assignment. Actual hourly or fixed fees for an assignment may vary from the standard or historical rates charged by FCG. For services billed on an hourly basis, FCG recognizes revenue as services are performed. For services billed on a fixed fee basis, FCG recognizes revenue using the percentage of completion method based on the amount of time completed on each assignment versus the projected number of hours required to complete such assignment. Revenue is recorded as incurred at assignment rates net of unplanned adjustments for specific engagements. Unplanned adjustments to revenue are booked at the time they are known. FCG may obtain payment in advance of providing services. These advances are recorded as deferred revenue and reflected as a liability on FCG's balance sheet.

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
    Cost of services primarily consists of the salaries, bonuses and related benefits of consultants, subcontractor expenses, and the costs of FCG's supplemental executive retirement plan. General and administrative expenses primarily consist of the costs attributable to: office space occupancy; investments in FCG's information systems, research and practice support and quality initiatives; salaries and expenses for executive management, financial accounting and administrative personnel; recruiting fees and professional development; and marketing, legal and other professional services.

    In connection with the ASOP and certain non-qualified stock options granted to FCG's vice presidents, FCG recognizes a compensation expense on its consolidated statement of operations. The recurring portion of FCG's compensation expense relating to stock issuances and the amortization of deferred compensation is reflected in FCG's consolidated statements of operations as general and administrative expenses or cost of services based on the function of the employee to whom the charge relates. Since 1988, FCG has granted all stock options at fair market value. In connection with the ASOP, FCG matches employee 401(k) contributions with shares of FCG common stock based on the fair market value of the shares.

    FCG's most significant expenses are its human resource and related salary and benefit expenses. As of September 30, 1998, approximately 80% of FCG's 774 employees are consultants, and the salaries and benefits of such consultants are recognized in FCG's cost of services. Non-billable employee salaries and benefits are recognized as a component of general and administrative expenses. FCG's cost of services as a percentage of revenue is directly related to its consultant utilization, which is the ratio of total billable hours to available hours in a given month. FCG manages consultant utilization by monitoring assignment requirements and timetables, available and required skills, and available consultant hours per week and per month. The number of consultants staffed on an assignment will vary according to the size, complexity, duration and demands of the assignment. Assignment terminations, completions and scheduling delays may result in periods in which consultants are not optimally utilized. An unanticipated termination of a significant assignment or an overall lengthening of the sales cycle could result in a higher than expected number of unassigned consultants and could cause FCG to experience lower margins. In addition, the opening of new offices, expansion into new markets, and the hiring of consultants in advance of client assignments have resulted and may continue to result in periods of lower consultant utilization.

    FCG's effective tax rate has varied from period to period due to non-deductible losses from FCG's foreign operations and differences between book and tax deductions associated with certain non-deductible operating expenses, including certain compensation expenses related to the ASOP.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

    NET REVENUE. FCG's net revenue increased to $94.6 million, or 42.7%, for the nine months ended September 30, 1998 from $66.3 million for the nine months ended September 30, 1997. This increase was primarily attributable to an increase in revenue from FCG's implementation, operations effectiveness, and integration services.

    COST OF SERVICES. Cost of services increased to $51.8 million, or 33.5%, for the nine months ended September 30, 1998 from $38.8 million for the nine months ended September 30, 1997. The increase was primarily attributable to an increase in the number of consultants. Cost of services as a percentage of revenue decreased to 54.8% for the nine months ended September 30, 1998 from 58.6% for the nine months ended September 30, 1997. This decrease was primarily attributable to increased realization of standard fees and a higher proportion of billable associates to total associates during the nine months ended September 30, 1998.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $32.8 million, or 43.9%, for the nine months ended September 30, 1998 from $22.8 million for the nine months ended September 30, 1997. General and administrative expenses as a percentage of revenue increased to 34.7% for the nine months ended September 30, 1998 from 34.4% for the nine months ended September 30,

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
1997. This increase was primarily attributable to an increase in FCG's hiring, including increased hiring from its expansion into Europe.

    COMPENSATION EXPENSES RELATED TO STOCK ISSUANCES. Compensation expenses related to stock issuances decreased to zero for the nine months ended September 30, 1998 from $1.9 million for the nine months ended September 30, 1997. This decrease was attributable to the discontinuance of certain compensatory stock and option issuances.

    INTEREST INCOME, NET. Interest income, net of interest expense, increased to $1.3 for the nine months ended September 30, 1998 from $59,000 net expense for the nine months ended September 30, 1997. Interest income net of interest expense as a percentage of revenue increased to 1.4% for the nine months ended September 30, 1998 from 0.1% for the nine months ended September 30, 1997. This increase was primarily attributable to the investment of net proceeds from FCG's initial public offering in February 1998.

    INCOME TAXES. Income taxes as a percentage of income before income taxes decreased to 48.0% for the nine months ended September 30, 1998 from 55.4% for the nine months ended September 30, 1997 due to a reduction in certain non-deductible compensation related expenses partly offset by the existence of non-deductible foreign losses in the current period.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1997 AND 1996

    NET REVENUE. FCG's net revenue increased to $91.6 million, or 39.1%, for the year ended December 31, 1997 from $65.8 million for the year ended December 31, 1996. This increase was primarily attributable to an increase in revenue from FCG's implementation and integration services and an increase in consultant utilization.

    COST OF SERVICES. Cost of services increased to $53.5 million, or 31.5%, for the year ended December 31, 1997 from $40.7 million for the year ended December 31, 1996. The increase was primarily attributable to an increase in the number of consultants. Cost of services as a percentage of revenue decreased to 58.5% for the year ended December 31, 1997 from 61.9% for the year ended December 31, 1996. This decrease was primarily attributable to increased utilization rates for FCG's consultants during the year ended December 31, 1997. FCG believes that the increase in utilization rates was primarily attributable to the discontinuation of certain incentive programs and the resulting reallocation of billable resources to projects across geographic regions.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $31.7 million, or 33.8%, for the year ended December 31, 1997 from $23.7 million for the year ended December 31, 1996. This increase was primarily attributable to FCG's relocation to a larger corporate facility, expanded marketing initiatives, expansion into the United Kingdom, and continued efforts to enhance and improve FCG's internal infrastructure including upgrades to its management information systems. General and administrative expenses as a percentage of revenue decreased to 34.6% for the year ended December 31, 1997 from 36.0% for the year ended December 31, 1996.

    COMPENSATION EXPENSES RELATED TO STOCK ISSUANCES. Compensation expenses related to stock issuances increased to $6.1 million for the year ended December 31, 1997 from $588,000 for the year ended December 31, 1996. This increase was primarily attributable to a $4.2 million non-cash charge associated with an allocation of 568,000 shares of FCG common stock to employees pursuant to a one-time modification of the ASOP and a non-recurring compensation expense of $1.2 million resulting from the difference between estimated average fair market value and cost of the allocated ASOP shares.

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
COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND 1995

    NET REVENUE. FCG's net revenue increased to $65.8 million, or 37.9%, for the year ended December 31, 1996 from $47.7 million for the year ended December 31, 1995. This increase was primarily attributable to an increase in revenue from implementation and integration services and the expansion of such services to IDNs and health plans.

    COST OF SERVICES. Cost of services increased to $40.7 million, or 53.5%, for the year ended December 31, 1996 from $26.5 million for the year ended December 31, 1995. This increase was primarily attributable to an increase in the number of consultants. Cost of services as a percentage of revenue increased to 61.9% for the year ended December 31, 1996 from 55.5% for the year ended December 31, 1995. This increase was primarily attributable to a significant decrease in utilization rates for consultants located in the central United States. FCG believes that this decrease in utilization was attributable to certain incentive programs which have since been discontinued.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $23.7 million, or 35.1%, for the year ended December 31, 1996 from $17.5 million for the year ended December 31, 1995. This increase was primarily attributable to an increase in the number of non-billable employees and expenses relating to the improvement of FCG's infrastructure. General and administrative expenses as a percentage of revenue decreased to 36.0% for the year ended December 31, 1996 from 36.7% for the year ended December 31, 1995.

    COMPENSATION EXPENSES RELATED TO STOCK ISSUANCES. Compensation expense related to stock issuances increased to $588,000, or 52.7%, for the year ended December 31, 1996 from $385,000 for the year ended December 31, 1995. This increase was primarily attributable to stock options granted below fair market value in 1996.

COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND 1994

    NET REVENUE. FCG's net revenue increased to $47.7 million, or 58.9%, for the year ended December 31, 1995 from $30.0 million for the year ended December 31, 1994. This increase was primarily attributable to an increase in the number of new assignments and consultants and an increase in FCG's focus on working with IDNs and health plans.

    COST OF SERVICES. Cost of services increased to $26.5 million, or 57.2%, for the year ended December 31, 1995 from $16.9 million for the year ended December 31, 1994. The increase was primarily attributable to an increase in the number of consultants. Cost of services as a percentage of revenue remained relatively constant at 55.5% for the year ended December 31, 1995 from 56.1% for the year ended December 31, 1994.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $17.5 million, or 77.5%, for the year ended December 31, 1995 from $9.9 million for the year ended December 31, 1994. This increase was primarily attributable to an increase in the number of non-billable employees, increased recruiting and training expenses, continued geographical expansion and investments in internal information technology systems. General and administrative expenses as a percentage of revenue increased to 36.7% for the year ended December 31, 1995 from 32.8% for the year ended December 31, 1994.

    COMPENSATION EXPENSES RELATED TO STOCK ISSUANCES. Compensation expenses related to stock issuances was $385,000 for the year ended December 31, 1995. There was no corresponding expense in the prior period. This expense was primarily attributable to stock options granted below fair market value in 1995.

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
LIQUIDITY AND CAPITAL RESOURCES

    During the nine months ended September 30, 1998, the Company generated cash flow from operations of $7.5 million. During the nine months ended September 30, 1998, the Company used cash flow of approximately $3.4 million to purchase property and equipment, including computer and related equipment and office furniture. Depreciation and amortization expense for the nine months ended September 30, 1998 was approximately $2.3 million. During the nine months ended September 30, 1998, the Company generated cash flow of $45.0 million from financing activities. At September 30, 1998, the Company had working capital of $31.6 million and long term investments of $25.8 million. At December 31, 1997, the Company had working capital of $9.3 million. The primary reason for the increase was the completion of the Company's initial public offering in February 1998.

    The Company has a revolving line of credit which allows the Company to borrow up to $6.0 million at an interest rate of the prevailing prime rate. The revolving line of credit expires on December 31, 1998. There was no outstanding balance under the line of credit at September 30, 1998. The Company has two term loan facilities ("Term Loan A" and "Term Loan B"). Term Loan A is a $305,000 facility under which approximately $241,000 was outstanding as of September 30, 1998. Term Loan A expires on July 1, 2003. Term Loan B is a $4.0 million facility under which approximately $174,000 was outstanding as of September 30, 1998. Term Loan B expires on December 4, 2001. Term Loan A and Term Loan B bear interest at a rate per annum equal to the prevailing prime rate plus 0.5%. All borrowings under the Company's credit facilities are secured by the Company's accounts receivable and other rights to payment, general intangibles and equipment. The line of credit agreement provides that the Company must satisfy certain covenants and restrictions.

YEAR 2000 COMPLIANCE

    Many existing computer programs and systems, including those used by FCG's clients, use only two digits to identify the year in the date field. These programs may be unable to process date/time information between the twentieth and twenty-first centuries. This inability could cause the disruption or failure of such computer systems (the "Y2K Problem"). Solving the Y2K Problem will require a large amount of time and resources. FCG's clients may have to reallocate a significant portion of their budgets away from FCG's services to address this problem. Such reallocations would have a material adverse effect on FCG's business, financial condition and results of operations. Additionally, FCG's current time and billing systems for its internal use are not Y2K compliant. FCG has purchased an upgrade to these systems that will render them Y2K compliant and expects to complete deployment of this upgrade in the first quarter of 1999. There can be no assurance that such deployment will begin as planned or, if begun, will be completed in a timely and cost-effective manner.

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
FCG MANAGEMENT AFTER THE MERGER
  EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of FCG (including directors to be appointed after consummation of the merger who have already been designated by
ISCG) and their ages as of October 5, 1998, are as follows:

NAME                               AGE                               POSITION
---------------------------------  ---   -----------------------------------------------------------------
James A. Reep....................  46    Chairman of the Board

Luther J. Nussbaum...............  51    Chief Executive Officer, Executive Vice President, Worldwide
                                           Practice Support and Director

Steven Heck......................  50    President, Executive Vice President, Practice and Director

Thomas A. Reep...................  42    Vice President, Finance and Chief Financial Officer

Richard N. Kramer................  44    Vice President and Managing Director, Healthcare Delivery

Roy A. Ziegler...................  35    Vice President and Managing Director, Health Plans

Don M. Tompkins..................  54    Vice President and Managing Director, Implementation Services

Michael R. Gorsage...............  46    Vice President and Managing Director, Network Integration
                                           Services

Frank I. Mueller.................  49    Vice President and Managing Director, Europe

Erica L. Drazen..................  51    Vice President and Managing Director, Emerging Practices

Roy W. Walters...................  51    Vice President and Managing Director, Quality Improvement

Paula K. Cowan...................  55    Vice President, Human Resources

Stanley R. Nelson(1)(2)..........  71    Director

Steven Lazarus(1)................  66    Director

Stephen E. Olson(1)(2)...........  56    Director

Scott S. Parker..................  62    Director

Jack O. Vance(2).................  73    Director

David S. Lipson(3)...............  54    Director

Donald R. Caldwell(4)............  52    Director

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Under the terms of the merger agreement, as soon as practicable after the effective time, FCG shall use reasonable efforts to nominate and appoint Mr. Lipson, or such other nominee designated by ISCG, to Class III of the FCG Board to serve until the annual meeting of stockholders to be held in 2001.

(4) Under the terms of the merger agreement, as soon as practicable after the closing date, FCG shall use reasonable efforts to nominate and appoint Mr. Caldwell, or such other nominee designated by ISCG, to Class II of the FCG Board to serve until the annual meeting of stockholders to be held in 2000.

    In addition to the directors listed above, as soon as practicable after the closing date, FCG is obligated under the terms of the merger agreement to use reasonable efforts to appoint a nominee designated by ISCG to Class I of the FCG Board to serve until the annual meeting of stockholders to be held in 1999.

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
    JAMES A. REEP co-founded FCG in 1980 and has served as Chairman of the FCG Board since December 1987. Mr. Reep served as Chief Executive Officer and President from March 1991 to October 1998. Mr. Reep is a member of the Board of Directors of New Era of Networks, Inc., which develops packaged solutions for application integration. Mr. Reep also serves as a director of First Consulting Group (UK) Ltd., First Consulting Group (Ireland) Ltd., and the Scottsdale Institute, subsidiaries of FCG, and several non-profit organizations. From 1977 to 1980, Mr. Reep was a consultant at Arthur Andersen. Mr. Reep is the brother of Thomas A. Reep, Chief Financial Officer of FCG. Mr. Reep received a B.A. from California State University, Long Beach and an M.B.A. from the University of Chicago.

    DAVID S. LIPSON co-founded ISCG and has been Chairman of the ISCG Board of Directors and ISCG's Chief Executive Officer, President and Treasurer since its inception. Mr. Lipson has more than 30 years of industry experience in executive management and sales and marketing. His previous employers include IBM, Control Data Corporation, Dun & Bradstreet Computer Services, SunGard Data Systems Inc. and Digital Equipment Corporation. Mr. Lipson currently serves as a director of Prescient Systems.

    LUTHER J. NUSSBAUM has served FCG as Chief Executive Officer since October 1998 and as Executive Vice President, Worldwide Practice Support since April 1995 and has been a director since November 1997. Prior to joining FCG Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm, from 1993 to 1995. From 1989 to 1993, Mr. Nussbaum served as President and Chief Executive Officer of Evernet Systems, Inc., a national network systems integration company. From 1986 to 1989, Mr. Nussbaum was the President and Chief Operating Officer of Ashton-Tate Corp., a microcomputer software development company. Mr. Nussbaum serves as a director of First Consulting Group (UK) Ltd. and First Consulting Group (Ireland) Ltd., subsidiaries of FCG, and four private entrepreneurial companies. Mr. Nussbaum received a B.A. from Rhodes College and an M.B.A. from Stanford University.

    STEVEN HECK has served FCG as President since October 1998 and as Executive Vice President, Practice since April 1995 and as a director since April 1997. Mr. Heck served as Vice President, Practice from April 1991 to March 1995. From 1990 to 1991, Mr. Heck served as Chief Information Officer of Evangelical Health Systems. Mr. Heck served FCG as Vice President, Midwest Region from May 1987 to December 1989. Prior to joining FCG, Mr. Heck was the Managing Partner of the Great Lakes Health Care Practice at Price Waterhouse LLP from 1985 to 1987.

    THOMAS A. REEP has served FCG as Vice President, Finance and Chief Financial Officer since May 1980. Prior to joining FCG, Mr. Reep was an accountant with Ernst & Young from 1977 to 1980. Mr. Reep is a certified public accountant in the State of California. Mr. Reep serves as a director of a non-profit organization. Mr. Reep is the brother of James A. Reep, Chairman, Chief Executive Officer and President of FCG. Mr. Reep received a B.S. and an M.B.A. from California State University, Long Beach.

    RICHARD N. KRAMER has served FCG as Vice President and Managing Director, Healthcare Delivery since January 1998. Mr. Kramer served as Vice President and Managing Director, East Region from July 1995 to December 1997 and as Vice President, East Region from January 1995 to June 1995. Prior to joining FCG, Mr. Kramer was the National Partner for the Healthcare Information Technology Practice at KPMG from 1994 to 1995 and served in other capacities from 1983 to 1993. Mr. Kramer received a B.A. from The Johns Hopkins University and an M.B.A. from Columbia University Graduate School of Business.

    ROY A. ZIEGLER has served FCG as Vice President and Managing Director, Health Plans since January 1998. Mr. Ziegler served as Vice President and Managing Director, West Region from January 1996 to December 1997 and as Vice President of Managed Care from November 1993 to December 1995. Prior to joining FCG, Mr. Ziegler was the Practice Director of the Health Management Initiative in the Pacific Region at Andersen Consulting from 1992 to 1993 and served in other capacities from 1984 to 1991. Mr. Ziegler received a B.S. from Pepperdine University.

    DON M. TOMPKINS has served FCG as Vice President and Managing Director, Implementation Services since January 1994. Mr. Tompkins served as Vice President from April 1993 to December 1996. Prior to joining FCG, Mr. Tompkins was a General Manager of Network Computing Tools for Texas Instruments Incorporated from 1990 to 1996. Mr. Tompkins received a B.S. from Chaminade University of Honolulu.

    MICHAEL R. GORSAGE has served FCG as a Vice President and Managing Director, Network Integration Services since May 1991. Prior to joining FCG, Mr. Gorsage was the National Director of Communications Technologies Consulting Services at Price Waterhouse LLP from 1989 to 1991 and served in other capacities from 1984 to 1987. Mr. Gorsage received a B.S. from Northeast Louisiana University and an M.B.A. from the University of Tampa.

    FRANK I. MUELLER has served FCG as Vice President and Managing Director, Europe since January 1997. Mr. Mueller served as Vice President from January 1988 to December 1996 and joined FCG as a Practice Director in November 1986. Prior to joining FCG, Mr. Mueller was the President of Health Serv, a clinical decision support systems company, from 1981 to 1985. Mr. Mueller received a B.A. from the University of Southern California and an M.A. from California State University, Long Beach.

    ERICA L. DRAZEN has served FCG as Vice President and Managing Director, Emerging Practices since September 1995, and served as a director from April 1997 to December 1997. Prior to joining FCG, Ms. Drazen was the Vice President and Director of the Healthcare Information Systems Practice at Arthur D. Little, Inc. from 1990 to 1995 and served in other capacities from 1969 to 1989. Ms. Drazen received a B.S. from Tufts University, an M.S. from Massachusetts Institute of Technology and an Sc.D. from the Harvard School of Public Health.

    ROY W. WALTERS has served FCG as Vice President and Managing Director, Quality Improvement since June 1996 and served as a director from April 1997 to December 1997. Mr. Walters served as Vice President from March 1992 to May 1996. Prior to joining FCG, Mr. Walters was a consultant in the Healthcare Group at Andersen Consulting from 1975 to February 1992. Mr. Walters received a B.A. from Cornell University and an M.H.A. from Duke University.

    PAULA K. COWAN has served FCG as Vice President, Human Resources since March 1996. Prior to joining FCG, Ms. Cowan was a consultant for Meek and Associates, a strategic compensation and performance management consulting firm, from 1992 to 1996 and served as Vice President of Human Resources for Ashton-Tate Corp. from 1986 to 1992. Ms. Cowan received a B.A. and an M.A. from California State University, Long Beach.

    STANLEY R. NELSON has served FCG as a director since April 1997. From 1993 to August 1997, Mr. Nelson was the President of the Center for Clinical Integration, Inc., the predecessor of the Scottsdale Institute, a subsidiary of FCG. Since 1988, Mr. Nelson has been an independent healthcare consultant to various organizations. Prior to 1988, Mr. Nelson served as the President and Chief Executive Officer of the Henry Ford Healthcare Corp. in Detroit, Michigan and, prior to that, the Abbott-Northwestern Hospital in Minneapolis, Minnesota. Mr. Nelson currently serves as a director of the Scottsdale Institute, a subsidiary of FCG. Mr. Nelson received a B.S. and an M.H.A. from the University of Minnesota.

    STEVEN LAZARUS has served FCG as a director since April 1997. Since 1986, Mr. Lazarus has served as a senior principal of various venture capital funds associated with ARCH Venture, including President and Chief Executive Officer of ARCH Development Corporation and Managing Director of ARCH Venture Partners. From 1986 to 1994, Mr. Lazarus served as the Associate Dean of the Graduate School of Business of the University of Chicago. He currently serves as a director of Amgen Inc., a biotechnology company, Primark Corporation, an information services company, Illinois Superconductor Corporation, which develops radio frequency equipment for the wireless communication industry, and New Era of Networks, Inc., which develops packaged solutions for application integration. Mr. Lazarus received a B.A. from Dartmouth College and an M.B.A. from the Harvard University Graduate School of Business.

    STEPHEN E. OLSON has served FCG as a director since April 1997. Since 1988, Mr. Olson has served as Chairman of the Board of The Olson Company, a developer of landmark residential communities within urban environments. Since 1992, Mr. Olson has also served as Chairman of the Board of Flowline, Inc., a high-technology company specializing in intelligent sensors and controls. Mr. Olson serves as a director of several private companies. Mr. Olson received a B.A. from the University of Redlands and an M.B.A. from Pepperdine University.

    SCOTT S. PARKER has served FCG as a director since November 1997. He has served as the President and Chief Executive Officer of Intermountain Health Care since 1975. Mr. Parker serves as a director of First Security Corporation MMI Companies, Inc., a community and commercial bank, and Questar Corporation, a natural gas and energy services holding company. Mr. Parker received a B.A. from the University of Utah and an M.H.A. from the University of Minnesota.

    JACK O. VANCE has served FCG as a director since April 1997. Mr. Vance is the Managing Director of Management Research, Inc., a management consulting firm. From 1973 to 1989, Mr. Vance was the Managing Partner of the Los Angeles office of McKinsey & Company and served on the Executive Committee of that firm's Board of Directors from 1962 to 1989. Mr. Vance serves as a director of International Rectifier Corporation, a supplier of power semiconductor components, Semtech Corporation, a manufacturer of analog semiconductor products, and several private companies. Mr. Vance received a B.S. from the University of Louisville and an M.B.A. from the Wharton School of the University of Pennsylvania.

    DONALD R. CALDWELL has been President and Chief Operating Officer of Safeguard Scientifics, Inc. since February 1996. Mr. Caldwell was an Executive Vice President of Safeguard Scientifics, Inc. from December 1993 to February 1996. Prior to that time, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded, from April 1991 to December 1993 and an executive officer of a predecessor company of Cambridge Technology Partners (Massachusetts), Inc., a provider of information technology consulting and software development, from December 1989 to March 1991. Mr. Caldwell's prior positions included serving as a partner in the national office of Arthur Young & Co. (a predecessor to Ernst & Young, LLP). Mr. Caldwell is a director of Compucom, Diamond Technology Partners Consulting, Inc., Quaker Chemical Corporation, Drexel University and Safeguard Scientifics, Inc., as well as two privately held companies.

RECENT CHANGES IN MANAGEMENT

    On October 5, 1998, FCG announced that Luther J. Nussbaum was appointed Chief Executive Officer of FCG, and Steven Heck was appointed President and Chief of the Professional Practice. In addition, FCG announced that its three-member Office of the President was expanded to include five senior executives. Such appointments were made upon news that James A. Reep is in serious condition after being diagnosed on September 30, 1998, with cancer. Mr. Reep will continue to serve as Chairman of the Board and an employee of FCG.

BOARD COMPOSITION

    FCG currently has authorized eight directors. In accordance with the terms of the amended and restated certificate of incorporation, of FCG (the "FCG certificate of incorporation"), the terms of office of the FCG Board will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 1999; Class II, whose term will expire at the annual meeting of stockholders to be held in 2000; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2001. The Class I directors are Stephen Olson and Steven Heck, the Class II directors are Stanley R. Nelson, Luther J. Nussbaum and Jack O. Vance and the Class III directors are Scott S. Parker, Steven Lazarus and James A. Reep. At each annual meeting of stockholders after the initial classification, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. In addition, the FCG certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the FCG Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the FCG Board may have the effect of delaying or preventing changes in control or management of FCG. Although directors of FCG may be removed for cause by the affirmative vote of the holders of a majority of the FCG common stock, the FCG certificate of incorporation provides that holders of two-thirds of the FCG common stock must vote to approve the removal of a director without cause.

    Under the terms of the merger agreement, as soon as practicable after the effective time, FCG has agreed to use reasonable efforts to nominate and appoint
(i) a nominee designated by ISCG to Class I of the FCG Board to serve until the annual meeting of stockholders to be held in 1999, (ii) Donald R. Caldwell, or such other nominee designated by ISCG, to Class II of the FCG Board to serve until the annual meeting of stockholders to be held in 2000, and (iii) David S. Lipson, or such other nominee designated by ISCG, to Class III of the FCG Board to serve until the annual meeting of stockholders to be held in 2001.

BOARD COMMITTEES

    The Audit Committee of the FCG Board reviews the internal accounting procedures of FCG and consults with, and reviews the services provided by, FCG's independent auditors. The Compensation Committee of the FCG Board reviews and recommends to the FCG Board the compensation and benefits of all officers of FCG and reviews general policy relating to compensation and benefits of employees of FCG. The Compensation Committee also administers the issuance of stock options and other awards under FCG's stock plans.

DIRECTOR COMPENSATION

    FCG currently provides annual cash compensation in the amount of $10,000 to directors for services in such capacity. Directors are also reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Directors receive automatic grants of nonstatutory stock options under the 1997 Non-Employee Directors' Stock Option Plan and are eligible for grants of nonstatutory stock options under the 1997 Equity Incentive Plan. Currently, each non-employee director is required to purchase and hold shares with an aggregate fair market value equal to the annual fees paid to the directors under the Non-Employee Director Restricted Stock Plan.

EXECUTIVE COMPENSATION

    The following table sets forth certain information for the year ended December 31, 1997, regarding the compensation of FCG's Chief Executive Officer and each of the four most highly compensated executive officers of FCG whose salary and bonus for such year were in excess of $100,000 on an annualized basis (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION(1)
                                   ------------------------------
                                                        ALL OTHER
NAME AND PRINCIPAL POSITION        SALARY   BONUS       COMPENSATION
---------------------------------  ----  ----------     ---------
James A. Reep
  Chairman of the Board..........  $370,000  $ 120,435   $47,634(2)(3)

Luther J. Nussbaum
  Chief Executive Officer and
  Executive Vice President,
  Worldwide Practice Support.....  315,000    127,533     49,009(3)

Steven Heck
  President and Executive Vice
  President, Practice............  335,000    109,043    171,425(3)(4)

Don M. Tompkins
  Vice President and Managing
  Director, Implementation
  Services.......................  315,000    110,250     57,328(3)

Richard W. Kramer
  Vice President and Managing
  Director, East Region..........  315,000     99,225     44,560(3)

Roy A. Ziegler
  Vice President and Managing
  Director, West Region..........  315,000     99,725     51,111(3)

------------------------

(1) In accordance with the Commission rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) Reflects a premium of $28,674 paid by FCG for a life insurance policy of which Mr. Reep is the beneficiary.

(3) Includes imputed interest on interest-free loans by FCG to each of the named executive officers (except Mr. Reep) for the purchase of shares of FCG common stock under the 1994 Restricted Stock Plan, supplemental executive retirement plan contributions made on behalf of each of the named executive officers (except Mr. Reep), and an allocation of 1,000 shares to each of the named executive officers' accounts under the ASOP at an aggregate valuation of $7,443 per named executive officer. Also includes FCG's 50% matching contribution of FCG common stock under the ASOP for the account of Messrs. Reep, Heck, Nussbaum, Tompkins, Kramer and Ziegler with an estimated valuation of $11,517, $11,347, $11,517, $10,620, $11,202 and $11,517,
    respectively. See "Information Relating To FCG--Certain Transactions of FCG," and "Information Relating to FCG--FCG Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Includes $90,700 in relocation expenses paid by FCG.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no stock options granted to named executive officers for the year ended December 31, 1997.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

    The following table sets forth for each of the named executive officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended December 31, 1997. No named executive officer held options at December 31, 1997.

                                      SHARES        VALUE
                                    ACQUIRED ON    REALIZED
NAME                               EXERCISE (#)     ($)(1)
---------------------------------  -------------  ----------
James A. Reep....................      --             --
Luther J. Nussbaum...............      --             --
Steven Heck......................       47,272       587,591
Don M. Tompkins..................      --             --
Richard N. Kramer................      123,920     1,540,326
Roy A. Ziegler...................      --             --

------------------------

(1) Value realized is based on an initial public offering price of $13.00 per share of FCG common stock, although at the time of grant the fair market value of the FCG common stock was determined by the FCG Board to be $4.76 per share. Amounts reflected are based on the assumed value minus the exercise price multiplied by the number of shares acquired on exercise and do not indicate that the optionee sold such stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The bylaws of FCG (the "FCG bylaws") provide that FCG will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. FCG is also empowered under the FCG bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, FCG expects to enter into indemnification agreements with each of its directors and executive officers.

    FCG has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, the FCG certificate of incorporation provides that, to the fullest extent permitted by Delaware law, FCG's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to FCG and its stockholders. This provision in the FCG certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a director's liability to FCG or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to FCG or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and FCG and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

    There is no pending litigation or proceeding involving a director or officer of FCG as to which indemnification is being sought, nor is FCG aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

CERTAIN TRANSACTIONS OF FCG

    FCG and its vice presidents have entered into certain agreements relating to the issuance of FCG's securities. Under the provisions of the 1994 Restricted Stock Plan, FCG's vice presidents have entered into restricted stock agreements ("RSAs") that require each vice president to purchase a minimum number of shares of FCG common stock. Shares of FCG common stock are purchased under the RSAs at a price per share equal to the price as quoted on Nasdaq. On and prior to July 30, 1997, FCG also provided certain of its vice presidents with non-qualified stock options to purchase shares of FCG common stock based on the number of shares purchased under the RSAs. These options were granted with exercise prices below the then-prevailing market value for shares of FCG common stock as determined by an independent valuation firm. In connection with the RSAs and stock option agreements entered into between FCG and its vice presidents FCG has, from time to time, made certain loans to its vice presidents equal to the following: (1) the aggregate purchase price for shares of FCG common stock purchased by a vice president under the 1994 Restricted Stock Plan; (2) the aggregate exercise price for stock options exercised by a vice president in connection with the 1994 Restricted Stock Plan; and (3) the aggregate amount of medicare and income taxes payable by a vice president as a result of the exercise of stock options granted in connection with the 1994 Restricted Stock Plan.

    The promissory notes evidencing such loans are generally non-recourse, non-interest bearing, and have a stated term of ten years. FCG records a compensation expense and FCG's vice presidents recognize income on the imputed interest attributable to these notes. Shares of FCG common stock purchased under the RSAs or pursuant to the exercise of stock options, for which purchase or exercise a loan was granted, are pledged as security for the outstanding principal amounts of the loans. Each vice president is required to pledge that number of shares having a market value equal to 120% of the amount remaining due under the loans. The RSAs require FCG's vice presidents to repay the outstanding principal amounts of such loans at the greater of (1) one-tenth (1/10) of the face amount of such loans, and (2) one-half (1/2) of the vice presidents' net after tax annual bonus. FCG's vice presidents may repay the outstanding principal amounts in advance without penalty. As of December 31, 1997, all of the outstanding options under these arrangements have been exercised and the outstanding aggregate principal amount under these loans equaled approximately $9.3 million. In the future, FCG plans to grant all stock options at market value and to match employee 401(k) contributions with shares of FCG common stock based on the market value of the shares at the time of grant.

    FCG has an ongoing, non-contractual business relationship with First Ticket Travel, whose sole proprietor is Fatima Reep, the wife of James A. Reep, Chairman of the Board, and former Chief Executive Officer and President of FCG. For the year ended December 31, 1997, FCG has purchased travel services from First Ticket Travel in the amount of approximately $124,000.

    FCG entered into a consulting agreement with Stanley R. Nelson on September 1, 1997. The agreement provides that Mr. Nelson will be paid up to a maximum of $11,115 per month, for consulting services related to the administration of and strategic planning for the Scottsdale Institute.

    FCG has entered into indemnification agreements with its directors and officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law. FCG also intends to execute such agreements with its future directors and officers.

    FCG believes that the foregoing transactions were in its best interest. As a matter of policy the transactions were, and all future transactions between FCG and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the FCG Board, will be on terms no less favorable to FCG than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of FCG.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FCG

    The following table sets forth certain information regarding the beneficial ownership of FCG Common Stock as of August 31, 1998, and as adjusted to reflect the issuance of FCG common stock in connection with the merger: (i) each stockholder who is known by FCG to own beneficially more than 5% of FCG common stock; (ii) each named executive officer of FCG; (iii) each director of FCG; and
(iv) all directors and executive officers of FCG as a group. Unless otherwise indicated, to the knowledge of FCG, all persons listed below have sole voting and investment power with respect to their shares of FCG common stock, except to the extent authority is shared by spouses under applicable law.

                                                                                             SHARES BENEFICIALLY
                                                                                                  OWNED(1)
                                                                                           -----------------------
NAME OF BENEFICIAL OWNER                                                                     NUMBER      PERCENT
-----------------------------------------------------------------------------------------  ----------  -----------
James A. Reep (2)........................................................................   2,880,000      18.08%
Associate 401(k) and Stock Ownership Plan (3)............................................   1,589,544        9.98
Brent A. Hanson (4)......................................................................     826,200        5.19
Thomas A. Reep (5).......................................................................     632,872        3.97
Frank I. Mueller.........................................................................     301,896        1.90
Roy A. Ziegler (6).......................................................................     207,616        1.30
Steven Heck (7)..........................................................................     173,142        1.09
Richard N. Kramer (8)....................................................................     167,292        1.05
Luther J. Nussbaum (9)...................................................................     135,120       *
Stanley R. Nelson........................................................................       2,100       *
Steven Lazarus...........................................................................       2,100       *
Stephen E. Olson.........................................................................       2,100       *
Jack O. Vance............................................................................       2,100       *
Scott S. Parker..........................................................................       1,344       *
All executive officers and directors as a group (17 persons) (3)(10).....................   5,104,726       32.05

------------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of FCG common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, FCG believes, based on information furnished by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of FCG common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 15,925,602 shares of FCG common stock outstanding as of August 31, 1998. Certain shares are subject to repurchase at the original issuance price plus a growth factor. The growth factor is equal to the average interest rate compounded quarterly which FCG pays to a commercial lending institution in a calendar quarter (the "growth factor"). In the event FCG has no borrowings for a particular quarter, then the growth factor shall be the prime rate on the first day of the quarter, as announced in the Wall Street Journal or if the Wall Street Journal discontinues such announcements, then it shall be the prime rate as announced by Bank of America.

 (2) The business address of the named stockholder is c/o First Consulting Group, Inc., 111 West Ocean Blvd., 4th Floor, Long Beach, California 90802. Of the shares held, 2,880,000 are held by the Reep Family LLC of which Mr. Reep is the Managing Member.

 (3) The business address of the named stockholder is c/o First Consulting Group, Inc., 111 West Ocean Blvd., 4th Floor, Long Beach, California 90802. The shares are held by Union Bank as trustee of the ASOP. FCG allocates shares of FCG common stock as matching contributions to certain of its executive officers. These executive officers have the right to acquire the fair market value of the stock allocated to their respective accounts upon termination of employment. Such stockholder also has the right to vote such shares of FCG common stock allocated under the ASOP with respect to the approval or disapproval of any FCG merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction. Of the shares held by the ASOP, 9,180 shares have been allocated to the accounts of the following named executive officers:
     Steven Heck (1,520 shares); Richard N. Kramer (1,500 shares); Frank I. Mueller (1,540 shares); James A. Reep (1,540 shares); Thomas A. Reep (1,540 shares) and Roy A. Ziegler (1,540 shares). All other executive officers as a group have been allocated a total of 9,280 shares.

 (4) The business address of the named stockholder is c/o First Consulting Group, Inc., 6903 Rockledge Drive, Suite 920, Bethesda, Maryland 20817. The shares are held by The Brent A. Hanson Inter Vivos Trust dated March 24, 1995, of which Mr. Hanson is trustee.

 (5) The business address of the named stockholder is c/o First Consulting Group, Inc., 111 West Ocean Blvd., 4th Floor, Long Beach, California 90802. The shares are held by The Reep Family Inter Vivos Trust, dated May 27, 1992, of which Mr. Reep and his wife, Patricia A. Reep, are trustees. Of the shares held, 73,864 are unvested shares as of October 30, 1998. Of such unvested shares, 36,932 are subject to repurchase by FCG at a price equal to $2.38 per share plus the growth factor and 36,932 shares are subject to repurchase by FCG at a price equal to $4.76 per share plus the growth factor.

 (6) Of the shares held, 124,569 are unvested shares as of October 30, 1998. Of such unvested shares, 30,594 are subject to repurchase by FCG at a price equal to $0.44 per share plus the growth factor, 24,866 are subject to repurchase by FCG at a price equal to $0.53 per share plus the growth factor, 46,073 are subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor, and 23,036 are subject to repurchase by FCG at a price equal to $2.80 per share plus the growth factor.

 (7) Of the shares held, 19,238 are unvested shares as of October 30, 1998. Of such unvested shares, 7,200 are subject to repurchase by FCG at a price equal to $0.22 per share plus the growth factor, 5,656 are subject to repurchase by FCG at a price equal to $0.53 per share plus the growth factor, 4,254 are subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor and 2,128 are subject to repurchase by FCG at a price equal to $2.80 per share plus the growth factor.

 (8) Of the shares held, 117,104 are unvested as of October 30, 1998. Of such unvested shares, 78,069 are subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor and 39,035 are subject to repurchase by FCG at a price equal to $2.80 per share plus the growth factor.

 (9) The shares are held by The Nussbaum Family Trust, a Revocable Living Trust dated March 2, 1992, of which Mr. Nussbaum is a trustee. Of the shares held, 94,583 are unvested shares as of October 30, 1998. Of such unvested shares, 63,055 are subject to repurchase by FCG at a price equal to $0.57 per share plus the growth factor and 31,528 are subject to repurchase by FCG at a price equal to $2.80 per share plus the growth factor.

 (10) Of the shares held, 763,998 are unvested shares as of October 30, 1998. In general, such unvested shares are subject to repurchase by FCG at a price equal to the original purchase price plus the growth factor.

                          INFORMATION RELATING TO ISCG

ISCG BUSINESS

OVERVIEW

    ISCG provides consulting services addressing its clients' information processing needs through technologically advanced solutions. ISCG focuses its marketing efforts primarily on the pharmaceutical industry in order to exploit its extensive experience in the development, implementation, integration, and management of information systems used by the pharmaceutical industry. By virtue of this experience, ISCG's technical personnel have developed a strong understanding of the drug development process and broad expertise in the information systems and software applications required to support this complicated and data intensive process. ISCG's technical personnel have developed a broad range of technical skills and capabilities with respect to commercially available packaged software products that address drug development information processing requirements. Pharmaceutical company engagements accounted for an aggregate of approximately $26.8 million, or 62% of total revenues in 1997, compared to $18.0 million and $13.5 million, or 59%, and 64%, of ISCG's revenues in 1996 and 1995, respectively.

    Both within and outside the pharmaceutical industry, ISCG provides services based on its expertise in the latest technologies, including client-server architecture, Internet or web-based applications, document management solutions, relational and object oriented databases, and cross-platform applications integration. ISCG delivers consulting services in two broad areas: applications development and systems and network management. In the applications development area, ISCG provides expertise to its clients both across the full software development life cycle and in one or more discrete phases of the software development process. ISCG's applications development activities accounted for approximately 78% of its revenues in 1998 (through September 30) and 78% of its revenues in 1997. This compares with 79% and 78% in 1996 and 1995, respectively. In the systems and network management area, ISCG provides expertise to its clients in the design, implementation, management, and support of multi-vendor local and wide area networks, desktop computer systems, and servers. ISCG's network management activities accounted for approximately 21% of its revenues in 1998 (through September 30) and 22% of its revenues in 1997. This compares with 21% in 1996 and 22% in 1995.

    ISCG was incorporated in the Commonwealth of Pennsylvania in 1988. ISCG completed its initial public offering of common stock in May 1996 pursuant to a rights offering to the stockholders of Safeguard Scientifics, Inc. ISCG's principal executive offices are located at 575 East Swedesford Road, Wayne, Pennsylvania 19087, and its telephone number is (610) 989-7000. ISCG's World Wide Web homepage address is www.iscg.com and its e-mail address is info@iscg.com.

CONSULTING SERVICES

    ISCG delivers applications development consulting services to its customers on a project basis by providing full software development life cycle services. These services are provided both from ISCG's Software Development Centers as well as at its clients' facilities, on either a time and materials or fixed-fee basis. ISCG has developed proprietary methodologies to support the full development life cycle for building and validating software in a regulated environment. ISCG also delivers applications development and systems and network management consulting services to its clients through providing staff augmentation on a time and materials basis.

    ISCG delivers its applications development services through five main practice areas:

    PHARMACEUTICAL RESEARCH SYSTEMS PRACTICE. ISCG's technical personnel in this practice specialize in the analysis, development, and integration of software solutions that support the drug development life cycle in pharmaceutical research. The clients' research groups serviced by this practice include the drug discovery, pre-clinical, and clinical organizations of pharmaceutical and biotechnology companies. In addition to supporting these research areas, the personnel in this practice are also proficient with the analysis,

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development, and integration of clinical software systems that support drug safety and adverse experience reporting. These technical personnel are knowledgeable with respect to the research groups' focus on the collection, analysis, and management of clinical and pre-clinical data required for global regulatory submissions. ISCG's technical personnel in this practice have extensive experience in the development, validation and deployment of customized systems for these applications. In addition to custom software development, ISCG's technical personnel have integrated and customized applications software from vendors of commercially available packaged solutions.

    DOCUMENT MANAGEMENT SYSTEMS PRACTICE. ISCG's technical personnel in this practice design, build, and integrate software solutions for document management systems. These technical personnel are particularly knowledgeable in the documentation requirements of the pharmaceutical regulatory approval process, as well as the enabling technologies applicable to that process. These technologies include user interface design, document repository management, imaging, and publishing. ISCG customizes packaged software products to support the preparation and submission of New Drug Applications ("NDA"), Computer Assisted NDAs ("CANDAs"), and a variety of multi-national regulatory submission documents. These systems typically track and manage clinical documents and support the automated assembly of regulatory submissions using both client/server architectures, as well as Web-based technologies. In addition to its document management engagements for pharmaceutical companies, ISCG has expanded into other industries, including process manufacturing, food and beverage, petro-chemical, publishing, and consumer products. ISCG maintains a partnership with Documentum, Inc., as a Signature Partner, as well as with other vendors of imaging and publishing technologies including Electronic Submission Publishing Systems, Inc., (ESPS), Cornerstone Imaging, Inc. and Kofax Image Products, Inc. Client projects supported by this practice often include the use of ISCG-developed application solution frameworks and background technology.

    CLIENT-SERVER SYSTEMS INTEGRATION PRACTICE. ISCG's technical personnel in this practice specialize in the architecture, development and integration of client-server systems using integrated development environments that include computer-aided design tools, graphical user interface ("GUI") and state-of-the-art database technologies. GUI development platforms include Sybase, Inc.'s PowerBuilder; Microsoft Corporation's Visual Basic, Access and Visual C++; and Oracle Corporation's Designer/2000 and Developer/2000. Database technologies used by this group include products from Oracle, Sybase, and Microsoft, and operating systems such as Hewlett-Packard Company's HP/UX, Digital Equipment Corporation's OpenVMS, Sun Microsystem, Inc.'s Sun/OS and Solaris, Microsoft's Windows NT, and SCO UNIX. In addition to application development and integration services, this group also provides database administration, capacity planning, and migration services. Personnel in this practice support both the Document Management and Pharmaceutical Research Systems practices in addition to undertaking non-pharmaceutical industry engagements.

    INTERNET TECHNOLOGIES PRACTICE. ISCG's technical personnel in this developing practice specialize in the design, development, and implementation of Internet, intranet, and extranet applications. Consulting services offered by technical personnel in this group typically involve Web-based applications with database integration. In addition to the development of new Web-based applications, technical personnel in this group also build Web-based applications to access legacy databases using languages such as HTML and Java, and a variety of products from Microsoft, Netscape, Sun Microsystems, and Oracle Corporation. As with the Client/Server Systems Integration Practice, personnel in this practice support both the Document Management and Pharmaceutical Research Systems practices in addition to conducting non-pharmaceutical industry engagements.

    SYSTEMS AND NETWORK MANAGEMENT SERVICES. ISCG's systems and network management services unit provides clients with consulting expertise in the evaluation, design, implementation, and support of local and wide area networks, personal computers and server systems. Examples of the varied functions performed by ISCG's technical personnel include multi-network integration, desktop system installation

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and management, server management, capacity planning, performance analysis and data network evaluation and design. ISCG's technical personnel specialize in Windows 95, Windows NT, UNIX, and Open/ VMS technologies. Their technical skill set spans a wide range of implementation technologies, including Hewlett-Packard's HP/UX; Sun Microsytems' Solaris; Digital Equipment's Alpha; Novell Inc.'s Netware; and TCP/IP. Consequently, ISCG is able to provide systems and network management services in diverse client environments.

SALES AND MARKETING

    ISCG has a direct sales force, consisting of a Vice President of Sales, two sales directors, and 16 account executives, responsible for all phases of the selling process. Three account executives are located in the New Jersey office; one account executive is based in the Chicago office, and one account executive is based in the Virginia office, which was acquired in May of 1997. The remainder of the direct sales force is based in ISCG's Wayne, Pennsylvania headquarters. Much of ISCG's project-based work is sold from the Wayne office. The efforts by ISCG's sales force are supplemented by its technical personnel, who, in the past, have been able to expand existing engagements and generate new business while on assignment at clients' sites.

    ISCG's marketing department, under direction of the Vice President of Marketing, is mainly focused on expanding ISCG's presence and technical reputation in the pharmaceutical industry, its largest marketplace. The marketing group's responsibilities lie in two areas: ISCG's general marketing functions; and the business development and sales support functions of the practices. The marketing department, which includes the practice directors and managers, manages vendor relationships and marketing functions and supports sales, business development and proposal writing. In developing and marketing new service offerings, the marketing department works closely with both ISCG's sales force and delivery organization to develop offerings that meet client needs and leverage the expertise and experience of ISCG's technical personnel.

    ISCG regularly exhibits and presents at pharmaceutical trade association, technical, and vendor user group conferences. These conferences focus on document management, drug discovery, adverse events reporting, clinical data management, and various technologies. ISCG also periodically writes and distributes "white papers" or case studies about its experiences in utilizing a variety of leading edge technologies. These white papers are often delivered at trade association conferences and routinely distributed to current and prospective clients. The purpose of these publications is to create and enhance ISCG's image as a technology leader.

    ISCG views existing clients as a valuable source of additional work in the form of both extensions to, and expansion of, ongoing engagements, and the initiation of new engagements. ISCG seeks to establish long-term relationships with clients in which clients rely on ISCG for ongoing information technology solutions. These types of relationships have helped create stable revenues for ISCG. In 1997 and 1996, respectively, approximately 81% and 86% of ISCG's revenues were derived from clients to which it had provided services in the previous year.

VENDOR RELATIONSHIPS

    ISCG has established non-exclusive partnership arrangements with software vendors that market technology or application solutions to ISCG's current and prospective clients. In 1997, ISCG increased the number of formalized relationships with vendors. The vendor partnership and alliance programs of which ISCG is a part have provided ISCG with sales leads, reselling commissions, marketing assistance revenues, increased publicity, discounted software, specialized training programs, participation in beta software programs and privileged information about vendors' technical and marketing strategies. ISCG currently maintains marketing partnerships with Borland International, Inc., Cornerstone, Documentum, Inc., ESPS, Hewlett-Packard, Kofax, Microframe Technologies, Inc., Microsoft, Oracle Corporation, Silverstream Software Inc., and Sybase.

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    ISCG has established partnerships with vendors of application software such as Chemical Abstract Service (a division of the American Chemical Society), Domain Solutions, Inc., Oxford Molecular Group, plc and The Automation Partnership. ISCG's history of integrating its partners' software products into clients' systems has led to strong relationships with these vendors, which enhances ISCG's marketing efforts. These partnership arrangements position ISCG as a potential systems integrator should clients or prospective clients select one of these vendors' products.

    In partnership with software vendors such as Borland International, Inc., Documentum, and ESPS, ISCG provides training courses in the vendors' respective technologies to clients. These partnerships generally strengthen the relationship between ISCG and these vendors, enhance ISCG's market position with the vendors' products, create consulting opportunities, train ISCG's technical personnel in strategic technologies at lower costs, introduce ISCG to potential clients, and allow current clients a closer view of ISCG.

CONCENTRATION AND MIX OF REVENUES

    Historically, a small number of clients have each accounted for 10% or more of ISCG's revenues. In 1998 (through September 30), Pharmaceutical Research Institute accounted for approximately 13% of revenues. In 1997, SmithKline Beecham accounted for approximately 11% of revenues. In 1996, Air Products and Chemicals, Inc. and Merck & Company, Inc. each accounted for approximately 10% of revenues. In 1995, Air Products and Merck accounted for approximately 13% and 11% of revenues, respectively. Engagements by pharmaceutical companies accounted for approximately 68%, 62%, 59%, and 64% of ISCG's revenues in 1998 (through September 30), 1997, 1996 and 1995, respectively.

EMPLOYEES

    GENERAL. As of September 30, 1998, ISCG had 626 employees. This total included 538 technical personnel. ISCG believes its future success will depend in large part upon its ability to attract, retain and motivate highly skilled personnel, particularly technical personnel. None of ISCG's employees is subject to a collective bargaining agreement. ISCG believes its relations with its employees are excellent.

    RECRUITING. ISCG has implemented a variety of techniques to identify and recruit ISCG-qualified candidates to support the growth of ISCG. ISCG employs seven full time recruiters dedicated to the hiring of technical personnel. One of ISCG's most successful source of new hires is the Coworker Referral Program, which encourages employees to recommend or refer qualified candidates for employment with ISCG, and rewards referring employees with referral bonuses. ISCG places advertisements in various newspapers and utilizes professional search firms to identify candidates for hire. ISCG participates in job fairs in all the regions in which it operates. Additionally, ISCG sponsors independent recruiting events, such as open houses or free technical seminars, several times a year.

    ISCG aggressively recruits technical personnel with strong experience in client/server, Internet, document management, and systems and networking technology. An active college recruiting program hired recent graduates into four "Associate Programs" that provided entry-level technical training during 1997. ISCG has developed an innovative "Boot Camp," which hires lateral candidates with general technical work experience and re-trains them in high-demand skills.

    TRAINING. ISCG has established an extensive educational facility at its headquarters comprised of three training rooms that accommodate a total of 50 students. During 1997, ISCG established an additional educational facility in its Somerset, New Jersey location that can accommodate 12 students. Vendor training and Company designed and conducted day and evening school classes are provided to ISCG's technical personnel.

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COMPETITION

    The commercial professional services segment of the information technology industry includes a large number of participants and is highly competitive. The industry includes participants from a variety of market segments including systems consulting and integration firms, contract programming companies, application software firms, the professional service groups of computer equipment manufacturers such as IBM and Digital Equipment, "Big Six" consulting firms, and general management consulting firms. ISCG's competitors include companies such as Andersen Consulting, Technology Solutions Corporation, Cap Gemini America, Computer Sciences Corporation's consulting division, and Cambridge Technology Partners, Inc.

    Many participants in the commercial professional services segment of the information technology industry have significantly greater financial, technical, and marketing resources and have greater name recognition than ISCG. In addition, the industry is highly fragmented and served by numerous firms, many of which serve only their respective local markets. ISCG also faces competition from organizations providing staff augmentation services to, and individuals who contract directly with, information systems departments of existing and potential clients. ISCG believes the principal competitive factors in the commercial professional services segment of the information technology industry include responsiveness to client needs, availability of technical personnel, speed of application software development, quality of service, price, project management capability and technical expertise.

    While ISCG's clients have historically been concentrated in the eastern United States, it has a client base in the Midwestern United States, which it serves primarily from the Wayne office. In addition, certain of ISCG's clients are located in Europe. ISCG believes that geographic location with respect to the performance of technical services is becoming a greater competitive factor. ISCG has a sales office in Chicago and a branch office in Virginia. ISCG uses relationships with global partners to provide services to its multi-national clients.

    ISCG also believes that its ability to compete depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain, and motivate qualified technical personnel; the ownership by competitors of software used by potential clients; the development of software that would reduce or eliminate the need for ISCG's services; the price at which others offer comparable services; and the extent of its competitors' responsiveness to customer needs.

INTELLECTUAL PROPERTY

    ISCG's business is not dependent on the ownership or exclusive use of any specific information technology. ISCG holds no patents or registered copyrights. ISCG's business does, however, include the development of custom software applications in connection with specific client engagements. Ownership of such software is generally assigned to the client.

    ISCG develops Background Technology for use in its software development efforts. This Background Technology consists of pre-existing development tools, objects, routines, sub-routines, and other programs along with associated data and documentation, and is designed to increase competitiveness by improving consultant productivity and leverage ISCG's technical and market experience. Background Technology is either developed internally and owned by ISCG, or is developed as part of customer projects, with the customer's agreement to grant ownership to ISCG.

    ISCG relies upon a combination of trade secret, nondisclosure, and other contractual arrangements to protect its and its clients' proprietary rights. ISCG generally enters into confidentiality agreements with its clients and potential clients and limits access to, and distribution of, its clients' or software vendor partners' proprietary information. There can be no assurance that the steps taken by ISCG in this regard will be adequate to deter misappropriation of ISCG's, its clients' or vendor partners' proprietary information or that ISCG will be able to detect unauthorized use or take appropriate steps to enforce its clients' and vendor partners' intellectual property rights. In addition, all of ISCG's employees execute restrictive

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covenants upon joining ISCG that require the employee to keep confidential all proprietary information pertaining to the assets or business of ISCG and its clients and provide that during the term of employment, and for a certain time period thereafter, the employee may not be employed by, solicit, or provide consulting services for any past, current or potential clients of ISCG.

PROPERTIES

    ISCG's headquarters and principal administrative, sales and marketing, and application development operations are located in approximately 39,000 square feet of leased space in Wayne, Pennsylvania, in suburban Philadelphia. This lease expires in 2000. ISCG leases an additional 12,500 square feet of space in an office complex near its headquarters, under a lease expiring in 2000.

    During 1997, ISCG moved its New Jersey operations to an 11,000-square-foot sales, training, and application development center in Somerset, New Jersey, under a lease expiring in 2002. ISCG also leases shared facilities in Chicago, Illinois and Alexandria, Virginia, pursuant to short-term agreements. In February 1998, ISCG acquired all the outstanding capital stock of WaveFront Consulting, Inc., a privately owned, custom application development firm located in Vienna, Virginia. WaveFront Consulting, Inc. leases approximately 3,000 square feet of office space pursuant to a lease expiring in January 2000. ISCG plans to combine the personnel and operations of its Virginia facilities.

    ISCG anticipates that additional space will be required as business expands and believes that it will be able to obtain suitable space as needed.

LEGAL PROCEEDINGS

    In the opinion of ISCG's management, there are no material legal proceedings pending against ISCG.

ISCG MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    The following information should be read in connection with the information contained in the Consolidated Financial Statements and notes thereto appearing elsewhere in this joint proxy statement/ prospectus. The following discussion includes forward-looking statements that involve risk and uncertainties and are subject to change at any time. ISCG derives its forward-looking statements from its operating budgets, estimates and forecasts, which are based upon detailed assumptions about many important factors. While ISCG believes its assumptions are reasonable, it cautions that there are inherent difficulties in predicting the impact of certain factors, including client demand, dependence on the pharmaceutical industry, the attraction and retention of technical personnel, concentration and mix of revenues, third-party Year 2000 modification plans and other factors, which could cause actual results to differ materially from predicted results. These factors, as and when applicable, are disclosed previously and from time to time in ISCG's filings with the SEC.

OVERVIEW

    Since ISCG began operations in late 1988, it has experienced substantial growth in revenues, income from operations and net income. During 1997, 1996 and 1995, ISCG's revenues increased by 41%, 46% and 55%, respectively, to $43.2 million in 1997, $30.6 million in 1996 and $21.0 million in 1995. ISCG's income from operations increased by 13%, 50% and 51%, respectively, to $5.5 million in 1997, $4.9 million in 1996 and $3.3 million in 1995. ISCG's net income increased by 17%, 62% and 53%, respectively, to $3.5 million in 1997, $3.0 million in 1996 and $1.9 million in 1995.

    Substantially all of ISCG's revenues are professional fees which generally are billed at hourly rates. ISCG's costs consist primarily of employee-related costs and non-reimbursed travel expenses of its technical and technical management employees. As employee related costs are relatively fixed, variations

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in ISCG's revenues and operating results can occur as a result of variations in billing margins and utilization rates (i.e. the ratio of hours billed to total available hours) of its technical personnel.

    Since most of ISCG's consulting engagements are on a time and materials basis, ISCG historically has been able to maintain its billing margins by increasing its hourly rates to offset increases in costs related to its professional staff. ISCG manages its billing margins by establishing a target billing rate for each of its technical personnel which is used as a goal for ISCG's account executives in negotiating and establishing billing rates for specific projects or assignments; however, actual billing rates may be higher or lower than the target billing rates. Hourly rate increases are generally implemented by ISCG when a technical person completes one assignment and moves to the next assignment, although hourly rates are also often adjusted during an assignment based on relevant contractual provisions. ISCG further manages its billing margins by basing a portion of all account executives' incentive compensation on the annual aggregate billing margin for their accounts.

    Differences in personnel utilization rates can result from variations in the amount of non-billed time, which has historically consisted of training time, vacation and holiday time, time lost to illness and inclement weather and unassigned time. Non-billed time also includes time devoted to other necessary and productive activities such as sales support and interviewing prospective employees. Unassigned time results from differences in the timing of the completion of an existing assignment and the beginning of a new assignment. In order to reduce and limit unassigned time, ISCG actively manages personnel utilization by monitoring and projecting estimated engagement start and completion dates and matching employee availability with current and projected client requirements. In addition, the number of new technical personnel training programs and the amount of training incurred for existing technical personnel varies and can affect ISCG's personnel utilization rates from period to period.

    During 1996 and 1995, ISCG enjoyed a lower employee turnover rate than that experienced by the industry in general. Although industry statistics are not yet available for 1997, ISCG believes this trend will continue for 1997 as well. ISCG believes the continuity associated with its lower employee turnover rate has helped it to respond more effectively to its clients' needs as its business has grown. In addition, although ISCG's growth has resulted in increases in general and administrative expenses, such increases would likely have been greater if ISCG's employee turnover rate were significantly higher.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

    REVENUE. ISCG's revenues for the quarter and nine month periods ended September 30, 1998 increased by $4.7 million, or 41%, and $15.3 million, or 50%, compared to the corresponding periods in 1997. Approximately $4.5 million and $14.3 million, or 96% and 93%, of these increases resulted from growth in professional services revenue and approximately $187,000 and $1.1 million, or 4% and 7%, from increases primarily in software revenue during the quarter and nine months. Approximately 66% and 69% of the increase in professional services revenue is attributed to an increase in hours billed and approximately 34% and 31% is attributed to an increases in aggregate average rates during the quarter and nine months, respectively. For the quarter and nine month periods ended September 30, 1998, the percentage of professional services revenue from clients in the pharmaceutical industry was 70% and 68% compared to 62% and 63% for the corresponding periods in 1997.

    DIRECT COSTS. Direct costs for the quarter and nine month periods ended September 30, 1998 increased by $3.0 million, or 44%, and $9.8 million, or 55%, compared to the corresponding periods in 1997. These increases are principally due to the growth in the professional staff to 538 technical personnel at September 30, 1998 from 430 at September 30, 1997. As a percentage of revenues, direct costs were 60% for the quarter and nine month periods ended September 30, 1998 compared to 59% for each of the corresponding periods in 1997. The increase for the quarter and nine month period resulted principally from a decline in ISCG's utilization rates (i.e. the ratio of hours billed to total available hours) compared with the corresponding periods in 1997.

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    SELLING EXPENSES.  Selling expenses for the quarter and nine month periods ended September 30, 1998 increased by $343,000, or 44%, and $1.1 million, or 56%, compared to the corresponding periods in 1997. As a percentage of revenues, selling expenses were 7% for the quarter and nine month periods ended September 30, 1998 compared to 7% for each of the corresponding periods in 1997. The dollar increase is principally due to the increase in the number of sales and marketing personnel to 27 at September 30, 1998 from 21 at September 30, 1997.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the quarter and nine month periods ended September 30, 1998 increased by $688,000, or 29%, and $2.2 million, or 32%, compared to the corresponding periods in 1997. These increases are principally due to increases in administrative expenses to support ISCG's growth, facilities and facilities related costs and the amortization of goodwill. The increases in facilities costs (office rent, utilities, depreciation of computer equipment, amortization of software and leasehold improvements, expansion of computer networks, additional software costs and the costs of related support personnel) is related to the growth in the number of professional and supervisory personnel performing client engagements in ISCG's offices, rather than at client locations. As a percentage of revenues, general and administrative expenses were 19% and 20% for the quarter and nine month periods ended September 30, 1998 compared to 21% and 23% for the quarter and nine month periods of 1997. These decreases were principally a result of increased revenues, which did not require a corresponding increase in general and administrative expenses. ISCG believes its general and administrative expenses as a percentage of revenue will be less for the full year 1998 than for the full year in 1997.

    COST AND EXPENSES ASSOCIATED WITH TERMINATED BUSINESS COMBINATION. As a result of the termination of a potential business combination prior to the definitive merger agreement with FCG, ISCG incurred a charge of $486,000 in the third quarter of 1998. This charge included a payment for a release of claims between ISCG and the other party and due diligence, accounting and legal expenses.

    INTEREST INCOME. Interest income for the quarter and nine month periods ended September 30, 1998 decreased to $60,000 from $88,000 and $221,000 from $317,000 in the corresponding periods in 1997. These decreases are principally due to lower average cash equivalents and short-term investment balances.

    EFFECTIVE INCOME TAX RATE. ISCG's effective income tax rate in 1998 decreased to 41% from 42% in 1997.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1997 AND 1996

    REVENUES. ISCG's revenues for 1997 increased by $12.6 million, or 41% from 1996. Approximately 67% of this increase resulted from an increase in the volume of hours billed and approximately 33% from increases in the aggregate average rates for hours billed during 1997. For 1997, revenue from clients in the pharmaceutical industry increased to $26.8 million, or 62% of revenues, from $18.0 million, or 59% of revenues, in 1996.

    DIRECT COSTS. Direct costs consist primarily of employee-related costs and non-reimbursed travel expenses for ISCG's technical personnel. Direct costs for 1997 increased by $7.9 million, or 45%, from 1996. This increase is principally due to an increase in the number of technical personnel to 440 at December 31, 1997 from 330 at December 31, 1996. As a percentage of revenues, direct costs increased to 59% in 1997 from 57% in 1996. This increase resulted principally from a lower utilization rate during 1997 compared to 1996. During 1997 ISCG performed more project engagements than staff augmentation assignments compared to 1996. As a result, ISCG has experienced greater non-billable time prior to the start of project engagements and between project engagements. Also, during 1997, ISCG experienced longer periods of non-billable time for its less experienced new hires, after the completion of their training, before their first assignments.

    SELLING EXPENSES. Selling expenses principally consist of employee-related costs as well as travel expenses of ISCG's sales and marketing personnel. Selling expenses for 1997 increased by $1.3 million to

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$3.1 million from $1.8 million in 1996. This increase is principally due to the increase in the number of sales and marketing personnel to 25 at December 31, 1997 from 13 at December 31, 1996. As a percentage of revenues, selling expenses increased to 7% for 1997 compared to 6% for 1996. This increase resulted principally from ISCG adding more experienced Account Executives in 1997, with the skills to sell project engagements, and increased marketing initiatives in order to provide existing and potential clients with essential information about ISCG and its service offerings.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of executive management costs, recruiting costs, accounting, human resources, general expenses, office facilities costs, training and education expenses and depreciation and amortization. General and administrative expenses for 1997 increased by $2.8 million to $9.2 million from $6.4 million in 1996 and were 21% of revenues for 1997 and 1996. The increase is principally due to increases in facilities costs (office rent and utilities) and facility related costs (such as depreciation of computer equipment, amortization of software and leasehold improvements, expansion of computer networks, additional software costs and the costs of related support personnel) and recruiting expenses and administrative personnel relating to an increase in the number of professional and supervisory personnel, and performing client engagements in ISCG's offices rather than at client locations.

    INTEREST INCOME. Net interest income was $418,000 in 1997 as compared with net interest income of $354,000 in 1996. The increase in net interest income resulted from higher invested cash and investment balances during 1997.

    EFFECTIVE INCOME TAX RATE. ISCG's effective income tax rate in 1997 decreased to 41% from 43% in 1996. This decrease is principally the result of tax planning strategies and incentive tax credits received by ISCG.

COMPARISON FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

    REVENUES. ISCG's revenues for 1996 increased by $9.6 million, or 46% from 1995. Approximately 64% of this increase resulted from an increase in the volume of hours billed and approximately 36% from increases in the aggregate average rates for hours billed during 1996. For 1996, revenue from clients in the pharmaceutical industry increased to $18.0 million, or 59% of revenues, from $13.5 million, or 64% of revenues, in 1995 and revenues from clients engaged in software development increased to $3.5 million, or 11% of revenues, in 1996 from $1.4 million, or 7% of revenues, in 1995.

    DIRECT COSTS. Direct costs for 1996 increased by $4.9 million, or 39%, from 1995. This increase is principally due to an increase in the number of technical personnel to 330 at December 31, 1996 from 254 at December 31, 1995. As a percentage of revenues, direct costs declined to 57% in 1996 from 60% in 1995. This decline resulted primarily from increases in aggregate average billing rates during 1996 that exceeded increases in payroll and related expenses for ISCG's technical personnel. In response to such billing rate increases and to competition for information services professionals in general, during the second quarter of 1996 ISCG increased the compensation levels for a number of its technical professionals.

    SELLING EXPENSES. Selling expenses for 1996 increased by $778,000 to $1.8 million from $1.0 million in 1995. This increase is principally due to the increase in the number of sales and marketing personnel to 13 at December 31, 1996 from 8 at December 31, 1995. As a percentage of revenues, selling expenses increased to 6% for 1996 compared to 5% for 1995. This increase resulted from the addition of three account executives (one in ISCG's new Chicago sales office) and the addition of two technical sales support personnel to assist in the increased focus on project-oriented consulting.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for 1996 increased by $2.3 million to $6.4 million from $4.1 million in 1995 and to 21% of revenues for 1996 compared to 20% for 1995. These increases are principally due to increases in facilities costs (office rent and utilities) and facility-related costs (such as depreciation of computer equipment, amortization of software and leasehold improvements, expansion of computer networks, additional software costs and the costs of related support personnel) to support an increase during 1996 in the number of professional and supervisory personnel performing client engagements in ISCG's offices rather than at client locations. During 1996, ISCG also incurred certain new expenses and increased insurance, legal and accounting expenses associated with public company filing and compliance requirements and with investor and shareholder relations.

    INTEREST INCOME. Net interest income was $354,000 in 1996 as compared with net interest expense of $33,000 in 1995. This increase in net interest income resulted from higher invested cash balance during 1996 principally as a result of the $9.9 million in net proceeds received from ISCG's initial public offering of common stock in May 1996 (the "Initial Public Offering"). See "--Liquidity and Capital Resources."

    EFFECTIVE INCOME TAX RATE. ISCG's effective income tax rate in 1996 and 1995 was 43%.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents and short-term investments decreased $5.4 million to $4.0 million at September 30, 1998 from $9.4 million at December 31, 1997. The decrease resulted principally from the acquisition of WaveFront, working capital requirements, and capital expenditures. At September 30, 1998 cash equivalents were invested in institutional money-market funds. By policy, ISCG places its investments in high credit-quality instruments.

    Cash and cash equivalents and short-term investments decreased $1.9 million to $9.4 million at December 31, 1997 from $11.3 million at December 31, 1996. This decrease resulted principally from the acquisition of Cutting Edge Computer Solutions, Inc. At December 31, 1997 cash equivalents were invested in short-term U.S. governmental agency issues, commercial paper, institutional money-market funds and a repurchase agreement. By policy, ISCG places its investments in high credit-quality instruments.

    In February 1998, ISCG acquired all of the outstanding shares of capital stock of WaveFront Consulting, Inc. for cash of $3.7 million, subject to certain conditional payments based upon future operating income.

    In May 1996, ISCG completed its Initial Public Offering. ISCG issued 2,175,000 shares of ISCG's common stock and received net proceeds of approximately $9.9 million.

    In 1995, ISCG sold 953,355 shares of Common Stock and received net proceeds of approximately $2.7 million from such sale. The net proceeds primarily were used by ISCG to repay the outstanding bank indebtedness and the note to the selling stockholder and the balance for general corporate purposes.

    ISCG currently anticipates that cash generated from operations and existing cash balances will be sufficient to satisfy its operating requirements and ordinary capital spending for the foreseeable future. Should ISCG's business expand more rapidly than expected, ISCG's $1.0 million bank line of credit would be available to fund such operating and capital requirements. In addition, ISCG could consider seeking additional public or private debt or equity financing to fund growth opportunities, including acquisitions.

IMPACT OF YEAR 2000

    The Year 2000 or Y2K issue arises because many existing computer programs and systems, including some of those used by ISCG for its own internal purposes and those used by its clients, suppliers, vendors and others, and possibly some custom applications designed, built or modified by ISCG for its clients, use only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, computer applications that utilize this two-digit year format could fail or create erroneous results by or at the year 2000.

    ISCG has identified four main areas of its Y2K risk:

    (1) ISCG'S INTERNAL COMPUTER SYSTEMS COULD BE DISRUPTED OR FAIL, CAUSING AN INTERRUPTION OR DECREASE IN ISCG'S ABILITY TO OPERATE. ISCG is conducting an ongoing assessment of the Y2K-readiness of its major information technology (IT) systems and non-IT systems such as building security, voice mail, telephone and other systems containing embedded microprocessors.

    Except as described in the next paragraph, ISCG has completed an analysis of its internal business systems including its accounting and human resource applications and its PC's, servers, networks, and application software. Plans to modify, update, or replace key business systems are being implemented. ISCG expects that its internal systems will be substantially Y2K compliant before December 31, 1999.

    ISCG is currently analyzing the software and hardware used to develop custom applications for its customers, including development tools, utilities, operating systems, and servers. ISCG is attempting to obtain written confirmation from vendors that these products are Y2K compliant, and is testing and modifying its internally developed tools. Where necessary ISCG is upgrading, modifying, or replacing this software and hardware. While ISCG believes that it will continue to be able to deliver custom applications to its customers after the year 2000, a substantial failure of its internal systems could delay that delivery, and could have an adverse impact on ISCG's business.

    The costs incurred to date on these efforts have not been material. Based on currently available information, ISCG believes that the cost to compete these efforts will also not be material. However, if additional compliance efforts of which ISCG is not currently aware are required, or if updating, modifying or replacing ISCG's systems costs more than currently estimated, the Y2K issue could have a material adverse effect on ISCG. If ISCG's efforts to make its internal systems Y2K compliant are unsuccessful, the resulting failure could result in a substantial interruption of ISCG's operations and materially affect ISCG's business.

    (2) THE COMPUTER SYSTEMS OF THIRD PARTIES WITH WHOM ISCG REGULARLY DEALS COULD BE DISRUPTED OR FAIL, CAUSING AN INTERRUPTION OR DECREASE IN ISCG'S ABILITY TO CONTINUE ITS OPERATIONS. ISCG relies on third party relationships in the conduct of its business, including suppliers, vendors, utilities, financial institutions and others. ISCG has created a list of the third parties it believes are material to its operations and is attempting to obtain written assurances from them that there will be no interruption of service as a result of the Y2K issue. Where such assurances are not given, ISCG intends, where practical, to devise contingency plans to allow ISCG to operate in the event of Y2K-related service interruption. It is possible that ISCG will experience interruptions in third party services despite vendors' assurances otherwise, and that ISCG will not be able to develop contingency plans to meet individual or multiple third party failures, resulting in an operations interruption that could materially adversely affect ISCG's business.

    (3) ISCG COULD BE EXPOSED TO LIABILITIES IF ANY OF THE CUSTOM APPLICATIONS DESIGNED, BUILT OR MODIFIED BY ISCG FOR ITS CLIENTS ARE DISRUPTED OR FAIL. ISCG believes it is likely that certain custom software applications it designed, built or modified in the past are non-Y2K compliant. ISCG has not made a determination of which custom applications may not be Y2K compliant. Further, ISCG has not determined the extent to which it may be legally responsible for either (1) fixing any non-Y2K compliant applications or (2) the consequences of such non-compliance. ISCG has not quantified the impact that the foregoing risk could have on its business. To better estimate the scope of this potential problem, ISCG is planning to review representative samples of the custom applications it has worked on in its larger engagements in the past one to three years. To the extent this review indicates that any of such applications are not Y2K compliant, ISCG will evaluate whether such non-compliance may result in liability for ISCG. Even in the absence of legal liability, ISCG may determine that it is in ISCG's best interests to offer to fix non-compliant applications under a variety of arrangements including at no charge or at rates below ISCG's normal rates. The failure of custom software applications delivered by ISCG in the past to be Y2K compliant, and the liability or the need to devote additional resources that could result from such failure, could have a material adverse effect on ISCG's business.

    (4) ISCG'S SOURCES OF REVENUE COULD DECLINE IF CLIENTS' RESOURCES ARE DIVERTED TO THE Y2K PROBLEM OR IF CLIENTS' OPERATIONS ARE DISRUPTED. If clients of ISCG divert significant resources from new application development to addressing their Y2K problems, ISCG's work for those clients would be reduced and ISCG could experience a material decrease in its business overall. Currently, ISCG is not able to predict the extent to which its clients will divert their resources to the Y2K problem or to estimate the impact, if any, this may have on ISCG's revenues. ISCG is evaluating whether it should take steps (such as making inquiries with the relevant persons within its clients' organizations) to attempt to quantify this risk.

    In addition, business interruptions experienced by ISCG's clients due to the Y2K issue could result in reduced demand for ISCG's services (applications development or systems and networking) or delay in payment of ISCG's invoices. Such interruptions could have a material adverse effect on ISCG's business.

    ISCG has not yet devised, and may not be able to devise, a contingency plan that will adequately address all Y2K issues. Because of the uncertainty surrounding the Y2K issue, unforeseen and unpredictable costs and liabilities associated with the Y2K issue could materially adversely impact the business, prospects, financial condition and results of operations of ISCG.

RECENTLY ISSUED ACCOUNTING STANDARDS

    The following new statements are effective for financial statements for periods beginning after December 15, 1997. SFAS 130--Reporting Comprehensive Income, SFAS 131--Disclosure about Segments of an Enterprise and Related Information, SFAS 132--Employers' Disclosure about Pensions and Other Post Retirement Benefits, SOP 97-2--Software Revenue Recognition. These standards are not expected to have a material effect on ISCG's financial conditions and results of operations.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ISCG

    The following table sets forth certain information regarding the beneficial ownership of ISCG common stock as of August 31, 1998 by: (1) each shareholder who is known by ISCG to own beneficially more than 5% of ISCG common stock; (2) the Chief Executive Officer of ISCG and each of the four most highly compensated executive officers of ISCG; (3) each director of ISCG; and (4) all directors and executive officers of ISCG as a group. Unless otherwise indicated, to the knowledge of ISCG, all persons listed below have sole voting and investment power with respect to all shares of ISCG common stock shown as beneficially owned by them.

                                                                                           SHARES BENEFICIALLY
                                                                                                  OWNED
                                                                                         ------------------------
NAME OF BENEFICIAL OWNER                                                                   NUMBER     PERCENT(1)
---------------------------------------------------------------------------------------  ----------  ------------
David S. Lipson (2)....................................................................   2,917,879        36.1%
Technology Leaders II (3)..............................................................   1,209,955         14.7
<*>Safeguard</*> Scientifics, Inc. (4).................................................     756,025          9.2
Warrant and Stock Trust (5)............................................................     370,137          4.4
Melissa A. Clancey (6).................................................................      18,300       *
David F. Elderkin (7)..................................................................      94,050          1.2
David D. Gathman (8)...................................................................     103,184          1.3
Edward P. Kaiserian (9)................................................................      25,200       *
Jay M. Rose (10).......................................................................      39,150       *
Victor E. Stambaugh (11)...............................................................      26,100       *
Frank Baldino, Jr., Ph.D. (12).........................................................       8,000       *
Melvyn E. Bergstein (13)...............................................................      13,434       *
Donald R. Caldwell (14)................................................................      15,390       *
Mark J. DeNino (15)....................................................................       2,032       *
David S. Fehr (16).....................................................................       4,000       *
James L. Mann (17).....................................................................      11,000       *
Donna J. Pedrick (18)..................................................................       3,000       *
Michael D. Stern (19)..................................................................     385,656          4.6
Edward S.J. Tomezsko, Ph.D. (20).......................................................      16,100       *
All executive officers and directors as a group (16 persons) (21)......................   3,682,475         43.1

------------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of ISCG common stock.

 (1) Solely for the purpose of the percentage ownership calculation for each beneficial owner depicted herein, the number of shares of ISCG common stock deemed outstanding (i) assumes there are 8,076,404 shares of ISCG common stock outstanding as of August 31, 1998, and (ii) includes additional shares issuable pursuant to options or warrants held by such owner that may be exercised within 60 days after August 31, 1998, as set forth below. Solely for the purpose of the percentage beneficial ownership calculation for all executive officers and directors as a group, the aggregate number of shares underlying all presently exercisable options held by such persons is added to the total number of shares of ISCG common stock outstanding.

 (2) The business address of the named shareholder is 575 East Swedesford Road, Wayne, Pennsylvania 19087. Excludes 30,276 shares of ISCG common stock outstanding and 339,861 shares of ISCG common stock issuable pursuant to a warrant, which outstanding shares and warrant were transferred by Mr. Lipson to the Warrant and Stock Trust. See footnotes (5) and (19). Mr. Lipson disclaims beneficial ownership of such securities.

 (3) The business address of the named shareholder is 800 The <*>Safeguard</*> Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087. Includes 169,931 shares of ISCG common stock issuable pursuant to warrants. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are referred to herein as "Technology Leaders II." Of the 1,040,024 shares outstanding and 169,931 shares (the "derivative shares") obtainable upon the exercise of the warrants owned by Technology Leaders II, 579,605 shares and 94,703 derivative shares are owned by Technology Leaders II L.P. and 460,419 shares and 75,228 derivative shares are owned by Technology Leaders II Offshore C.V. Technology Leaders II Management L.P. ("TLM"), the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises through its executive committee sole investment and voting power with respect to the shares owned by these entities.

 (4) The business address of the named shareholder is 800 The <*>Safeguard</*> Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087. Includes 169,931 shares of ISCG common stock issuable pursuant to a warrant. Shares are held of record by <*>Safeguard</*> Scientifics (Delaware), Inc., a wholly-owned subsidiary of <*>Safeguard</*> Scientifics, Inc. ("<*>Safeguard</*>"). Does not include shares beneficially owned by Technology Leaders II, in which
     <*>Safeguard</*> has a beneficial interest.

 (5) The business address of the named shareholder is 510 Williamson Road, Gladwyne, Pennsylvania 19035. Consists of 30,276 shares of ISCG common stock outstanding and 339,861 shares of ISCG common stock issuable pursuant to a warrant. See footnotes (2) and (19).

 (6) Includes 8,500 shares of ISCG common stock issuable pursuant to exercisable options.

 (7) Includes 8,950 shares of ISCG common stock issuable pursuant to exercisable options.

 (8) Includes 75,084 shares of ISCG common stock issuable pursuant to exercisable options.

 (9) Includes 9,400 shares of ISCG common stock issuable pursuant to exercisable options.

 (10) Includes 28,150 shares of ISCG common stock issuable pursuant to exercisable options.

 (11) Includes 16,400 shares of ISCG common stock issuable pursuant to exercisable options.

 (12) Includes 3,000 shares of ISCG common stock issuable pursuant to exercisable options.

 (13) Includes 3,000 shares of ISCG common stock issuable pursuant to exercisable options.

 (14) Excludes 756,025 shares beneficially owned by <*>Safeguard</*>. Mr. Caldwell serves as President and Chief Operating Officer of
      <*>Safeguard</*>. Mr. Caldwell disclaims beneficial ownership of such shares.

 (15) Excludes 1,209,955 shares beneficially owned by Technology Leaders II. Mr. DeNino is a General Partner and Managing Director of TLM and is a member of TLM's eleven-person executive committee. Mr. DeNino disclaims beneficial ownership of such shares.

 (16) Includes 4,000 shares of ISCG common stock issuable pursuant to exercisable options.

 (17) Includes 3,000 shares of ISCG common stock issuable pursuant to exercisable options.

 (18) Includes 1,500 shares of ISCG common stock issuable pursuant to exercisable options.

 (19) Includes 30,276 shares of ISCG common stock outstanding and 339,861 shares of ISCG common stock issuable pursuant to a warrant held by the Warrant and Stock Trust, of which Mr. Stern is the sole trustee. Also includes 900 shares of ISCG common stock issuable pursuant to exercisable options.

 (20) Includes 8,100 shares of ISCG common stock issuable pursuant to exercisable options.

 (21) Includes (1) an aggregate of 167,984 shares of ISCG common stock issuable pursuant to exercisable options and (2) 30,276 shares of ISCG common stock outstanding and 339,861 shares of ISCG common stock issuable pursuant to a warrant held by the Warrant and Stock Trust.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF FCG CAPITAL STOCK

    The authorized capital stock of FCG consists of 50,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value (the "FCG preferred stock"). As of the record date, there were 16,600,418 shares of FCG common stock outstanding held of record by 76 stockholders.

    FCG COMMON STOCK. The holders of FCG common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of FCG common stock are entitled to receive ratably such dividends as may be declared by the FCG Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of FCG, holders of FCG common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of FCG common stock have no preemptive rights and no right to convert their FCG common stock into any other securities. There are no redemption or sinking fund provisions applicable to the FCG common stock. All outstanding shares of FCG common stock are, and all shares of FCG common stock to be outstanding after the completion of the merger will be, fully-paid and nonassessable.

    FCG PREFERRED STOCK. The FCG Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of FCG preferred stock, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of FCG preferred stock could adversely affect the voting power of holders of FCG common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of FCG. FCG has no present plan to issue any shares of FCG preferred stock.

    DELAWARE GENERAL CORPORATION LAW AND CERTAIN CHARTER PROVISIONS. FCG is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and employees, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

    The FCG certificate of incorporation and FCG bylaws also require that, any action required or permitted to be taken by stockholders of FCG must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of the stockholders of FCG may be called only by the FCG Board, the Chairman of the Board, the President of FCG, or by any person or persons holding shares representing at least 10% of the outstanding capital stock of FCG. The FCG certificate of incorporation also provides for a classified board and specifies that the authorized number of directors may be changed only by resolution of the FCG Board. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of FCG. See "Management--Board Composition."

    REGISTRATION RIGHTS. Pursuant to the merger agreement, FCG has agreed to enter into the registration rights agreement at closing, which grants the holders certain rights with respect to the registration under the Securities Act of shares of FCG common stock issued to the holders in connection with the merger.

    TRANSFER AGENT AND REGISTRAR. American Stock Transfer & Trust Company has been appointed as the transfer agent and registrar for the FCG common stock.

DESCRIPTION OF ISCG CAPITAL STOCK

    The authorized capital stock of ISCG consists of 25,000,000 shares of ISCG common stock, par value $0.005 per share, and 500,000 shares of ISCG preferred stock, par value $1.00 per share ("ISCG preferred stock"). As of the record date, there were 8,068,723 shares of ISCG common stock outstanding held of record by 422 shareholders and no shares of ISCG preferred stock outstanding.

    ISCG COMMON STOCK. The holders of ISCG common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Except as otherwise required by law, all other matters are determined by a majority of the votes cast. Holders of ISCG common stock are entitled to receive ratably such dividends, if any, as may be declared by the ISCG Board out of funds legally available therefor, subject to any preferential dividend rights of outstanding ISCG preferred stock. Subject to the rights of holders of ISCG preferred stock, upon the liquidation, dissolution or winding up of ISCG, the holders of ISCG common stock are entitled to receive ratably the net assets of ISCG available after the payment of all debts and other liabilities. Holders of the ISCG common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of ISCG common stock are fully paid and nonasessable.

    ISCG PREFERRED STOCK. ISCG, by resolution of the ISCG Board and without any further vote or action by the shareholders, has the authority, subject to certain limitations prescribed by law, to issue from time to time up to an aggregate of 500,000 shares of ISCG preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series as well as the voting rights, preferences, limitations and special rights, if any, of the shares of any such class or series, including the dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms, and liquidation preferences. The issuance of ISCG preferred stock may have the effect of delaying, deferring or preventing a change of control of ISCG. As of the ISCG record date, there were no shares of ISCG preferred stock outstanding, and ISCG has no plans to issue any shares of ISCG preferred stock.

    PENNSYLVANIA BUSINESS CORPORATION LAW. The PBCL expressly permits directors of a corporation to consider the interests of constituencies other than shareholders, such as employees, suppliers, customers and the community, in discharging their duties. Further, the PBCL expressly provides that directors do not violate their fiduciary duty solely by relying on shareholders' rights plans or other antitakeover provisions of the PBCL.

    The effect of these provisions may be to deter hostile takeovers at a price higher than the prevailing market price for the ISCG common stock. In some circumstances, certain shareholders may consider these antitakeover provisions to have a disadvantageous effect. Tender offers or other non-open market acquisitions of shares are frequently made at prices above the prevailing market price of a company's shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the ISCG common stock to reach levels that are higher than would otherwise be the case. These antitakeover provisions may discourage any or all of such acquisitions, particularly those of less than all of the ISCG common stock, and may thereby prevent certain holders of ISCG common stock from having an opportunity to sell their shares at a temporarily higher market price.

    PBCL contains four additional provisions that would have applied to ISCG had the shareholders not opted out of these provisions. The shareholders of ISCG amended the articles of incorporation on January 29, 1996 to opt out of the "control transactions" provision, which provides for mandatory shareholder notice of the acquisition of 20% of the voting power of a Pennsylvania corporation and provides shareholders with the opportunity to demand "fair value" for their shares upon acquisition of voting power; the "business combination" provision, which limits a corporation from engaging in any merger or business combination with an interested shareholder unless certain conditions have been met; the "control share" provision, which limits the voting power of the shareholders owning 20% or more of a corporation's voting stock, and the "disgorgement" provision, which permits a corporation to recover profits resulting from the sale of shares in certain situations, including those where an individual or group attempts to acquire at least 20% of the corporation's voting shares.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the ISCG common stock is ChaseMellon Shareholder Services, L.L.C.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

    In connection with the merger, the ISCG shareholders will be converting their shares of ISCG common stock into shares of FCG common stock. FCG is a Delaware corporation and ISCG is a Pennsylvania corporation, and the FCG certificate of incorporation and the FCG bylaws differ from the ISCG articles of incorporation and the ISCG bylaws in several significant respects. Because of the differences between the DGCL and the PBCL, and the differences in the charter documents of FCG and ISCG, the rights of a holder of FCG common stock differ from the rights of a holder of ISCG common stock.

    Below is a summary of some of the important differences between the DGCL and the PBCL and the charter documents of FCG and ISCG. It is not practical to summarize all of such differences in this joint proxy statement/prospectus, but some of the principal differences which could materially affect the rights of ISCG shareholders include the following:

SIZE OF THE BOARD OF DIRECTORS

    In accordance with the DCGL, the FCG certificate of incorporation states that the number of directors will be set exclusively by the FCG Board and authorizes the FCG Board to change the number by resolution. The number of directors of FCG is currently fixed at eight. The FCG Board acting without stockholder approval may change such number.

    Under the PBCL, the number of directors is fixed by, or in the manner provided in the bylaws or, if not so fixed, the number of directors is the same as that stated in the articles of incorporation or three if no number is so stated. The ISCG bylaws fix the number of directors at eleven directors. The PBCL vests the authority to amend the bylaws to change the number of directors in the board of directors, subject to the power of the shareholders to change such action.

CLASSIFIED BOARD OF DIRECTORS

    A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The FCG certificate of incorporation provides for a classified board of directors with three classes of directors.

    Under the PBCL, a corporation is permitted to adopt a classified board; provided, however, that if the directors are classified, each class must be as nearly equal in number as possible, the term of office of at least one class must expire in each year and the members of a class must not be elected for a period longer than four years. In contrast to the FCG certificate of incorporation, the ISCG articles of incorporation do not provide for a classified board.

CUMULATIVE VOTING

    In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided in the certificate of incorporation. The FCG certificate of incorporation does not provide for cumulative voting.

    The PBCL provides that any shareholder is entitled to cumulate his votes in the election of directors unless the articles of incorporation provide otherwise. The ISCG articles of incorporation provide that the shareholders of the corporation do not have any cumulative voting rights.

REMOVAL OF DIRECTORS

    Under the DGCL, if a corporation has a classified board, the stockholders may remove a director only for cause, unless the certificate of incorporation provides otherwise. The FCG certificate of incorporation and the FCG bylaws provide that any and all directors may be removed with cause by a vote of the holders of a majority of shares entitled to vote at an election of directors, and without cause by the vote of at least 66 2/3% of the shares entitled to vote at an election of directors.

    Under the PBCL, any director or the entire board of directors of a corporation may be removed, with or without cause, if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

    Under the DCGL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director so elected, may fill such vacancy). Under the FCG certificate of incorporation and FCG bylaws, only a majority of directors then in office (even though less than a quorum) may fill any vacancies or newly created directorship on the FCG Board (unless the FCG Board determines by resolution that the newly created directorship shall be filled by the stockholders).

    Pursuant to the PBCL and the ISCG bylaws, any vacancy on ISCG's Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the ISCG Board, though less than a quorum, or by a sole remaining director, and each person so selected will be a director to serve until a successor has been selected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, will have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

INTERESTED DIRECTOR TRANSACTIONS

    Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. Under the DGCL the conditions are that either (1) the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (2) the contract or transaction must have been fair as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

    Similarly, under the PBCL, a transaction between a corporation and an interested director will not be void or voidable solely for that reason if (1) the board of directors knows about the director's interest and authorized the transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum, (2) the shareholders entitled to vote thereon know about the director's interest and the contract is specifically approved in good faith by vote of those shareholders or
(3) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    FCG provides indemnification of its directors, officers and employees. The FCG bylaws provide that FCG shall indemnify each of its directors and executive officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The FCG certificate of incorporation provides that FCG may agree to indemnify and protect any director, officer, employee or agent to the fullest extent permitted by the DGCL. Under the DGCL other than an action brought by or in the right of the corporation, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification is limited to expenses actually and reasonably incurred and permitted only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses actually and reasonably incurred by him in connection with the action.

    The PBCL permits a corporation to indemnify its representatives. Pursuant to the ISCG bylaws, no director of ISCG will be personally liable as such for monetary damages for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his office under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that a director may be responsible or liable pursuant to a criminal statute or for payment of taxes pursuant to local, state or federal law. The ISCG bylaws provide that ISCG will indemnify any officer or any director (or employee or agent designated by majority vote of the ISCG Board to the extent provided in such vote) who was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including action by or in the right of ISCG) by reason of the fact that he is or was a director or officer (or employee or agent) of ISCG or is or was serving at the request of ISCG as a director or officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, however, that indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified pursuant to the ISCG bylaws in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it will ultimately be determined that he is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses provided for in the ISCG bylaws continues as to a person who has ceased to be a director, officer, employee or agent of the corporation and will inure to the benefit of the heirs, executors and administrators of such person.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

    Under the DGCL, a corporation's certificate of incorporation can be amended by the affirmative vote of the board of directors and approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the shares. The FCG certificate of incorporation requires approval by 66 2/3% of the outstanding shares entitled to vote thereon in order to amend certain provisions of the FCG certificate of incorporation relating to the composition of the FCG Board, election, removal and actions of directors, amendment of the FCG bylaws and FCG certificate of incorporation, actions by stockholders, the calling of special meetings of stockholders and indemnification of directors.

    The PBCL provides that a vote of the shareholders entitled to vote on a proposed amendment to the articles of incorporation will be taken at the next annual or special meeting of which notice for that purpose has been duly given. Unless the articles of incorporation or a specific provision of the PBCL requires a greater vote, a proposed amendment of the articles of incorporation will be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote. In general, pursuant to the PBCL, a proposed amendment of the articles of incorporation will not be deemed to have been adopted by a corporation unless it has also been approved by the board of directors, regardless of the fact that the board has directed or suffered the submission of the amendment to the shareholder for action. The ISCG articles of incorporation do not require a higher percentage of affirmative votes than a majority of the shares entitled to vote thereon.

AMENDMENT OF BYLAWS

    Under the FCG certificate of incorporation and FCG bylaws, the stockholders of FCG may alter or amend the FCG bylaws by a vote of at least 66 2/3% of the outstanding shares entitled to vote thereon. Under the FCG certificate of incorporation and FCG bylaws, the FCG Board may adopt, amend or repeal the FCG bylaws.

    Pursuant to the PBCL, bylaws of a corporation may be amended or repealed either by the shareholders of the corporation at any duly organized meeting thereof or, with respect to those matters that are not expressly committed by the PBCL to the shareholders and, regardless of whether the shareholders have previously adopted or approved the bylaws being amended or repeal, by the board of directors of the corporation.

POWER TO CALL SPECIAL SHAREHOLDERS' MEETING; ACTION BY CONSENT

    Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The FCG certificate of incorporation and the FCG bylaws provide that special meetings of stockholders may be called only by the FCG Board, the Chairman of the FCG Board, the President of FCG, or by any person or persons holding shares representing at least 10% of the outstanding capital stock of FCG. The FCG certificate of incorporation provides that any action taken by stockholders must be effected at an annual or special meeting and may not be effected by written consent.

    Under the PBCL, a special meeting of the shareholders may be called at any time by (1) the board of directors, (2) unless otherwise provided in the articles of incorporation, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at that particular meeting or
(3) by such officers or other persons as may be provided in the bylaws. The ISCG bylaws provide that a special meeting of the shareholders may be called at any time upon written notice to the secretary of the corporation by (1) a majority of the ISCG Board or (2) by the President. Additionally, under the PBCL and the bylaws of ISCG, the ISCG Board must hold at least one meeting of the shareholders in each calendar year. If the annual meeting of the shareholders is not called and held within six months after the time designated by the ISCG Board, then any shareholder may call the meeting at any time thereafter. The PBCL requires that at any time, upon written request of any person who has called a special meeting, the secretary must fix the time of the meeting which, if the meeting is called pursuant to a statutory right, will be held not more than 60 days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

    Under the PBCL, unless otherwise restricted in the bylaws, any action required or permitted to be taken at a meeting of the shareholders or class of shareholders of a corporation may be taken without a meeting of the shareholders if, prior or subsequent to the action, a consent or consents thereto by all the shareholders who would be entitled to vote at a meeting for such purpose are filed with the secretary of the corporation. ISCG's bylaws do not contain any restrictions on shareholders' ability to act by unanimous written consent. The PBCL also provides that, if the ISCG bylaws so provide, any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. ISCG's bylaws do not provide for shareholder action by partial written consent.

INSPECTION OF SHAREHOLDERS' LIST

    The DGCL allows any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The PBCL provides that the officer or agent having charge of the transfer books for the shares of the corporation must make a complete list of the shareholders entitled to vote at a shareholder meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder The list must be produced and kept open at the time and place of the shareholder meeting and will be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

DIVIDENDS AND REPURCHASES OF SHARES

    The DGCL permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The FCG certificate of incorporation does not contain any such restrictions on FCG's ability to declare and pay dividends. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

    The PBCL provides that, unless otherwise restricted in the bylaws, a distribution may be made unless if, after giving effect thereto, (1) the corporation would be unable to pay its debts as they become due in the usual course of its business or (2) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The PBCL also permits corporations to acquire their own shares. The ISCG articles of incorporation do not impose additional restrictions on distributions. Furthermore, the ISCG articles of incorporation permit dividends to be paid upon the ISCG common stock as and where declared by the ISCG Board, subject to the rights of the preferred shareholders. The ISCG bylaws provide that any dividends paid may be paid in cash, in property, or in shares of the corporation.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

    Under the DGCL, with certain exceptions, any merger, consolidation or sale, lease or exchange of all or substantially all of the assets must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Pursuant to the PBCL, a plan of merger or consolidation generally shall be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon of each of the domestic corporations that is a party to the merger or consolidation and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class to vote. Additionally, the PBCL generally provides that the sale, lease, exchange or other disposition of all, or substantially all the property and assets, with or without the goodwill, of a corporation, must be made only pursuant to a plan of asset transfer which is approved in the same manner that mergers are approved.

BUSINESS COMBINATION FOLLOWING A CHANGE OF CONTROL

    The DGCL prohibits certain business combinations between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested shareholder" for a period of three years following the time that such person became an "interested shareholder," without board approval, unless certain conditions are met and unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by such provisions. The FCG certificate of incorporation does not contain such an election.

    Similarly, the PBCL prohibits certain business combinations between a Pennsylvania corporation that is a "registered corporation" (which includes corporations registered under the Exchange Act) and an "interested shareholder" unless certain conditions are met and unless the articles of incorporation expressly provide that such corporation is electing not to be subject to such provisions. The ISCG articles of incorporation contain such an election, therefore, provisions of the PBCL that impose special standards with respect to business combinations between registered corporations and interested shareholders do not apply to ISCG.

SHAREHOLDER DERIVATIVE SUITS

    Under the DCGL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The PBCL provides that in any action or proceeding brought to enforce a secondary right on the part of one or more shareholders of a corporation against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it, each plaintiff must aver and it must be made to appear that each plaintiff was a shareholder of the corporation or owner of a beneficial interest in the shares at the time of the transaction of which he complains, or that his shares or beneficial interest in the shares devolved upon him by operation of law from a person who was a shareholder or owner of a beneficial interest in the shares at that time; provided however that any shareholder who otherwise would be entitled to maintain the action or proceeding and who does not meet such requirements may, nevertheless in the discretion of the court, be allowed to maintain the action or proceeding on preliminary showing to the court, by application and upon such verified statements and depositions as may be required by the court, that there is a strong prima facie case in favor of the claim asserted on behalf of the corporation and that without the action serious injustice will result. In any action or proceeding instituted or maintained by holders or owners of less than 5% of the outstanding shares of any class of the corporation, unless the shares held or owned by the holders or owners have an aggregate fair market value in excess of $200,000, the corporation in whose right the action or proceeding is brought will be entitled to require the plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by it in connection therewith or for which it may become liable in connection with mandatory indemnification, to which security the corporation will have recourse in such amount as the court determines upon the termination of the action or proceeding.

DISSENTERS' RIGHTS

    Under the DGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder may otherwise receive in the transaction. Under the DGCL, appraisal rights are not available to: (1) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or
(2) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

    Under the PBCL, a shareholder of a corporation generally has the right, under varying circumstances, to dissent from certain corporate transactions (including mergers, share exchanges, the sale of all or substantially all of the corporate assets and corporate divisions) and to obtain payment in cash of the fair value of his shares in lieu of the consideration he would otherwise receive in the transaction. Pursuant to the PBCL, if the proposed corporate action is submitted to a vote at a meeting of shareholders of a corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares form the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect will not acquire any right to payment of the fair value of his shares. Neither a proxy nor a vote against the proposed corporate action will constitute the written notice required. Under the PBCL, a person who wishes to exercise dissenters' rights must also comply with the other requirements set forth in the PBCL. See "Summary of Dissenters' Rights."

    The DGCL also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock: (1) in exchange for all or substantially all of the assets of the business to be acquired; (2) in exchange for more than fifty percent of the outstanding shares of the corporation to be acquired; or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

    DISSENTERS' RIGHTS MAY BE AVAILABLE TO SHAREHOLDERS OF ISCG WITH RESPECT TO THE MERGER. SEE "THE MERGER--RIGHTS OF DISSENTING SHARES OF ISCG."

DISSOLUTION

    Under the DGCL, unless approved by stockholders holding 100% of the total voting power of the corporation, a dissolution must be initiated by the FCG Board and approved by the affirmative vote of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

    Under the PBCL, a resolution to dissolve a corporation shall be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders of the corporation entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. A proposal for the voluntary dissolution of a corporation will not be deemed to have been adopted by the corporation unless it has also been recommended by resolution of the board of directors, regardless of the fact that the board has directed or suffered the submission of such a proposal to the shareholders for action.

                                    EXPERTS

    The consolidated financial statements of First Consulting Group, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this joint proxy statement/prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of Integrated Systems Consulting Group, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in this joint proxy statement/prospectus, have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby and other legal matters will be passed upon for FCG by Cooley Godward LLP, Palo Alto, California. Cooley Godward LLP and certain members and associates in such firm own an aggregate of approximately 2,500 shares of FCG common stock.

    Certain legal matters in connection with the merger will be passed upon for ISCG by Saul, Ewing, Remick & Saul, LLP, Berwyn, Pennsylvania.

                           FCG STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy statement of FCG to be issued in connection with the 1999 annual meeting of FCG stockholders must be delivered to or mailed and received at the principal executive offices of FCG not later than on the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event public announcement of the date of such annual meeting is first made by FCG fewer than seventy days prior to the date of such annual meeting, the close of business on the tenth day following the day on which public announcement is first made by FCG.

                           ISCG SHAREHOLDER PROPOSALS

    ISCG expects to hold an annual meeting of shareholders sometime during May of 1999 unless the merger is completed prior to such period. In the event that a shareholder desires to have a proposal included in the proxy statement and form of proxy for the annual meeting of shareholders to be held in 1999, the proposal must be received by ISCG in writing on or before January 1, 1999, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Commission relating to such inclusions. Shareholder proposals must be mailed to the Secretary of ISCG at the ISCG principal offices.

                   INDEX TO FCG AND ISCG FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................................................        F-2

FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS..............................................................................        F-3

  CONSOLIDATED STATEMENTS OF OPERATIONS....................................................................        F-4

  CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY................................................        F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS....................................................................        F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...............................................................        F-7

INTERIM FINANCIAL STATEMENTS

  INTERIM CONSOLIDATED BALANCE SHEETS......................................................................       F-19

  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS............................................................       F-20

  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS............................................................       F-21

  NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS.......................................................       F-22

INTEGRATED SYSTEMS CONSULTING GROUP, INC.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................................................       F-24

FINANCIAL STATEMENTS.......................................................................................       F-25

  CONSOLIDATED BALANCE SHEETS..............................................................................       F-25

  CONSOLIDATED STATEMENTS OF OPERATIONS....................................................................       F-26

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY..........................................................       F-27

  CONSOLIDATED STATEMENTS OF CASH FLOWS....................................................................       F-28

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...............................................................       F-29

INTERIM FINANCIAL STATEMENTS

  INTERIM CONSOLIDATED BALANCE SHEETS......................................................................       F-38

  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS............................................................       F-39

  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS............................................................       F-40

  NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS.......................................................       F-41

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First Consulting Group, Inc.

    We have audited the accompanying consolidated balance sheets of First Consulting Group, Inc. (formerly FCG Enterprises, Inc.) and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Consulting Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Grant Thornton LLP

Los Angeles, California
January 17, 1998, except for Note K
as to which the date is
February 10, 1998.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                YEAR ENDED DECEMBER 31,
                                                                                          -----------------------------------
                                                                                                    1997
                                                                                          ------------------------
                                                                                                          ACTUAL      1996
                                                                                            PRO FORMA    ---------  ---------
                                                                                          -------------
                                                                                           (UNAUDITED)
                                                           ASSETS
Current assets
  Cash and cash equivalents.............................................................    $   2,950    $   2,950  $     214
  Accounts receivable, less allowance of $500 and $83 in 1997 and 1996, respectively....       11,846       11,846      7,803
  Work in process.......................................................................        8,030        8,030      7,117
  Prepaid expenses......................................................................          821          821      1,067
  Income tax receivables................................................................        1,114        1,114         --
  Current portion of notes receivable--stockholders.....................................          328          328        184
                                                                                          -------------  ---------  ---------
    Total current assets................................................................       25,089       25,089     16,385
Notes receivable--stockholders (Note D).................................................        1,368        1,368        454
Property and equipment
  Furniture, equipment, and leasehold improvements......................................        1,874        1,874      1,040
  Information systems equipment.........................................................        9,040        9,040      6,565
                                                                                          -------------  ---------  ---------
                                                                                               10,914       10,914      7,605
Less accumulated depreciation and amortization..........................................        5,641        5,641      3,286
                                                                                          -------------  ---------  ---------
                                                                                                5,273        5,273      4,319
Other assets
  Executive Benefit Trust (Note G)......................................................        2,506        2,506      1,264
  Other.................................................................................          189          189        390
                                                                                          -------------  ---------  ---------
                                                                                                2,695        2,695      1,654
                                                                                          -------------  ---------  ---------
    Total assets........................................................................    $  34,425    $  34,425  $  22,812
                                                                                          -------------  ---------  ---------
                                                                                          -------------  ---------  ---------
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Line of credit........................................................................    $   2,000    $   2,000  $      --
  Current portion of long-term debt (Note B)............................................          871          871        670
  Accounts payable......................................................................          735          735      1,646
  Accrued liabilities...................................................................        2,219        2,219        931
  Accrued vacation......................................................................        1,923        1,923      1,368
  Deferred revenue......................................................................          391          391         --
  Customer advances.....................................................................        1,965        1,965         --
  Deferred income taxes (Note C)........................................................        5,679        5,679      4,218
                                                                                          -------------  ---------  ---------
    Total current liabilities...........................................................       15,783       15,783      8,833
Non-current liabilities
  Long-term debt, net of current portion (Note B).......................................          262          262      2,692
  Supplemental executive retirement plan (Note G).......................................        2,506        2,506      1,264
  Deferred income taxes (Note C)........................................................          447          447        140
  Other.................................................................................           --           --        185
                                                                                          -------------  ---------  ---------
                                                                                                3,215        3,215      4,281
Commitments and contingencies (Notes E and G)...........................................           --           --         --
Put obligation related to ASOP and capital stock (Notes H and I)........................           --        9,965      6,658
Stockholders' equity
  Preferred Stock, $.001 par value; 10,000,000 shares authorized, no shares issued and
    outstanding.........................................................................           --           --         --
  Common Stock, $.001 par value; 50,000,000 shares authorized, 12,042,664 and 10,696,120
    shares issued and outstanding at December 31, 1997 and 1996, respectively...........           12           12         11
  Additional paid-in capital............................................................       20,822       20,822     11,539
  Retained earnings.....................................................................        4,215        4,215      5,749
  Deferred compensation--stock incentive agreements (Notes A and H).....................       (3,635)      (3,635)    (2,333)
  Unearned ASOP shares (Note I).........................................................         (853)        (853)    (3,225)
  Notes receivable--stockholders (Note D)...............................................       (5,134)      (5,134)    (2,043)
  Put obligation related to ASOP and capital stock (Notes H and I)......................           --       (9,965)    (6,658)
                                                                                          -------------  ---------  ---------
    Total stockholders' equity..........................................................       15,427        5,462      3,040
                                                                                          -------------  ---------  ---------
    Total liabilities and stockholders' equity..........................................    $  34,425    $  34,425  $  22,812
                                                                                          -------------  ---------  ---------
                                                                                          -------------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Net revenue......................................................................  $  91,570  $  65,822  $  47,744
Cost of services.................................................................     53,526     40,718     26,518
                                                                                   ---------  ---------  ---------
    Gross profit.................................................................     38,044     25,104     21,226

General and administrative expenses..............................................     31,669     23,670     17,517

Compensation expenses related to stock issuances (Note H)........................      6,060        588        385
                                                                                   ---------  ---------  ---------
    Income from operations.......................................................        315        846      3,324
                                                                                   ---------  ---------  ---------
Other income
  Interest income................................................................        245        245        172
  Interest expense...............................................................       (313)      (242)      (208)
  Other income, net..............................................................        119         44         18
                                                                                   ---------  ---------  ---------
    Income before income taxes...................................................        366        893      3,306

Provision for income taxes.......................................................      1,900        500      1,423
                                                                                   ---------  ---------  ---------
    Net income (loss)............................................................  $  (1,534) $     393  $   1,883
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Income (loss) per share (restated, see note A9)
  Basic net income (loss) per share..............................................  $    (.15) $     .05  $     .25
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Diluted net income (loss) per share............................................  $    (.15) $     .04  $     .25
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Basic weighted average shares..................................................      9,987      8,671      7,515
  Diluted weighted average shares................................................      9,987      9,127      7,544

        The accompanying notes are an integral part of these statements.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                COMMON STOCK                                     UNEARNED
                                                           ----------------------   RETAINED       DEFERRED        ASOP
                                                             SHARES      AMOUNT     EARNINGS     COMPENSATION     SHARES
                                                           -----------  ---------  -----------  --------------  -----------
Balance, January 1, 1995.................................       7,428   $     967   $   3,473     $       --     $      --
Redemption of Common Stock...............................        (216)        (80)         --             --            --
Issuance of Common Stock.................................          52          30          --             --            --
Stock issued under stock option agreement--
  compensation...........................................          --          76          --             --            --
Issuance of Common Stock under the Associate 401(k) and
  Stock Ownership Plan...................................       1,432       4,000          --             --        (4,000)
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................       1,372       3,625          --         (1,978)           --
Increase of put obligation...............................          --          --          --             --            --
Compensation recognized under the Restricted Stock
  Agreements.............................................          --          --          --            385            --
Net income...............................................          --          --       1,883             --            --
                                                           -----------  ---------  -----------  --------------  -----------
Balance, December 31, 1995...............................      10,068       8,618       5,356         (1,593)       (4,000)
Redemption of Common Stock...............................         (28)        (40)         --             --            --
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................         560       1,953          --         (1,048)           --
Compensation recognized under the Restricted Stock
  Agreements.............................................          --          --          --            308            --
Capital stock released under the Associate 401(k) and
  Stock Ownership Plan...................................          --         272          --             --           775
Interest income on stockholders' notes receivable........          --          --          --             --            --
Issuance of new Common Stock to Associate 401(k) and
  Stock Ownership Plan...................................          96         362          --             --            --
Increase of put obligation...............................          --          --          --             --            --
Excess income tax benefits attributable to exercised
  stock options..........................................          --         385          --             --            --
Net income...............................................          --          --         393             --            --
                                                           -----------  ---------  -----------  --------------  -----------
Balance, December 31, 1996...............................      10,696      11,550       5,749         (2,333)       (3,225)
Redemption of Common Stock...............................         (64)       (305)         --             --            --
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................       1,347       4,899          --         (1,847)           --
Compensation recognized under the Restricted Stock
  Agreements.............................................          --          --          --            545            --
Common Stock released under the Associate 401(k) and
  Stock Ownership Plan...................................          --       3,725          --             --         2,677
Issuance of Common Stock to Associate 401(k) and Stock
  Ownership Plan.........................................          64         305          --             --          (305)
Interest income on stockholders' notes receivable........          --          --          --             --            --
Issuance of new Common Stock to associates in the
  Associate 401(k) and Stock Ownership Plan..............          --         265          --             --            --
Increase of put obligation...............................          --          --          --             --            --
Excess income tax benefits attributable to exercised
  stock options..........................................          --         395          --             --            --
Net income...............................................          --          --      (1,534)            --            --
                                                           -----------  ---------  -----------  --------------  -----------
Balance, December 31, 1997...............................      12,043   $  20,834   $   4,215     $   (3,635)    $    (853)
                                                           -----------  ---------  -----------  --------------  -----------
                                                           -----------  ---------  -----------  --------------  -----------

                                                               NOTES
                                                           RECEIVABLE--       PUT
                                                           STOCKHOLDERS   OBLIGATION     TOTAL
                                                           -------------  -----------  ---------
Balance, January 1, 1995.................................    $      --     $  (2,730)  $   1,710
Redemption of Common Stock...............................           --            --         (80)
Issuance of Common Stock.................................           --            --          30
Stock issued under stock option agreement--
  compensation...........................................           --            --          76
Issuance of Common Stock under the Associate 401(k) and
  Stock Ownership Plan...................................           --            --          --
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................       (1,469)           --         178
Increase of put obligation...............................           --        (2,570)     (2,570)
Compensation recognized under the Restricted Stock
  Agreements.............................................           --            --         385
Net income...............................................           --            --       1,883
                                                           -------------  -----------  ---------
Balance, December 31, 1995...............................       (1,469)       (5,300)      1,612
Redemption of Common Stock...............................           --            --         (40)
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................         (481)           --         424
Compensation recognized under the Restricted Stock
  Agreements.............................................           --            --         308
Capital stock released under the Associate 401(k) and
  Stock Ownership Plan...................................           --            --       1,047
Interest income on stockholders' notes receivable........          (93)           --         (93)
Issuance of new Common Stock to Associate 401(k) and
  Stock Ownership Plan...................................           --            --         362
Increase of put obligation...............................           --        (1,358)     (1,358)
Excess income tax benefits attributable to exercised
  stock options..........................................           --            --         385
Net income...............................................           --            --         393
                                                           -------------  -----------  ---------
Balance, December 31, 1996...............................       (2,043)       (6,658)      3,040
Redemption of Common Stock...............................           --            --        (305)
Issuance of Common Stock under the Restricted Stock
  Agreements.............................................       (2,825)           --         227
Compensation recognized under the Restricted Stock
  Agreements.............................................           --            --         545
Common Stock released under the Associate 401(k) and
  Stock Ownership Plan...................................           --            --       6,402
Issuance of Common Stock to Associate 401(k) and Stock
  Ownership Plan.........................................           --            --          --
Interest income on stockholders' notes receivable........         (266)           --        (266)
Issuance of new Common Stock to associates in the
  Associate 401(k) and Stock Ownership Plan..............           --            --         265
Increase of put obligation...............................           --        (3,307)     (3,307)
Excess income tax benefits attributable to exercised
  stock options..........................................           --            --         395
Net income...............................................           --            --      (1,534)
                                                           -------------  -----------  ---------
Balance, December 31, 1997...............................    $  (5,134)    $  (9,965)  $   5,462
                                                           -------------  -----------  ---------
                                                           -------------  -----------  ---------

         The accompanying notes are an integral part of this statement.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ---------------------------------
                                                                                  1997        1996       1995
                                                                               -----------  ---------  ---------
Cash flows from operating activities:
  Net income (loss)..........................................................   $  (1,534)  $     393  $   1,883
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................................       2,453       1,739        767
    Provision for bad debts..................................................         417          83         84
    Deferred income taxes....................................................       1,769         498      1,727
    Loss (gain) on sale of assets............................................          16           5        (13)
    Compensation from stock issuances........................................       8,093       1,830        385
    Interest income on notes receivable--stockholders........................        (266)        (93)        --
  Change in assets and liabilities:
    Accounts receivable......................................................      (4,460)      5,154     (6,084)
    Work in process..........................................................        (913)     (6,448)        --
    Prepaid expenses.........................................................         246          --       (721)
    Income taxes receivables.................................................      (1,114)       (185)        --
    Other assets.............................................................         201        (271)       (39)
    Accounts payable.........................................................        (911)       (752)     1,756
    Accrued liabilities......................................................       1,288        (877)       385
    Accrued vacation.........................................................         555       1,369        334
    Customer advances........................................................       1,965          --         --
    Deferred revenue.........................................................         391          --         --
    Other....................................................................        (186)       (235)       315
                                                                               -----------  ---------  ---------
      Net cash provided by operating activities..............................       8,010       2,210        779
                                                                               -----------  ---------  ---------
Cash flows from investing activities:
  Issuance of notes receivable...............................................      (2,554)       (709)      (153)
  Payments on notes receivable...............................................       1,232         648        177
  Purchase of property and equipment.........................................      (3,423)     (3,571)    (1,928)
                                                                               -----------  ---------  ---------
      Net cash used in investing activities..................................      (4,745)     (3,632)    (1,904)
Cash flows from financing activities:
  Net borrowings on line of credit...........................................       2,000          --         --
  Proceeds from issuance of long-term debt...................................         147          --      4,000
  Principal payments on long-term debt.......................................      (2,681)       (670)    (2,160)
  Proceeds from issuance of Common Stock.....................................           5         271        106
  Common Stock repurchase....................................................          --         (40)       (80)
                                                                               -----------  ---------  ---------
      Net cash provided by (used in) financing activities....................        (529)       (439)     1,866
                                                                               -----------  ---------  ---------
      Net change in cash and cash equivalents................................       2,736      (1,861)       741
Cash and cash equivalents at beginning of period.............................         214       2,075      1,334
                                                                               -----------  ---------  ---------
Cash and cash equivalents at end of period...................................   $   2,950   $     214  $   2,075
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Cash paid during the period for:
  Interest...................................................................   $     313   $     328  $     202
  Income taxes...............................................................   $      87   $      33  $     539

        The accompanying notes are an integral part of these statements.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    First Consulting Group, Inc. (formerly FCG Enterprises, Inc.) and its subsidiaries (the "company") is a leading provider of information technology and other consulting services for healthcare providers, payors, and other healthcare organizations. The company's services are designed to assist its clients in increasing operations effectiveness by reducing cost, improving customer service and enhancing the quality of patient care. The company provides this expertise to clients by assembling multi-disciplinary teams which provide comprehensive services across its four principal services: consulting, software implementation, network and application integration and co-management services. The company's services and consultants are supported by internal research and a centralized information system which provides real-time access to current industry and technology information, project methodologies, experiences and tools.

    1.  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of First Consulting Group, Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

    2.  CASH AND CASH EQUIVALENTS

    The company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    3.  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

    4.  WORK IN PROCESS

    Work in process represents the recognized net revenue for services performed that had not been billed to clients at the balance sheet date. Such amounts are billed as project requisites are met.

    5.  INCOME TAXES

    The company accounts for income taxes on the liability method under which deferred tax liabilities (assets) are determined based on the differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense (benefit) is equal to the change in the deferred tax liability (asset) from the beginning to the end of the year. A current tax asset or liability is recognized for the estimated taxes refundable or payable for the current year.

    6.  PUT OBLIGATIONS

    Currently the existing stockholders of the company, including the Associate 401(k) and Stock Ownership Plan ("ASOP"), have the ability to require the company to repurchase their shares upon the occurrence of certain conditions, which are outside the control of the company (see Notes H and I). As such, the company reflects estimated obligations related to these repurchase commitments outside of equity in the accompanying financial statements.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    7.  REVENUE RECOGNITION

    The company generates substantially all of its revenue from fees for professional services. The company typically bills for its services on an hourly, fixed-fee or fixed-fee per month basis. For services billed on an hourly basis, the company recognizes revenue as services are performed. For services billed on a fixed-fee or fixed-fee per month basis, the company recognizes revenue using the percentage of completion method. Revenue is recorded as incurred at assignment rates net of any adjustments due to specific engagement situations.

    8.  STOCK-BASED COMPENSATION

    The company accounts for stock-based employee compensation as prescribed by APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and has adopted the disclosure provisions of Statement of Financial Accounting Standards 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). SFAS 123 requires pro forma disclosures of net income and net income per share as if the fair value based method of accounting for stock-based awards had been applied. Under the fair value based method, compensation cost is recorded based on the value of the award at the grant date and is recognized over the service period. The adoption of SFAS 123 disclosure provisions has no effect on either the company's financial condition or its results of operations.

    9.  BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is calculated in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS 128"), which superseded APB Opinion No. 15. Net income (loss) per share for all periods presented has been restated to reflect the adoption of SFAS 128. Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. ASOP shares that have not been committed to be released are not treated as outstanding when determining the weighted average number of shares for either basic or diluted net income (loss) per share.

    The company previously issued financial statements that presented net income
(loss) per share in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83, which was subsequently superceded by SAB No.
98. The financial statements have been restated to conform to the guidance in SAB No. 98.

    10.  CREDIT RISKS

    Financial instruments that subject the company to concentrations of credit risks consist primarily of billed and unbilled accounts receivable. The company's clients are primarily involved in the healthcare industry. Concentrations of credit risk with respect to billed and unbilled accounts receivable are limited due to the company's credit evaluation process and the nature of its clients. Historically, the company has not incurred significant credit-related losses.

    11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash and cash equivalents approximates their estimated fair values. Management believes

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the fair values of notes payable and stockholders' notes receivable approximate their carrying values based on current rates for instruments with similar characteristics.

    12.  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    The company is in the process of modifying its stock agreements such that, upon the effectiveness of the proposed initial public offering, the company will no longer have the obligation to repurchase shares of common stock from the current stockholders. A pro forma unaudited consolidated balance sheet as of December 31, 1997 has been presented to reflect this change.

    13.  DEFERRED COMPENSATION--STOCK INCENTIVE AGREEMENTS

    In accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, the company records a charge to deferred compensation when it grants options or sells stock to officers or employees at an exercise price which is less than the fair market value of such shares. Amounts recorded as deferred compensation are amortized over the appropriate service period based upon the vesting schedule for such grants (generally ten years).

    14.  USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    15.  NEW ACCOUNTING PRONOUNCEMENTS

    In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), REPORTING COMPREHENSIVE INCOME, which prescribes standards for reporting comprehensive income and its components. Comprehensive income consists of net income or loss for the current period and other comprehensive income (income, expenses, gains and losses that currently bypass the income statement and are reported directly in a separate component of equity). SFAS 130 is effective for financial statements issued for periods beginning after December 15, 1997. The Company has determined that the adoption of SFAS 130 will not have a material effect on the Company's financial statements.

    In 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which applies only to publicly held business entities. A reportable segment, referred to as an operating segment, is component of an entity about which separate financial information is produced internally, that is evaluated by the chief operation decision-maker to assess performance and allocate resources. SFAS 131 is effective for financial statements issued for periods beginning after December 15, 1997.

    16.  RECLASSIFICATIONS

    Certain reclassifications have been made to the 1996 and 1995 financial statements to conform to the 1997 presentation.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE B--NOTES PAYABLE

    The company has a $6,000,000 revolving line of credit available through December 1, 1998, at the bank's prevailing prime rate. The balance outstanding on this line of credit was $2,000,000 and zero at December 31, 1997 and 1996, respectively. Borrowings on the line are collaterized by all of the company's deposit accounts, accounts receivable and equipment. Under the line of credit agreement, the company is required to pay a fee equal to 0.25% per annum on the average daily unused balance and maintain selected financial ratios.

    Long-term debt is summarized as follows (in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
Note payable to bank.......................................................  $     958  $   3,333
Other note payable.........................................................        175         29
                                                                             ---------  ---------
                                                                                 1,133      3,362
Less current portion.......................................................        871        670
                                                                             ---------  ---------
Non-current portion........................................................  $     262  $   2,692
                                                                             ---------  ---------
                                                                             ---------  ---------

    The note payable to bank is collateralized by all deposit accounts, accounts receivable, and equipment of the company and by unreleased ASOP shares (see Note
I). The note bears interest at the bank's prime rate (8.5% and 8.25% at December 31, 1997 and 1996, respectively) plus 0.5%. The note is payable in monthly installments of $56,000 ($672,000 annually) plus interest with the last installment due December 2001.

NOTE C--INCOME TAXES

    The provision for income taxes consists of the following (in thousands):

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
Current:
  Federal..............................................................................  $     131  $       2  $    (288)
  State................................................................................         --         --        (16)
                                                                                         ---------  ---------  ---------
    Total current......................................................................        131          2       (304)
Deferred...............................................................................      1,769        498      1,727
                                                                                         ---------  ---------  ---------
Provision for income taxes.............................................................  $   1,900  $     500  $   1,423
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE C--INCOME TAXES (CONTINUED)
    Temporary differences consist of the following (in thousands):

                                                                                                DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Deferred tax assets
  Current
    Net operating loss...............................................................  $      72  $      96  $      23
    Contributions....................................................................         74         72         22
    Bad debts........................................................................        205         18         --
    Other............................................................................        (14)        --         --
                                                                                       ---------  ---------  ---------
      Total current deferred tax assets..............................................        337        186         45
  Non-current........................................................................
    Supplemental executive retirement plan contributions.............................        720        506        273
    Stock based compensation.........................................................         --        104        181
    Other............................................................................        205         61         97
                                                                                       ---------  ---------  ---------
      Total non-current deferred tax assets..........................................        925        671        551
                                                                                       ---------  ---------  ---------
        Total deferred tax assets....................................................      1,262        857        596
                                                                                       ---------  ---------  ---------
Deferred tax liabilities
  Current--Accrual to cash basis adjustment..........................................      6,016      4,404      4,456
  Non-current--Stock based compensation                                                    1,372        811         --
                                                                                       ---------  ---------  ---------
        Total deferred tax liabilities                                                     7,388      5,215      4,456
                                                                                       ---------  ---------  ---------
          Total net deferred tax liabilities.........................................  $   6,126  $   4,358  $   3,860
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    As a result of the following items, the total provision for income taxes was different from the amount computed by applying the statutory U.S. federal income tax rate to earnings before income taxes:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                              -------------------------------------
                                                                                 1997         1996         1995
                                                                              -----------  -----------  -----------
Federal income tax at statutory rate........................................       35.0%        35.0%        35.0%
Changes due to:
  State franchise tax, net of federal income tax benefit....................        6.0          6.1          6.1
  Meals and entertainment...................................................       44.2          7.1          3.0
  ASOP......................................................................      435.5         12.5           --
  Other.....................................................................       (1.7)        (4.7)        (1.1)
                                                                                  -----        -----        -----
                                                                                  519.0%        56.0%        43.0%
                                                                                  -----        -----        -----
                                                                                  -----        -----        -----

    For tax reporting purposes, the company had historically elected to be taxed under the cash basis of reporting as opposed to the accrual method used for financial reporting purposes. As a result of such election, a deferred tax liability of $6,016,000 and $4,404,000 exists at December 31, 1997 and 1996, respectively. As a result of the proposed initial public offering of common stock, the company is required to change its tax reporting to the accrual basis to be consistent with financial reporting purposes. As a

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE C--INCOME TAXES (CONTINUED)
result of this change, the deferred tax liability resulting from the use of cash basis reporting for income taxes will become payable over a period not exceeding four years.

NOTE D--NOTES RECEIVABLE--STOCKHOLDERS

    Notes receivable from stockholders consist primarily of loans provided to participants of the restricted stock bonus and non-qualified stock option agreements (see Note H). The company allows participants to exchange notes for the purchase of shares of common stock and the exercise of stock options. Notes received in exchange for common stock have been classified as a reduction of stockholders' equity. In addition, the company also provides participants with notes to cover associated taxes related to the exercise of stock options. Notes are generally non-recourse and non-interest bearing and have been discounted using imputed annual interest rates from 5.77% to 6.36%. Such notes are payable over a ten-year term.

    Participants are required to pay, each year, the greater of 10% of the outstanding amounts or 50% of the after tax amount of any annual bonus received by them to repay outstanding amounts of the notes. Stockholders' notes receivable received in exchange for common stock were $5,134,000 and $2,043,000, as of December 31, 1997 and 1996, respectively. Amortization of deferred compensation resulting from discounting the face value of non-interest bearing notes issued to the company by its vice presidents for the purchase of shares of common stock was $266,269 and $93,432 for the years ended December 31, 1997 and 1996, respectively. Stockholders' notes receivable related to advances to associates for payment of taxes associated with stock option exercises were $1,679,000 and $454,000 as of December 31, 1997 and 1996, respectively.
Compensation expense resulting from discounting the face value of non-interest bearing notes issued to the company by its vice presidents in connection with the company's payment of certain tax liabilities relating to the exercise of stock options was $518,855 and $187,425 for the years ended December 31, 1997 and 1996, respectively.

NOTE E--COMMITMENTS AND CONTINGENCIES

    The company leases its office facilities, certain office space and living accommodations for consultants on short-term projects under operating leases which expire at various dates through 2002. At December 31, 1997, the company was obligated under non-cancelable operating leases with future minimum rentals as follows (in thousands):

 YEAR ENDING
DECEMBER 31,
-------------------------------------------------------------------------------------
   1998..............................................................................  $   1,620
   1999..............................................................................      1,297
   2000..............................................................................        969
   2001..............................................................................        716
   2002..............................................................................        543
                                                                                       ---------
                                                                                       $   5,145
                                                                                       ---------
                                                                                       ---------

    Rent expense aggregated $2,624,000, $1,703,000 and $1,241,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE E--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The company is involved in various legal actions arising in the normal course of business. Management is of the opinion that the outcome of these matters will not have a material adverse effect on the company's financial position or results of operation.

NOTE F--STOCK OPTIONS

    A summary of stock option transactions is as follows:

                                                                                    WEIGHTED AVERAGE
                                                                                     EXERCISE PRICE      OPTIONS
                                                                                        PER SHARE      OUTSTANDING
                                                                                    -----------------  -----------
Balance at January 1, 1995........................................................             --              --
  Options granted.................................................................      $    0.57       1,279,440
  Options exercised...............................................................           0.57        (733,088)
                                                                                                       -----------
Balance at December 31, 1995......................................................           0.57         546,432
  Options granted.................................................................           1.13         366,168
  Options exercised...............................................................           0.94        (193,928)
  Options canceled................................................................           0.57         (22,224)
                                                                                                       -----------
Balance at December 31, 1996......................................................           0.76         696,448
  Options granted.................................................................           5.05       1,244,576
  Options exercised...............................................................           1.15        (822,424)
  Options canceled................................................................           1.13         (89,200)
                                                                                                       -----------
Balance at December 31, 1997......................................................      $    5.49       1,029,400
                                                                                                       -----------
                                                                                                       -----------

    None of the options outstanding at December 31, 1997 are exercisable. As of December 31, 1997, option prices ranged from $4.76 to $7.44 and had a remaining weighted average life of 9.73 years.

    Adjusted pro forma information regarding net income is required by SFAS 123, and has been determined as if the company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the "minimal value" method for option pricing with the following weighted average assumptions: risk-free interest rate of 6%; dividend yield of 0%; and a remaining weighted average life of the option of two to five years. For purposes of adjusted pro forma disclosures, the estimated fair value of the options is not materially different from the intrinsic value of the options. As such, the pro forma impact on reported results for the years ended December 31, 1997, 1996 and 1995 was not significant and has not been presented herein. The weighted average fair value of options granted during the year ended December 31, 1997, 1996 and 1995 was $1.60, $2.79 and $1.13, respectively.

    For the year ended December 31, 1997, 1996 and 1995, compensation expense recognized in income for stock-based employee compensation related to the grant of options was $278,415, $215,000 and $385,000, respectively.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE G--PROFIT-SHARING PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PROFIT-SHARING PLAN

    The company had a discretionary profit-sharing plan covering substantially all employees. Contributions were determined by the Board of Directors and were limited to the maximum amount deductible for federal income tax purposes. Discretionary contributions to the profit-sharing plan were $150,000 for the year ended December 31, 1995. Effective January 1, 1996, this plan was merged into the ASOP (see Note I).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    On January 1, 1994 the company adopted the Supplemental Executive Retirement Plan (the "SERP"). The SERP was amended on January 1, 1996. The SERP is administered by the Board of Directors or a committee appointed by the Board of Directors.

    Participants in the SERP are those executive officers at the vice president or higher level of seniority who are eligible to participate in the 1994 Plan and who are selected by the Board of Directors or a committee appointed by the Board of Directors to participate. The Board of Directors or a committee appointed by the Board of Directors may also designate other officers for participation in the compensation reduction portion of the SERP. Participation is conditioned on the submission of a completed enrollment form. SERP participation terminates when a participant ceases to be a stockholder of the company, provided that a former stockholder who continues as an officer may continue to participate in the compensation reduction portion of the SERP.

    Participants may make fully vested compensation reduction contributions to the SERP, subject to a maximum deferral of 10% of annual base salary. The company may make a voluntary "FCG contribution" for any year in an amount determined by the Board to the account of SERP participants. FCG contributions vest 10% for each year of service (with up to 5 years service credit for participants who were vice presidents on January 1, 1994), provided that FCG contributions fully vest upon a change in control of the company or upon a participant's death, disability or attainment of age 65. Company contributions to the SERP were $493,000, $372,000 and $301,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

    The contributions to the SERP are invested by the company in Variable Life Insurance Contracts. Management believes that the participants' account balance, cash surrender value of life insurance and death benefits will be sufficient to satisfy the company's obligations under the SERP.

NOTE H--STOCK INCENTIVE AGREEMENTS

1994 RESTRICTED STOCK PLAN AND AGREEMENTS

    On December 15, 1997, the Board of Directors adopted an amendment to the 1994 Restricted Stock Plan (as amended the "1994 Plan") and form of restricted stock agreement ("RSA"). The stockholders approved the 1994 Plan and RSAs on January 15, 1998. The 1994 Plan provides a mechanism for the purchase and sale of common stock by its vice presidents. The 1994 Plan is administered by the company's Board of Directors or a committee appointed by the Board.

    Under the 1994 Plan, the company has entered into RSAs with each of its vice presidents. The 1994 Plan and RSAs provide that each person, upon becoming a vice president of the company, must purchase and hold a specific minimum number of shares of common stock. Vice presidents at Levels I and II are

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE H--STOCK INCENTIVE AGREEMENTS (CONTINUED) required to purchase and hold that number of shares equal to one times the vice president's base salary divided by the then-current fair value of the common stock. Vice presidents at Levels III and IV are required to purchase and hold that number of shares equal to two times the vice president's base salary divided by the then-current fair value of the common stock. Prior to the completion of this offering, the fair value of the common stock is determined by reference to a report prepared for the company by an independent valuation firm.

    Shares purchased under the RSAs are subject to a 10-year vesting period beginning the date upon which an individual becomes a vice president and vest annually upon the completion of each year of service. Automatic acceleration of vesting occurs upon death or permanent disability of a vice president and upon certain changes in ownership of the company. Partial acceleration of vesting may also occur once the vice president attains the age of 59. Shares purchased after consummation of this offering are fully vested upon purchase.

    Under the terms of the RSAs, the company retains a repurchase right with respect to unvested shares, unless such termination is due to debt, disability or changes in control of the company. Pursuant to this right, the company may repurchase unvested shares at the original issuance price plus a growth factor. The growth factor is equal to the average interest rate compounded quarterly which the company pays to a commercial lending institution in a calendar quarter (the "growth factor"). In the event the company has no borrowings for a particular quarter, then the growth factor shall be the prime rate on the first day of the quarter, as announced in the Wall Street Journal or if the Wall Street Journal discontinues such announcements, then it shall be the prime rate as announced by Bank of America. Shares acquired under RSAs are nontransferable, with the exception of transfers for certain estate planning and charitable gift purposes. In addition, the RSAs provide that, under certain circumstances and upon attaining a certain age, a vice president may sell a portion, but not all, of his or her shares to other vice presidents or to the company. The company may also repurchase vested shares from a departing vice president if he or she competes with the company and/or profits from the sale of common stock within six months of such competition. Upon completion of this offering, a vice president may also sell unencumbered shares of common stock on the public market, subject to continuing to satisfy the minimum shareholding requirements. Vice presidents pay the purchase price of the shares by means of non-recourse and recourse non-interest bearing promissory notes.

    The RSAs also contain non-competition and non-solicitation provisions which apply generally to the vice president's employment with the company and which continue to bind the vice president even after repurchase of all shares by the company; provided, however, that such provisions may be superseded by an employment agreement entered into between the company and the vice president.

    The company maintains life insurance coverage for the purpose of redeeming stock of its vice president stockholders through the SERP in the event of a vice president's death (see Note G). For most vice presidents, the insured benefit is equal to the current market value of the vice president's shareholdings. The company is also the beneficiary of a split-dollar life insurance policy on its principal stockholder that is intended to partially fund the repurchase of the principal stockholder's stock upon death. The company also maintains long-term disability insurance policies on the principal stockholder to help fund the purchase of stock upon permanent disability of the stockholder.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE H--STOCK INCENTIVE AGREEMENTS (CONTINUED)
NON-QUALIFIED STOCK OPTION AGREEMENT

    Effective January 1, 1996, and restated January 1, 1997, the company executed and adopted a non-qualified stock option agreement for certain officers. The principal terms of the agreement provide that for each share of stock purchased at fair market value, the stockholder is granted one exercisable stock option which allows the stockholder to purchase additional shares at a price below the fair market value of the common stock. During 1997 and 1996, 215,176 and 366,168 shares, respectively, were granted under the provisions of the agreement and stockholders exercised options on 822,424 and 193,928 shares of common stock, respectively. Deferred compensation of $512,000 and $737,000 was recorded for the years ended December 31, 1997 and 1996, respectively, related to the granting of options under this agreement. Compensation expense related to the amortization of the deferred compensation on these options approximated $145,000 and $79,000 for the years ended December 31, 1997 and 1996, respectively.

    Effective December 19, 1995, the company executed and adopted a non-qualified stock option agreement for certain vice presidents. The principal terms of the agreement provided that for each share of stock purchased at fair market value of the common stock, the stockholder was granted two exercisable stock options which allow the stockholder to purchase additional shares at approximately 20% of the fair market value of the common stock. During 1995, 1,279,440 stock options were granted under the provisions of the agreement and vice presidents exercised options for 733,008 shares of common stock. Compensation expense related to these options approximated $134,000, $136,000 and $385,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The agreements also provide that the company will make non-recourse loans available for the purchase of stock, the exercise of stock options and associated taxes (see Note D).

OTHER EQUITY PLANS

    On August 22, 1997, the Board adopted an equity incentive plan and non-employee directors' stock option plan, which was approved by the shareholders on January 15, 1998. The principal terms of the equity incentive plan allow the company to grant either stock options, stock bonuses or stock appreciation rights to acquire up to 1,600,000 shares of common stock. The stock awards vest over a ten-year term from the date of grant. Under the plan, the company granted employees 945,400 options to purchase common stock at an exercise price equal to the market price of common stock on the date of grant. As of December 31, 1997, none of these options were exercisable. The company had no stock appreciation rights issued or outstanding for the year ended December 31, 1997.

    The non-employee directors' stock option plan allows the company to grant options under such plan for up to 200,000 shares of common stock. Under the plan, the company granted 84,000 options on August 22, 1997, to purchase common stock at an exercise price equal to the market price of the common stock on date of grant. These options vest over a ten-year term from date of grant.

NOTE I--ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN

    The ASOP, as amended, was adopted effective December 1, 1995. The ASOP covers all employees of the company and affiliates of the company designated by the company's Board of Directors, excluding any union employees unless their coverage is bargained for, and excluding non-resident aliens without U.S. source earned income. ASOP participation commences automatically for newly eligible employees on semiannual entry dates.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE I--ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN (CONTINUED)
    Under the ASOP, participants may elect to reduce their current compensation by up to the lesser of 15% of such compensation or the statutorily prescribed annual limit ($9,500 in 1997) and have the amount of such reduction contributed to the ASOP. In addition, the company may make contributions to the ASOP on behalf of participants. company contributions may be matching contributions allocated based on each participant's compensation reduction contributions, discretionary profit sharing contributions allocated based on each participant's compensation, or "first share contributions" allocated to some or all participants on a per capita basis.

    The ASOP is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the company to the ASOP, and income earned thereon are not taxable until withdrawn and so that contributions by the company, if any, will be deductible by the company when made. Participants become vested in company contributions under two graded vesting schedules, so that matching and first share contributions are fully vested after five years of service and profit sharing contributions are fully vested after seven years of service. The ASOP is a leveraged employee stock ownership plan. The ASOP borrowed $4.0 million from a third-party financial institution (the "ASOP loan") to purchase 1,429,848 shares of common stock in 1995. The shares of common stock so purchased were placed in a suspense account under the ASOP from which they are released and allocated to participants accounts' as the ASOP loan is repaid. Any or all company contributions may be used to repay the ASOP loan.

    The company accounts for its ASOP in accordance with Statement of Position 93-6, EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. Accordingly, the company reports in its Statement of Financial Position the debt of the ASOP and unearned ASOP shares, which is the original cost basis of the ASOP shares pledged as collateral for the debt. As shares are committed to be released, the company credits unearned ASOP shares based on the cost of the shares to the ASOP. The company records compensation expense based on the fair market value of the shares committed to be released. The difference between the fair value of shares committed to be released and the cost of those shares to the ASOP is either charged or credited to stockholders' equity accounts, as applicable. Compensation expense for the 401(k) match and the ASOP was approximately $2.4 million and $1.8 million for the years ended December 31, 1997 and 1996, respectively. No compensation expense related to the ASOP was recognized in 1995 as the plan was adopted on December 1, 1995 and none of the shares had been committed to be released. Prior to the adoption of the ASOP, the company sponsored a profit-sharing plan which included a 401(k) provision with essentially the same provisions as the current ASOP. The company's matching contributions to the 401(k) provision under the previous profit sharing plan was $560,000 during 1995.

    In 1996, the company made matching contributions and first share contributions to the ASOP sufficient to provide a 50% matching contribution and a first share contribution of 200 shares of company stock for each participant who was employed by the company on January 1, 1996 or became employed by the company thereafter. In consideration for employees allowing the company to make a plan modification to the current ASOP plan, the company committed to release 1,000 shares of common stock to each participant in the ASOP as of November 26, 1997 (568,000 shares in the aggregate). This commitment resulted in a charge to compensation expense of approximately $4.2 million in the fourth quarter of 1997. Such amount is included in compensation expenses related to stock issuances in the accompanying financial statements. The committed shares will be released to participant accounts to the extent that shares distributed to an individual do not exceed certain Internal Revenue Service section limitations.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

NOTE I--ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN (CONTINUED)
    The ASOP shares were as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Allocated shares....................................     1,301,712       372,780            --
Unreleased shares...................................       287,832     1,152,764     1,429,848
                                                      ------------  ------------  ------------
    Total ASOP shares...............................     1,589,544     1,525,544     1,429,848

Fair market value of unreleased shares..............  $  2,520,000  $  7,258,000  $  4,039,000

    Upon the cessation of employment of an employee, the company pays the employee the fair market value of the shares of common stock previously allocated to such employee under the ASOP. The fair market value of common stock is determined by an independent valuation firm. The ultimate funding of this obligation rests with the company. Accordingly, the company has recorded the potential future obligation to repurchase such securities outside of permanent equity (see also Note H). Subsequent to the company's closing of its anticipated initial public offering, shares of common stock held by the ASOP are expected to be tradable on an established exchange and recording of such amounts outside of permanent equity will no longer be required (see Note A-11).

NOTE J--CONCENTRATION OF CREDIT RISK

    The company maintains its cash balances in a financial institution located in Long Beach, California. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, the company had balances in excess of the insured amount of approximately $3,940,000. The company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on its cash and cash equivalents. The company has concentrations of credit risk related to accounts receivable and revenues. At December 31, 1997, accounts receivable associated with five clients represented approximately 30% of the accounts receivable balance. Also, for the year ended December 31, 1997, approximately 15% of total net revenue was attributable to five clients.

NOTE K--SUBSEQUENT EVENT

    The Board of Directors authorized management of the company to file a registration statement with the Securities and Exchange Commission permitting the company to sell up to 6,000,000 shares of common stock to the public (the "Offering"). In connection with the Offering, the Board of Directors approved a four-for-one stock split in the form of a stock dividend covering all of the company's capital stock and options. All share and per share amounts included in the accompanying financial statements have been adjusted to reflect the stock split. In conjunction with the offering, the Board of Directors authorized, subject to shareholder approval, the reincorporation of the company into Delaware, resulting in a change in the company's name from FCG Enterprises, Inc. to First Consulting Group, Inc.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

                INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                     DECEMBER 31,
                                                                                                                         1997
                                                                                                      SEPTEMBER 30,  -------------
                                                                                                          1998
                                                                                                      -------------
                                                                                                       (UNAUDITED)
                                                              ASSETS
Current assets
    Cash and cash equivalents.......................................................................    $  13,485      $   2,950
    Investments available for sale..................................................................       11,130             --
    Accounts receivable, less allowance of $500.....................................................       23,842         11,846
    Work in process.................................................................................       11,352          8,030
    Prepaid expenses................................................................................        1,821            821
    Income tax receivables..........................................................................          132          1,114
    Current portion of notes receivable-stockholders................................................           --            328
                                                                                                      -------------  -------------
          Total current assets......................................................................       61,762         25,089
Notes receivable-stockholders.......................................................................        1,772          1,368
Property and equipment
    Furniture, equipment, and leasehold improvements................................................        2,443          1,874
    Information systems equipment...................................................................       11,822          9,040
                                                                                                      -------------  -------------
                                                                                                           14,265         10,914
Less accumulated depreciation and amortization......................................................        7,941          5,641
                                                                                                      -------------  -------------
                                                                                                            6,324          5,273
Other assets
    Executive benefit trust.........................................................................        3,511          2,506
    Long term investments...........................................................................       25,758             --
    Goodwill........................................................................................        1,193             --
    Other...........................................................................................          511            189
                                                                                                      -------------  -------------
                                                                                                           30,973          2,695
                                                                                                      -------------  -------------
          Total assets..............................................................................    $ 100,831      $  34,425
                                                                                                      -------------  -------------
                                                                                                      -------------  -------------

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Line of credit..................................................................................    $      --      $   2,000
    Current portion of long-term debt...............................................................          228            871
    Accounts payable................................................................................        2,496            735
    Accrued liabilities.............................................................................       10,879          2,219
    Accrued vacation................................................................................        2,684          1,923
    Deferred revenue................................................................................          377            391
    Customer advances...............................................................................        2,296          1,965
    Current income tax liability....................................................................        4,663             --
    Deferred income taxes...........................................................................        6,503          5,679
                                                                                                      -------------  -------------
          Total current liabilities.................................................................       30,126         15,783
Non-current liabilities
    Long-term debt, net of current portion..........................................................          209            262
    Supplemental executive retirement plan..........................................................        3,501          2,506
    Deferred income taxes...........................................................................          447            447
                                                                                                      -------------  -------------
                                                                                                            4,157          3,215
Commitments and contingencies.......................................................................           --             --
Put obligation related to Associate 401(k) and Stock Ownership Plan (ASOP) and capital stock........           --          9,965
Stockholders' equity
    Preferred Stock, 10,000,000 shares authorized, no shares issued and outstanding.................           --             --
    Common Stock, 50,000,000 shares authorized, 15,924,402 shares issued and outstanding at
     September 30, 1998 and 12,042,664 shares issued and outstanding at December 31, 1997...........           16             12
    Additional paid-in capital......................................................................       68,256         20,822
    Retained earnings...............................................................................       10,111          4,215
    Deferred compensation-stock incentive agreements................................................       (4,077)        (3,635)
    Unearned ASOP shares............................................................................         (853)          (853)
    Notes receivable-stockholders...................................................................       (6,905)        (5,134)
    Put obligation related to ASOP and capital stock................................................           --         (9,965)
                                                                                                      -------------  -------------
          Total stockholders' equity................................................................       66,548          5,462
                                                                                                      -------------  -------------
          Total liabilities and stockholders' equity................................................    $ 100,831      $  34,425
                                                                                                      -------------  -------------
                                                                                                      -------------  -------------

                            See accompanying notes.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED            NINE MONTHS ENDED
                                                       ----------------------------  ----------------------------
                                                       SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                           1998           1997           1998           1997
                                                       -------------  -------------  -------------  -------------
Net revenue..........................................    $  34,215      $  24,477      $  94,601      $  66,305
Cost of services.....................................       18,427         14,098         51,813         38,823
                                                       -------------  -------------  -------------  -------------
    Gross profit.....................................       15,788         10,379         42,788         27,482
General and administrative expenses..................       12,078          8,648         32,815         22,804
Compensation expenses related to stock issuances.....           --            815             --          1,861
                                                       -------------  -------------  -------------  -------------
    Income from operations...........................        3,710            916          9,973          2,817
Other income
    Interest income (expense), net...................          528            (11)         1,325            (59)
    Other income, net................................           13              9             48            110
                                                       -------------  -------------  -------------  -------------
          Income before income taxes.................        4,251            914         11,346          2,868
Provision for income taxes...........................        2,058            507          5,449          1,590
                                                       -------------  -------------  -------------  -------------
    Net income.......................................    $   2,193      $     407      $   5,897      $   1,278
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Basic net income per share...........................    $   0.140      $   0.041      $   0.393      $   0.132
Diluted net income per share.........................    $   0.134      $   0.039      $   0.375      $   0.124
Shares used in computing basic net income per
  share..............................................       15,662          9,975         15,001          9,687
Shares used in computing diluted net income per
  share..............................................       16,421         10,513         15,722         10,279

                            See accompanying notes.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

      INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                           NINE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1998           1997
                                                                                      -------------  -------------
Cash flows from operating activities:
    Net income......................................................................   $     5,897    $     1,278
    Net noncash charges to income...................................................         2,300          6,195
    Change in operating assets and liabilities......................................          (650)         2,473
                                                                                      -------------  -------------
    Net cash provided by operating activities.......................................         7,547          9,946
                                                                                      -------------  -------------
Cash flows from investing activities:
    Purchase of investments.........................................................       (36,796)            --
    Furniture, equipment, and leasehold improvements................................          (569)          (678)
    Information systems equipment...................................................        (2,782)        (1,726)
    Notes receivable stockholders...................................................        (1,808)        (2,922)
                                                                                      -------------  -------------
    Net cash used in investing activities...........................................       (41,955)        (5,326)
                                                                                      -------------  -------------
Cash flows from financing activities:
    Long term debt..................................................................           (53)          (246)
    Line of credit..................................................................        (2,000)            --
    Proceeds from issuance of stock.................................................        47,438            155
    Deferred compensation stock incentive...........................................          (442)          (305)
                                                                                      -------------  -------------
        Net cash generated in financing activities..................................        44,943           (396)
                                                                                      -------------  -------------
Net increase (decrease) in cash and equivalents.....................................        10,535          4,224
Cash and equivalents at beginning of period.........................................         2,950            214
                                                                                      -------------  -------------
Cash and equivalents at end of period...............................................   $    13,485    $     4,438
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                            See accompanying notes.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

    The consolidated balance sheets of First Consulting Group, Inc. (the "Company") at September 30, 1998 and consolidated statements of operations and condensed consolidated statements of cash flows for the periods ended September 30, 1998 and 1997 are unaudited. These financial statements reflect all adjustments, consisting of only normal recurring adjustments, which, in the opinion of management, are necessary to fairly present the financial position of the Company at September 30, 1998 and the results of operations for the three-month periods ended September 30, 1998 and September 30, 1997, and the nine-month periods ended September 30, 1998 and September 30, 1997. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998. For more complete financial information, these financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997 included in the Company's Registration Statement on Form S-1, File No. 333-41121, declared effective on February 12, 1998.

2. STOCKHOLDERS' EQUITY

    On November 25, 1997, a certificate of incorporation was filed with the state of Delaware forming First Consulting Group, Inc. and authorizing 50,000,000 shares of common stock and authorizing 10,000,000 shares of preferred stock. On January 22, 1998, the Board of Directors of FCG Enterprises, Inc., a California company, approved a 4-for-1 split of common stock in the form of a stock dividend. On February 10, 1998, FCG Enterprises, Inc., a California company, merged into First Consulting Group, Inc., a Delaware company. On February 13, 1998, First Consulting Group, Inc., completed an initial public offering of its common stock in which 3,801,858 shares of common stock were sold by the Company, resulting in net proceeds of approximately $45.1 million; an additional 812,384 shares of common stock were sold by existing stockholders.

3. INVESTMENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and interest-earning deposits or securities with original maturities of three months or less. The Company has approximately $11.1 million in short term investments and $25.8 million in non-current investments classified as available for sale. Such investments are currently held primarily in tax-exempt government securities. Net unrealized gains and losses on investments were not material at September 30, 1998.

4. RECENT DEVELOPMENTS

    On September 9, 1998, the Company signed a definitive merger agreement and plan of reorganization for the acquisition of Integrated Systems Consulting Group, Inc. (ISCG), a leading provider of application development, document management and network integration services predominately for the pharmaceutical industry. The Company expects this transaction to close during the fourth quarter of 1998. After such time, the financial condition and results of operations of the two companies will be reported on a combined basis.

    Under the terms of the agreement, each outstanding share of ISCG common stock will be exchanged at a fixed exchange rate of 0.77 for a newly issued share of Company common stock. The transaction is intended to be accounted for as a pooling-of-interests and is intended to qualify as a tax-free reorganization. Shareholders representing approximately 56.6% and 27% of the common stock outstanding of ISCG and the Company respectively have signed irrevocable proxies to vote in favor of the merger.

                 FIRST CONSULTING GROUP, INC. AND SUBSIDIARIES

5. NET INCOME PER SHARE

    The following represents a reconciliation of basic and diluted net income per share for the three month and nine month periods ended September 30, 1998 and 1997, respectively (amounts rounded to thousands, except per share data):

                                                                  FOR THE THREE MONTHS ENDED     FOR THE THREE MONTHS ENDED
                                                                      SEPTEMBER 30, 1998             SEPTEMBER 30, 1997
                                                                 ----------------------------   -----------------------------
                                                                         WEIGHTED                        WEIGHTED
                                                                         AVERAGE    PER SHARE            AVERAGE    PER SHARE
                                                                 INCOME   SHARES     AMOUNT     INCOME    SHARES     AMOUNT
                                                                 ------  --------   ---------   ------   --------   ---------
Basic EPS:
  Income available to common stockholders......................  $2,193   15,662     $0.140      $407      9,975     $0.041
Effect of dilutive securities:
  Options:.....................................................              759                   --        538
                                                                 ------  --------               ------   --------

Diluted EPS:
  Income available to common stockholders and assumed
    conversions................................................  $2,193   16,421     $0.134      $407     10,513     $0.039
                                                                 ------  --------   ---------   ------   --------   ---------
                                                                 ------  --------   ---------   ------   --------   ---------

                                                                 FOR THE NINE MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                                     SEPTEMBER 30, 1998             SEPTEMBER 30, 1997
                                                                ----------------------------   ----------------------------
                                                                        WEIGHTED                       WEIGHTED
                                                                        AVERAGE    PER SHARE           AVERAGE    PER SHARE
                                                                INCOME   SHARES     AMOUNT     INCOME   SHARES     AMOUNT
                                                                ------  --------   ---------   ------  --------   ---------
Basic EPS:
  Income available to common stockholders.....................  $5,897   15,001     $0.393     $1,278    9,687     $0.132
                                                                                                                  ---------
                                                                                                                  ---------
Effect of dilutive securities:
  Options:....................................................      --      721                            592
                                                                ------  --------               ------  --------

Diluted EPS:
Income available to common stockholders and assumed
  conversions.................................................  $5,897   15,722     $0.375     $1,278   10,279     $0.124
                                                                ------  --------   ---------   ------  --------   ---------
                                                                ------  --------   ---------   ------  --------   ---------

                    INTEGRATED SYSTEM CONSULTING GROUP, INC.
                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF INTEGRATED SYSTEMS CONSULTING
  GROUP, INC.:

    We have audited the accompanying consolidated balance sheets of Integrated Systems Consulting Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Systems Consulting Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG Peat Marwick LLP
Philadelphia, Pennsylvania
January 23, 1998, except as to note 14, which is as of February 27, 1998

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              YEAR ENDED DECEMBER
                                                                                                      31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
Cash and cash equivalents...................................................................  $   8,842  $   8,730
Short-term investments, at cost, which approximates market..................................        601      2,537
Accounts receivable:
Trade, net of reserves of $312 and $196.....................................................      8,789      5,643
Unbilled....................................................................................        148        144
Prepaid expenses............................................................................        340        562
Other current assets........................................................................        151        196
                                                                                              ---------  ---------
Total current assets........................................................................     18,871     17,812
Property and equipment, net.................................................................      3,507      2,935
Goodwill, net...............................................................................      1,413     --
Other assets................................................................................        107         97
                                                                                              ---------  ---------
                                                                                              $  23,898  $  20,844
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses.......................................................  $   1,107  $   1,590
Accrued compensation payable................................................................        909      1,104
Income taxes payable........................................................................        439         27
Deferred income taxes.......................................................................         86        363
                                                                                              ---------  ---------
Total current liabilities...................................................................      2,541      3,084
                                                                                              ---------  ---------
Commitments (note 12)
Stockholders' equity:
Preferred stock, $1.00 par value; 500,000 shares authorized; none issued....................     --         --
Common stock, $.005 par value, 25,000,000 shares authorized 9,227,513 shares issued in 1997
  and 1996..................................................................................         46         46
Additional paid-in capital..................................................................     12,654     12,612
Retained earnings...........................................................................      9,289      5,776
                                                                                              ---------  ---------
                                                                                                 21,989     18,434
Treasury stock, at cost, 1,273,681 and 1,370,840 common shares in 1997 and 1996,
  respectively..............................................................................       (632)      (674)
                                                                                              ---------  ---------
                                                                                                 21,357     17,760
                                                                                              ---------  ---------
                                                                                              $  23,898  $  20,844
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Revenues.........................................................................  $  43,178  $  30,607  $  21,024
Operating expenses:
Direct costs.....................................................................     25,402     17,497     12,559
Selling expenses.................................................................      3,054      1,822      1,044
General and administrative expenses..............................................      9,179      6,372      4,143
                                                                                   ---------  ---------  ---------
Total operating expenses.........................................................     37,635     25,691     17,746
                                                                                   ---------  ---------  ---------
Income from operations...........................................................      5,543      4,916      3,278
                                                                                   ---------  ---------  ---------
Interest income..................................................................        419        359         80
Interest expense.................................................................         (1)        (5)      (113)
                                                                                   ---------  ---------  ---------
Income before income taxes.......................................................      5,961      5,270      3,245
Provision for income taxes.......................................................      2,448      2,266      1,395
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   3,513  $   3,004  $   1,850
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income per common share:
Basic............................................................................  $     .44  $     .43  $     .36
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Diluted..........................................................................  $     .40  $     .37  $     .30
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Shares used in computing net income per common share:
Basic............................................................................      7,921      6,913      5,085
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Diluted..........................................................................      8,881      8,091      6,181
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                 COMMON STOCK       ADDITIONAL                    TREASURY STOCK
                                            ----------------------    PAID-IN     RETAINED    -----------------------
                                             SHARES      AMOUNT       CAPITAL     EARNINGS      SHARES      AMOUNT       TOTAL
                                            ---------  -----------  -----------  -----------  ----------  -----------  ---------
Balances, January 1, 1995.................  6,015,751   $      30    $       3    $     922   (1,406,880)  $    (664)  $     291
Purchase of treasury stock, at cost.......     --          --           --           --           (4,980)         (8)         (8)
Exercise of stock options.................     48,435      --               15       --           --          --              15
Issuance of common stock and warrants.....    953,355           5        2,693       --           --          --           2,698
Net income................................     --          --           --            1,850       --          --           1,850
                                            ---------         ---   -----------  -----------  ----------       -----   ---------
Balances, December 31, 1995...............  7,017,541          35        2,711        2,772   (1,411,860)       (672)      4,846
Purchase of treasury stock, at cost.......     --          --           --           --           (7,800)        (26)        (26)
Exercise of stock options.................     34,972      --               43       --           48,820          24          67
Issuance of common stock..................  2,175,000          11        9,858       --           --          --           9,869
Net income................................     --          --           --            3,004       --          --           3,004
                                            ---------         ---   -----------  -----------  ----------       -----   ---------
Balances, December 31, 1996...............  9,227,513          46       12,612        5,776   (1,370,840)       (674)     17,760
Exercise of stock options.................     --          --               42       --           97,159          42          84
Net income................................     --          --           --            3,513       --          --           3,513
                                            ---------         ---   -----------  -----------  ----------       -----   ---------
Balances, December 31, 1997...............  9,227,513   $      46    $  12,654    $   9,289   (1,273,681)  $    (632)  $  21,357
                                            ---------         ---   -----------  -----------  ----------       -----   ---------
                                            ---------         ---   -----------  -----------  ----------       -----   ---------

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  ---------------------------------
                                                                                     1997        1996       1995
                                                                                  ----------  ----------  ---------
Cash flows from operating activities:
Net income......................................................................  $    3,513  $    3,004  $   1,850
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisition:
  Depreciation and amortization.................................................       1,343         725        312
  Deferred income tax benefit...................................................        (277)       (237)      (297)
  Changes in assets and liabilities:
    Accounts receivable.........................................................      (3,150)     (2,609)      (708)
    Prepaid expenses............................................................         231        (358)       (23)
    Other assets................................................................         455          20          3
    Accounts payable and accrued expenses.......................................        (563)        596        496
    Accrued compensation payable................................................        (195)        358        500
    Income taxes payable........................................................         412        (373)       179
                                                                                  ----------  ----------  ---------
Net cash provided by operating activities.......................................       1,769       1,126      2,312
                                                                                  ----------  ----------  ---------
Cash flows from investing activities:
Purchases of property and equipment.............................................      (1,783)     (2,248)    (1,243)
Purchase of short-term investments..............................................     (10,414)    (15,942)    --
Maturity and sale of short-term investments.....................................      12,350      13,405     --
Acquisition of business, net of cash acquired...................................      (1,894)     --         --
                                                                                  ----------  ----------  ---------
Net cash used in investing activities...........................................      (1,741)     (4,785)    (1,243)
                                                                                  ----------  ----------  ---------
Cash flows from financing activities:
Repayment of note payable to stockholder........................................      --          --         (1,350)
Repayments on bank debt.........................................................      --          --           (703)
Purchase of treasury stock, net.................................................      --              (2)        (8)
Proceeds from issuance of common stock..........................................          84       9,912      2,714
                                                                                  ----------  ----------  ---------
Net cash provided by financing activities.......................................          84       9,910        653
                                                                                  ----------  ----------  ---------
Net increase in cash and cash equivalents.......................................         112       6,251      1,722
Cash and cash equivalents, beginning of year....................................       8,730       2,479        757
                                                                                  ----------  ----------  ---------
Cash and cash equivalents, end of year..........................................  $    8,842  $    8,730  $   2,479
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
Supplemental disclosure of cash flow information:
Income taxes paid...............................................................  $    2,440  $    2,879  $   1,514
Interest paid...................................................................  $       --  $        5  $     118
Noncash investing and financing transactions:
Conversion of accounts receivable to note receivable............................  $       --  $       94  $     100

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) NATURE OF OPERATIONS AND BASIS OF PRESENTATION

    Integrated Systems Consulting Group, Inc. (ISCG or the Company) through its wholly-owned operating subsidiary provides consulting services that address its clients' information processing needs, including client-server architecture, graphical user interface applications, object-oriented and relational databases, and cross platform applications integration. The Company operates in one business segment delivering its services in two broad areas, software applications development and systems and network management. The Company's applications development activities accounted for approximately 78% and 79% of its revenues in 1997 and 1996, respectively.

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include U.S. Government securities, commercial paper, and money market accounts with an original maturity of three months or less.

    INVESTMENTS

    The Company has classified its marketable debt securities as held-to-maturity. Securities classified as held-to-maturity are reported at amortized cost. Realized gains and losses and declines in value of securities judged to be other-than-temporary are included in income. Interest and dividends on all securities are included in interest income.

    Since held-to-maturity securities are short-term in nature, changes in market interest rates would not have a significant impact on fair value of these securities. These securities are carried at amortized cost which approximate fair value.

    Investments with maturities between three and twelve months are considered short-term investments. Short-term investments consist of commercial paper and United States Government debt securities.

    The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short maturities of these instruments.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost net of depreciation. Expenditures for improvements which significantly extend the useful life of an asset are capitalized. Expenditures for repairs and maintenance are expensed as incurred. Property and equipment acquired under capital leases are stated at the lower of fair market value or the present value of the minimum lease payments at the inception of the lease.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets as follows:

Computers and software (commercially available packages)        3 to 5 years

                                                                     3 to 10
Furniture, fixtures and equipment                                      years

Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term.

    GOODWILL

    Goodwill is being amortized over ten years on a straight-line basis. The realizability of goodwill is subject to periodic review by the Company. Such review is based on various analyses, including cash flow and profitability projections that incorporate, as applicable, the impact on existing Company businesses. The analyses necessarily involve significant management judgment in evaluating the capacity of an acquired business to perform in accordance with projections. Accumulated amortization at December 31, 1997 and 1996 was $101,000 and $--, respectively.

    REVENUE RECOGNITION

    Revenues under time and material contracts are recognized in the period in which services are provided.

    Revenues under fixed price contracts are recognized under the percentage-of-completion method. Under this method, revenues are recognized based upon costs incurred as a percentage of estimated total costs of individual contracts. Anticipated losses are recognized when they become known. Revisions in estimated profits are made in the month in which the circumstances requiring the revision become known.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

    NET INCOME PER SHARE

    Statement of Financial Accounting Standards No. 128, Earnings per Share, (SFAS 128) was adopted by the Company in December 1997. SFAS 128 changed the method for computing and presenting earnings per share (EPS) and requires dual presentation of basic and diluted earnings per share. As required by Staff Accounting Bulletin 98 (SAB 98) issued by the Securities and Exchange Commission, certain common equivalent shares issued by the Company prior to the effective date of the initial public offering ("IPO"), which is discussed in note 10, have been included as if they were outstanding for all periods prior to the IPO. Prior period EPS data has been restated to conform with the provisions of SFAS 128 and SAB 98.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates made in the preparation of the accompanying financial statements include the percentage of completion of fixed price contracts and the amount of reserves established for uncollectible amounts included in accounts receivable.

(3) CONCENTRATION OF CREDIT RISK AND MAJOR CLIENTS

    The Company derives a significant portion of its revenues from companies in the pharmaceutical industry. In particular, the Company's revenues are highly dependent on research and development expenditures by the pharmaceutical industry. Further, the Company's business could be impacted by changes in government regulations applicable to the drug development process. Revenues derived from clients in the pharmaceutical industry were approximately 62%, 59% and 64% of total revenues in the years ending December 31, 1997, 1996, and 1995, respectively. At December 31, 1997, $3,659,000 or 41% of trade and unbilled receivables are due from companies in the pharmaceutical industry.

    The following table summarizes the percentage of revenues from the Company's significant clients (listing those clients that exceed 10% in the applicable year):

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1997
                                                                         ---------
CLIENT                                                                                1996       1995
-----------------------------------------------------------------------             ---------  ---------

  A....................................................................     11%        10%        13%
  B....................................................................      *          *         11%
  * Less than 10%

    The Company generally extends 30-day credit terms to, and requires no collateral from, its clients. The Company performs an initial credit evaluation and, on an ongoing basis, monitors the payment patterns and balances of its clients' accounts. The Company maintains an allowance for uncollectible amounts based on past experience.

    There were no significant revenues derived from foreign operations during the periods covered by the accompanying financial statements.

(4) ACQUISITION

    In April 1997, the Company completed the acquisition of the assets and certain liabilities of Cutting Edge Computer Solutions, Inc. (Cutting Edge) for cash. Cutting Edge was an information services consulting firm with primary offices in Malvern, PA and Alexandria, VA, that specializes in the design and development of business software using client-server, relational database, and Internet and Intranet technologies. This acquisition was accounted for using the purchase method of accounting, resulting in goodwill of $1,514,000 as the excess of cash paid over the fair value of assets acquired of $461,000 and liabilities assumed of $80,000. Pro forma information as if the acquisition had occurred on January 1, 1996

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(4) ACQUISITION (CONTINUED)
has not been provided since such pro forma results do not differ materially from those reported in the accompanying financial statements.

(5) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                               DECEMBER 31
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Software.................................................................  $     704  $     450
Computers and office equipment...........................................      3,424      2,542
Leasehold improvements...................................................        478        378
Furniture and fixtures...................................................      1,555        995
                                                                           ---------  ---------
                                                                               6,161      4,365
Less: Accumulated depreciation
  and amortization.......................................................     (2,654)    (1,430)
                                                                           ---------  ---------
                                                                           $   3,507  $   2,935
                                                                           ---------  ---------
                                                                           ---------  ---------

(6) LINE OF CREDIT

    The Company maintains a bank line of credit which provides for maximum borrowings of $1,000,000, with interest on outstanding borrowings at the bank's national commercial rate, which was 8.50% at December 31, 1997. The agreement requires the Company to maintain a compensating balance of $50,000, meet certain financial covenants, prohibits the payment of dividends, and expires in September 1998 if not extended. The highest borrowings outstanding under this line were $--, $200,000, and $375,000 during 1997, 1996, and 1995, respectively.
There were no amounts outstanding at December 31, 1997 or 1996.

(7) INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's net deferred tax liabilities are as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
                                                                                   (IN THOUSANDS)
Modified cash vs. accrual method of accounting................................  $     244  $     491
Allowance for doubtful accounts...............................................       (125)       (79)
Other.........................................................................        (33)       (49)
                                                                                ---------  ---------
Net deferred tax liabilities..................................................  $      86  $     363
                                                                                ---------  ---------
                                                                                ---------  ---------

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(7) INCOME TAXES (CONTINUED)
    Significant components of the provision for income taxes are as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Current:
  Federal........................................................  $   2,473  $   1,954  $   1,298
  State..........................................................        252        549        394
                                                                       2,725      2,503      1,692
                                                                   ---------  ---------  ---------
Deferred:
  Federal........................................................      (213)      (169)      (192)
  State..........................................................       (64)       (68)      (105)
                                                                   ---------  ---------  ---------
                                                                       (277)      (237)      (297)
                                                                   ---------  ---------  ---------
                                                                   $   2,448  $   2,266  $   1,395
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The following is a reconciliation of the federal income tax computed at the statutory rates to the actual income tax. The Federal statutory rate was 34% for the years 1997, 1996 and 1995.

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Federal income taxes at statutory rate...........................  $   2,027  $   1,792  $   1,103
State income taxes, net of federal tax benefit...................        124        317        260
Other............................................................        297        157         32
                                                                   ---------  ---------  ---------
                                                                   $   2,448  $   2,266  $   1,395
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

(8) EMPLOYEE SAVINGS PLAN

    The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code which covers substantially all employees. The Company's contribution was $345,000, $203,000 and $86,000 for 1997, 1996, and 1995,
respectively.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(9) COMPUTATION OF EARNINGS PER SHARE

    The following is a reconciliation of the numerator and denominators of the basic and diluted EPS computations:

                                                                       DECEMBER 31
                                                             -------------------------------
                                                               1997       1996       1995
                                                             ---------  ---------  ---------
                                                                (IN THOUSANDS, EXCEPT PER
                                                                         SHARE)
Net income.................................................  $   3,513  $   3,004  $   1,850
Basic shares...............................................      7,921      6,913      5,085
Effect of dilutive options and warrants....................        960      1,178      1,096
                                                             ---------  ---------  ---------
Diluted shares.............................................      8,881      8,091      6,181
                                                             ---------  ---------  ---------
Net income per common share:
  Basic....................................................  $     .44  $     .43  $     .36
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
  Diluted..................................................  $     .40  $     .37  $     .30
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

    During 1997 and 1996, options to purchase an average of 146,875 and 7,250 shares of common stock at prices ranging from $10.75 to $15.25 and $13.50 to $15.25 per share were outstanding, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common stock.

(10) STOCKHOLDERS' EQUITY

    CAPITAL STRUCTURE

    Prior to June 1995, the Company had two classes of common stock (A and B) which were similar in all respects except that class A common shares had voting rights and class B common shares did not. Effective June 30, 1995, the Company's articles of incorporation were amended to combine the class A and class B shares into a single class of voting common stock. This combination of the separate classes of common stock has been given retroactive effect in the accompanying financial statements and related note disclosures for all periods presented.

    STOCK TRANSACTIONS

    On May 31, 1996, the Company completed its IPO. The Company issued 2,175,000 shares of the Company's common stock and received proceeds of approximately $9,900,000, net of issuance costs of approximately $975,000.

    In June and August 1995, Safeguard Scientifics, Inc. (Safeguard) and two venture capital funds (collectively, the Investors) acquired 2,080,048 shares of the Company's common stock from the Company and its principal shareholder and also acquired warrants to purchase 339,862 shares of common stock at an exercise price of $3.68 per share. The Company sold 953,355 common shares and the warrants directly to the investors for cash of $2,750,000. The balance of the Investors shares were acquired from the Company's principal stockholder. In connection with these transactions, the Company also issued warrants to acquire 339,861 shares of its common stock at an exercise price of $3.68 per share to the principal stockholder, who is also the Company's chief executive officer. No value was assigned to these warrants since their exercise price exceeded the estimated fair value of the Company's common stock as of the issuance date.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(10) STOCKHOLDERS' EQUITY (CONTINUED)
    The warrants discussed in the preceding paragraph became exercisable on the effective date of the registration statement on Form S-1 with respect to the IPO. The warrants issued to the Investors expire three years after they become exercisable and the warrants issued to the principal stockholder expire June 30, 1999. The warrants contain customary provisions requiring proportionate adjustment of the exercise price in the event of a stock split, stock dividend, or dilutive financing. The Investors also obtained certain other rights which include piggyback and demand registration rights in certain circumstances following an IPO of the Company's common stock.

(11) STOCK OPTION PLAN

    Under the Company's amended 1989 Stock Option Plan (the "Plan"), the Company may grant incentive stock options to employees and nonqualified stock options to employees and directors. The Compensation Committee of the Board of Directors administers the Plan, subject to approval by the Board of Directors. All options are granted at not less than fair market value at the date of grant and generally expire ten years from the date of grant. Options granted prior to July 25, 1996 generally vest at a rate of 20% per annum beginning on the second anniversary of the grant date. Options granted on or after July 25, 1996 generally vest ratably over a five-year period.

    Stock option activity, both incentive and nonqualified, under the Plan is presented as follows:

                                                                   OPTION     WEIGHTED-AVERAGE
                                                                   SHARES      EXERCISE PRICE
                                                                 -----------  ----------------
Outstanding at January 1, 1995.................................      326,080      $        .59
Granted........................................................      556,551              2.49
Exercised......................................................     (48,435)               .32
Canceled.......................................................     (23,140)              1.97
                                                                 -----------  ----------------

Outstanding at December 31, 1995...............................      811,056              1.89
Granted........................................................       13,760             14.35
Exercised......................................................     (83,792)               .81
Canceled.......................................................     (30,778)              2.51
                                                                 -----------  ----------------

Outstanding at December 31, 1996...............................      710,246              2.33
Granted........................................................      498,675             11.39
Exercised......................................................     (97,159)               .98
Canceled.......................................................    (189,692)             11.68
                                                                 -----------  ----------------

Outstanding at December 31, 1997...............................      922,070      $       5.32
                                                                 -----------  ----------------
                                                                 -----------  ----------------

    At December 31, 1997, 1996 and 1995, 208,257, 152,914 and 140,492 options were exercisable, respectively, under the Plan. In 1997, the Company's Board of Directors amended the Plan, with subsequent stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan from 1,250,000 to 1,650,000 shares. In 1995, the Company's Board of Directors amended the Plan, with subsequent stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan from 930,000 to 1,250,000 shares. In March 1997 the Company modified the terms of certain nonvested stock options granted in January 1997 by decreasing the exercise price from $13.25 to $10.75.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    The following table summarizes information about stock options outstanding at December 31, 1997:

                            OPTIONS OUTSTANDING
                   -------------------------------------    OPTIONS EXERCISABLE
                                 WEIGHTED                 ------------------------
                                  AVERAGE     WEIGHTED                  WEIGHTED
                                 REMAINING     AVERAGE                   AVERAGE
RANGE OF EXERCISE    NUMBER     CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
      PRICE        OUTSTANDING     LIFE         PRICE     EXERCISABLE     PRICE
-----------------  -----------  -----------  -----------  -----------  -----------
$ .05 to $ 1.21       128,446    4.5 Years    $     .71       65,632    $     .52
 1.52 to   2.88       236,455    7.2 Years         1.75       76,501         1.63
 3.33                 219,094    7.9 Years         3.33       62,524         3.33
 8.88 to  15.25       338,075    9.2 Years        10.86        3,600        14.28
-----------------  -----------  -----------  -----------  -----------  -----------
$ .05 to $15.25       922,070    7.7 Years    $    5.32      208,257    $    2.01
-----------------  -----------  -----------  -----------  -----------  -----------
-----------------  -----------  -----------  -----------  -----------  -----------

    The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the Plan. Accordingly, no compensation expense has been recognized for options granted. Had compensation expense for the Company been consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS 123), the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                       YEAR ENDED DECEMBER 31
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER
                                                                               SHARE)
Net income.......................................  As reported     $   3,513  $   3,004  $   1,850
                                                   Pro forma           2,846      2,917      1,811
Basic earnings per share.........................  As reported           .44        .43        .36
                                                   Pro forma             .36        .42        .36
Diluted earnings per share.......................  As reported           .40        .37        .30
                                                   Pro forma             .32        .36        .29

    The fair value of the options granted under the Plan in 1997 and 1996 calculated using the Black-Scholes pricing model were $4.51 and $3.22 per share, respectively. The following assumptions were used in the Black-Scholes pricing model: expected dividend yield 0%, risk-free interest rate ranging from 5.55% to 7.18%, expected volatility factor of .6 for 1997 and an expected life ranging from six to seven years. Pro forma net income reflects only options granted on or after to January 1, 1995 and excludes the effect of a volatility assumption prior to the Company becoming publicly traded in 1996. Therefore, the full impact of calculating compensation expense for stock options under SFAS 123 is not reflected in the pro forma net income amounts presented above because compensation expense is reflected over the options' vesting period and compensation expense for options granted prior to January 1, 1995 is not considered.

(12) COMMITMENTS

    LEASES

    The Company is obligated to pay rent for office space under operating leases which expire at various dates through September 2002.

    Rent expense for 1997, 1996, and 1995 was $990,000, $614,000, and $293,000
respectively.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.

(12) COMMITMENTS (CONTINUED)
    Future minimum lease payments under noncancelable operating leases at December 31, 1997 are as follows (in thousands):

1998................................................................  $   1,081
1999................................................................      1,101
2000................................................................        949
2001................................................................        233
2002................................................................        165
                                                                      ---------
Total minimum lease payments........................................  $   3,529
                                                                      ---------
                                                                      ---------

    SALARY CONTINUATION AGREEMENTS

    The Company has employment agreements with certain members of management. These agreements contain provisions for salary continuation payments (aggregating approximately $1,312,000 at December 31, 1997) if all such employees are terminated without cause.

(13) RELATED PARTY TRANSACTIONS

    A member of the Company's Board of Directors is the chief executive officer of a client. Revenues from this client were $2,101,000, $78,000, and $0 in 1997, 1996 and 1995, respectively. Outstanding trade accounts receivable from this client were $108,000 and $161,000 at December 31, 1997 and 1996, respectively.

    A former member of the Company's Board of Directors was the chief executive officer of a client. Revenues from this client were $418,000, $2,858,000, and $587,000 in 1997, 1996 and 1995, respectively. Outstanding trade accounts receivable from this client were $170,000 and $572,000 at December 31, 1997 and 1996, respectively. The same former member of the Company's Board of Directors was a member of a client's Board of Directors. Revenues from this client were $0, $114,000, and $395,000 in 1997, 1996 and 1995. Outstanding accounts receivable from this client were $0 at December 31, 1997 and 1996.

    During the years ended December 31, 1997, 1996, and 1995, the Company made insurance premium payments of $116,000, $143,000 and $116,000, respectively, under certain insurance policies on the life of the Chief Executive Officer of the Company for which the Company is not the beneficiary.

(14) SUBSEQUENT EVENT

    In February 1998, the Company acquired all of the outstanding shares of capital stock of WaveFront Consulting, Inc. (WaveFront) for cash of $3,650,000, subject to certain conditional payments based upon future operating income. WaveFront is an information technology consulting firm located in Vienna, Virginia, specializing in providing distributed computing solutions, including client/server and internet development, principally in the telecommunications industry. WaveFront has 30 employees and reported revenues of $2,800,000 for the year ended December 31, 1997. This acquisition will be accounted for using the purchase method of accounting.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                      INTERIM CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     DECEMBER 31
                                                                                                         1997
                                                                                       SEPTEMBER 30  ------------
                                                                                           1998
                                                                                       ------------
                                                                                       (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents..........................................................   $    4,025    $    8,842
  Short-term investments, at cost, which approximates market.........................       --               601
  Accounts receivable:
    Trade, net of reserves of $764 and $312..........................................       15,512         8,789
    Unbilled.........................................................................          212           148
  Prepaid expenses...................................................................          560           340
  Other current assets...............................................................          932           151
                                                                                       ------------  ------------
Total current assets.................................................................       21,241        18,871
Property and equipment, net..........................................................        3,651         3,507
Goodwill, net........................................................................        4,558         1,413
Other assets.........................................................................          104           107
                                                                                       ------------  ------------
                                                                                        $   29,554    $   23,898
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................................   $    3,007    $    1,107
  Accrued compensation payable.......................................................          976           909
  Income taxes payable...............................................................          346           439
  Deferred income taxes..............................................................          341            86
                                                                                       ------------  ------------
Total current liabilities............................................................        4,670         2,541
                                                                                       ------------  ------------
Commitments

Stockholders' equity:
  Preferred stock, $1.00 par value; 500,000 shares authorized; none issued...........           --            --
  Common stock, $.005 par value, 25,000,000 shares authorized, 9,227,513 and
    9,227,513 shares issued..........................................................           46            46
  Additional paid-in capital.........................................................       12,843        12,654
  Retained earnings..................................................................       12,566         9,289
                                                                                       ------------  ------------
                                                                                            25,455        21,989
  Treasury stock, at cost, 1,149,909 and 1,273,681 common shares.....................         (571)         (632)
                                                                                       ------------  ------------
                                                                                            24,884        21,357
                                                                                       ------------  ------------
                                                                                        $   29,554    $   23,898
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                 INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                            SEPTEMBER 30          SEPTEMBER 30
                                                                        --------------------  --------------------
                                                                          1998       1997       1998       1997
                                                                        ---------  ---------  ---------  ---------
                                                                                       (UNAUDITED)
Revenues..............................................................  $  16,224  $  11,478  $  45,897  $  30,576
Operating expenses:
  Direct costs........................................................      9,765      6,777     27,732     17,893
  Selling expenses....................................................      1,128        785      3,143      2,018
  General and administrative expenses.................................      3,062      2,374      9,161      6,937
  Cost and expenses associated with terminated business combination...        486     --            486     --
                                                                        ---------  ---------  ---------  ---------
Total operating expenses..............................................     14,441      9,936     40,522     26,848
                                                                        ---------  ---------  ---------  ---------
Income from operations................................................      1,783      1,542      5,375      3,728
Interest income, net..................................................         60         88        221        317
                                                                        ---------  ---------  ---------  ---------
Income before income taxes............................................      1,843      1,630      5,596      4,045
Provision for income taxes............................................        771        685      2,319      1,699
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $   1,072  $     945  $   3,277  $   2,346
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income per common share:
  Basic...............................................................  $     .13  $     .12  $     .41  $     .30
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Diluted.............................................................  $     .12  $     .11  $     .37  $     .26
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Shares used in computing net income per common share:
  Basic...............................................................      8,076      7,924      8,030      7,914
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Diluted.............................................................      8,973      8,911      8,976      8,885
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                 INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income.................................................................................  $   3,277  $   2,346
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................................................      1,374      1,000
    Deferred income tax benefit..............................................................         97       (218)
    Changes in assets and liabilities, net of effects of acquisitions:
      Accounts receivable....................................................................     (5,973)    (3,893)
      Prepaid expenses.......................................................................       (220)       135
      Other assets...........................................................................       (766)       338
      Accounts payable and accrued expenses..................................................      1,721       (406)
      Accrued compensation payable...........................................................        (67)      (363)
      Income taxes payable...................................................................        (97)       120
                                                                                               ---------  ---------
Net cash used in operating activities........................................................       (654)      (941)
                                                                                               ---------  ---------

Cash flows from investing activities:
  Purchases of property and equipment........................................................     (1,161)    (1,451)
  Purchases of short-term investments........................................................     --         (9,756)
  Maturity and sale of short-term investments................................................        601     10,550
  Acquisition of business, net of cash acquired..............................................     (3,853)    (1,894)
                                                                                               ---------  ---------
Net cash used in investing activities........................................................     (4,413)    (2,551)
                                                                                               ---------  ---------

Cash flows from financing activities:
  Proceeds from issuance of common stock.....................................................        250         48
                                                                                               ---------  ---------
Net cash provided by financing activities....................................................        250         48
                                                                                               ---------  ---------
Net change in cash and cash equivalents......................................................     (4,817)    (3,444)
Cash and cash equivalents, beginning.........................................................      8,842      8,730
                                                                                               ---------  ---------
Cash and cash equivalents, ending............................................................  $   4,025  $   5,286
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental disclosure of cash flow information:
  Income taxes paid..........................................................................  $   2,022  $   1,795
  Acquisition of business
    Assets acquired..........................................................................  $     935  $     480
    Liabilities assumed......................................................................  $     475  $      80

                            See accompanying notes.

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

2. On September 9, 1998 the Company announced a definitive merger agreement with First Consulting Group, Inc. (FCGI). Under the terms of the agreement, which is subject to approval of both FCGI's and the Company's shareholders and customary closing conditions, each outstanding share of the Company's common stock will be exchanged at a fixed exchange rate of 0.77 for a newly issued share of FCGI common stock. Completion of the merger is expected in the fourth quarter of 1998. The transaction is intended to be accounted for as a pooling-of-interests and is intended to qualify as a tax-free reorganization.

3. In February 1998, the Company acquired all of the outstanding shares of capital stock of WaveFront Consulting, Inc. (WaveFront) for an initial cash payment of $3,650,000, plus conditional payments based upon future operating income. WaveFront is an information technology consulting firm located in Vienna, Virginia, specializing in providing distributed computing solutions, including client/server and internet development, principally in the telecommunications industry. WaveFront had 30 employees and reported revenues of $2.8 million for the year ended December 31, 1997. This acquisition was accounted for using the purchase method of accounting. The fair value of the identifiable net assets acquired was $460,000. The remainder of the purchase price was allocated to goodwill. Pro forma information as if the acquisition had occurred on January 1, 1997 has not been provided since such pro forma results do not differ materially from those reported in the accompanying financial statements.

4. In April 1997, the Company completed the acquisition of the assets and certain liabilities of Cutting Edge Computer Solutions, Inc. (Cutting Edge) for cash. Cutting Edge is an information services consulting firm with primary offices in Malvern, PA, and Alexandria, VA, that specializes in the design and development of business software using client-server, relational database, and internet and intranet technologies. Cutting Edge had 26 employees and reported revenues of $2.2 million in calendar year 1996. This acquisition was accounted for using the purchase method of accounting. The fair value of the identifiable net assets acquired was $400,000. The remainder of the purchase price was allocated to goodwill.

5. Statement of Financial Accounting Standards No. 128, Earnings per Share, (SFAS 128) was adopted by the Company in December 1997. SFAS 128 changed the method for computing and presenting earnings per share (EPS) and requires dual presentation of basic and diluted earnings per share. Prior period EPS data has been restated to conform with the provisions of SFAS 128.

6. The following statements were adopted by the Company on January 1, 1998. SFAS 130--Reporting Comprehensive Income, SFAS 131--Disclosure about Segments of an Enterprise and Related Information, SFAS 132--Employers' Disclosure about Pensions and Other Post Retirement Benefits, and SOP 97-2--Software Revenue Recognition. These standards did not have a material effect on the Company's financial condition and results of operations and the Company has no components of other comprehensive income to report.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      AND

                                 REORGANIZATION

                                     AMONG

                         FIRST CONSULTING GROUP, INC.,

                            A DELAWARE CORPORATION;

                         FOXTROT ACQUISITION SUB, INC.,

                            A DELAWARE CORPORATION;

                                      AND

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.,

                           A PENNSYLVANIA CORPORATION

                             ---------------------

                         DATED AS OF SEPTEMBER 9, 1998
                               ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  DESCRIPTION OF TRANSACTION....................................   A-1

  1.1   Merger of Merger Sub into the Company.............................   A-1

  1.2   Effect of the Merger..............................................   A-2

  1.3   Closing; Effective Time...........................................   A-2

  1.4   Certificate of Incorporation and Bylaws; Directors and Officers...   A-2

  1.5   Conversion of Shares..............................................   A-2

  1.6   Stock Options and Warrants........................................   A-3

  1.7   Closing of the Company's Transfer Books...........................   A-3

  1.8   Exchange of Certificates..........................................   A-3

  1.9   Dissenting Shares.................................................   A-4

  1.10  Tax Consequences..................................................   A-5

  1.11  Accounting Consequences...........................................   A-5

  1.12  Further Action....................................................   A-5

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................   A-5

  2.1   Due Organization; Subsidiaries; Etc...............................   A-5

  2.2   Articles of Incorporation and Bylaws..............................   A-5

  2.3   Capitalization, Etc...............................................   A-6

  2.4   SEC Filings; Financial Statements.................................   A-7

  2.5   Absence of Changes................................................   A-8

  2.6   Leasehold; Equipment..............................................   A-9

  2.7   Title to Assets...................................................  A-10

  2.8   Receivables; Significant Customers................................  A-10

  2.9   Proprietary Assets................................................  A-10

  2.10  Contracts.........................................................  A-12

  2.11  Year 2000 Liabilities.............................................  A-14

  2.12  Compliance with Legal Requirements................................  A-14

  2.13  Certain Business Practices........................................  A-14

  2.14  Governmental Authorizations.......................................  A-14

  2.15  Tax Matters.......................................................  A-15

  2.16  Employee and Labor Matters; Benefit Plans.........................  A-16

  2.17  Environmental Matters.............................................  A-17

  2.18  Insurance.........................................................  A-18

  2.19  Transactions with Affiliates......................................  A-18

  2.20  Legal Proceedings; Orders.........................................  A-18

  2.21  Authority; Inapplicability of Anti-takeover Statutes; Binding
          Nature of Agreement.............................................  A-19

  2.22  No Existing Discussions...........................................  A-19

                                                                            PAGE
                                                                            ----
  2.23  Accounting Matters................................................  A-19

  2.24  Vote Required.....................................................  A-19

  2.25  Non-Contravention; Consents.......................................  A-19

  2.26  Fairness Opinion..................................................  A-20

  2.27  Financial Advisor.................................................  A-20

  2.28  Full Disclosure...................................................  A-21

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND
           MERGER SUB.....................................................  A-21

  3.1   Organization, Standing and Power..................................  A-21

  3.2   Capitalization, Etc...............................................  A-21

  3.3   SEC Filings; Financial Statements.................................  A-22

  3.4   Disclosure........................................................  A-22

  3.5   Absence of Certain Changes or Events..............................  A-23

  3.6   Authority; Binding Nature of Agreement............................  A-23

  3.7   Non-Contravention; Consents.......................................  A-23

  3.8   Vote Required.....................................................  A-23

  3.9   Valid Issuance....................................................  A-23

  3.10  Accounting Matters................................................  A-23

  3.11  Fairness Opinion..................................................  A-23

  3.12  Tax Matters.......................................................  A-24

  3.13  Environmental Matters.............................................  A-24

  3.14  Significant Customers.............................................  A-25

  3.15  Year 2000 Liabilities.............................................  A-25

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY..............................  A-25

  4.1   Access and Investigation..........................................  A-25

  4.2   Operation of the Company's Business...............................  A-26

  4.3   No Solicitation...................................................  A-28

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES...........................  A-29

  5.1   Registration Statement; Joint Proxy Statement/Prospectus..........  A-29

  5.2   Company Shareholders' Meeting.....................................  A-30

  5.3   Parent Stockholders' Meeting......................................  A-31

  5.4   Regulatory Approvals..............................................  A-31

  5.5   Stock Options.....................................................  A-32

  5.6   Form S-8..........................................................  A-32

  5.7   Warrants..........................................................  A-32

  5.8   Indemnification of Officers and Directors.........................  A-33

  5.9   Pooling of Interests; Tax Free Reorganization.....................  A-33

  5.10  Additional Agreements.............................................  A-33

                                                                            PAGE
                                                                            ----
  5.11  Confidentiality...................................................  A-34

  5.12  Disclosure........................................................  A-34

  5.13  Tax Matters.......................................................  A-34

  5.14  Resignation of Officers and Directors.............................  A-34

  5.15  Nasdaq Listing....................................................  A-35

  5.16  FIRPTA Matters....................................................  A-35

  5.17  Parent Board of Directors.........................................  A-35

  5.18  Access to Information.............................................  A-35

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER
            SUB...........................................................  A-35

  6.1   Accuracy of Representations.......................................  A-35

  6.2   Performance of Covenants..........................................  A-35

  6.3   Effectiveness of Registration Statement...........................  A-35

  6.4   Stockholder Approval..............................................  A-35

  6.5   Consents..........................................................  A-36

  6.6   Agreements and Documents..........................................  A-36

  6.7   No Material Adverse Change........................................  A-36

  6.8   FIRPTA Compliance.................................................  A-36

  6.9   Listing...........................................................  A-36

  6.10  No Restraints.....................................................  A-36

  6.11  No Governmental Litigation........................................  A-36

  6.12  No Other Litigation...............................................  A-37

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.............  A-37

  7.1   Accuracy of Representations.......................................  A-37

  7.2   Performance of Covenants..........................................  A-37

  7.3   Effectiveness of Registration Statement...........................  A-37

  7.4   Stockholder Approval..............................................  A-37

  7.5   Documents.........................................................  A-37

  7.6   No Material Adverse Change........................................  A-38

  7.7   Listing...........................................................  A-38

  7.8   No Restraints.....................................................  A-38

SECTION 8.  TERMINATION...................................................  A-38

  8.1   Termination.......................................................  A-38

  8.2   Notice of Termination; Effect of Termination......................  A-39

  8.3   Expenses; Termination Fees........................................  A-39

SECTION 9.  MISCELLANEOUS PROVISIONS......................................  A-39

  9.1   Amendment.........................................................  A-39

  9.2   Waiver............................................................  A-40

                                                                            PAGE
                                                                            ----
  9.3   No Survival of Representations and Warranties.....................  A-40

  9.4   Entire Agreement; Counterparts....................................  A-40

  9.5   Applicable Law; Jurisdiction......................................  A-40

  9.6   Disclosure Schedule...............................................  A-40

  9.7   Attorneys' Fees...................................................  A-40

  9.8   Assignability.....................................................  A-41

  9.9   Notices...........................................................  A-41

  9.10  Cooperation.......................................................  A-41

  9.11  Construction......................................................  A-41

                               AGREEMENT AND PLAN
                                       OF
                           MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of September 9, 1998, by and among: FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"); FOXTROT ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub with and into the Company in accordance with this Agreement and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and the Delaware General Corporation Law, as amended (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

    C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders,
(ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Merger.

    D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

    E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the affiliate shareholders of the Company listed on Exhibit B-1 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-1; and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the affiliate stockholders of Parent listed on Exhibit B-2 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-2.

    F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the Persons identified on Exhibit D-1 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit E-1. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the Persons identified on Exhibit D-2 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit E-2.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION.

    1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the PBCL and the DGCL.

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of the PBCL (the "ARTICLES OF MERGER") shall be filed with the Department of State of the Commonwealth of Pennsylvania and a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the later of (a) the time the Articles of Merger is accepted for filing by the Department of State of the Commonwealth of Pennsylvania, (b) the time the certificate of merger is accepted for filing by the Secretary of State of the State of Delaware and (c) at such later time as may be specified in the Articles of Merger (the "EFFECTIVE TIME").

    1.4  CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND
OFFICERS.  Unless otherwise determined by Parent prior to the Effective Time:

        (a) the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws substantially in the form attached hereto as Exhibits F-1 and F-2, respectively; PROVIDED, HOWEVER, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Integrated Systems Consulting Group, Inc.; and

        (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are elected and qualified or duly appointed, as the case may be.

    1.5  CONVERSION OF SHARES.

        (a) Subject to Section 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

            (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled;

            (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled;

           (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b) and (d) and Section 1.9, each share of Company Common Stock then outstanding shall be converted into the right to receive 0.77 of a share of Parent Common Stock; and

            (iv) each share of the common stock, no par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

        (b) The fraction of a share of Parent Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to
    Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "EXCHANGE RATIO." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

        (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

        (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.7), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq on the Effective Date.

    1.6 STOCK OPTIONS AND WARRANTS. At the Effective Time, all Company Options (as defined in Section 2.3(b)) shall be assumed by Parent in accordance with
Section 5.5, and all Company Warrants (as defined in Section 2.3(c)) shall be assumed by Parent in accordance with Section 5.7.

    1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.8) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

    1.8  EXCHANGE OF CERTIFICATES.

        (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

        (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(d), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the

    Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) together with any cash in lieu of fractional share(s) pursuant to the provisions of
    Section 1.5(d), and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

        (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this
    Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

        (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

    1.9 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares, if any, of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are held by any shareholder who has not voted such shares in favor of the Merger and who shall have delivered a written notice of intention to demand payment of fair value of such shares in the manner provided in Section 1574 of the PBCL ("DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)) unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to be paid fair value under the PBCL. If such holder shall have failed to perfect or have effectively withdrawn or lost such right, his shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective

Time, the right to receive the consideration provided in Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)) without any interest thereon.

    1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.11 ACCOUNTING CONSEQUENCES. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

    1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company (the "COMPANY DISCLOSURE SCHEDULE"):

    2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

        (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "ACQUIRED CORPORATIONS".) None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

        (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

        (c) None of the Acquired Corporations is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in
    Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Acquired Corporations. Each of the Acquired Corporations is in good standing as a foreign corporation in each of the respective jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

    2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. None of the Acquired Corporations is in violation of any of the provisions of its articles of incorporation or bylaws or equivalent governing instruments.

    2.3  CAPITALIZATION, ETC.

        (a) The authorized capital stock of the Company consists of: (i) twenty-five million (25,000,000) shares of Company Common Stock, $.005 par value per share, of which, as of August 31, 1998, 8,076,404 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) have been issued and are outstanding; and
    (ii) five hundred thousand (500,000) shares of preferred stock, $1.00 par value per share, of which no shares are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are 1,151,109 shares of Company Common Stock held in treasury by the Company and no shares of stock held in treasury by any of the other Acquired Corporations. (i) None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract. None of the Acquired Corporations is under any obligation to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

        (b) As of August 31, 1998, 957,725 shares (which amount does not materially differ from the amount subject to options outstanding as of the date of this Agreement) of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock. (Stock options granted by the Company pursuant to the Company's stock option plans are referred to in this Agreement as "COMPANY OPTIONS.") Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of August 31, 1998: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the form of all stock option agreements evidencing such options. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option.

        (c) As of the date of this Agreement, six hundred seventy-nine thousand, seven hundred twenty-three (679,723) shares of Company Common Stock are subject to issuance pursuant to outstanding warrants to purchase Company Common Stock ("COMPANY WARRANTS"). Part 2.3(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the applicable vesting schedule and the extent to which such Company Warrant is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Warrant expires. The Company has delivered to Parent accurate and complete copies of all agreements, certificates and other documents evidencing all warrants which the Company has ever granted.

        (d) Except as set forth in Parts 2.3(b), 2.3(c) or 2.3(d) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

        (e) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

        (f) All of the outstanding shares of capital stock of each of the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company has delivered to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC and will deliver to Parent accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Company SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Company SEC Documents filed after the date hereof will so comply; and (ii) none of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents filed with the SEC (the "COMPANY FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and other information required for complete financial statements), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is sometimes referred to herein as the "COMPANY BALANCE SHEET" and the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1998 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is sometimes referred to herein as the "COMPANY UNAUDITED INTERIM BALANCE SHEET." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in (i), (ii) and (iii) of this
    Section 2.4(b).

    2.5 ABSENCE OF CHANGES. Since the date of the Company Unaudited Interim Balance Sheet:

        (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

        (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

        (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

        (d) none of the Acquired Corporations has sold, issued, granted or authorized the issuance or grant of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options or Company Warrants), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule), or
    (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (iii) any restricted stock purchase agreement;

        (f) except as provided in Part 2.5(f) of the Company Disclosure Schedule, there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (g) except as provided in Part 2.5(g) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) received any Acquisition Proposal, or (ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

        (h) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

        (i) none of the Acquired Corporations has made any capital expenditures which exceed $800,000 in the aggregate;

        (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

        (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
    (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

        (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

        (m) except as set forth on Part 2.5(m) of the Company Disclosure Schedule, none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

        (n) except as set forth in Part 2.5(n) of the Company Disclosure Schedule and except for intercompany indebtedness among the Acquired Corporations and relocation and travel advances referred to in Section 2.8(b), none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

        (o) except as provided in Part 2.5(o) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.16(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

        (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

        (q) none of the Acquired Corporations has made any material election with respect to Taxes;

        (r) except as set forth in Part 2.5(r) of the Company Disclosure Schedule, none of the Acquired Corporations has commenced or settled any Legal Proceeding;

        (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

        (t) except as set forth in Part 2.5(t) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

    2.6 LEASEHOLD; EQUIPMENT. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.6 of the Company Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on the Acquired Corporations. Part 2.6 of the Company Disclosure Schedule accurately identifies all material items of equipment leased by the Acquired Corporations. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.

    2.7 TITLE TO ASSETS. The Acquired Corporations own, and have good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their business, including: (i) all assets reflected on the Company Unaudited Interim Balance Sheet; and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned or leased by the Acquired Corporations. Except as set forth in
Part 2.7 of the Company Disclosure Schedule, all of said assets are owned or leased by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations.

    2.8  RECEIVABLES; SIGNIFICANT CUSTOMERS.

        (a) Part 2.8 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of the Acquired Corporations as of the date of the Company Unaudited Interim Balance Sheet. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Company Unaudited Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off and are not subject to any dispute or threat of nonpayment (net of the allowance for doubtful accounts set forth on the Company Unaudited Interim Balance Sheet and an additional amount not to exceed $250,000 in the aggregate) and (iii) represent revenues that have been recognized in accordance with GAAP.

        (b) Part 2.8(b) of the Company Disclosure Schedule contains an accurate and complete list as of August 31, 1998 of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contract of such Acquired Corporation, other than routine travel or relocation advances made to employees in the ordinary course of business, which loan and advances do not materially differ from the loans and advances as of the date of this Agreement.

        (c) Part 2.8(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Significant Customers. For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the twenty (20) customers of the Company that have effected the most purchases, in dollar terms, and accounted for the most revenues, in dollar terms, during the four (4) fiscal quarter period ended June 30, 1998. None of the Company's Significant Customers has canceled, returned or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel, return or substantially reduce, any purchases from, orders to or services provided by the Company. The Company has not received any material customer complaints concerning its products and/or services.

    2.9  PROPRIETARY ASSETS.

        (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body,
    (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company owns no Proprietary Assets other than the Company Proprietary Assets set forth in Part 2.9(a)(i) of the Company Disclosure Schedule. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. To the best of the knowledge of the Company, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, to the best of the knowledge of the Company, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. The Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

        (b) The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets.

        (c) To the best of the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Company Disclosure Schedule, to the best of the knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

        (d) (i) Each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim. To the best of the knowledge of the Company, the Company has established adequate reserves on the Company Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

        (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
    Part 2.9(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        (f) All employees set forth in Part 2.9(f) of the Company Disclosure Schedule have executed and delivered an agreement to the Company (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Employment Agreement or Employee Agreement previously delivered to Parent by the Company. Substantially all other current and substantially all former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of confidential information and invention assignment agreement previously delivered to Parent. Substantially all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to Parent.

        (g) Except as set forth in Part 2.9(g) of the Company Disclosure Schedule, to the best of the knowledge of the Company, each of the Acquired Corporations has taken adequate steps to ensure that all software (and related Proprietary Assets) used in its operations are Year 2000 Compliant (as defined below). For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that software that can individually, and in combination and in conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to all software (and related Acquired Corporation Proprietary Assets) that is sold, licensed or transferred by any Acquired Corporation to any Person, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

    2.10  CONTRACTS.

        (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "MATERIAL CONTRACT":

            (i) (A) any Contract or outstanding offer relating to the employment of, or the performance of services by, any employee, (B) any Contract pursuant to which any of the Acquired Corporations is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of any of the Acquired Corporations and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated;

            (ii) any Contract (A) relating to the acquisition, transfer, development, sharing, license (to or by any of the Acquired Corporations), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of the Acquired Corporations;

           (iii) any Contract which provides for indemnification of any officer, director, employee or agent of any of the Acquired Corporations;

            (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

            (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

            (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

           (vii) any Contract that (A) contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $7,500 per month and (B) has a term of more than 90 days and that may not be terminated by such Acquired Corporation within 90 days after the delivery of a termination notice by such Acquired Corporation;

          (viii) any Contract that contemplates or involves payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate;

            (ix) except as set forth in Part 2.10(a)(ix) of the Company Disclosure Schedule, any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (x) any joint marketing or development Contract currently in force under which an Acquired Corporation has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 30 days or less, or any material Contract pursuant to which an Acquired Corporation has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by an Acquired Corporation and which may not be canceled without penalty upon notice of 90 days or less;

            (xi) any Contract currently in force to disclose or deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Acquired Corporation Proprietary Asset that is material to the Acquired Corporations taken as a whole;

           (xii) any Contract (not otherwise identified in clauses "(i)" through "(xi)" of this sentence) that is or would be material to any of the Acquired Corporations, to the business, condition, capitalization or operations of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement; and

          (xiii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

        (b) Each Material Contract is valid and in full force and effect, and is enforceable by an Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the best of the knowledge of the Company, no Person has violated or breached, or committed any default under, any Material Contract.

        (c) (i) None of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporations; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporations; (iii) none of the Acquired Corporations or any of their Representatives has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporation; and (iv) each of the Acquired Corporations has obtained all necessary export licenses related to the export of its products.

        (d) Except as set forth in Part 2.10(d) of the Company Disclosure Schedule, there is no Acquired Corporation Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body).

        (e) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to any Acquired Corporation under any Material Contract or any other material term or provision of any Material Contract, except for Acquired Corporation Contracts, which are being renegotiated or provide for renegotiation pursuant to their terms in the ordinary course of the Company's business.

    2.11 YEAR 2000 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Acquired Corporation Proprietary Assets) that is sold, licensed or transferred by any Acquired Corporation to any Person, computer systems, any software utilized by the Acquired Corporations or other components of the Acquired Corporations' information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Interim Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since June 3, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.13 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor any director, officer, agent or employee of any of the Acquired Corporations has, on behalf of any of the Acquired Corporations, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    2.14 GOVERNMENTAL AUTHORIZATIONS. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since June 3, 1996 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.15  TAX MATTERS.

        (a) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "ACQUIRED CORPORATION RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

        (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

        (c) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, since the Acquired Corporation Return for the taxable period ended December 31, 1994, no Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

        (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    2.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

        (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations.

        (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of any of the Acquired Corporations (a "PENSION PLAN"). None of the Plans identified in Part 2.16(a) of the Company Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

        (c) Except as set forth in Part 2.16(a) or Part 2.16(c) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any employees or former employees of any of the Acquired Corporations (a "WELFARE PLAN"), or
    (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

        (d) With respect to each Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;
    (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

        (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

        (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of any of the Acquired Corporations.

        (g) Except as set forth in Part 2.16(g) of the Company Disclosure Schedule, no Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of any of the Acquired Corporations after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of any of the Acquired Corporations (or the employees' beneficiaries)).

        (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

        (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

        (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

        (k) Except as set forth in Part 2.16(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

        (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

        (m) Part 2.16(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

        (n) Each Plan complies in all material respects with all applicable Legal Requirements. Each of the Acquired Corporations is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        (o) Except as set forth in Part 2.16(o) of the Company Disclosure Schedule, each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

    2.17 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the

Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. To the best of the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 2.17 and Section 3.13: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

    2.18 INSURANCE. The Company has delivered to Parent a copy of each insurance policy and each self insurance program relating to the business, assets or operations of any of the Acquired Corporations. Each such insurance policy is in full force and effect. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Acquired Corporations; and, to the best of the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

    2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

    2.20  LEGAL PROCEEDINGS; ORDERS.

        (a) Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding (including, to the best knowledge of the Company, any investigation), and no Person has overtly threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, including, without limitation, any Acquired Company Proprietary Asset; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of any of the Acquired Corporations to seek indemnification from, or commence a Legal Proceeding against or involving, any of the Acquired Corporations.

        (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

    2.21 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2), and (d) approved, and the stockholders of the Company have adopted, an amendment to the Company's Articles of Incorporation having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement except as set forth in
Part 2.21 of the Company Disclosure Schedule. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.22 NO EXISTING DISCUSSIONS. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

    2.23 ACCOUNTING MATTERS. To the best of the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

    2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholder Meeting (the "REQUIRED COMPANY SHAREHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

    2.25 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the

Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

        (d) except as set forth in Part 2.25(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract; or

        (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the PBCL, the DGCL and the rules of the National Association of Securities Dealers, Inc. ("NASD") (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus, as defined in Section 2.28(b)), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.26 FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of Robert W. Baird & Co. Incorporated, financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the shareholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

    2.27 FINANCIAL ADVISOR. Except for Robert W. Baird & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has communicated to Parent the fee formula pursuant to which fees, commissions and other amounts will be paid by the Company to Robert W. Baird & Co. Incorporated if the Merger is consummated. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of Robert W. Baird & Co. Incorporated.

    2.28  FULL DISCLOSURE.

        (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

        (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be filed with the SEC as part of the S-4 Registration Statement (the "JOINT PROXY STATEMENT/PROSPECTUS"), will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of the Company, at the time of the Company Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

    Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule delivered to the Company on the date of this Agreement and signed by an executive officer of Parent (the "PARENT DISCLOSURE SCHEDULE"):

    3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub.

    3.2 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of: (i) fifty million (50,000,000) shares of Parent Common Stock, $.001 par value per share, of which, as of August 31, 1998, 15,925,602 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) were issued and outstanding; and (ii) ten million (10,000,000) shares of preferred stock, $.001 par value per share, of which no shares are outstanding as of the date of this Agreement. As of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights to acquire shares of Parent Common Stock other than pursuant to stock issuance or stock option plans or other arrangements disclosed in the Parent SEC Documents. The authorized capital stock of Merger Sub consists of one hundred
(100) shares of Common Stock ("MERGER SUB COMMON STOCK"), $.001 par value per share, all of which have been issued and are outstanding as of the date of this Agreement and are held by Parent. As of the date of this Agreement, there are no shares of Parent Common Stock held in treasury by Parent. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right.

    3.3  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between November 26, 1997 and the date of this Agreement and will deliver to the Company accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Date (the "PARENT SEC DOCUMENTS"), which are all of the forms, reports and documents required to be filed by Parent with the SEC since November 26, 1997. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Parent SEC Documents filed with the SEC was timely filed and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Parent SEC Documents filed after the date hereof and prior to the Effective Time will so comply; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The consolidated financial statements contained in the Parent SEC
    Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and other information required to complete financial statements); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of Parent and its subsidiaries for the year ended December 31, 1997 included in the Company's final Prospectus dated February 13, 1998 is sometimes referred to herein as the "PARENT BALANCE SHEET" and the unaudited consolidated balance sheet of Parent and its subsidiaries as of June 30, 1998 included in Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is sometimes referred to herein as the "PARENT UNAUDITED INTERIM BALANCE SHEET." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in (i), (ii) and (iii) of this Section 3.3(b).

    3.4  DISCLOSURE.

        (a) This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 7.5(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

        (b) None of the information to be supplied by or on behalf of Parent for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of Parent, at the time of the Parent Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Part 3.5 of the Parent Disclosure Schedule between the date of the Parent Unaudited Interim Balance Sheet and the date of this Agreement: (i) there has not been any event that has had a Material Adverse Effect on Parent; (ii) Parent has not declared, accrued, set aside or paid any dividend; and (iii) Parent has not incurred any liabilities other than in the ordinary course of business and consistent with past practices.

    3.6 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.7 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, or (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the PBCL, the DGCL and the rules of the NASD (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger.

    3.8 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote of a majority of votes cast in person or by proxy as prescribed by rules of the NASD (the "REQUIRED PARENT STOCKHOLDER VOTE").

    3.9 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

    3.10 ACCOUNTING MATTERS. To the best of the knowledge of Parent, Parent has not taken and has not agreed, and does not plan, to take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

    3.11 FAIRNESS OPINION. Parent's Board of Directors has received the written opinion of Hambrecht & Quist LLC, financial advisor to Parent, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

    3.12  TAX MATTERS.

        (a) All Tax Returns required to be filed by or on behalf of the Parent and its Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "PARENT RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

        (b) The Parent financial statements in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

        (c) Since the Parent Return for the taxable period ended December 31, 1992, no Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent or any of its Subsidiaries.

        (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Parent, has been threatened against or with respect to Parent or any of its Subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any of its Subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent or any of its Subsidiaries and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of Parent or any of its Subsidiaries except liens for current Taxes not yet due and payable. Neither Parent nor any of its Subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither Parent nor any of its Subsidiaries has been, and neither Parent nor any of its Subsidiaries will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent or any of its Subsidiaries that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither Parent nor any of its Subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    3.13 ENVIRONMENTAL MATTERS. Except as set forth in Part 3.13 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of Parent and its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Parent nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of Parent or its Subsidiaries is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent or any of its Subsidiaries with any Environmental Law in the future. To the knowledge of the Parent, no current or prior owner of any property leased or controlled by Parent or any of its Subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent or any of its Subsidiaries is not in compliance with any Environmental Law. To the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature.

    3.14 SIGNIFICANT CUSTOMERS. Part 3.14 of the Parent Disclosure Schedule sets forth a complete and accurate list of all Parent's Significant Customers. For purposes of this Agreement, "PARENT'S SIGNIFICANT
CUSTOMERS" are the twenty (20) customers of the Parent that have effected the most purchases, in dollar terms, and accounted for the most revenues, in dollar terms, during the fiscal year ended December 31, 1997. None of the Parent's Significant Customers has canceled, returned or substantially reduced or, to the knowledge of the Parent, is currently attempting or threatening to cancel, return or substantially reduce, any purchases from, orders to or services provided by the Parent. Parent has not received any material customer complaints concerning its products and/or services.

    3.15 YEAR 2000 LIABILITIES. Neither Parent nor any of its Subsidiaries has any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Parent Proprietary Assets) that is sold, licensed or transferred by Parent or any of its Subsidiaries to any Person, computer systems, any software utilized by the Parent or other components of the Parent's information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Unaudited Interim Balance Sheet as of June 30, 1998 included in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and
(b) normal and recurring liabilities that have been incurred by Parent since the date of the Parent Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY.

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

        (a) any written materials or communications sent by or on behalf of the Company to its shareholders;

        (b) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

        (c) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

        (d) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

    4.2  OPERATION OF THE COMPANY'S BUSINESS.

        (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Company Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18;
    (iv) the Company shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any source code materials or other Proprietary Asset, or (B) a release from any escrow of any source code materials or other Proprietary Asset which have been deposited or are required to be deposited in escrow under the terms of such Acquired Corporation Contract; and (v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

        (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

            (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (A) issue Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement and (B) in the ordinary course of business and consistent with past practices, grant options exercisable into not more than two hundred fifty (250) shares of Company Common Stock per newly-hired employee);

           (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

            (iv) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (v) form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired

       Corporations during the Pre-Closing Period, do not exceed $50,000 with respect to any single capital expenditure or $100,000 in the aggregate);

           (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract (other than Contracts identified pursuant to Section 2.10(a)(viii) hereunder), or amend or prematurely terminate, or waive or exercise any material right or remedy (including any right to repurchase shares of Company Common Stock) under, any Material Contract (other than Contracts identified pursuant to Section 2.10(a)(viii) hereunder);

          (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

            (ix) incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary trade payables; (ii) pursuant to existing credit facilities; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of any of the Acquired Corporations or guarantee any debt securities of others.

            (x) except in the ordinary course of business and consistent with past practices, establish, adopt or amend any employee benefit plan, pay any bonus except in accordance with the terms of existing Plans or pursuant to commitments made prior to the date of this Agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

            (xi) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

           (xii) hire any new employee having an annual salary in excess of $100,000 or as an officer of the Company or engage any consultant or independent contractor for a period exceeding sixty (60) days;

          (xiii) change the status, title or responsibilities, including without limitation, termination or promotion, of any officer of the Company or promote any employee to an officer position in the Company;

           (xiv) transfer or license to any Person or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any rights (including without limitation distribution rights) to the Proprietary Assets of the Acquired Corporations, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

           (xv) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

           (xvi) change any of its methods of accounting or accounting practices in any respect;

          (xvii) make any election with respect to Taxes;

          (xviii) commence or settle any Legal Proceeding;

           (xix) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

           (xx) enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

           (xxi) agree or commit to take any of the actions described in clauses "(i)" through "(xx)" of this Section 4.2(b).

        (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;
    (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any event, condition, fact or circumstance hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule;
    (iv) any material breach of any covenant or obligation of the Company; and
    (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any representations, warranties, covenants or obligations of the Company contained in this Agreement.

        (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(c) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or
    (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

    4.3  NO SOLICITATION.

        (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8, the Company shall not directly or indirectly, and shall not authorize or permit any subsidiary of the Company or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer submitted by such Person (and not withdrawn) if
    (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
    Section 4.3, (2) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least twenty-four (24) hours prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) not recommend a Superior Offer to its shareholders for a period of not less than the greater of two (2) business days or forty-eight (48) hours after Parent's receipt of a copy of such Superior Offer (pursuant to Section 4.3(b) below).

        (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

        (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES.

    5.1  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

        (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the S-4 Registration Statement, together with the Joint Proxy Statement/Prospectus and any other documents required by the Securities Act, the Exchange Act or any other Federal, foreign or Blue Sky or related laws in connection with the Merger and the transactions contemplated by this Agreement ("OTHER FILINGS"). Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4 Registration Statement, the Joint Proxy Statement/Prospectus, any Other Filings or the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement/Prospectus) and any Other Filings to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the

    S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to Parent's stockholders and the Company will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this
    Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company and the stockholders of Parent.

        (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

    5.2  COMPANY SHAREHOLDERS' MEETING.

        (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "COMPANY SHAREHOLDERS' MEETING") to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/ Prospectus is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Shareholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

        (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

        (c) Nothing in Section 5.2(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in
    Section 4.3, and (iii) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

    5.3  PARENT STOCKHOLDERS' MEETING.

        (a) Parent shall take all action necessary to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "PARENT STOCKHOLDERS' MEETING"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the issuance of Parent Common Stock in the Merger or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting.

        (b) (i) The board of directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Joint Proxy Statement/ Prospectus shall include a statement to the effect that the board of directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's board of directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

    5.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

    5.5  STOCK OPTIONS.

        (a) Subject to Section 5.5(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the requirements of Section 424(a) of the Code (as in effect as of the date of this Agreement) and the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share),
    (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

        (b) Notwithstanding anything to the contrary contained in this Section 5.5, in lieu of assuming outstanding Company Options in accordance with
    Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing equivalent replacement stock options in substitution therefor that are substantially the same.

        (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

    5.6 FORM S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as reasonably practical (and in any event within sixty (60) days) after the Effective Time.

    5.7 WARRANTS. At the Effective Time, all rights with respect to Company Common Stock under Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrants. From and after the Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (c) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (d) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term, exercisability, schedule and other provisions of such Company Warrant shall otherwise remain unchanged; PROVIDED, HOWEVER, that such Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 5.7 and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein.

    5.8  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        (a) All rights to indemnification existing in favor of the current directors and officers of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said officers and directors (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by Parent and the Surviving Corporation for a period of not less than six (6) years from the Effective Time.

        (b) From the Effective Time until the third anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the lesser of (i) the existing amount of coverage of the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY") and (ii) the amount of coverage purchased by 150% of the amount of the last annual premium paid by the Company prior to the date of this Agreement for the Existing Policy; PROVIDED, HOWEVER, that the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage.

    5.9 POOLING OF INTERESTS; TAX FREE REORGANIZATION. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests" and (c) not to take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. The Company agrees to provide KPMG Peat Marwick LLP and Grant Thornton LLP such letters as may be reasonably requested by either of them with respect to the letters referred to in Sections 6.6(b) and 6.6(c).

    5.10  ADDITIONAL AGREEMENTS.

        (a) Subject to Section 5.10(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.10(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

        (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of its subsidiaries to dispose of any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets;
    (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product, or to commit to cause any of the Acquired Corporations to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing
    Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

    5.11 CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Mutual Non-Disclosure Agreement, dated as of June 16, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

    5.12 DISCLOSURE. Parent and the Company have agreed to the text of a joint press release announcing the signing of this Agreement and shall consult with each other before issuing any other press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

    5.13  TAX MATTERS.

        (a) At or prior to the filing of the S-4 Registration Statement, Parent and Merger Sub and the Company shall execute and deliver to Cooley Godward LLP and to Saul, Ewing, Remick & Saul LLP tax representation letters in the forms attached as Exhibit G-1 and G-2, as applicable;

        (b) Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Saul, Ewing, Remick & Saul LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to Section 5.13(a);

        (c) Parent, Merger Sub and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code; and

        (d) Following delivery of the tax representation letters pursuant to
    Section 5.13(a), each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Saul, Ewing, Remick & Saul LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 5.13(a).

    5.14 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of the Company.

    5.15 NASDAQ LISTING. Parent shall use all reasonable efforts to have the shares of Parent Common Stock issuable to the shareholders of the Company pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger authorized for listing on Nasdaq upon official notice of issuance.

    5.16 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

    5.17 PARENT BOARD OF DIRECTORS. As soon as practicable after the Effective Time, Parent shall use reasonable efforts to nominate and appoint (i) Warren V. Musser, or such other nominee designated by the Company, to Class I of its Board of Directors to serve until the annual meeting of stockholders to be held in 1999 and (ii) David S. Lipson, or such other nominee designated by the Company, to Class II of its Board of Directors to serve until the annual meeting of stockholders to be held in 2000.

    5.18 ACCESS TO INFORMATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives, to: (a) provide the Company and its Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its Subsidiaries; and (b) provide the Company and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its Subsidiaries, and with such additional financial, operating and other data and information regarding Parent and its Subsidiaries, as the Company may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

    6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; PROVIDED, HOWEVER, that any representations and warranties qualified by "Material Adverse Effect" or other materiality qualifications are accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

    6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

    6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    6.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote. Fewer than 10% of the outstanding shares of Company Common Stock shall be Dissenting Shares.

    6.5 CONSENTS. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.25 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

    6.6 AGREEMENTS AND DOCUMENTS. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

        (a) the statement referred to in Section 5.16(b), executed by the Company;

        (b) a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent and Grant Thornton LLP, to the effect that, after reasonable investigation, KPMG Peat Marwick LLP is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

        (c) a letter from Grant Thornton LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that, after reasonable investigation, Grant Thornton LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

        (d) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.13);

        (e) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7 and 6.8 have been duly satisfied; and

        (f) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

    6.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations since the date of this Agreement.

    6.8 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.16.

    6.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    6.11 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    6.12 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquired Corporations or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent, (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.

    The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

    7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; PROVIDED, HOWEVER, that any representations and warranties qualified by "Material Adverse Effect" or other materiality qualifications are accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

    7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

    7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    7.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

    7.5  DOCUMENTS.  The Company shall have received the following documents:

        (a) a Registration Rights Agreement in the form of Exhibit H, executed by Parent and each person identified on Exhibit I.

        (b) a legal opinion of Saul, Ewing, Remick & Saul LLP, dated as of the Closing Date and addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Saul, Ewing, Remick & Saul LLP may rely upon tax representation letters including those referred to in Section 5.13);

        (c) a letter from KPMG Peat Marwick LLP, dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and Grant Thornton LLP, to the effect that, after reasonable investigation, KPMG Peat Marwick LLP is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

        (d) a letter from Grant Thornton LLP, dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that, after reasonable investigation, Grant Thornton LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that would preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

        (e) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.3 and 7.6 have been duly satisfied.

    7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Parent's business, condition, assets, liabilities, operations or financial performance since the date of this Agreement.

    7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

SECTION 8.  TERMINATION.

    8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the
Company:

        (a) by mutual written consent of the Boards of Directors of the Parent and the Company;

        (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

        (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

        (d) by either Parent or the Company if (i) the Company Shareholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Company Required Shareholder Vote (PROVIDED that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain Company shareholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

        (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Company Required Shareholder Vote) if a Triggering Event shall have occurred;

        (f) by either Parent or Company if (i) the Parent Stockholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) issuance of the Parent Common Stock in the Merger shall not have been approved at such meeting by the Parent Required Stockholder Vote;

        (g) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach; or

        (h) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach.

    8.2  NOTICE OF TERMINATION; EFFECT OF TERMINATION.  Any termination under
Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 8.2,
Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement and (iii) no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    8.3  EXPENSES; TERMINATION FEES.

        (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the S-4 Registration Statement and the Joint Proxy Statement/ Prospectus and any amendments or supplements thereto.

        (b) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent (at the time specified in Section 8.3(c)), a nonrefundable fee equal to five million dollars ($5,000,000) (the "TERMINATION FEE") in cash within three (3) days of such termination.

        (c) If this Agreement is terminated by Company or Parent pursuant to
    Section 8.1(d) and an Acquisition Transaction is consummated or a proposed Acquisition Transaction is publicly announced at anytime prior to the first anniversary of the date of this Agreement, Company shall pay to Parent the Termination Fee contemporaneously with the earlier of the consummation of such Acquisition Transaction or such announcement regarding a proposed Acquisition Agreement.

SECTION 9.  MISCELLANEOUS PROVISIONS.

    9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the shareholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); PROVIDED, HOWEVER, that
(i) after any such approval of this Agreement and the Merger by the Company's shareholders, no amendment shall be made which by law or NASD regulation requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of the issuance of Parent Company Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.2  WAIVER.

        (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

    9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    9.5 APPLICABLE LAW; JURISDICTION. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
(a) each of the parties irrevocably and unconditionally consent in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the law, no party shall object to the removal of such action to any federal court located in the State of California; (c) each of the parties irrevocably waivers the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

    9.6 DISCLOSURE SCHEDULE. Each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3, respectively, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or 3, respectively, and shall not be deemed to relate to or to qualify any other representation or warranty unless such relationship or qualification is reasonably apparent.

    9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as set forth in Section 5.8 with respect to the current directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:      FIRST CONSULTING GROUP, INC.
                   111 W. Ocean Boulevard, 4th Floor
                   Long Beach, CA 90802
                   Facsimile: (562) 432-1932

if to Merger Sub:  FOXTROT ACQUISITION SUB, INC.
                   111 W. Ocean Boulevard, 4th Floor
                   Long Beach, CA 90802
                   Facsimile: (562) 432-1932

if to the          INTEGRATED SYSTEMS CONSULTING GROUP, INC.
Company:           575 East Swedesford Road
                   Wayne, PA 19087
                   Facsimile: (610) 989-7100

    9.10 COOPERATION. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

    9.11  CONSTRUCTION.

        (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    IN WITNESS WHEREOF, the parties have caused this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION to be executed as of the date first above written.

                                              FIRST CONSULTING GROUP, INC.

                                              By: /s/ LUTHER J. NUSSBAUM
                                                 -------------------------------------------

                                              Printed Name: Luther J. Nussbaum
                                              -------------------------------------------

                                              Title: Executive Vice President
                                              --------------------------------------------

                                              FOXTROT ACQUISITION SUB, INC.

                                              By: /s/ LUTHER J. NUSSBAUM
                                                 -------------------------------------------

                                              Printed Name: Luther J. Nussbaum
                                              -------------------------------------------
                                              Title: President
                                              --------------------------------------------

                                              INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                              By: /s/ DAVID S. LIPSON
                                                 -------------------------------------------

                                              Printed Name: David S. Lipson
                                              -------------------------------------------
                                              Title: President
                                              --------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                 SIGNATURE PAGE

                                 EXHIBITS INDEX

Exhibit A.........................  Certain Definitions

Exhibit B-1.......................  Company Shareholders who have executed Voting Agreements

Exhibit B-2.......................  Parent Stockholders who have executed a Voting Agreement

Exhibit C-1.......................  Form of Voting Agreement for Company Shareholders

Exhibit C-2.......................  Form of Voting Agreement for Parent Stockholders

Exhibit D-1.......................  Individuals executing Company Affiliate Agreement in
                                    Form of Exhibit E-1

Exhibit D-2.......................  Individuals executing Parent Affiliate Agreement in Form of Exhibit E-2

Exhibit E-1.......................  Form of Affiliate Agreement for Company Affiliates

Exhibit E-2.......................  Form of Affiliate Agreement for Parent Affiliates

Exhibit F-1.......................  Form of Surviving Corporation Articles of Incorporation

Exhibit F-2.......................  Form of Surviving Corporation Bylaws

Exhibit G-1.......................  Form of Tax Representation Letter to be delivered by
                                    Parent and Merger Sub

Exhibit G-2.......................  Form of Tax Representation Letter to be delivered by
                                      Company

Exhibit H.........................  Form of Registration Rights Agreement

Exhibit I.........................  Individuals to execute Registration Rights Agreement in
                                    Form of Exhibit H

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUIRED CORPORATION CONTRACT. "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

    ACQUIRED CORPORATION PROPRIETARY ASSET. "ACQUIRED CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

    ACQUISITION PROPOSAL. "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

    ACQUISITION TRANSACTION. "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving:

        any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than fifty percent (50%) of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company;

        (a) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of the Company; or

        (b) any liquidation or dissolution of the Company.

    AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

    COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall mean the Common Stock, $.005 par value per share, of the Company.

    CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                                     A-A-1

    ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstances or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and its subsidiaries taken as a whole.

    NASDAQ. "NASDAQ" shall mean the Nasdaq National Market.

    PARENT COMMON STOCK. "PARENT COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of Parent.

    PERSON. "PERSON" shall mean any individual, Entity or Governmental Body.

    PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

                                     A-A-2

    REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    SEC. "SEC" shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or in directly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body.

    SUPERIOR OFFER. "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's shareholders than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

    TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, AD VALOREM tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    TRIGGERING EVENT. A "TRIGGERING EVENT" shall be deemed to have occurred if:
(i) the Board of Directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after the Parent request in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent of similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Shareholders Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (ix) the Company breaches or is deemed to have breached any of its obligations under Section 4.3 of the Agreement.

                                     A-A-3

                                                                    APPENDIX A-1

                                FIRST AMENDMENT
                                       TO
                               AGREEMENT AND PLAN
                                       OF
                           MERGER AND REORGANIZATION

    THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "FIRST AMENDMENT") made and entered into as of November 11, 1998, by and among: FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"); FOXTROT ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation (the "COMPANY"), amends that certain Agreement and Plan of Merger and Reorganization, dated as of September 9, 1998, by and among Parent, Merger Sub and the Company (the "ORIGINAL AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.

                              W I T N E S S E T H

    WHEREAS, the parties have entered into the Original Agreement on September 9, 1998; and

    WHEREAS, subject to the terms and conditions provided herein, the parties desire to amend the Original Agreement in accordance with Section 9.1 thereof.

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is acknowledged by the parties, the parties hereby agree as follows:

     1. Section 5.17 of the Agreement is hereby amended and restated in its entirety to read as follows:

        "5.17 PARENT BOARD OF DIRECTORS. As soon as practicable after the Effective Time, Parent shall use reasonable efforts to nominate and appoint:
    (i) a nominee designated by the Company to Class I of its Board of Directors to serve until the annual meeting of stockholders to be held in 1999; (ii) Donald R. Caldwell, or such other nominee designated by the Company, to Class II of its Board of Directors to serve until the annual meeting of stockholders to be held in 2000; and (iii) David S. Lipson, or such other nominee designated by the Company, to Class III of its Board of Directors to serve until the annual meeting of stockholders to be held in 2001."

     2. Any reference in the Original Agreement to the term "Agreement" is deemed to refer to both the Original Agreement as well as the Original Agreement as amended by this First Amendment.

     3. Except as amended by this First Amendment, the Original Agreement remains in full force and effect.

     4. This First Amendment is made under, and shall be construed and enforced in accordance with, the laws of the state of California applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

     5. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                                     A-1-1

    IN WITNESS WHEREOF, the parties have each caused this FIRST AMENDMENT to be executed as of the date first written above.

                                FIRST CONSULTING GROUP, INC.

                                By:            /s/ LUTHER J. NUSSBAUM
                                     -----------------------------------------
                                                 Luther J. Nussbaum
                                              CHIEF EXECUTIVE OFFICER

                                FOXTROT ACQUISITION SUB, INC.

                                By:            /s/ LUTHER J. NUSSBAUM
                                     -----------------------------------------
                                                 Luther J. Nussbaum
                                                     PRESIDENT

                                INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                By:             /s/ DAVID D. GATHMAN
                                     -----------------------------------------
                                                  David D. Gathman
                                             EXECUTIVE VICE PRESIDENT,
                                             FINANCE AND ADMINISTRATION

                                     A-1-2

                                                                    APPENDIX B-1

                                 [LOGO]

September 9, 1998

Board of Directors
Integrated Systems Consulting Group, Inc.
575 E. Swedesford Road
Wayne, PA 19087

Ladies and Gentlemen:

    Integrated Systems Consulting Group, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") with First Consulting Group, Inc. ("Parent") and Foxtrot Acquisition Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Merger Sub shall be merged with and into the Company (the "Merger") and each issued and outstanding share of common stock, par value $.005 per share ("Company Common Stock"), of the Company (other than Dissenting Shares (as defined in the Agreement) and shares held by the Company, Parent or any of their respective subsidiaries) will be converted solely into the right to receive 0.77 of one share of common stock, par value $.001 per share ("Parent Common Stock"), of Parent (the "Exchange Ratio").

    You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock (other than Parent and its affiliates).

    Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and Parent furnished to us for purposes of our analysis, as well as publicly available information including but not limited to the Company's and the Parent's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms including Baird; (ii) reviewed the Agreement in the form presented to the Company's Board of Directors; (iii) compared the historical market prices and trading activity of the Company Common Stock and Parent Common Stock with those of certain other publicly traded companies we deemed relevant; (iv) compared the financial position and operating results of the Company and Parent with those of other publicly traded companies we deemed relevant; (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant; and
(vi) reviewed certain potential pro forma effects of the Merger. We have held discussions with members of the Company's and Parent's respective senior managements concerning the Company's and Parent's historical and current financial condition and operating results, as well as the future prospects of the Company and Parent, respectively. As a part of our engagement we were requested to and did solicit third party indications of interest in acquiring the Company. We have also considered such other information,

                                     B-1-1

Integrated Systems Consulting Group, Inc.

September 9, 1998

Page 2

financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided us by or on behalf of the Company and the Parent, and have not been engaged to independently verify any such information. We have assumed, with your consent, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and the Parent are as set forth in their respective financial statements, (ii) the Merger will be accounted for under the pooling-of-interests method and (iii) the Merger will be consummated in accordance with the terms of the Agreement, without any amendment thereto and without waiver by the Company or Parent of any of the conditions to their respective obligations thereunder. At your direction, we have assumed that no cost savings or operating synergies will result from the Merger, and have excluded transaction costs from our financial analysis. We have also assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company's and Parent's respective senior managements as to future performance of the Company and Parent, respectively. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company and Parent nor have we made a physical inspection of the properties or facilities of the Company or Parent. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of the Company's or Parent's securities (including the Company Common Stock and Parent Common Stock) will trade following the date hereof.

    Our opinion has been prepared at the request and for the information of the Board of Directors of the Company, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus to be provided to the Company's stockholders in connection with the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. Baird will receive a fee for rendering this opinion. In the past, Baird has performed investment banking services for the Company, including acting as co-manager in the Company's 1996 public offering of the Company's Common Stock. Additionally, in the past Baird has performed investment banking services for Safeguard Scientifics, Inc., an affiliate of the Company, as well as for certain other affiliates of Safeguard Scientifics, Inc., for which Baird has received customary compensation.

    In the ordinary course of our business, we may from time to time trade the securities of the Company or Parent for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

                                     B-1-2

                                                                    APPENDIX B-2

HAMBRECHT & QUIST LLC

                                                             ONE BUSH STREET
                                                            SAN FRANCISCO, CA
                                                                  94104
                                                             (415) 439-3000

September 9, 1998

CONFIDENTIAL

The Board of Directors
First Consulting Group, Inc.
111 W. Ocean Boulevard, 4th Floor
Long Beach, CA 90802

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to First Consulting Group, Inc. ("First Consulting" or the "Company") of the Exchange Ratio (as defined below) in connection with the proposed merger of a wholly owned subsidiary of First Consulting with and into Integrated Systems Consulting Group, Inc. ("ISCG") (the "Proposed Transaction") under the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 9, 1998, among ISCG, First Consulting and Foxtrot Acquisition Sub, Inc. and the related Exhibits and Schedules thereto (the "Agreement"). The Agreement provides, among other things, that each issued and outstanding share of common stock of ISCG will be converted, upon consummation of the Proposed Transaction, into 0.77 shares of First Consulting common stock (the "Exchange Ratio). For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code and that the Proposed Transaction will be accounted for as a pooling-of-interests.

    Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of First Consulting in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

    In the past, we have provided investment banking and other financial advisory services to First Consulting and have received fees for rendering these services. In particular, Hambrecht & Quist acted as lead underwriter of the Company's initial public offering on February 13, 1998, and received a fee for these

     SAN FRANCISCO - NEW YORK - BOSTON - NEWPORT BEACH - SAN DIEGO - LONDON MEMBERS NEW YORK STOCK EXCHANGE - AMERICAN STOCK EXCHANGE - PACIFIC STOCK
                                    EXCHANGE

                                     B-2-1

The Board of Directors

First Consulting Group, Inc.

Page 2

services. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of First Consulting and receives customary compensation in connection therewith, and also provides research coverage for First Consulting. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of First Consulting for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to First Consulting.

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

        (i) reviewed the publicly available consolidated financial statements First Consulting for recent years and interim periods to date and certain other relevant financial and operating data of First Consulting made available to us from published sources and from the internal records of First Consulting;

        (ii) reviewed certain internal financial and operating information, including certain projections, relating to First Consulting prepared by the management of First Consulting;

       (iii) discussed the business, financial condition and prospects of First Consulting with certain of its officers;

        (iv) reviewed the publicly available consolidated financial statements of ISCG for recent years and interim periods to date and certain other relevant financial and operating data of ISCG made available to us from published sources and from the internal records of ISCG;

        (v) reviewed certain internal financial and operating information, including certain projections, relating to ISCG prepared by the management of ISCG;

        (vi) discussed the business, financial condition and prospects of ISCG with certain of its officers;

       (vii) reviewed the recent reported prices and trading activity for the common stocks of First Consulting and ISCG and compared such information and certain financial information for First Consulting and ISCG with similar information for certain other companies engaged in businesses we consider comparable;

      (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

        (ix) reviewed the Agreement; and

        (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning First Consulting or ISCG considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not undertaken any independent valuation or appraisal of any of the assets or liabilities of First Consulting or ISCG; nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of First Consulting and ISCG. For purposes of this

                                     B-2-2

The Board of Directors

First Consulting Group, Inc.

Page 3

Opinion, we have assumed that neither First Consulting nor ISCG is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. Hambrecht & Quist expresses no opinion as to the price at which First Consulting common stock will trade after the effective date of the Proposed Transaction.

    It is understood that his letter is for the information of the Board of Directors in connection with their evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the joint proxy statement/ prospectus related to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Exchange Ratio is fair to the Company from a financial point of view.

Very truly yours,

HAMBRECHT & QUIST LLC

By        /s/ DAVID G. GOLDEN
  ------------------------------------

            David G. Golden
           MANAGING DIRECTOR

                                     B-2-3

                                                                    APPENDIX C-1

                            COMPANY VOTING AGREEMENT

    THIS VOTING AGREEMENT is entered into as of September 9, 1998, by and between FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER").

                                    RECITALS

    WHEREAS, Stockholder is a stockholder of Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "COMPANY").

    WHEREAS, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

    NOW, THEREFORE, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Stockholder), Stockholder hereby covenants and agrees as follows:

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS.

    For purposes of this Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.005 per share, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 8 thereof, or
    (ii) the date upon which the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or
    (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment

                                     C-1-1
    contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2. TRANSFER OF SUBJECT SECURITIES.

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

3. VOTING OF SHARES.

    3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date:

        (a) at any meeting of stockholders of the Company, however called, and at every adjournment thereof, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

        (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

    3.2  PROXY; FURTHER ASSURANCES.

        (a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

        (b) From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

    4. WAIVER OF DISSENTERS' RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other

                                     C-1-2

Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

    5. NO SOLICITATION. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

    6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Parent as follows:

    6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    6.2  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    6.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

                                     C-1-3

    6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

7. MISCELLANEOUS.

    7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Merger Agreement and (iii) the Expiration Date.

    7.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to any inaccuracy in or breach of any representation, warranty, covenant or obligation of Stockholder contained in this Agreement or in the Proxy.

    7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

    7.4 NOTICES. Any notice or other communication required or permitted to be delivered to Parent or Stockholder under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

           if to Stockholder:

           at the address or facsimile phone number set forth below Stockholder's signature on the signature page hereof

           WITH A COPY TO:

           Saul, Ewing, Remick & Saul LLP
           1055 Westlakes Drive, Suite 150
           Berwyn, PA 19312
           Attn: David S. Antzis
           Fax:(610) 408-4401

           if to Parent:

           First Consulting Group, Inc.
           111 W. Ocean Boulevard, 4th Floor
           Long Beach, CA 90802
           Attn: Luther J. Nussbaum
           Facsimile: (562) 432-1932

           WITH A COPY TO:

           Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306-2155
           Attention: Patrick A. Pohlen
           Fax: (650) 849-7400

                                     C-1-4

    7.5 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

    7.6 ENTIRE AGREEMENT. This Agreement, the Proxy, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

    7.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

    7.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

    7.9 NON-EXCLUSIVITY. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Agreement.

    7.10 GOVERNING LAW. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Pennsylvania (without giving effect to principles of conflicts of laws).

    7.11 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    7.12 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                                     C-1-5

    7.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    7.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     C-1-6

    IN WITNESS WHEREOF, the undersigned have caused this COMPANY VOTING AGREEMENT to be executed as of the date first written above.

                                          FIRST CONSULTING GROUP, INC.
                                          Signed: ______________________________
                                          Printed Name: ________________________
                                          Title: _______________________________

                                          STOCKHOLDER
                                          Signed: ______________________________
                                          Printed Name: ________________________
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________
                                          Facsimile: ___________________________

                                                               ADDITIONAL SECURITIES
   SHARES HELD OF RECORD        OPTIONS AND OTHER RIGHTS         BENEFICIALLY OWNED
----------------------------  ----------------------------  ----------------------------


                        VOTING AGREEMENT SIGNATURE PAGE

                                     C-1-7

                                   EXHIBIT A
                           FORM OF IRREVOCABLE PROXY

    The undersigned stockholder of INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes James A. Reep, Luther J. Nussbaum and Thomas A. Reep, and First Consulting Group, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and
(ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Foxtrot Acquisition Sub, Inc. and the Company (the "MERGER AGREEMENT").

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "MERGER") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                                VOTING AGREEMENT

                                     C-1-8

    This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement or the effective time of the Merger.

    Dated: September 9, 1998

                                          --------------------------------------

                                          Signed

                                          --------------------------------------
                                          Printed Name

                                          Number of shares of common stock of
                                          INTEGRATED SYSTEMS CONSULTING GROUP,
                                          INC. owned of record as of the date of
                                          this proxy:

                                          --------------------------------------

                               IRREVOCABLE PROXY

                                     C-1-9

                                                                    APPENDIX C-2

                            PARENT VOTING AGREEMENT

    This Voting Agreement is entered into as of September 9, 1998, by and between INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation ("COMPANY"), FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER").

                                    RECITALS

    WHEREAS, Stockholder is a stockholder of Parent.

    WHEREAS, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Company, are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into Company (the "MERGER").

    NOW, THEREFORE, in order to induce Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Stockholder), Stockholder hereby covenants and agrees as follows:

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

1.  CERTAIN DEFINITIONS.

    For purposes of this Agreement:

        (a) "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 8 thereof, or
    (ii) the date upon which the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security by virtue of Stockholder, directly or indirectly, having or sharing voting power over such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                                     C-2-1

2.  TRANSFER OF SUBJECT SECURITIES.

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement (with such modifications as Company may reasonably request); and
(b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Subject Securities.

3.  VOTING OF SHARES.

    3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date:

        (a) at any meeting of Stockholders of Parent, however called, and at every adjournment thereof, Stockholder shall (unless otherwise directed in writing by Company) cause all outstanding shares of Parent Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the issuance of Parent Common Stock in connection with the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

        (b) in the event written consents are solicited or otherwise sought from Stockholders of Parent with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed in writing by Company) cause to be executed, with respect to all shares of Parent Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

    3.2  PROXY; FURTHER ASSURANCES.

        (a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Company a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and (ii) Stockholder shall cause to be delivered to Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

        (b) From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Company may request for the purpose of carrying out and furthering the intent of this Agreement.

                                     C-2-2

4.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

    Stockholder hereby represents and warrants to Company as follows:

    4.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    4.2  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    4.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Stockholder's obligations hereunder) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Stockholder's obligations hereunder) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

    4.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date except that Stockholder's beneficial or record ownership of securities as represented in Section 6.3 hereof may differ as of the Expiration Date in the event of acquisitions or Transfers of securities not prohibited by the terms of this Agreement.

5.  MISCELLANEOUS.

    5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive the Expiration Date.

                                     C-2-3

    5.2 INDEMNIFICATION. Parent shall hold harmless and indemnify Company and Company's affiliates from and against, and shall compensate and reimburse Company and Company's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Company or any of Company's affiliates, or to which Company or any of Company's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to any inaccuracy in or breach of any representation, warranty, covenant or obligation of Stockholder contained in this Agreement or in the Proxy.

    5.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

    5.4 NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation obtained) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

           IF TO STOCKHOLDER:

           at the address or facsimile phone number set forth below Stockholder's signature on the signature page hereof

           WITH A COPY TO:

           Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306-2155
           Attention: Patrick A. Pohlen
           Fax: (650) 849-7400

           IF TO COMPANY:

           Integrated Systems Consulting Group, Inc.
           575 East Swedesford Road
           Wayne, PA 19087
           Attn: Thomas Olenzak
           Fax: (610) 989-7050

           WITH A COPY TO:

           Saul, Ewing, Remick & Saul LLP
           1055 Westlakes Drive, Suite 150
           Berwyn, PA 19312
           Attn: David S. Antzis
           Fax: (610) 408-4401

    5.5 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall

                                     C-2-4
not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

    5.6 ENTIRE AGREEMENT. This Agreement, the Proxy, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

    5.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Company and its successors and assigns. This Agreement shall be binding upon any Person to whom any Subject Securities are transferred to the extent provided in Section 2 hereof. Nothing in this Agreement is intended to confer on any Person (other than Company and its successors and assigns) any rights or remedies of any nature.

    5.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

    5.9 NON-EXCLUSIVITY. The rights and remedies of Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Company, under any Affiliate Agreement between Company and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Company, under this Agreement.

    5.10 GOVERNING LAW. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

    5.11 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    5.12 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    5.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    5.14 WAIVER. No failure on the part of Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further

                                     C-2-5
exercise thereof or of any other power, right, privilege or remedy. Company shall not be deemed to have waived any claim available to Company arising out of this Agreement, or any power, right, privilege or remedy of Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     C-2-6

    IN WITNESS WHEREOF, the undersigned have caused this PARENT VOTING AGREEMENT to be executed as of the date first written above.

                                          INTEGRATED SYSTEMS CONSULTING GROUP,
                                          INC.
                                          Signed: ______________________________
                                          Printed Name: ________________________
                                          Title: _______________________________

                                          FIRST CONSULTING GROUP, INC.
                                          Signed: ______________________________
                                          Printed Name: ________________________
                                          Title: _______________________________

                                          STOCKHOLDER
                                          Signed: ______________________________
                                          Printed Name: ________________________
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________
                                          Facsimile: ___________________________

                                                               ADDITIONAL SECURITIES
   SHARES HELD OF RECORD        OPTIONS AND OTHER RIGHTS         BENEFICIALLY OWNED
----------------------------  ----------------------------  ----------------------------


                                     C-2-7

                                   EXHIBIT A
                           FORM OF IRREVOCABLE PROXY

    The undersigned stockholder of FIRST CONSULTING GROUP, INC. a Delaware corporation ("PARENT"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes David S. Lipson, and Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "COMPANY"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of Parent owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Parent which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of Parent referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Company and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Foxtrot Acquisition Sub, Inc. and the Company (the "MERGER AGREEMENT").

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "MERGER") at any meeting of the stockholders of Parent, however called, or in connection with any solicitation of written consents from stockholders of Parent, in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

    This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement or the effective time of the Merger.

    Dated: September 9, 1998                   _________________________________

                                          Signed

                                          ______________________________________

                                          Printed Name

                                          Number of shares of common stock of
                                          First Consulting Group, Inc. owned of
                                          record as of the date of this proxy:

                                          ______________________________________

                                     C-2-8

                                                                    APPENDIX D-1

                          COMPANY AFFILIATE AGREEMENT

    THIS COMPANY AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of September 9, 1998, by and between FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"), INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation ("COMPANY"), and the undersigned affiliate ("AFFILIATE").

                                    RECITALS

    WHEREAS, Affiliate is a stockholder of Company.

    WHEREAS, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 9, 1998 (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) Company will become a wholly-owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

    WHEREAS, Affiliate understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4 and that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (ii) in the SEC's Accounting Series Releases 130 and 135, and, as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

    WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and Company will have delivered the written concurrences with the conclusions of management of Parent and Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

                                   AGREEMENT

    NOW, THEREFORE, in order to induce Parent and Company to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

    1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

        (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Company Common Stock set forth under Affiliate's signature below (the "COMPANY SHARES"), and Affiliate has good and valid title to Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

        (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "PARENT SHARES"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

                                     D-1-1

        (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

    2. PROHIBITION AGAINST TRANSFER. In addition to the restrictions set forth elsewhere herein, Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of the Parent Shares unless:

        (a) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (reasonably satisfactory in form and content to Parent), each stating that such requirements have been met;

        (b) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act;

        (c) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

        (d) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

    3. STOP TRANSFER INSTRUCTIONS; LEGEND. Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares of Parent Common Stock or any substitutions thereof shall bear a legend (together with any other legend or legends required by applicable state securities laws or otherwise), stating in substance:

       THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF SEPTEMBER 9, 1998, BETWEEN THE REGISTERED HOLDER FIRST CONSULTING GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FIRST CONSULTING GROUP, INC.

    4. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to: (i) any shares of Company Common Stock, except pursuant to and upon the consummation of the Merger; or (ii) any shares of Parent Common Stock received by Affiliate in the Merger or any shares of Parent Common Stock received by Affiliate upon exercise of options assumed by Parent in connection with the Merger. Parent may, at its discretion, cause a restrictive legend covering the restrictions referred to in this Section 4

                                     D-1-2
to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the restrictions referred to in this Section 4 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

    5. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate (i) may transfer Affiliate's PRO RATA portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" number of shares of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "DE MINIMIS POOL") contingent upon confirmation and approval by legal counsel for Company and independent auditors to Company and Parent that such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and does not otherwise adversely affect the Parent's ability to account for the Merger as a "pooling of interests" (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Company Common Stock or Parent Common Stock to Company in payment of the exercise price of options to purchase Company Common Stock; (B) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (C) transfer shares of Company Common Stock or Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (D) transfer shares of Company Common Stock or shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of shares of Common Stock of Company or shares of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (C) or (D), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

    6. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

    7. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

    8. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

           IF TO PARENT:

           First Consulting Group, Inc.
           111 W. Ocean Boulevard- 4th Floor
           Long Beach, CA 90802
           Attn: Luther J. Nussbaum
           Fax: (562) 432-1932

                                     D-1-3

           WITH A COPY TO:

           Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306
           Attn: Patrick A. Pohlen
           Fax: (650) 849-7400

           IF TO COMPANY:

           Integrated Systems Consulting Group, Inc.
           575 East Swedesford Road
           Wayne, PA 19087
           Attn: Thomas Olenzak
           Fax: (610) 989-7050

           WITH A COPY TO:

           Saul, Ewing, Remick & Saul LLP
           1055 Westlakes Drive, Suite 150
           Berwyn, PA 19312
           Attn: David S. Antzis
           Fax: (610) 408-4401

           IF TO AFFILIATE:

           at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

           WITH A COPY TO:

           Saul, Ewing, Remick & Saul LLP
           1055 Westlakes Drive, Suite 150
           Berwyn, PA 19312
           Attn: David S. Antzis
           Fax: (610) 408-4401

    9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

    10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

    11. WAIVER. No failure on the part of Parent or Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any

                                     D-1-4
other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent or Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party deemed to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent or Company such instruments and other documents and shall take such other actions as Parent or Company may reasonably request to effectuate the intent and purposes of this Agreement.

    14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and any Voting Agreement or Noncompetition Agreement between Affiliate and Parent or Irrevocable Proxy executed by Affiliate in favor of Parent constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

    15. NON-EXCLUSIVITY. The rights and remedies of Parent and Company hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or Company, under any Voting Agreement (including any Irrevocable Proxy contained therein) or Noncompetition Agreement between Parent and Affiliate; and nothing in any such Voting Agreement (including any Irrevocable Proxy) or Noncompetition Agreement shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent, under this Agreement.

    16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, Company and Affiliate.

    17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Company, Parent and their respective successors and assigns.

    18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    19. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Company or Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

    20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

                                     D-1-5

    The undersigned have executed this Agreement as of the date first set forth above.

                                        FIRST CONSULTING GROUP, INC.

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Title: ---------------------------------

                                        INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Title: ---------------------------------

                                        AFFILIATE:

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Address:
                                        ---------------------------------------
                                        -----------------------------------------
                                        -----------------------------------------
                                        Facsimile:
                                        --------------------------------------

                                        INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                                        STOCK BENEFICIALLY OWNED BY AFFILIATE:

                                        ----------------------------------------- shares
                                        of Common Stock
                                        ----------------------------------------- shares
                                        of Common Stock issuable upon exercise of
                                        outstanding options

                       AFFILIATE AGREEMENT SIGNATURE PAGE

                                     D-1-6

                                                                    APPENDIX D-2

                           PARENT AFFILIATE AGREEMENT

    THIS PARENT AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of September 9, 1998, by and between FIRST CONSULTING GROUP, INC., a Delaware corporation ("PARENT"), INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation (the "COMPANY"), and the undersigned affiliate of Parent ("AFFILIATE").

                                    RECITALS

    WHEREAS, Affiliate is a stockholder of Parent.

    WHEREAS, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 9, 1998 (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into the Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of the Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) the Company will become a wholly-owned subsidiary of Parent.

    WHEREAS, pursuant to the Merger Agreement it is a condition to consummation of the Merger that Parent register shares of Parent Common Stock issued to certain stockholders of the Company in connection with the Merger pursuant to the terms of a Registration Rights Agreement in the form of Exhibit I to the Merger Agreement.

    WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered the written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

                                   AGREEMENT

    NOW, THEREFORE, in order to induce Parent and the Company to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

    1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

        (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Parent Common Stock set forth under Affiliate's signature below (the "PARENT SHARES"), and Affiliate has good and valid title to the Parent Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

        (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock. Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

        (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests,"

                                     D-2-1
    and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

    2. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least thirty (30) days of combined operations of Parent and the Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any Parent shares. Parent may, at its discretion, place a stock transfer notice consistent with the restrictions referred to in this Section 2 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

    3. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate may (i) transfer a "de minimis" amount of Parent Common Stock as contemplated by SEC Staff Accounting Bulletin No. 76 contingent upon consultation with legal counsel for Parent as to whether such transfer qualifies as "de minimis" and (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (B) transfer shares of Parent Common Stock to any organization qualified under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and
(C) transfer shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (B) or (C), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

    4. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

    5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and Parent, on the other. The existence of any claim or cause of action by Affiliate against Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

    6. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other

                                     D-2-2
address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

           IF TO PARENT:     FIRST CONSULTING GROUP, INC.
                             111 W. Ocean Boulevard--4(th) Floor
                             Long Beach, CA 90802
                             Attn: Luther J. Nussbaum
                             Fax: (562) 432-1932

           WITH A COPY       COOLEY GODWARD LLP
           TO:               Five Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, CA 94306
                             Attn: Patrick A. Pohlen
                             Fax: (650) 849-7400

           IF TO             at the address or facsimile phone number set forth
           AFFILIATE:        below Affiliate's signature on the signature page
                             hereof.

    7. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

    8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

    9. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    10. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    11. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

    12. ENTIRE AGREEMENT. This Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

                                     D-2-3

    13. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

    14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

    15. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

    16. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

    18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     D-2-4

    The undersigned have executed this Agreement as of the date first set forth above.

                                        FIRST CONSULTING GROUP, INC.

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Title: ---------------------------------

                                        INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Title: ---------------------------------

                                        AFFILIATE:

                                        By: ------------------------------------
                                        Printed Name: --------------------------
                                        Address:
                                        ---------------------------------------
                                        -----------------------------------------
                                        -----------------------------------------
                                        Facsimile:
                                        --------------------------------------

                                        FIRST CONSULTING GROUP, INC., Stock
                                        Beneficially owned by Affiliate:

                                        ----------------------------------------- shares
                                        of Common Stock
                                        ----------------------------------------- shares
                                        of Common Stock issuable upon exercise of
                                        outstanding options

                   PARENT AFFILIATE AGREEMENT SIGNATURE PAGE

                                     D-2-5

                                                                      APPENDIX E

                         REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered
into as of            , 1998, by and among FIRST CONSULTING GROUP, INC., a
Delaware corporation ("PARENT"), and those persons listed on Annex A hereto (each individually a "HOLDER" and collectively, the "HOLDERS").

                                    RECITALS

    WHEREAS, each Holder is a shareholder of Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "Company").

    WHEREAS, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and the Company entered into an Agreement and Plan of Merger and Reorganization dated as of September 9, 1998 (the "REORGANIZATION AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

    WHEREAS, it is a condition precedent to the closing under the Reorganization Agreement that the parties hereto enter into this Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. DEFINITIONS. Terms defined in the Reorganization Agreement and not otherwise defined herein are used herein as so defined.

    (a) "AFFILIATE" shall mean any person directly or indirectly controlling, controlled by or under common control with such other person.

    (b) "CLOSING DATE" shall mean the closing date specified in the Reorganization Agreement.

    (c) "COMMISSION" shall mean the Securities and Exchange Commission, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose, then "COMMISSION" shall mean the body performing such duties at such time.

    (d) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be amended from time to time.

    (e) "MERGER" shall mean the merger contemplated by the Reorganization Agreement and as defined in the Reorganization Agreement.

    (f) "PARENT COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of Parent.

    (g) "PERMITTED TRANSFEREE" means (i) the spouse, child or lineal descendant of a Holder, (ii) any executor, administrator, trustee or beneficiary of a Holder under his or her will or other instrument taking effect at death or under applicable laws of inheritance, succession, descent and distribution, (iii) any trustee of a trust, the sole beneficiary or beneficiaries of which are such Holder or any person described in (i) or (ii) above.

    (h) "PERSON" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency.

    (i) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

    (j) "REGISTRABLE SECURITIES" means (i) the shares of Parent Common Stock issued pursuant to the Reorganization Agreement and held continuously from the Closing Date by the Holders, and (ii) the shares of Parent Common Stock held by the Other Holders, except as otherwise provided herein.

    (k) "SECURITIES ACT" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations, and forms promulgated thereunder, all as the same shall be amended from time to time.

2.  REGISTRATION RIGHTS.

    2.1  DEMAND REGISTRATION.

    (a) Subject to the conditions of this Section 2.1, if Parent shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding and owned by the Holders (the "INITIATING HOLDERS") that Parent file a registration statement under the Securities Act covering the registration of any amount of Registrable Securities then outstanding (a "QUALIFIED PUBLIC OFFERING"), then Parent shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and to certain other holders of Parent Common Stock determined by Parent ("OTHER HOLDERS"), and subject to the limitations of this Section 2.1, use commercially reasonable efforts to file a registration statement, as soon as practicable but in no event later than ninety (90) days after the date of such written request, registering under the Securities Act all Registrable Securities that the Holders and Other Holders request to be registered.

    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to this Section 2.1 and Parent shall include such information in the written notice referred to in
Section 2.1(a). In such event, the right of any Holder or any Other Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's and Other Holder's participation in such underwriting and the inclusion of such Holder's and such Other Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders and Other Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters mutually selected for such underwriting by Parent and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.1, if the underwriter advises Parent that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) or restricts the underwriter's ability to conduct such offering then Parent shall so advise all Holders and all Other Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders and the Other Holders of Registrable Securities on a PRO RATA basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) and the Other Holders; PROVIDED, HOWEVER, that the number of Registrable Securities held by Other Holders to be included in such underwriting and registration shall not exceed thirty-five percent (35%) of the total number of shares of Registrable Securities proposed to be distributed by means of the proposed underwriting; and, PROVIDED, FURTHER, that the number of Registrable Securities to be allocated to the Holders shall not be less than 2,000,000 shares of Parent Common Stock unless the number of Registrable Securities to be included in the proposed underwriting is less than 2,000,000 shares of Parent Common Stock, in which case the entire amount of Registrable Securities to be included in the proposed underwriting shall be allocated to the Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

    (C) Parent shall not be required to file with the Commission a registration statement or effect a registration pursuant to this Section 2.1:

        (i) during the period contemplated by Commission Staff Accounting Bulletin No. 65 until Parent's public announcement of financial results covering at least thirty (30) days of combined operations of Parent and the Company;

        (ii) after the date which is eighteen (18) months after the date of this Agreement;

       (iii) after Parent has effected one (1) registration pursuant to this
    Section 2.1, and such registration has been declared or ordered effective;
    or

        (iv) during any period starting with the date of filing of, and ending on the date one hundred eighty (180) days following, the effective date of a registration statement (other than registration statements relating to employee benefit plans) filed by the Company with the Commission; PROVIDED, HOWEVER, that Parent agrees that it will note file a registration statement with the Commission until 90 days after the end of the period described in clause (i) above.

    2.2  PIGGYBACK REGISTRATIONS.

    (a) Parent shall notify all Holders and Other Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of distributing securities of Parent by means of an underwritten public offering and will afford each such Holder and Other Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder or Other Holder. Each Holder and Other Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from Parent, so notify Parent in writing. The right of any such Holder or Other Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's or Other Holder's participation in such underwriting and the inclusion of such Holder's or Other Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders and Other Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to Parent; and second, to the Holders and Other Holders of Registrable Securities on a PRO RATA basis based on the total number of Registrable Securities held by them. No such reduction shall
(i) reduce the securities being offered by Parent for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders of Registrable Securities included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering registration does not include shares of any other selling shareholders, including Other Holders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder or Other Holder disapproves of the terms of any such underwriting, such Holder or Other Holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder or Other Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder or Other Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder" or Other Holder, as the case may be, and any PRO RATA reduction with respect to such "Holder" or "Other Holder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "Holder" or "Other Holder," as defined in this sentence. The Holder's rights and Parent's obligations under this Section 2.2 shall expire on the third anniversary of this Agreement.

    (b) Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder or Other Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by Parent in accordance with Section 3.5 hereof.

3.  REGISTRATION PROCEDURES.

    3.1 REGISTRATION PROCEDURES PURSUANT TO SECTION 2. In connection with Parent's obligations to effect the Registration of any Registrable Securities pursuant to Section 2 hereof, Parent shall:

        (a) prepare and file with the Commission the registration statement with respect to such Registrable Securities required under Section 2.1(a) provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Parent will furnish to Holders' and Other Holders' counsel copies of all such documents proposed to be filed but only those portions of such documents relating to the Holders and Other Holders will be subject to the reasonable review of their respective counsel; and Parent shall use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable;

        (b) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the registration statement (for the applicable periods specified in Section 2.1 hereof), and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities during such applicable period in accordance with the intended methods of disposition by the Holders and Other Holders as set forth in the registration statement;

        (c) promptly notify the Holders and Other Holders of the Registrable Securities being registered and provide copies of all related documents (i) when a registration statement, the prospectus or any prospectus supplement or any amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or the prospectus or for additional or supplemental information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the written threat or initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the written threat or initiation of any proceeding for that purpose, or
    (v) at any time when a prospectus is required to be delivered under the Securities Act in connection with any registration statement, (A) of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or (B) that Parent is in possession of material information that it deems advisable not to disclose in a registration statement;

        (d) make reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement or any post-effective amendment thereto or any state filing made in connection therewith at the earliest practicable date;

        (e) furnish to the Holders and Other Holders of the securities being sold such number of copies of the registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement and such other documents as the Holders or Other Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being offered;

        (f) cause all such Registrable Securities to be listed on each securities exchange or market system on which the Parent Common Stock is then listed;

        (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

        (h) use commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities laws or Blue Sky laws of such jurisdictions as the Holders or Other Holders shall reasonably request,
    (ii) keep such registrations or qualifications in effect for so long as each of the registration statements remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable the Holders and Other Holders of Registrable Securities being sold to consummate the disposition in such jurisdictions of such Registrable Securities; PROVIDED, HOWEVER, that Parent shall not be required for any such purpose to
    (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify or (B) consent to general service of process in any such jurisdiction; and

        (i) cooperate with the Holders and Other Holders to effect the offering and to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold under the registration statement and not bearing any restrictive legends and such other actions as may be reasonably necessary to complete the offering.

    3.2 SUPPLEMENTS; AMENDMENTS. Upon the occurrence of any event contemplated by Section 3.1(c)(v)(A), Parent shall, as soon as reasonably practicable, prepare and furnish to each Holder and Other Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to bc stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Holders and Other Holders agree that upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3. l(c)(v)(A), the Holders and Other Holders shall forthwith discontinue the disposition of the Registrable Securities, until each Holder and Other Holder receives copies of such amended or supplemented registration statement or prospectus, and if so directed by Parent, the Holders and Other Holders shall deliver to Parent all copies, other than permanent file copies, then in the Holders' or Other Holders' possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. The Holders and Other Holders agree that upon receipt of any notice from Parent of the happening of any circumstance described in Section 3.1(c)(v)(B), the Holders and Other Holders shall forthwith discontinue the disposition of the Registrable Securities until Parent notifies the Holders and Other Holders of the ceasing of such circumstances.

    3.3 HOLDER INFORMATION. Parent may require each Holder and Other Holder to furnish to Parent such information regarding the Holders and Other Holders and the distribution of the Registrable Securities as Parent may from time to time reasonably request in order to comply with the Securities Act. The Holders and Other Holders agree to notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished by them to Parent or of the happening of any event in either case as a result of which any prospectus contains an untrue statement of a material fact regarding the Holders or Other Holders or the distribution of such Registrable Securities or omits to state any material fact regarding the Holders or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to furnish promptly to Parent any additional information required to correct or update any previously furnished information or required so that such prospectus shall not contain with respect to such person or the distribution of such Registrable Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    3.4 STOP TRANSFER INSTRUCTIONS; LEGEND. The Holders and Other Holders agree and understand that, except as contemplated in this Agreement, the sale or other disposition thereof by the Holders and Other Holders will not be, registered under the Securities Act or the securities laws of any state and that such shares may be sold or disposed of only in one (1) or more transactions registered under the Securities Act and, where applicable, such state laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state laws is available. The Holders and Other Holders acknowledge that, except as expressly set forth in this Agreement, the Holders and Other Holders have no right to require Parent to cause the registration of any Registrable Securities. The Holders and Other Holders understand and agree that each certificate representing any Registrable Securities (each, a "CERTIFICATE") shall be subject to stop transfer instructions and shall bear a legend substantially as follows:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF SEPTEMBER 9, 1998, BETWEEN THE REGISTERED HOLDER HEREOF FIRST CONSULTING GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FIRST CONSULTING GROUP, INC."

    Parent hereby agrees that it will, upon the request of a Holder or Other Holder, eliminate any stop transfer instructions and any restrictive legend on any certificates representing the Registrable Securities if (i) in the opinion of counsel, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to Parent, the Holders or Other Holders are entitled to sell or dispose of the Registrable Securities represented by such Certificate without registration or (ii) such shares are herein disposed of by the Holders or Other Holders under a registration statement pursuant to Section 2 herein and in compliance with the Securities Act and applicable state securities laws.

    3.5 EXPENSES OF REGISTRATION. Parent shall bear and pay all expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 2, including (without limitation) all registration, filing, and qualification fees, printing, and accounting fees, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for Parent, but Parent shall not pay the fees and disbursements of counsel and accountants for the Holders and Other Holders. Parent shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to
Section 2.1, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is based upon material adverse information concerning Parent of which the Initiating Holders were not aware at the time of such request. If the Holders and Other Holders are required to pay the registration expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

    3.6 DELAY OF REGISTRATION. For a period not to exceed sixty (60) days, Parent shall not be obligated to prepare and file, or be prevented from delaying or abandoning, or by written notice to the Holders and Other Holders, may suspend the use of (and the Holders and Other Holders hereby agree not to use a registration statement during such period) a registration statement pursuant to this Agreement at any time when Parent, in its good faith judgment, reasonably believes:

        (i) that the filing thereof at the time requested, or the offering of Parent Common Stock pursuant thereto, would be seriously detrimental to the Company and its stockholders or

        (ii) (a) that the filing thereof at the time requested, or the offering of Parent Common Stock pursuant thereto, would materially and adversely affect (1) a pending or scheduled public offering or private placement of Parent securities, (2) an acquisition, merger, consolidation or similar transaction by or of Parent, (3) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions or (4) the financial condition of Parent in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby, and (b) that the failure to disclose any material information with respect to the foregoing items (1), (2), (3) or (4) would cause a violation of the Securities Act or the Exchange Act.

    In the event Parent, in good faith, reasonably believes that such conditions are continuing after such sixty (60)-day period, it may, with the consent of the holders of a majority of the shares of Parent Common Stock subject (or to be subject) to the registration statement, which consent shall not be unreasonably withheld, extend such sixty (60)-day period for an additional thirty (30) days. Any further delay shall require the consent of the holders of all such shares.

    3.7 BLACKOUT PERIODS. Notwithstanding any other provision of this Agreement, the Holders and Other Holders understand that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of material non-public information and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Each Holder or Other Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the development of any material non-public information, such Holder or Other Holder will forthwith discontinue such Holder's or Other Holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's or Other Holders' receipt of copies of an appropriately supplemented or amended prospectus (the "BLACKOUT PERIOD") and, if so directed by the Company, such Holder or Other Holder will use its best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's or Other Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, (i) the aggregate duration of all Blackout Periods in any ninety (90) day period shall not exceed thirty (30) days, and (ii) no Blackout Period will be imposed during the five
(5) trading days following the effectiveness of a registration statement.

4.  INDEMNIFICATION.

    4.1 INDEMNIFICATION BY PARENT. In connection with any registration statement which Parent may file pursuant to this Agreement, Parent shall, and it hereby agrees to, indemnify and hold harmless each of the Holders, Other Holders and each of their respective directors and officers, and each other person, if any, which controls any such person within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, and expenses (including without limitation reasonable fees of counsel and any amounts paid in any settlement effected with the consent of Parent) to which any of the Holders, Other Holders and/or such director, officer or controlling person thereof may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or any actions or proceedings, whether commenced or threatened and whether civil, criminal or administrative, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that Parent shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, or prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Parent by such person expressly for use therein; and provided, further, that Parent shall not be liable to any such person under the indemnity agreement in this Section 4.1 to the extent that any such loss, claim, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense results from the fact that Registrable Securities were sold to a person to whom there was not sent or given a copy of the registration statement or prospectus or of the prospectus as then amended or supplemented.

    4.2 INDEMNIFICATION BY THE HOLDERS. In connection with any registration statement in which the Registrable Securities held by a Holder or Other Holder are registered, such Holder or Other Holder shall, and such Holder and Other Holder hereby agrees to indemnify and hold harmless Parent, each director and officer of Parent and such other person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, and expenses (including without limitation reasonable fees of counsel and any amounts paid in settlement effected with the consent of such Holder and Other Holder not to be unreasonably withheld) to which Parent, such director or officer or controlling person may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened and whether civil, criminal or administrative, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in any registration statement or any prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by such Holder or such Other Holder expressly for use therein; provided, that the obligation to indemnify will be several and not joint as to each Holder and Other Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

    4.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 4 or a written threat to commence such action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice thereof (including a reasonable explanation of the circumstances in connection therewith and copies of all writings received relating thereto) to the latter; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations under Section 4.1 or 4.2 hereof unless such failure to provide notice prejudices in any material way the rights of the indemnifying party to conduct the defense of such action or proceeding. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim made against an indemnified party without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in connection with the circumstances out of which the action or proceeding arose for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 4. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim.

    4.4  CONTRIBUTION.  If for any reason the indemnification provided for in
Section 4.1 or Section 4.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses specifically covered by the indemnification provisions set forth in
Section 4.1 or Section 4.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the obligation to contribute will be individual to each Holder and Other Holder will be limited to the net amount of proceeds received by such Holder or Other Holder from the sale of Registrable Securities pursuant to such registration statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.  MISCELLANEOUS.

    5.1 NON-ASSIGNABILITY OF REGISTRATION RIGHTS. The rights to cause Parent, or its successors or assigns to register Registrable Securities pursuant to this Agreement are reserved solely for the use and benefit of the Holders and Other Holders and may not be assigned or transferred by the Holders and Other Holders to any other person other than to an Affiliate of such Holders or a Permitted Transferee. A merger or consolidation of or transfer of all or substantially all the assets of a Holder or Other Holder (a "FUNDAMENTAL TRANSACTION") shall not be deemed an assignment for purposes of this Section 5.1 and the Registrable Securities held by a Holder or Other Holder immediately prior to the consummation of a Fundamental Transaction shall remain Registrable Securities subsequent to such Fundamental Transaction.

    5.2 NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by courier or by telecopy, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

        To Parent at:

           First Consulting Group, Inc.
           111 W. Ocean Boulevard--4th Floor
           Long Beach, CA 90802
           Telephone: (562) 624-5200
           Fax: (562) 432-1932

        With a copy to:

           Patrick A. Pohlen, Esq.
           Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306
           Telephone: (650) 843-5000
           Fax: (650) 849-7400

        To Merger Sub:

           Foxtrot Acquisition Sub, Inc.
           111 W. Ocean Boulevard--4th Floor
           Long Beach, CA 90802
           Telephone: (562) 624-5200
           Fax: (562) 432-1932

        To any Holder:

           at the address set forth under the name of such Holder on Annex A hereof.

    5.3 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors.

    5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction,

    5.5 HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are for convenience of reference only, and do not constitute a part of and shall not be deemed to limit or affect in any way any of the provisions of this Agreement.

    5.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, including the agreement relating to registration rights set forth in Article V of that certain Common Stock and Warrant Purchase Agreement between the Company and the Selling Parties (as defined therein) dated June 30, 1995 and other related provisions thereof. This Agreement may be amended and the observance of any term of this Agreement may be waived only by a written instrument duly executed by Parent and each of the Holders.

    5.7 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

    5.8 CONSTRUCTION OF TERMS. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words "hereof, "herein" and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular Section.

    5.9 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is found to be unenforceable, the other provisions shall remain in effect.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                          FIRST CONSULTING GROUP, INC.
                                          By: __________________________________
                                          Title:

                                          HOLDERS:
                                          ______________________________________
                                          David S. Lipson

                                          TECHNOLOGY LEADERS II
                                          By: __________________________________
                                          Title:

                                          <*>SAFEGUARD</*> SCIENTIFICS, INC.
                                          By: __________________________________
                                          Title:

                                          WARRANT AND STOCK TRUST
                                          By: __________________________________
                                          Title:

                         REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                    ANNEX A

                                             HOLDER
                                     -----------------------

                                     David S. Lipson
                                     Technology Leaders II
                                     <*>Safeguard</*>
                                     Scientifics, Inc.
                                     Warrant and Stock Trust

                                                                      APPENDIX F

                            PBCL DISSENTERS' RIGHTS
                                  PENNSYLVANIA
                            BUSINESS CORPORATION LAW

    1930 DISSENTERS RIGHTS.--(a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

    (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

    (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                        SUBCHAPTER D. DISSENTERS RIGHTS

    1571 APPLICATION AND EFFECT OF SUBCHAPTER.--(a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    Section 1906(c) (relating to dissenters rights upon special treatment).

    Section 1930 (relating to dissenters rights).

    Section 1931(d) (relating to dissenters rights in share exchanges).

    Section 1932(c) (relating to dissenters rights in asset transfers).

    Section 1952(d) (relating to dissenters rights in division).

    Section 1962(c) (relating to dissenters rights in conversion).

    Section 2104(b) (relating to procedure).

    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

    Section 2325(b) (relating to minimum vote requirement).

    Section 2704(c) (relating to dissenters rights upon election).

    Section 2705(d) (relating to dissenters rights upon renewal of election).

    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

    Section 7104(b)(3) (relating to procedure).

    (b) Exceptions.--(1) Except as otherwise provided in paragraph (2) the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of Section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

        (i) listed on a national securities exchange; or

        (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

        (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

        (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

       (iii) Shares entitled to dissenters rights under Section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

    (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

    (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

        (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

        (2) a copy of this subchapter.

    (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

    (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

    (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

    1572 DEFINITIONS.--The following words and phrases when used in this subchapter shall have the meanings given to them in this Section unless the context clearly indicates otherwise:

    "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

    1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.--(a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

    1574 NOTICE OF INTENTION TO DISSENT.--If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

    1575 NOTICE TO DEMAND PAYMENT.--(a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

        (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

        (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

        (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

        (4) Be accompanied by a copy of this subchapter.

    (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

    1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.--(a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to Section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

    (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of Section 1577(a) (relating to failure to effectuate corporate action).

    (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

    1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.--(a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

    (b) Renewal of notice to demand payment.--When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of Section 1575 (relating to notice to demand payment), with like effect.

    (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this Section will be made. The remittance or notice shall be accompanied by:

        (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

        (2) A statement of the corporation's estimate of the fair value of the shares.

        (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

    (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subSection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

    1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.--(a) General rule--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by Section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

    (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subSection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

    1579 VALUATION PROCEEDINGS GENERALLY.--(a) General rule--Within 60 days after the latest of:

        (1) Effectuation of the proposed corporate action;

        (2) Timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

        (3) Timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares); if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

    (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

    (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subSection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

    1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.--(a) General rule.--The costs and expenses of any proceeding under Section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under Section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

    (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    FCG's bylaws provide that FCG will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. FCG is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, FCG expects to enter into indemnification agreements with each of its directors and executive officers.

    FCG has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, FCG's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, FCG's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to FCG and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a director's liability to FCG or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to FCG or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and FCG and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

    There is no pending litigation or proceeding involving a director or officer of FCG as to which indemnification is being sought, nor is FCG aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

    THE REGISTRANT HAS OBTAINED DIRECTORS' AND OFFICERS' LIABILITY INSURANCE THAT COVERS CERTAIN LIABILITIES, INCLUDING LIABILITIES TO THE REGISTRANT AND ITS STOCKHOLDERS.

    Pursuant to the merger agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of ISCG as of the date of the merger agreement for acts and omissions occurring prior to the effective time, as provided in the ISCG bylaws and as provided in any indemnification agreements between ISCG and said officers and directors shall survive the merger and shall be observed by FCG and the surviving corporation for a period of not less than six years from the effective time. The merger agreement also provides that from the effective time until the third anniversary of the date on which the merger becomes effective, the surviving corporation shall maintain in effect, for the benefit of the persons serving as directors and officers of ISCG as of the date of the merger agreement with respect to acts or omissions occurring prior to the effective time, the lesser of (i) the existing policy of directors' and officers' liability insurance maintained by ISCG as of the date of the merger agreement (the "existing policy") and (ii) the amount of coverage purchased by 150% of the amount of the last annual premium paid by ISCG prior to the date of the merger agreement for the existing policy; provided, however, that the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS

  EXHIBIT
  NUMBER     EXHIBIT
-----------  ------------------------------------------------------------------------------------------------------
    2.1.1    Agreement and Plan of Merger and Reorganization dated as of September 9, 1998, by and among First
               Consulting Group, Inc., a Delaware corporation ("FCG"), Foxtrot Acquisition Sub, Inc., a Delaware
               corporation and a wholly-owned subsidiary of FCG, and Integrated Systems Consulting Group, Inc., a
               Pennsylvania corporation ("ISCG") (incorporated by reference to Exhibit 99.1 of the Registrant's
               Current Report on Form 8-K filed on September 22, 1998. (the "First Form 8-K")) (See Appendix A to
               the joint proxy statement/ prospectus).

    2.1.2    First Amendment to Agreement and Plan of Merger and Reorganization dated as of November 11, 1998
               (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on
               November 12, 1998) (See Appendix A-1 to the joint proxy statement/prospectus).

    3.1      Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the
               Registrant's Form S-1 Registration Statement (No. 333-41121) originally filed on November 26, 1997
               (the "Form S-1")).

    3.2      Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1).

    4.1      Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form
               S-1).

    5.1*     Legal Opinion of Cooley Godward LLP.

    8.1      Tax Opinion of Cooley Godward LLP.

    8.2      Tax Opinion of Saul, Ewing, Remick & Saul LLP.

   10.1      1997 Equity Incentive Plan Certificate (incorporated by reference to Exhibit 10.1 to the Registrant's
               Form S-1).

   10.1.1    Form of Incentive Stock Option between the Registrant and its employees, directors, and consultants
               (incorporated by reference to Exhibit 10.1.1 to the Registrant's Form S-1).

   10.1.2    Form of Non-Statutory Stock Option between the Registrant and its employees, directors, and consultants (incorporated by reference to Exhibit 10.1.2 to the Registrant's Form S-1).

   10.1.3    Form of Non-Statutory Stock Option (United Kingdom) between the Registrant and its United Kingdom resident employees, directors, and consultants (incorporated by reference to Exhibit 10.1.3 to the
               Registrant's Form S-1).

   10.1.4    Form of 1997 Equity Incentive Plan Notice of Exercise between the Registrant and its employees, directors, and consultants (incorporated by reference to Exhibit 10.1.4 to the Registrant's Form
               S-1).

   10.2      1997 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.2 to the
               Registrant's Form S-1).

   10.2.1    Form of Non-Statutory Stock Option (Initial Option-Continuing Non-Employee Directors) between the
               Registrant its continuing non-employee directors (incorporated by reference to Exhibit 10.2.1 to the
               Registrant's Form S-1).

  EXHIBIT
  NUMBER     EXHIBIT
-----------  ------------------------------------------------------------------------------------------------------
   10.2.2    Form of Non-Statutory Stock Option (Initial Option-New Non-Employee Directors) between the Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.2 to the Registrant's Form
               S-1).

   10.2.3    Form of Non-Statutory Stock Option (Annual Option) between the Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.3 to the Registrant's Form S-1).

   10.2.4    Form of 1997 Non-Employee Directors' Stock Option Plan Notice of Exercise between the Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.4 to the Registrant's Form
               S-1).

   10.3      1994 Restricted Stock Plan, as amended (incorporated by reference to Exhibit 10.3 to the Registrant's
               Form S-1).

   10.3.1    Form of Amended and Restated Restricted Stock Agreement between the Registrant and its executive officers (incorporated by reference to Exhibit 10.3.1 to the Registrant's Form S-1).

   10.3.2    Form of Loan and Pledge Agreement between the Registrant and its vice presidents (incorporated by reference to Exhibit 10.3.2 to the Registrant's Form S-1).

   10.3.3    Form of Secured Promissory Note (Non-Recourse) between the Registrant and its vice presidents
               (incorporated by reference to Exhibit 10.3.3 to the Registrant's Form S-1).

   10.4      Second Amended and Restated Associate 401(k) and Stock Ownership Plan (incorporated by reference to
               Exhibit 10.4 to the Registrant's Form S-1).

   10.5      First Amendment to the Second Amended and Restated Associate 401(k) and Stock Ownership Plan
               (incorporated by reference to Exhibit 10.5 to the Registrant's Form S-1).

   10.6      1997 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.6 to the
               Registrant's Form S-1).

   10.6.1    Form of Restricted Stock Agreement between the Registrant and its non-employee directors (incorporated by reference to Exhibit 10.6.1 to the Registrant's Form S-1).

   10.7      Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.7 to the Registrant's
               Form S-1).

   10.8      Form of Indemnity Agreement between the Registrant and its directors and executive officers
               (incorporated by reference to Exhibit 10.8 to the Registrant's Form S-1).

   10.9      Lease, dated as of October 3, 1996, between the Registrant and Landmark Square Associates, L.P. for
               the Registrant's principal executive offices in Long Beach, CA (incorporated by reference to Exhibit
               10.9 to the Registrant's Form S-1).

   10.10     Credit Agreement between the Registrant and Wells Fargo Bank, dated December 18, 1997 (incorporated by reference to Exhibit 10.10 to the Registrant's Form S-1).

   11.1      Statement of Computation of Earnings (Loss) per Share for ISCG (1).

   11.2      Statement of Computation of Earnings (Loss) per Share for FCG (2).

   21.1      Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's Form
               S-1).

   23.1*     Consent of Grant Thornton LLP.

   23.2      Consent of KPMG Peat Marwick LLP.

  EXHIBIT
  NUMBER     EXHIBIT
-----------  ------------------------------------------------------------------------------------------------------
   23.3*     Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).

   23.4*     Consent of Saul, Ewing, Remick & Saul LLP (See Exhibit 8.2).

   24.1*     Power of Attorney.

   99.1      Form of ISCG Voting Agreement (incorporated by reference to Exhibit 99.2 of the Registrant's First
               Form 8-K).

   99.2      Form of FCG Voting Agreement (incorporated by reference to Exhibit 99.3 of the Registrant's First Form
               8-K).

   99.3      Form of ISCG Affiliate Agreement (incorporated by reference to Exhibit 99.4 of the Registrant's First
               Form 8-K) (See Appendix D-1 of the joint proxy statement/prospectus).

   99.4      Form of FCG Affiliate Agreement (incorporated by reference to Exhibit 99.5 of the Registrant's First
               Form 8-K) (See Appendix D-2 of the joint proxy statement/prospectus).

   99.5      Registration Rights Agreement (See Appendix E of the joint proxy statement/prospectus).

   99.6*     Form of FCG proxy card.

   99.7*     Form of ISCG proxy card.

   99.8*     Consent of Hambrecht & Quist LLC.

   99.9*     Consent of Robert W. Baird & Co. Incorporated.

------------------------

 *  Previously filed.

(1) Incorporated by reference to Exhibit 11 of ISCG's Annual Report on Form 10-K for the year ended December 31, 1997 and Exhibit 11.1 of ISCG's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1998.

(2) Incorporated by reference to Exhibit 11.1 of the Registrant's Form S-1 and
    Exhibit 11.1 of the Registrant's Quarterly Report on Form 10-Q for the nine-period ended September 30, 1998.

    (b) FINANCIAL STATEMENT SCHEDULES


    All schedules relating to FCG have been omitted because they are not applicable or not required or the information required to be set forth therein is included in the Financial Statements of FCG included elsewhere in the joint proxy statement/prospectus.

    The following financial statements schedule of ISCG for the years ended December 31, 1997, 1996 and 1995 is filed as part of this registration statement:

                                                                     SCHEDULE II

INTEGRATED SYSTEMS CONSULTING GROUP, INC.

Valuation and Qualifying Accounts

                                                            COLUMN C
                                                    ------------------------
                                         COLUMN B          ADDITIONS                        COLUMN E
                                        ----------  ------------------------               ----------
 FOR THE YEAR          COLUMN A         BALANCE AT  CHARGED TO   CHARGED TO    COLUMN D    BALANCE AT
ENDED DECEMBER   ---------------------  BEGINNING    COST AND       OTHER     -----------    END OF
      31              DESCRIPTION       OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS     PERIOD
---------------  ---------------------  ----------  -----------  -----------  -----------  ----------
        1997     Billing adjustments
                 and uncollectible
                 amounts                $  196,000   $  64,000    $  84,000(1)  $ (32,000) $  312,000
        1996     Billing adjustments
                 and uncollectible
                 amounts                   200,000      --           23,000(1)    (27,000)    196,000
        1995     Billing adjustments
                 and uncollectible
                 amounts                   100,000      41,000       59,000(1)     --         200,000

------------------------

(1) Charged against revenue.

    Schedules relating to ISCG other than that listed above have been omitted since they are either not required, not applicable, or because the information required is included in the financial statements or the notes thereto.

    (c) ITEM 4(B) REPORTS

        See Appendices B-1 and B-2 to the joint proxy statement/prospectus.

ITEM 22. UNDERTAKINGS.

    (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (2) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the amended and restated certificate of incorporation and the bylaws of the Registrant and the Delaware General Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) (A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


        (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, First Consulting Group, Inc. has duly caused this amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, County of Los Angeles, State of California on the 17th day of November, 1998.


                                By:            /s/ LUTHER J. NUSSBAUM
                                     ------------------------------------------
                                                Luther J. Nussbaum,
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the require of the Securities Act of 1933, as amended, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ LUTHER J. NUSSBAUM      Chief Executive Officer
------------------------------    and Director (Principal    November 17, 1998
      Luther J. Nussbaum          Executive Officer)

              *
------------------------------  Chairman and Director        November 17, 1998
        James A. Reep

                                Chief Financial Officer
              *                   and Vice President
------------------------------    (Principal Financial and   November 17, 1998
        Thomas A. Reep            Accounting Officer)

              *
------------------------------  Director                     November 17, 1998
         Steven Heck

              *
------------------------------  Director                     November 17, 1998
        Steven Lazarus

              *
------------------------------  Director                     November 17, 1998
      Stanley R. Nelson

              *
------------------------------  Director                     November 17, 1998
       Stephen E. Olson

              *
------------------------------  Director                     November 17, 1998
       Scott S. Parker

              *
------------------------------  Director                     November 17, 1998
        Jack O. Vance

*               /s/ LUTHER J. NUSSBAUM
           -------------------------------
                 Luther J. Nussbaum,
                   ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

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
  EXHIBIT
  NUMBER                                                EXHIBIT
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
    2.1.1    Agreement and Plan of Merger and Reorganization dated as of September 9, 1998, by and among
               First Consulting Group, Inc., a Delaware corporation ("FCG"), Foxtrot Acquisition Sub,
               Inc., a Delaware corporation and a wholly-owned subsidiary of FCG, and Integrated Systems
               Consulting Group, Inc., a Pennsylvania corporation ("ISCG") (incorporated by reference to
               Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on September 22, 1998.
               (the "First Form 8-K")) (See Appendix A to the joint proxy statement/prospectus).

    2.1.2    First Amendment to Agreement and Plan of Merger and Reorganization dated as of November 11,
               1998 (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form
               8-K filed on November 12, 1998) (See Appendix A-1 to the joint proxy statement/prospectus).

    3.1      Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (No. 333-41121) originally filed on
               November 26, 1997 (the "Form S-1")).

    3.2      Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form
               S-1).

    4.1      Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the
               Registrant's Form S-1).

    5.1*     Legal Opinion of Cooley Godward LLP.

    8.1      Tax Opinion of Cooley Godward LLP.

    8.2      Tax Opinion of Saul, Ewing, Remick & Saul LLP.

   10.1      1997 Equity Incentive Plan Certificate (incorporated by reference to Exhibit 10.1 to the
               Registrant's Form S-1).

   10.1.1    Form of Incentive Stock Option between the Registrant and its employees, directors, and consultants (incorporated by reference to Exhibit 10.1.1 to the Registrant's Form S-1).

   10.1.2    Form of Non-Statutory Stock Option between the Registrant and its employees, directors, and consultants (incorporated by reference to Exhibit 10.1.2 to the Registrant's Form S-1).

   10.1.3    Form of Non-Statutory Stock Option (United Kingdom) between the Registrant and its United
               Kingdom resident employees, directors, and consultants (incorporated by reference to
               Exhibit 10.1.3 to the Registrant's Form S-1).

   10.1.4    Form of 1997 Equity Incentive Plan Notice of Exercise between the Registrant and its employees, directors, and consultants (incorporated by reference to Exhibit 10.1.4 to the
               Registrant's Form S-1).

   10.2      1997 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Form S-1).

   10.2.1    Form of Non-Statutory Stock Option (Initial Option-Continuing Non-Employee Directors) between the Registrant its continuing non-employee directors (incorporated by reference to Exhibit
               10.2.1 to the Registrant's Form S-1).

   10.2.2    Form of Non-Statutory Stock Option (Initial Option-New Non-Employee Directors) between the
               Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.2 to the Registrant's Form S-1).

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
  EXHIBIT
  NUMBER                                                EXHIBIT
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
   10.2.3    Form of Non-Statutory Stock Option (Annual Option) between the Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.3 to the Registrant's
               Form S-1).

   10.2.4    Form of 1997 Non-Employee Directors' Stock Option Plan Notice of Exercise between the
               Registrant and its non-employee directors (incorporated by reference to Exhibit 10.2.4 to the Registrant's Form S-1).

   10.3      1994 Restricted Stock Plan, as amended (incorporated by reference to Exhibit 10.3 to the
               Registrant's Form S-1).

   10.3.1    Form of Amended and Restated Restricted Stock Agreement between the Registrant and its executive officers (incorporated by reference to Exhibit 10.3.1 to the Registrant's Form
               S-1).

   10.3.2    Form of Loan and Pledge Agreement between the Registrant and its vice presidents
               (incorporated by reference to Exhibit 10.3.2 to the Registrant's Form S-1).

   10.3.3    Form of Secured Promissory Note (Non-Recourse) between the Registrant and its vice presidents
               (incorporated by reference to Exhibit 10.3.3 to the Registrant's Form S-1).

   10.4      Second Amended and Restated Associate 401(k) and Stock Ownership Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Form S-1).

   10.5      First Amendment to the Second Amended and Restated Associate 401(k) and Stock Ownership Plan
               (incorporated by reference to Exhibit 10.5 to the Registrant's Form S-1).

   10.6      1997 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1).

   10.6.1    Form of Restricted Stock Agreement between the Registrant and its non-employee directors
               (incorporated by reference to Exhibit 10.6.1 to the Registrant's Form S-1).

   10.7      Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.7 to the
               Registrant's Form S-1).

   10.8      Form of Indemnity Agreement between the Registrant and its directors and executive officers
               (incorporated by reference to Exhibit 10.8 to the Registrant's Form S-1).

   10.9      Lease, dated as of October 3, 1996, between the Registrant and Landmark Square Associates,
               L.P. for the Registrant's principal executive offices in Long Beach, CA (incorporated by reference to Exhibit 10.9 to the Registrant's Form S-1).

   10.10     Credit Agreement between the Registrant and Wells Fargo Bank, dated December 18, 1997
               (incorporated by reference to Exhibit 10.10 to the Registrant's Form S-1).

   11.1      Statement of Computation of Earnings (Loss) per Share for ISCG (1).

   11.2      Statement of Computation of Earnings (Loss) per Share for FCG (2).

   21.1      Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's
               Form S-1).

   23.1*     Consent of Grant Thornton LLP.

   23.2      Consent of KPMG Peat Marwick LLP.

   23.3*     Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).

   23.4*     Consent of Saul, Ewing, Remick & Saul LLP (See Exhibit 8.2).

   24.1*     Power of Attorney.

   99.1      Form of ISCG Voting Agreement (incorporated by reference to Exhibit 99.2 of the Registrant's
               First Form 8-K).
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

  EXHIBIT
  NUMBER                                                EXHIBIT
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
   99.2      Form of FCG Voting Agreement (incorporated by reference to Exhibit 99.3 of the Registrant's
               First Form 8-K).

   99.3      Form of ISCG Affiliate Agreement (incorporated by reference to Exhibit 99.4 of the
               Registrant's First Form 8-K.) (See Appendix D-1 of the joint proxy statement/ prospectus).

   99.4      Form of FCG Affiliate Agreement (incorporated by reference to Exhibit 99.5 of the
               Registrant's First Form 8-K.) (See Appendix D-2 of the joint proxy statement/ prospectus).

   99.5      Registration Rights Agreement (See Appendix E of the joint proxy statement/ prospectus).

   99.6*     Form of FCG proxy card.

   99.7*     Form of ISCG proxy card.

   99.8*     Consent of Hambrecht & Quist LLC.

   99.9*     Consent of Robert W. Baird & Co. Incorporated.

------------------------

 *  Previously filed.

(1) Incorporated by reference to Exhibit 11 of ISCG's Annual Report on Form 10-K for the year ended December 31, 1997 and Exhibit 11.1 of ISCG's Quarterly Report on Form 10-Q for the six- month period ended June 30, 1998.

(2) Incorporated by reference to Exhibit 11.1 of the Registrant's Form S-1 and
    Exhibit 11.1 of the Registrant's Quarterly Report on Form 10-Q for the six-month period ended June 30, 1998.